As filed with the Securities and Exchange Commission on _____________, 2009

REGISTRATION NO. [Insert Number]__________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTIN:FUND, LIMITED PARTNERSHIP
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	6799 (Primary Standard Industrial Classification Code Number)	80-0438306 (I.R.S. Employer Identification No.)

c/o Altin Holdings, LLC
805 Oakwood Drive, Suite 125, Rochester, MI 48307; (248) 413-6100
(Address, Including Zip Code and Telephone Number, Including Area Code, of
Registrant's Principal Executive Offices)

Sebastian Lucido, President
Altin Holdings, LLC
805 Oakwood Drive, Suite 125, Rochester, MI 48307; (248) 413-6100
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:

Linda Paullin-Hebden, Esq. Warner Norcross & Judd LLP 2000 Town Center, Suite 2700 Southfield, MI 48075 (248) 784-5159	Jennifer M. Dudley, Esq. Warner Norcross & Judd LLP 2000 Town Center, Suite 2700 Southfield, MI 48075 (248) 784-5136

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [  ]          Accelerated filer [  ]          Non-accelerated filer [  ]           Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Limited Partnership Units, consisting of Class A Units, Class B Units, Class C Units, Class D Units and Class E Units	$440,000,000	$24,552
_________________________
(1)	Calculated pursuant to Rule 457(o).

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

i

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated __________, 2009

ALTIN:FUND, LIMITED PARTNERSHIP

$100,000,000 LIMITED PARTNERSHIP INTERESTS (CLASS A UNITS)
$100,000,000 LIMITED PARTNERSHIP INTERESTS (CLASS B UNITS)
$100,000,000 LIMITED PARTNERSHIP INTERESTS (CLASS C UNITS)
$100,000,000 LIMITED PARTNERSHIP INTERESTS (CLASS D UNITS)
$40,000,000 LIMITED PARTNERSHIP INTERESTS (CLASS E UNITS)

THE OFFERING

          Altin:Fund, Limited Partnership, which is referred to in this prospectus as Altin:Fund, is a multi-advisor commodity pool organized to engage in trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts, by implementing the trading methods of the independent commodity trading advisors engaged by Altin Holdings, LLC, Altin:Fund's general partner, on behalf of Altin:Fund or by investing directly into private funds engaged in similar trading. The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies or physical commodities, such as agricultural products, energy products or metals. Altin:Fund is not registered as a mutual fund under the Investment Company Act of 1940 and will not commence operations until this registration statement is effective.

          The offering consists of five classes of limited partnership units: class A units, class B units, class C units, class D units and class E units. Each class is being separately offered and will have different fee arrangements, depending on the class in which an investor invests.

          The selling agents will offer the units at a price of $1,000 per unit during the initial offering period, and, thereafter, at a price equal to the net asset value per unit of each of the units at the start of business on the closing date (the first business day of each month). We anticipate that the initial offering period will end and the units will begin trading on the initial closing date with a net asset value of $1,000 per unit.

          The selling agents are not required to sell any specific quantity or dollar amount of units, but have agreed to use their best efforts to sell the units offered. Subscriptions approved for investment will be effective as of each closing date and, once transferred from the escrow account, will be held in Altin:Fund's custodial account until invested. The offering is contingent on a minimum investment of $25,000,000 to break escrow and commence trading operations. If the minimum is reached, the offering is expected to continue until all registered units are sold. The general partner may, however, in its discretion, suspend or terminate the offering at any time, or it may elect to register and offer additional units.

The Risks

          Before you decide whether to invest, you should read this entire prospectus carefully and consider the "Risk Factors" beginning on page 15.
•	An investment in Altin:Fund is speculative and leveraged; as a result of this leverage, small movements in the price of a commodity interest may cause you to incur significant losses
•

Performance can be volatile; rapid and substantial fluctuations in commodity interest prices could cause Altin:Fund's trading position to suddenly turn unprofitable and cause you to lose all or substantially all of your investment in Altin:Fund

•	Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Altin:Fund therefore bears the risk that, on every trade, it will incur a loss
•	Altin:Fund's use of multiple trading advisors may result in Altin:Fund taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings
•	Altin:Fund is a newly formed limited partnership with no operating or performance history

•	No secondary market exists for the units
•	Altin:Fund pays substantial fees and expenses, including fees paid to its trading advisors, that must be offset by trading profits and interest income
•	You will have no right to participate in the management of Altin:Fund
•

You should rely only on the information contained in this prospectus or incorporated by reference which legally forms a part of this prospectus. We have not authorized anyone to provide you with information that is different

•	There is no guarantee that the information in this prospectus is correct as of any time after the date appearing on the cover
•	The selling agents of Altin:Fund must deliver any supplemented or amended prospectus issued by Altin:Fund
•

You should not invest more than 10% of your "liquid" net worth (exclusive of home, furnishings and automobiles in the case of individuals; or readily marketable securities in the case of entities) in any unit of Altin:Fund, or in Altin:Fund as a whole

          There is a minimum investment required to invest in Altin:Fund units; $10,000 for class A units, class C units and class E units, $100,000 for class B units and $5,000,000 for class D units. Any minimum initial investment amount requirements may be waived in the sole discretion of the general partner.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

          This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both parts contain important information.

The date of this prospectus is __________, 2009

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A POOLED INVESTMENT VEHICLE. IN SO DOING, YOU SHOULD BE AWARE THAT ALTIN:FUND ENTERS INTO TRANSACTIONS THAT ARE NOT TRADED ON AN EXCHANGE, AND THE FUNDS ALTIN:FUND INVESTS IN THOSE TRANSACTIONS MAY NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTIONS CONTRACTS. IF THE COUNTERPARTY BECOMES INSOLVENT AND ALTIN:FUND HAS A CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY, ALTIN:FUND'S CLAIM MAY NOT RECEIVE A PRIORITY. WITHOUT A PRIORITY, ALTIN:FUND IS A GENERAL CREDITOR AND ITS CLAIM WILL BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN FUNDS OF ALTIN:FUND THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN OPERATING FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF OTHER GENERAL AND PRIORIOTY CREDITORS.

          FOREX TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF ALTIN:FUND AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN ALTIN:FUND. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN ALTIN:FUND.

          YOU SHOULD ALSO BE AWARE THAT ALTIN:FUND MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO ALTIN:FUND AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR ALTIN:FUND MAY BE EFFECTED.

          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED ALTIN:FUND AT "FEES AND EXPENSES PAID BY ALTIN:FUND" BEGINNING ON PAGE 121 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT "BREAK-EVEN ANALYSIS FOR EACH CLASS OF UNITS" ON PAGE 3.

          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ALTIN:FUND. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ALTIN:FUND, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 15.

          NATIONAL FUTURES ASSOCIATION HAS NEITHER PASSED UPON THE MERITS OF PARTICIPATING IN ALTIN:FUND NOR THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

          ALTIN:FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

          A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN THE SUB-

SCRIPTION AGREEMENT ATTACHED TO THIS PROSPECTUS AS APPENDIX C. YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN ALTIN:FUND.

          Until _____, 2009 (90 days after the date of this prospectus), all selling agents effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of the selling agents to deliver a prospectus when acting as underwriters.

ALTIN HOLDINGS, LLC
GENERAL PARTNER
805 OAKWOOD DRIVE, SUITE 125
ROCHESTER, MI 48307
(248) 413-6100

v

REGULATORY NOTICES

          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVE BEEN AUTHORIZED BY ALTIN:FUND, THE GENERAL PARTNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

          THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

          THE BOOKS AND RECORDS OF ALTIN:FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 805 OAKWOOD DRIVE, SUITE 125, ROCHESTER, MICHIGAN 48307. LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE CFTC AND THE NFA MAY REQUIRE BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO ALTIN:FUND AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN NINETY (90) DAYS AFTER THE CLOSE OF EACH OF ALTIN:FUND'S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE UNITS NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS' ANNUAL FEDERAL INCOME TAX RETURNS.

          THE DIVISION OF INVESTMENT MANAGEMENT OF THE SEC REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: "ALTIN:FUND, LIMITED PARTNERSHIP IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

          AFTER ANY OF ALTIN:FUND'S CLASSES OF UNITS BEGINS TRADING, THIS PROSPECTUS MUST BE ACCOMPANIED BY A RECENT MONTHLY REPORT OF ALTIN:FUND.

TABLE OF CONTENTS
CALCULATION OF REGISTRATION FEE	i

THE OFFERING	ii

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT	iv

REGULATORY NOTICES	vi

SUMMARY OF THE PROSPECTUS	1

RISK FACTORS	15

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	34

USE OF PROCEEDS	35

ALTIN:FUND	36

THE GENERAL PARTNER	37

TRADING POLICIES	41

DESCRIPTION OF LIMITED PARTNERSHIP AGREEMENT	42

FUND'S TRADING ADVISORS	47

ALTIN:FUND'S TRADING ADVISORS	49

ALTIN:FUND'S INVESTMENT IN OUTSIDE FUNDS	61

PERFORMANCE OF ALTIN:PRIVATE FUND	74

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.	75

PERFORMANCE OF FALL RIVER CAPITAL, LLC	99

PERFORMANCE OF FORECAST TRADING GROUP, LLC	107

PERFORMANCE OF ROSETTA CAPITAL MANAGEMENT, LLC	109

PERFORMANCE OF SANDRIDGE CELL	111

PERFORMANCE OF TRANSTREND CELL	112

PERFORMANCE OF WINTON CELL	113

PERFORMANCE OF KROM RIVER CELL	114

PERFORMANCE OF QUANTMETRICS CELL	115

CLEARING BROKERS	116

CONFLICTS OF INTERESTS	118

FUND EXPENSES	121

LITIGATION	127

THE OFFERING	130

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	132

INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS	137

PLAN OF DISTRIBUTION	139

PRIVACY POLICY	143

LEGAL MATTERS	144

ADDITIONAL INFORMATION	145

EXPERTS	146

STATEMENT OF ADDITIONAL INFORMATION	SAI-1

SUMMARY OF THE PROSPECTUS

          This summary of certain provisions of this prospectus is intended for quick reference only and is not intended to represent a complete statement of the rest of this prospectus. The remainder of this prospectus contains more detailed information; you should read the entire prospectus and all exhibits to this prospectus, including the statement of additional information, before deciding to invest in the units. This prospectus is intended to be used beginning __________, 2009.

Altin:Fund

          Altin:Fund, Limited Partnership ("Altin:Fund"), was formed as a Delaware limited partnership in April 2009, pursuant to the terms of the limited partnership agreement. Altin:Fund has not yet commenced trading operations. Altin:Fund intends to engage in trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of Altin:Fund or by investing directly into private funds engaged in similar trading. The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. Altin:Fund's general partner is Altin Holdings, LLC, a Michigan limited liability company, whose President is Sebastian Lucido.

          Altin:Fund's main office is located at 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307, and its telephone number is (248) 413-6100.

The Offered Units

          Altin:Fund's limited partnership units are being offered in five separate and distinct classes: class A units, class B units, class C units, class D units and class E units. Altin:Fund may issue future classes of limited partnership units, the details of which may be set forth in future editions of this prospectus.

          The class E units will automatically convert to class C units on the 12 month anniversary of the date the investment was accepted by Altin:Fund.

          Proceeds from sales of the offered units will be invested through commodity trading advisors retained by the general partner and in investment platforms selected by the general partner. Each of the trading advisors employs discretionary and technical/trend-following trading strategies through proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the allocations among the trading advisors are subject to change.

          Each class of units has a minimum investment requirement, which may be waived by the general partner in its sole discretion. From and after the initial closing date, units will be sold in fractions calculated to three decimal places.

Class A Units

          The class A units will initially be offered to any investor who meets the minimum suitability qualifications set forth in the subscription agreement. The minimum initial investment in class A units will be $10,000. Selling agents selling class A units will receive an upfront sales commission of 3% of the purchase price of the unit or units sold by such selling agent. In addition, each selling agent who sells class A units will receive ongoing compensation for continuing administrative services at an annual rate of 2% of the month-end net asset value of the unit or units sold by such selling agent beginning in the 13th month after the initial sale date for the units. Finally, the class A units will also pay the general partner a monthly management fee of 0.08333% (1% annually) of the net asset value of the class and a monthly incentive allocation of 10% (paid quarterly) of the net trading profits of the class.

Class B Units

          The class B units will initially be offered to any investor who meets the minimum suitability qualifications set forth in the subscription agreement. The minimum initial investment in class B units will be $100,000. Selling agents selling class B units will receive an upfront sales commission of 1% of the purchase price of the unit or units sold by such selling agent. In addition, each selling agent who sells class B units will receive ongoing compensation for continuing administrative services at an annual rate of 1% of the month-end net asset value of the unit or units sold by such selling agent during the first year after the sale date, and at an annual rate of 2% of the month-end net asset value of the unit or units sold by such selling agent beginning in the 13th month after the initial sale date for the units. Finally, the class B units will also pay the general partner a monthly management fee of 0.08333% (1% annually) of the net asset value of the class and a monthly incentive allocation of 10% (paid quarterly) of the net trading profits of the class.

Class C Units

          The class C units will initially be offered to any investor who meets the minimum suitability qualifications set forth in the subscription agreement. The minimum initial investment in class C units will be $10,000. There will be no upfront sales commission or ongoing compensation for continuing administrative services paid for sales of class C units. Finally, the class C units will also pay the general partner a monthly management fee of 0.08333% (1% annually) of the net asset value of the class and a monthly incentive allocation of 10% (paid quarterly) of the net trading profits of the class.

Class D Units

          The class D units will initially be offered to any investor who meets the minimum suitability qualifications set forth in the subscription agreement. The minimum initial investment in class D units will be $5,000,000. There will be no upfront sales commission or ongoing compensation for continuing administrative services paid on sales of the class D units. Finally, the class D units will also pay the general partner a monthly management fee of 0.041667% (0.5% annually) of the net asset value of the class and a monthly incentive allocation of 10% (paid quarterly) of the net trading profits of the class.

Class E Units

          The class E units will be offered only to investors during initial offering period. The minimum initial investment in class E units will be $10,000. There will be no upfront sales commission or ongoing compensation for continuing administrative services paid for sales of class E units. The class E units will also pay the general partner a monthly incentive allocation of 10% (paid quarterly) of the net trading profits of the class; class E units will not pay the general partner a monthly management fee. Finally, the class E units are subject to automatic conversion to class C units on the 12 month anniversary of the date the investment was accepted by Altin:Fund.

Trading Advisors and Investment Platforms for Units

          Each of Clarke Capital Management, Inc., Fall River Capital, LLC, Rosetta Capital Management, LLC and Forecast Trading Group, LLC will serve as Altin:Fund's commodity trading advisors with respect to each of the class A units, class B units, class C units, class D units and class E units. In addition, the general partner will invest certain of each class of units' assets in various funds set up by AlphaMosaic US, LLC. Currently, the general partner intends to invest in the following investment platforms of AlphaMosaic US, LLC: The Sandridge Cell, The Transtrend Cell, The Winton Capital Cell, The Krom River Cell and The Quantmetrics Cell. The general partner reserves the right, in its sole discretion, to change, add or terminate trading advisors and investment platforms from time to time.

Break-Even Analysis for Each Class of Units

          The break-even analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break-even analysis is an approximation only.
	Class A Units	Class B Units	Class C Units	Class D Units	Class E Units
Minimum investment amount(1)	$10,000.00	$100,000.00	$10,000.00	$5,000,000.00	$10,000.00
Assumed initial selling price per unit(1)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Selling agent compensation(2)	$300.00	$2,000.00	$0	$0	$0
Wholesaling and marketing fee(3)	$100.00	$1,000.00	$100.00	$25,000.00	$100.00
Trading advisors' management fee(4)	$180.00	$1,800.00	$180.00	$90,000.00	$180.00
Trading advisors' incentive fees on trading profits(5)	$205.10	$1,485.10	$130.10	$35,035.10	$105.10
General partner's management fee(6)	$100.00	$1,000.00	$100.00	$25,000.00	$0
General partner's incentive allocation on trading profits(7)	$0	$0	$0	$0	$0
Brokerage charge(8)	$120.00	$1,200.00	$120.00	$60,000.00	$120.00
Operating expenses(9)	$140.40	$140.40	$140.40	$140.40	$140.40
Offering expenses(10)	$0	$0	$0	$0	$0
Interest income(11)	($225.00)	($2,250.00)	($225.00)	($112,500.00)	($225.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$920.50	$6,375.50	$545.50	$122,675.50	$420.50
Percentage of initial selling price per unit	9.21%	6.38%	5.46%	2.45%	4.21%
_____________________
(1)

Calculated pursuant to The minimum investment required to invest in the class A units, class C units and class E units is $10,000; the minimum investment required to invest in the class B units is $100,000, and the minimum investment required to invest in the class D units is $5,000,000. Investors will initially purchase the units at $1,000 per unit. After the commencement of trading, the units will be purchased at Altin:Fund's net asset value per unit at the start of business on first business day of the month.

(2)

Except as set forth in these explanatory notes, the illustration is predicated on the specific rates or fees contracted by Altin:Fund with the general partner, selling agents, trading advisors, investment platforms and the FCMs, as described in "Fund Expenses". Selling agents for class A units will receive an upfront commission of 3% of the purchase price of the unit or units sold by that selling agent. Selling agents for class B units will receive an upfront commission of 1% of the purchase price of the unit or units sold by that selling agent and an ongoing compensation payment paid monthly for administrative services provided by the selling agent of 1% of the net asset value of the unit or units sold by that selling agent during the first year after the sale date. Selling agents for class C units, class D units and class E units will receive no upfront commission.

(3)

The general partner will receive a wholesaling and marketing fee from Altin:Fund, payable monthly. If a third-party wholesaler is used to sell the units, the fee (or portion of the fee, as applicable) will be paid to the third-party wholesaler. If no third-party wholesaler is involved in the sale of units, the fee will be used by the general partner for marketing Altin:Fund. The wholesaling and marketing fee for class A units, class B units, class C units and class E units will be 0.08333% (1% annually) of the net asset value of the unit or units sold. The wholesaling and marketing fee for class D units will be 0.041667% (0.5% annually) of the net asset value of the unit or units sold.

(4)

Reflects a 2% annual management fee (assuming 90% of Altin:Fund assets are available for investment) payable to Clarke Capital Management, Inc., Fall River Capital, LLC, Rosetta Capital Management, LLC and Forecast Trading Group, LLC and to the trading advisor for each of the investment platform cells in which Altin:Fund intends to invest. Some trading advisors may charge annual management fees of less than 2%. In that event, the total management fees of all trading advisors will be less than 2%. Actual fees are calculated monthly on the basis of each trading advisor's allocated net assets.

(5)

Reflects incentive fees payable to Clarke Capital Management, Inc., Fall River Capital, LLC, Rosetta Capital Management, LLC, and Forecast Trading Group, LLC, and to the trading advisor for each of the investment platform cells in which Altin:Fund intends to invest, assuming they each manage between 5% and 15% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual fees are calculated quarterly on the basis of each trading advisor's or investment platform's individual performance, not the overall performance of Altin:Fund or any class of units. Because incentive fees payable to these trading advisors or investment platforms are calculated on the basis of new trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Altin:Fund, these advisors would receive an incentive allocation before Altin:Fund has recouped all expenses and reaches the "break-even" level.

(6)

Altin:Fund's general partner will be paid a monthly management fee of 0.08333% (1% annually) of the net asset value of the class A units, class B units and class C units. Altin:Fund's general partner will be paid a monthly management fee of 0.041667% (0.5% annually) of the net asset value of the class D units. Altin:Fund's general partner will not be paid a monthly management fee on the class E units.

(7)

In the above example, no incentive allocation for the general partner is included in the calculation. The general partner also makes the trading decisions for Altin:Fund and receives a monthly incentive allocation, paid quarterly, based upon Altin:Fund's net trading profits. Net trading profits is net of all management fees, brokerage commissions and operating expenses and as such, the general partner does not receive an incentive allocation until Altin:Fund generates trading income sufficient to offset such expenses. Based on the above analysis, the general partner would need to earn more than $130,937.50 (after taking into consideration interest income) of gross trading income before it would be entitled to an incentive allocation.

(8)

Altin:Fund pays to the FCMs all clearing, execution and give-up, floor brokerage, exchange and NFA fees and any other transaction costs. The fees are payable monthly by Altin:Fund pro rata in accordance with the trading activities of each class of units. Bid-ask spreads on Altin:Fund forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads. The calculation assumes an average of 2,000 round turn trades per $1,000,000, or 1.2%.

(9)

Altin:Fund's actual accounting, auditing, legal and other operating expenses will be borne by Altin:Fund. These expenses are expected to amount to approximately 1.4% of Altin:Fund's average net assets per year. This amount is used for purposes of this break-even analysis.

(10)

Altin:Fund's organization and offering expenses are paid by the general partner and then reimbursed to the general partner from Altin:Fund. To pay this reimbursement, effective the initial closing date, each class of units is assessed an annual fee of 1% of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class. No amount has been included for purposes of this break-even analysis because no payment will be made until Altin:Fund's adjusted net assets are at least $50,000,000.

The general partner does not expect that any payment of organization and offering expenses will be made from Altin:Fund to the general partner during the first 12 months after commencement of operations.

(11)	Altin:Fund will earn interest on margin deposits with its FCM. Based on a current assumed interest rate of 2.5% per year, interest income is estimated on 90% of Altin:Fund's net assets.

Comparison of Class A Units, Class B Units, Class C Units, Class D Units and Class E Units

          The class A units, class B units, class C units, class D units and class E units are available to all investors who meet the minimum suitability requirements set forth in the subscription agreement. The class E units are only being offered during the initial offering period. The remaining differences among the five classes of units are financial in nature and are summarized in the chart below:
Class of Units	Minimum Initial Investment	Upfront Selling Agent Commission	Selling Agent Ongoing Compensation	Wholesaling and Marketing Fee	General Partner Management Fee	General Partner Incentive Allocation
Class A Units	$10,000	3% of purchase price of units sold	2% of net asset value of units sold, beginning in month 13 after sale date	1% of net asset value of units sold	1% of net asset value of class	10% of net trading profits of class
Class B Units	$100,000	1% of purchase price of units sold	1% of net asset value of units sold during first year after sale date; 2% of net asset value of units sold beginning in month 13 after sale date	1% of net asset value of units sold	1% of net asset value of class	10% of net trading profits of class
Class C Units	$10,000	None	None	1% of net asset value of units sold	1% of net asset value of class	10% of net trading profits of class
Class D Units	$5,000,000	None	None	0.5% of net asset value of units sold	0.5% of net asset value of class	10% of net trading profits of class
Class E Units	$10,000	None	None	1% of net asset value of units sold	None	10% of net trading profits of class

Initial Offering Period

          Subscriptions for the offered units may be submitted to Altin:Fund during an initial offering period for up to ninety (90) days, with an option to extend the initial offering period for an additional ninety (90) days, at the sole discretion of the general partner. Subscriptions may be accepted or rejected by the general partner in its sole discretion. We refer to this period as the initial offering period. Redemptions of the offered units will not be permitted during the initial offering period. A minimum of $25,000,000 aggregate amount of subscriptions must be received and accepted by Altin:Fund in order to end the initial offering period. If the minimum subscription amount is not received and accepted by Altin:Fund by the end of the initial offering period, all subscription funds will be returned to investors within thirty (30) days after termination of the offering, without interest.

Continuous Offering Period

          After the initial offering period, Altin:Fund will offer the offered units on a continuous basis and will continue to offer such units until the maximum amount of class A units, class B units, class C units and class D units, respectively, which are registered, are sold. We refer to this period as the continuous offering period. The general partner may terminate the continuous offering period at any time. Class E units will be offered only during the initial offering period.

Commodity Interests

          Altin:Fund trades in U.S. and international futures and forward contracts and other interests in commodities, including options contracts on futures, forwards and commodities, spot contracts and security futures contracts. The commodities underlying these contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. A brief description of Altin:Fund's main types of investments is set forth below.
•	A futures contract is a standardized contract traded on an exchange that calls for the future delivery of a specified quantity of a commodity at or before a specified date at a specified price.
•

A forward contract is an individually negotiated contract between principals, not traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

•

An option on a futures contract, forward contract or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.

•

A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.

•

A security futures contract is a futures contract on a single equity security or narrow-based stock index. Security futures contracts are relatively new financial instruments, having only begun trading in the United States in November 2002. Security futures contracts are exchange traded. A trading advisor generally may choose to trade security futures contracts for Altin:Fund's account if the trading advisor determines that the market for the particular contract is sufficiently liquid and that trading the contract is consistent with the trading advisor's trading program.

          For convenience and unless otherwise specified, futures contracts, forward contracts, options contracts and all other commodity interests collectively will be referred to as "commodity interests" in this prospectus.

          For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see the statement of additional information beginning on page SAI-1.

Plan of Distribution

          During the initial offering period, subscriptions for units may be submitted to Altin:Fund for up to ninety (90) days, and for up to an additional ninety (90) days, at the sole discretion of the general partner. Subscriptions may be accepted or rejected by the general partner in its sole discretion. The initial offering period closing date will be date on which the minimum investment amount of $25,000,000 is reached. Class E units will only be offered during the initial offering period.

          During the continuous offering period, you may buy units at the start of business on the first business day of the month following the month in which you submit your subscription agreement, each a closing date, by submitting a subscription at least two (2) business days before the applicable closing date, or at an earlier date if required by your selling agent or registered investment advisor. The number of units you receive will be based on the net asset value per unit of the applicable class of units at the start of business on the closing date. Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.

          The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within two (2) business days after receipt. The general partner will deposit your subscription funds in Altin:Fund's escrow account with [J.P. Morgan Chase] Bank. If the general partner accepts your subscription, your subscription funds will be moved from the escrow account to Altin:Fund's interest bearing custodial account with its FCM and will be available for investment on the next applicable closing date. A minimum of $25,000,000 aggregate subscription amount must be received and accepted before Altin:Fund can commence trading or before new investors' funds can be invested. If the minimum amount is not received during the initial offering period, the offering will be terminated and all subscription funds will be returned to investors within thirty (30) days after the termination of the offering, without interest. If the general partner does not accept your subscription, your subscription funds will be returned to you within thirty (30) days after the rejection date, without interest.

          The selling agents, which are the registered broker-dealers who are offering the units, will use their best efforts to sell units being offered, without any firm underwriting commitment. Class A units will pay an upfront sales commission of 3% of the purchase price of the unit or units sold and ongoing monthly compensation for administrative services of 2% of the net asset value of the unit or units sold beginning in the 13th month after the sale date. Class B units will pay an upfront sales commission of 1% of the purchase price of the unit or units sold and ongoing monthly compensation for administrative services of 1% of the net asset value of the unit or units sold during the first year after the sale date, and 2% of the net asset value of the unit or units sold beginning in the 13th month after the sale date. Class C units, class D units and class E units will not pay any sales commissions to the selling agents.

          Carefully read the prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney and discuss with your financial advisor any questions you have about Altin:Fund. Investors will be required to make the representations and warranties relating to their suitability to purchase the offered units in the subscription agreement and power of attorney. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Altin:Fund, Limited Partnership - Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to deduct your customer securities brokerage account in the amount of your subscription.

Suitability Requirements

          An investment in Altin:Fund is speculative and involves a high degree of risk. Altin:Fund is not suitable for all investors. The general partner offers Altin:Fund as a diversification opportunity for an investor's entire investment portfolio and therefore an investment in Altin:Fund should only represent a limited portion of an investor's overall portfolio.

          To invest in Altin:Fund, you must have at a minimum:
(1)	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
(2)	a net worth, similarly calculated, of at least $70,000 and an annual gross income of $70,000.

          A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in the subscription agreement. Please see the subscription agreement for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Altin:Fund. Employee benefit plans and individual retirement accounts are subject to special suitability requirements. See "Investment by ERISA and Other Plan Accounts" beginning on page 137. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Altin:Fund than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Altin:Fund.

Risk Factors You Should Consider Before Investing in Altin:Fund

          An investment in Altin:Fund is highly speculative and involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 15.
•	futures, forward and options trading is speculative, volatile and highly leveraged;
•	the trading advisors' programs may not perform for Altin:Fund as they have performed for other investors in the past;

•	Altin:Fund relies on its trading advisors for its success;
•	there is no guarantee that Altin:Fund will meet its intended objective; accordingly, you could lose a substantial portion, or even all, of your investment;
•	your annual tax liability is anticipated to exceed cash distributions to you;
•	substantial charges will be attributed to each of Altin:Fund's classes of units;
•	transfers are restricted; no trading market exists or is expected to exist for the units;
•	actual and potential conflicts of interest exist among the general partner and the trading advisors;
•	you will have limited voting rights and no control over Altin:Fund's business; and
•	unless the class of units in which you invest is successful - and we cannot assure you that it will be - it cannot serve as a beneficial diversification for your portfolio.

Investment Factors to Consider Before Investing in Altin:Fund

          Altin:Fund is an alternative investment fund managed by experienced, professional trading advisors that trade in a wide range of futures and other commodity interests contracts.

          The trading program that the trading advisors use for Altin:Fund will be comprised of a variety of proprietary trading strategies and systems.

          An investment in Altin:Fund may diversify a traditional securities portfolio. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and reduce the volatility of a portfolio. As a risk transfer activity, commodity interest trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that Altin:Fund will outperform other sectors of an investor's portfolio or not produce losses. Altin:Fund's profitability also depends on the success of the trading advisor's and investment platform's trading techniques. If Altin:Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

          Investors in Altin:Fund obtain the advantage of limited liability in highly leveraged trading.

The General Partner

          Altin Holdings, LLC, a Michigan limited liability company, is the general partner of Altin:Fund. The primary principal and president of the general partner is Sebastian Lucido. In August, 2009, the general partner entered into two unit purchase agreements with Equity 11, Ltd., pursuant to which Equity 11, Ltd. has the right to acquire up to a 30% interest in the common units of the general partner. The acquisition is contingent upon Equity 11, Ltd. conducting a full due diligence review of the general partner, which it is currently in the process of completing. In addition, the general partner may reject the subscription, in its sole discretion.

          The general partner has a board of managers, which will consist of 5 members. The initial members are Sebastian Lucido, Vincent Brennan, Jack Lucido and John Polizzi. Upon exercise of its right to acquire common units of the general partner, Equity 11, Ltd. will have the right to appoint the final member to the board of managers.

          Upon commencement of operations, Mr. Lucido will make all day-to-day investment allocation decisions for Altin:Fund and monitor the trading advisors' trading decisions on a daily basis. The general partner is also supported by several other staff members that are involved in processing limited partner redemptions, investor inquiries, day-to-day compliance and regulatory matters, and accounting administration. The general partner intends to contract with a third party administrator for Altin:Fund that will act as the administrator, registrar and paying agent of Altin:Fund, and will be responsible for (i) maintaining Altin:Fund's accounts, (ii) calculating Altin:Fund's net asset value, (iii) communicating with limited partners, (iv) processing subscriptions for new limited partners, and (v) processing limited partner redemptions.

          The general partner is registered as a commodity pool operator with the CFTC and has been a member of NFA since March 2006. The general partner will act as the commodity pool operator for Altin:Fund and will be responsible for allocating Altin:Fund's assets to the trading advisors or other investment platforms generally established as commodity pools. In November 2008, the general partner became a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended. The general partner is also the general partner for Altin:Private Fund, Limited Partnership, a Michigan limited partnership. The general partner provides many of the same services to Altin:Private Fund as it anticipates providing for Altin:Fund. For additional information on the general partner, please see page 37. To view the past performance of the general partner, please see page 74.

          The office of the general partner is located at 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307; telephone number (248) 413-6100; email: Sebastian@altinfund.com. The general partner's website address is www.altinfund.com. The information on this website is not a part of this prospectus. The books and records of the general partner and Altin:Fund will be kept and made available for inspection at the general partner's offices.

The Trading Advisors

          Altin:Fund plans to enter into agreements to trade through four independent professional commodity trading advisors: Clarke Capital Management, Inc.; Fall River Capital, LLC; Rosetta Capital Management, LLC; and Forecast Trading Group, LLC. Each of the trading advisors is registered as a commodity trading advisor under the CEA and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors, or add additional trading advisors, in accordance with the terms of the applicable advisory agreement, in its sole discretion. It is expected that the targeted allocations to these trading advisors will range from 10% to 15% each. This percentage will change from time to time. There are no limitations on how much each trading advisor can be allocated.

          Clarke Capital Management, Inc., is located at 116 W. Second Street, Hinsdale, Illinois 60521 and its telephone number is (630) 323-5913 and its facsimile number is (630) 323-5919. Fall River Capital, LLC, is located at 11740 North Port Washington Road, Mequon, Wisconsin 53092 and its telephone number is (262) 241-8020. Rosetta Capital Management, LLC, is located at 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603 and its telephone number is (312) 676-1050. Forecast Trading Group, LLC, is located at 926 Haverstraw Road, Suffern, New York 10901-2202 and its telephone number is (845) 362-3820, its facsimile number is (845) 362-3873 and its electronic e-mail address is info@forecasttrading.com.

          For additional information about the trading advisors, please see page 49. To view the past performance of these trading advisors, please see pages 75 to 110.

The Investment Platforms

          The general partner plans to invest some of Altin:Fund's assets in other investment platforms. The general partner plans to enter into agreements with AlphaMosaic US, LLC, a Delaware series limited liability company, to invest in five of its platforms: The Sandridge Cell, The Transtrend Cell, The Winton Capital Cell, The Krom River Cell and the Quantmetrics Cell. Each of the cells is managed by its own investment manager. It is expected that the targeted allocation to each of these investment funds will be between 5% and 15%. This percentage will change from time to time. There are no limitations to how much each investment platform may be allocated.

          For additional information about these investment funds, please see page 61. To view the past performance of each of these investment funds, please see pages 111 to 115.

The FCMs

          MF Global Inc. is registered under the CEA, as amended, as an FCM and a commodity pool operator, and is a member of the NFA in such capacities. In addition, MF Global, Inc. is registered with FINRA as a broker-dealer. MF Global, Inc. was formerly known as Man Financial Inc. until the change of name to MF Global Inc. was effected on July 19, 2007. MF Global Inc. is a member of all major U.S. futures exchanges and most major U.S. securities exchanges. MF Global Inc.'s main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MF Global Inc.'s telephone number at such location is (212) 589-6200.

          Newedge USA, LLC ("NUSA") and Newedge Alternative Strategies Inc. ("NAST") are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities. NUSA is a futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of NFA and FINRA. NUSA is a clearing member of all principal equity, option, and futures exchanges located in the United States as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange. NUSA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, Illinois 60661, with branch offices in San Francisco, California; New York, New York; Kansas City, Missouri; Houston, Texas; and Montreal, Canada. Prior to January 2, 2008, NUSA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, NUSA merged with futures commission merchant and broker dealer Newedge Financial Inc. - formerly known as Calyon Financial Inc. NUSA was the surviving entity.

          Altin:Fund does not currently have a written agreement with Newedge. Part of the general partner's trading strategy for Altin:Fund, however, includes moving off the various investment platforms in which it intends to invest to investing directly with the trading advisors that manage the various cells for the investment platforms. Direct investment with those trading advisors requires a minimum dollar investment which Altin:Fund will not immediately be able to satisfy. Once it is able to meet the investment minimums, it will transition off the platform and into direct investing. Several of those entities utilize Newedge as their FCM. Therefore, when the transition off the platforms occurs, the general partner intends to have Altin:Fund execute an agreement with, and utilize, Newedge.

          The FCMs or their affiliates also may act as dealers through which Altin:Fund's forward contracts, over-the-counter options contracts, spot contracts and/or swap contracts will be transacted. The trading advisors may utilize other dealers in engaging in such transactions, with the general partner's consent.

          The general partner may retain additional or substitute FCMs for Altin:Fund in its sole discretion.

Selling Agents

          The general partner plans to enter into selling arrangements with selling agents, all of whom are registered broker dealers and members of FINRA. Sebastian Lucido, the president of the general partner, is a registered representative of one of the selling agents that the general partner intends to engage. However, Mr. Lucido does not expect to partake in any fees earned by that selling agent for sales of the units. The general partner expects to enter into agreements with other selling agents to sell units in Altin:Fund. The units will be sold by selling agents that are properly registered and holding either securities or futures licenses and are members of regulatory agencies.

Fees and Expenses

          The following fees and expenses include all compensation, fees, profits and other benefits that the general partner, the trading advisors, managers of investment platforms, the selling agents, the wholesalers, the clearing brokers, any executing brokers and other dealers used by Altin:Fund, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, Altin:Fund. Please see the glossary on Appendix A for a definition of "net asset value" and "net assets."

General Partner Management Fees and Incentive Allocations

          The following units are assessed monthly fees payable to the general partner:

          Class A units pay the general partner a monthly management fee of 0.08333% (1% annually) and the general partner will receive a monthly incentive allocation of 10% (paid quarterly) of the month-end net trading profits of the class A units

          Class B units pay the general partner a monthly management fee of 0.08333% (1% annually) and the general partner will receive a monthly incentive allocation of 10% (paid quarterly) of the month-end net trading profits of the class B units

          Class C units pay the general partner a monthly management fee of 0.08333% (1% annually) and the general partner will receive a monthly incentive allocation of 10% (paid quarterly) of the month-end net trading profits of the class C units

          Class D units pay the general partner a monthly management fee of 0.041667% (0.5% annually) and the general partner will receive a monthly incentive allocation of 10% (paid quarterly) of the month-end net trading profits of the class D units

          Class E units - the general partner will receive a monthly incentive allocation of 10% (paid quarterly) of the month-end net trading profits of the class E units; class E units will not pay the general partner a monthly management fee

          The management fee is charged regardless of Altin:Fund's performance or the performance of any trading advisor and is charged after all other expenses including selling fees but prior to the general partner's incentive allocation.

          The general partner will not receive an incentive allocation on interest income earned in trading accounts, interest earned on fixed income securities purchased directly by Altin:Fund, or interest income earned at other financial institutions including banks. If a limited partner has any previously unrecouped net losses charged to his/her or its capital account, the general partner will not receive an incentive allocation from that limited partner's share of the net realized and unrealized trading profits of Altin:Fund until such time as the losses are recouped; provided, however, that if that limited partner withdraws a portion of his/her or its capital account from Altin:Fund, the amount of prior unrecouped net losses that must be offset before an incentive allocation can be made to the general partner is reduced in proportion to the withdrawal. The general partner may elect to be paid the incentive allocation immediately after it is accrued as a fee instead of having the amounts allocated to the general partner's capital account.

Brokerage Charge

          Altin:Fund will pay the FCMs for all clearing, execution and give-up, floor brokerage, exchange and NFA fees and any other transaction costs. The payments to the FCMs will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of Altin:Fund. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The all-inclusive payments to the clearing brokers are expected to be between $2.50 and $8.50 per round-turn transaction. Give-up fees are expected to be between $0.50 and $1.50.

Dealer Spreads

          Altin:Fund will trade foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers, which act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Altin:Fund cannot be determined. However, the general partner believes the bid-ask spreads paid by Altin:Fund will be competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Altin:Fund in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, will be paid by Altin:Fund.

Trading Advisor and Investment Platform Management and Incentive Fees

          Altin:Fund intends to pay the trading advisors a monthly management fee. Altin:Fund currently pays the trading advisors a quarterly incentive fee based on any new or net trading profits achieved on the trading advisor's allocated net assets at the end of each calendar quarter. Generally, new or net trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor's initial allocation of net assets. With respect to the offered units, Altin:Fund will pay the trading advisors that are allocated 10% or more of Altin:Fund's assets as follows: 25% of net trading profits to Clarke Capital Management, 20% of net trading profits to Fall River Capital, 20% of new net trading profits to Rosetta Capital Management and 20% of trading profits to Forecast Trading Group. The method of calculating profits on allocated net assets of each trading advisor is described in "FUND EXPENSES - Trading Advisor and Investment Platform Incentive Fees" beginning on page 121.

          Altin:Fund also intends to pay the sponsor of each of the investment platforms an annual management fee, calculated and accrued monthly and payable in arrears as of the last business day of each month, equal to the percentage of the month-end trading level of Altin: Fund's capital account in such cell. Altin:Fund also intends, through its investment in the respective cells of AlphaMosaic, to effectively pay the sponsor an incentive allocation equal to the percentage of the new net profit attributable to Altin: Fund's capital account of each cell. Any incentive fee, if accrued, will also be made in respect of capital account balances withdrawn, at the time of such withdrawal, as if the withdrawal date were the end of the incentive allocation period. Altin:Fund will pay the sponsor of the following investment platforms as follows: 20% of new net profit for the Sandridge Cell, 20% of new net profit for the Transtrend Cell, 20% of new net profits for the Winton Capital Cell, 20% of new net profit for the Krom River Cell and 25% of new net profit for the Quantmetrics Cell. The method of calculating new net profit is described in "FUND EXPENSES - Trading Advisor and Investment Platform Incentive Fees" beginning on page 121.

Selling Agent Compensation

          The following units are assessed selling agent fees as follows:

          Class A units pay an upfront sale commission of 3% of the purchase price of the unit or units sold and ongoing monthly compensation for administrative services of 2% of the net asset value of the unit or units sold beginning in the 13th month after the sale date

          Class B units pay an upfront sales commission of 1% of the purchase price of the unit or units sold and ongoing monthly compensation for administrative services of 1% of the net asset value of the unit or units sold during the first year after the sale date, and 2% of the net asset value of the unit or units sold beginning in the 13th month after the sale date

Wholesaling and Marketing Fee

          The general partner plans to enter into agreements with one or more wholesalers to introduce and procure selling agreements with prospective selling agents to the general partner, all of whom are or will be properly registered. Altin:Fund will pay the general partner a monthly wholesaling and marketing fee of 0.08333% (1% annually) of the net asset value of any unit or units sold, for sales of class A units, class B units, class C units and class E units. For class D units, the fee is 0.041667% (0.5% annually) of the net asset value of any unit or units sold. If a third-party wholesaler is involved in the sale, the general partner will pay the wholesaling and marketing fee (or a portion of the fee) to the third-party wholesaler. Otherwise, the general partner will retain the fee (or the remaining portion of the fee) and use it for marketing expenses associated with Altin:Fund.

Organization and Offering Expenses

          All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Altin:Fund. This reimbursement is made monthly. Each class of units will bear organization and offering expenses at an annual rate of 1% of the adjusted net assets of each such class, calculated and payable monthly on the basis of month-end adjusted net assets. No organizational and offering expenses will be paid until the adjusted net assets of Altin:Fund are at least $50,000,000. The general partner currently intends that the organizational and offering expenses will be paid over a period of 1 to 2 years. In its discretion, the general partner may require Altin:Fund to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Altin:Fund will not exceed the overall limit set forth above. Amounts reimbursed to Altin:Fund with respect to the ongoing public offering expenses are charged against partners' capital at the time of reimbursement or accrual. Any amounts reimbursed by Altin:Fund with respect to organization expenses are expenses at the time the reimbursement is incurred or accrued. If Altin:Fund terminates prior to completion of payment of the calculated amounts to the general partner, the general partner will not be entitled to any additional payments, and Altin:Fund will have no further obligation to the general partner.

Operating Expenses

          Altin:Fund has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 1.4% of the average net assets of Altin:Fund per year, including legal, audit, administration, transfer agent, printing and postage expenses and the costs and expenses associated with preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 1.4% of Altin:Fund's average net assets during the year, the difference will be reimbursed pro rata to recordholders as of December 31 of each year. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Altin:Fund during 2009 will be approximately $351,000. Altin:Fund is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate. The general partner, not Altin:Fund, is responsible for paying any operating expenses during the year that exceed 1.4% of the average net assets of Altin:Fund per year.

Extraordinary Expenses

          Altin:Fund is required to pay all of its extraordinary expenses, such as litigation expenses and IRS audit expenses, if any.

Transfers, Redemptions and Distributions

          You may transfer your units subject to conditions described in the limited partnership agreement, which is attached to this prospectus as Appendix B; however, no secondary market for the units exists or is likely to develop. For all classes of units, you may withdraw all or any part of your capital account as of the last business day of any month provided that you have provided at least fifteen (15) days advanced written notice to the general partner, or at such other times as the general partner in its sole discretion, may permit. However, the redemptions will not be permitted if the amount being redeemed brings your account value below the minimum allowed for the particular class of units. The general partner and Altin:Fund will not charge a fee for redemptions; however the administrator may charge a reasonable fee for processing redemptions, which fee will be paid by the limited partner requesting redemption. Income distributions to limited partners are at the discretion of the general partner. The general partner does not presently intend to distribute any income from trading activity or investments to limited partners. The policy is to reinvest Altin:Fund profits, rather than distributing profits. Limited partners may be subject to taxes on income allocated to them but in respect of which they have not received cash distributions.

Loss Limitation

          If the net asset value of any class of units decreases 50% or more during any reporting period, the general partner will suspend trading for Altin:Fund and will offer redemptions to all limited partners for a period of 10 business days before trading activity is resumed. If the loss limitation is triggered, Altin:Fund will not terminate or liquidate. Rather, the loss limitation serves as a circuit breaker control to assess the losses and to contact limited partners.

Federal Income Tax Aspects

          Altin:Fund has received an opinion of counsel to the effect that Altin:Fund will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, so long as Altin:Fund has previously satisfied and currently satisfies an annual gross income test, which the general partner anticipates that Altin:Fund will satisfy, and is organized and operated in accordance with its governing agreements and applicable law. Accordingly, as a partner in a partnership, whether or not Altin:Fund makes any distributions to you, you will be required to report your share of income, gain, loss and deduction of Altin:Fund and will be individually liable for federal and state income tax on that share. The gain and loss on Altin:Fund's investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss. Trading losses of Altin:Fund, which will generally constitute capital losses, may only be used by non-corporate taxpayers to offset a limited amount of the ordinary income allocated to you, and the deduction of Altin:Fund expenses may be subject to specified limitations.

Reports to Limited Partners

          The general partner, as commodity pool operator of Altin:Fund, will provide each limited partner with monthly account statements and a certified annual report of Altin:Fund's financial condition. In addition, the general partner will provide to each limited partner all information about Altin:Fund necessary for the preparation by limited partners of their tax returns by April 15 of each year.

Glossary

          The meanings of certain commodity interest industry terms used in this prospectus are provided in the glossary set forth at Appendix A.

Additional Information

          You are invited to meet with representatives of the general partner during normal business hours for a further explanation of the terms and conditions of this offering of units and to obtain any additional information necessary to verify the information contained in this prospectus.

RISK FACTORS

          Altin:Fund is a new venture in a high-risk business. An investment in the units is very speculative. You should make an investment in one or more of the classes of units only after consulting with independent, qualified sources of investment and tax advice and only if your financial condition will permit you to bear the risk of a total loss of your investment. You should consider an investment in the units only as a long-term investment.

          You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the prospectus, before you decide whether to purchase any units. Any of the following risks and uncertainties could materially adversely affect Altin:Fund, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment. You should not invest in the units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which Altin:Fund trades are highly volatile, which could cause substantial losses to Altin:Fund and may cause you to lose your entire investment.

          Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in Altin:Fund should Altin:Fund's trading positions suddenly turn unprofitable. The profitability of Altin:Fund depends primarily on the ability of Altin:Fund's trading advisors to predict the fluctuations accurately. Price movements for commodity interests are influenced by, among other things:
•	Changes in interest rates;
•	Governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;
•	Weather and climate conditions;
•	Changing supply and demand relationships;
•	Changes in balances of payments and trade;
•	U.S. and international rates of inflation; and
•	Changes in philosophies and emotions of market participants.

          The trading advisors' technical trading methods may not take account of these factors except as they may be reflected in technical input data analyzed by the trading advisors.

          In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Options are volatile and inherently leveraged, and sharp movements in prices could affect Altin:Fund to incur large losses.

          Altin:Fund may use options on futures contracts, forward contracts or on commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. Options, however, also have some different risks than futures. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can often be of greater significance in trading options on futures than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract. In both types of transactions, there is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot be accurately predicted. In addition, over-the-counter options present risks in addition to those associated with exchange traded options, as discussed immediately below.

          Options on futures contracts, forward contracts and commodities are leveraged instruments. Altin:Fund may use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

Exchanges of futures for physicals may adversely affect performance.

          Certain of the trading advisors may engage in exchanges of futures for physicals for client accounts. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties. If a trading advisor engaging in exchanges of futures for physicals were prevented from such trading as a result of regulatory changes, then the performance of client accounts of such trading advisor could be adversely affected.

Cash flow needs may cause certain trading activities to be terminated prematurely, which could result in a substantial loss.

          The trading advisors may trade options on futures. Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

The trading advisors may enter into swap and similar transactions.

          Swap contracts are not traded on exchanges and are not subject to the same type of government regulation as exchange markets. As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions.

          The swap markets are "principals' markets," in which performance with respect to a swap contract is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse. As a result, Altin:Fund is subject to the risk of the inability or refusal to perform with respect to swap contracts on the part of the counterparties with which the trading advisors trade. There are no limitations on daily price movements in swap transactions. Speculative position limits are not applicable to swap transactions, although the counterparties with which the trading advisors trade may limit the size or duration of positions available to the trading advisors as a consequence of credit considerations. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

          A portion of Altin:Fund's assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with this trading activity by Altin:Fund. Because trading in the forward markets is not regulated, there may be less regulatory supervision of trade pricing and other trading activities in such markets. Pricing of forward contracts is also done through negotiation with the counterparty and is not standardized on a regulated exchange. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose

Altin:Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

          Altin:Fund also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. Dealers in forward contracts and related options on futures are not regulated by the CEA and are not obligated to segregate customer funds. As a result, there will be greater counterparty credit risk in these transactions. Counterparty risk has recently intensified as evidenced by the recent failure of Bear Sterns, bankruptcy of Lehman Brothers Holdings and the ongoing disruptions in the credit markets. The FCM, clearing organization or other counterparty may not be able to meet its obligations to Altin:Fund, in which case Altin:Fund could suffer significant losses on these contracts.

Certain of Altin:Fund's investments could be illiquid.

          Altin:Fund may not always be able to liquidate its commodity interest positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Although the trading advisors selected by the general partner generally will purchase or sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a purchase or sale occur may differ from the prices expected, such as when there is a delay between receiving a quote and executing a trade. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

          Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the trading advisors will acquire for Altin:Fund increases the risk of illiquidity by both making its position more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so. In addition, unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities.

New exchange-traded commodity interest contracts, including security futures, are characterized by a higher degree of illiquidity and volatility, which may subject investors in those contracts to increased losses.

          Certain trading advisors may trade newly developed futures contracts, including without limitation, security futures contracts. Traditionally, only those commodity interest contracts approved by the CFTC may be traded on U.S. futures exchanges. Likewise, foreign regulatory authorities are typically required to authorize the trading of new commodity interest contracts on foreign exchanges. Periodically, the CFTC or other foreign regulatory authorities may designate additional contracts as approved contracts. If any of the trading advisors determines that it is appropriate to trade in a new contract, they may do so. Because these contracts will be new, the trading strategies of the trading advisors may not be applicable to, or advisable for, these contracts. The markets in new contracts, moreover, have been historically both illiquid and highly volatile for some period of time after the contract begins trading. These contracts therefore present significant risk potential.

          The above risks are particularly applicable to the markets for security futures contracts. Security futures contracts are a new class of financial instruments that allow, for the first time in the United States, the trading of futures contracts on individual U.S. equity securities or on narrow-based stock indices, which are indices made up of a small group of stocks that allow an investor to take a position in a concentrated area of the equities market. Security futures contracts have only been trading in the United States since November 2002, and the markets for these contracts generally have been characterized by very limited volumes when compared to futures markets generally. As a result, a trading advisor that trades security futures contracts could at times find it difficult to buy or sell a security futures contract at a favorable price, which could result in losses to Altin:Fund.

          Certain of the trading advisors may purchase and sell single stock futures contracts and other security futures products. A single stock future obligates the seller to deliver (and the purchaser to take delivery of) a specified equity security to settle the futures transaction. Other security futures products include "narrow-based" stock index futures contracts (in general, contracts based on the value of nine or fewer securities in a specific market or industry sector, such as energy, health care or banking) and futures contracts based on exchange-traded funds that are designed to track the value of broader stock market indices (such as the Dow Jones Industrial Average or the

NASDAQ 100 Index). Single stock futures and other security futures products are relatively illiquid and trade on a limited number of exchanges. The margin required with respect to single stock futures (usually at least 20% of the face value of the contract) generally is higher than the margin required with respect to other types of futures contracts (in some cases as low as 2% of the face value of the contract). The resulting lower level of leverage available to the trading advisors with respect to security futures products may adversely affect Altin:Fund's performance. Security futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure. In addition, although the FCMs will be required to segregate each class of units' trades, positions and funds from those of each FCM itself as required by CFTC regulations, the insurance provided to securities customers by the Securities Investor Protection Corporation will not be applicable to Altin:Fund's security futures positions because SIPC protection does not apply to futures accounts.

Investments in money market instruments or commercial paper may be subject to credit and market risk.

          The general partner may invest a certain portion of Altin:Fund's assets in money market instruments or commercial paper. Investments in money market instruments and commercial paper are subject to both credit risk and market risk. Credit risk is the risk that the default of an issuer would leave Altin:Fund with unpaid interest and/or principal. Market risk is the risk that the market value of an investment may move down due to changes in the economy and/or market confidence, at times rapidly or unpredictably.

Investment in precious metals is volatile.

          The general partner anticipates investing a portion of Altin:Fund's assets in physical precious metals. The value of precious metals is volatile and may fluctuate significantly over time, based on numerous factors including supply and demand among collectors and political and economic conditions. Therefore, the price at which Altin:Fund sells metals may not be the same as the price at which Altin:Fund purchased those metals.

Some investments may be subject to little, if any, oversight and regulation.

          Altin:Fund will initially invest in investment platforms and may also invest in other partnerships or similar investment vehicles. These investment vehicles may be unregistered vehicles or may be operated by entities not required to be registered by federal or state regulations. Additionally, these investment vehicles may require a "lock-up" period that will inhibit Altin:Fund's ability to redeem all or a portion of its assets from the investment. These investment vehicles may invest in speculative instruments that are highly illiquid thereby inhibiting Altin:Fund's ability to redeem its investment in a quick fashion.

The units are subject to restrictions on redemption and transfer.

          An investment in the units offers limited investment liquidity. There is not likely to be a secondary market for the units. While the units have redemption rights, there are restrictions. Redemptions can occur only monthly, and the general partner must receive your request for redemption at least fifteen (15) calendar days before the end of the month in which redemption is requested. Your right to receive payment on a redemption of units is not absolute and is dependent upon Altin:Fund having sufficient assets to pay its liabilities on the redemption date. Transfers of units are permitted only with the prior written consent of the general partner and provided that conditions specified in the limited partnership agreement are satisfied.

An investment in Altin:Fund may not diversify an overall portfolio.

          Historically, managed futures have been generally non-correlated to the performance of other asset classes, such as stocks or bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of non-correlation, Altin:Fund can not be expected to be automatically profitable during unfavorable periods for the stock market or vice versa. If, however, during a particular period of time, Altin:Fund's performance moves in the same general direction as the general financial markets or Altin:Fund does not perform successfully, you will obtain little or no diversification benefits during that period from an investment in the units. In such a case, Altin:Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in Altin:Fund at the same time losses on your other investments are in-

creasing. You should therefore not consider Altin:Fund to be a hedge against losses in your core stock and bond portfolios.

Trading in international markets exposes Altin:Fund to credit and regulatory risk.

          A substantial portion of Altin:Fund's trades are expected to take place on markets or exchanges outside the United States. There is no limit to the amount of Altin:Fund assets that may be committed to trading on non-U.S. markets. The risk of loss in trading non-U.S. futures and options on futures contracts can be substantial. Participation in non-U.S. futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these non-U.S. markets, in contrast to the U.S. exchanges, are so-called principals' markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or FCM. In these types of markets, Altin:Fund will be subject to the risk of bankruptcy or other failure or refusal to perform by the counterparty.

          Some non-U.S. markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as Altin:Fund in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, Altin:Fund has less legal and regulatory protection than it does when it trades domestically.

          Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any one of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

Altin:Fund's international trading activities subject it to foreign exchange risk.

          The price of any non-U.S. futures, options or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to Altin:Fund even if the contract traded is profitable.

Altin:Fund's international trading may expose it to losses resulting from non-U.S. exchanges that are less developed or reliable than U.S. exchanges.

          Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Altin:Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the trading advisors base their strategies may not be as reliable or as accessible as it is in the United States.

The declining value of the U.S. dollar could subject Altin:Fund to losses.

          The general partner has a practice of sweeping foreign funds into U.S. funds twice a month. Due to the decreasing value of the U.S. dollar compared to the value of foreign currencies, such a practice could result in Altin:Fund incurring losses.

Trading in commodity interests is a zero sum economic activity, unlike stocks and bonds.

          Trading in commodity interests is a zero-sum economic activity in which for every gain there is an equal and offsetting loss, disregarding transaction costs. This distinguishes it from a typical stock or bond investment, where there is an expectation of, in the case of bonds, constant yields, or, in the case of equity, participation over time in general economic growth. Altin:Fund may incur major losses while stock and bond prices rise substantially in a prospering economy.

Difficulty liquidating positions may subject Altin:Fund to losses.

          Under certain market conditions, Altin:Fund may find it difficult or impossible to liquidate a position. This can occur, for example when a currency is deregulated or fixed trading bands are widened. Potential currencies include, but are not limited to the Thai Baht, South Korean Won, Malaysian Ringitt, Brazilian Real, and the Hong Kong Dollar. Altin:Fund does not expect to be in these particular currencies however, there is no limit in the future should Altin:Fund decide to engage in trading these currencies.

Lack of a central market place for FOREX trading could affect Altin:Fund's ability to receive a fair price.

          Unlike regulated futures exchanges, in the retail off-exchange FOREX market, there is no central marketplace with many buyers and sellers. The FCM or FOREX dealer determines the execution price, so Altin:Fund will be relying on the FCM's integrity for a fair price.

FOREX trading is highly leveraged and could cause Altin:Fund to incur huge losses.

          The high degree of leverage that is often obtainable in off-exchange FOREX trading can work against Altin:Fund as well as for Altin:Fund. For example, Altin:Fund expects to begin trading an account using up to 100:1 leverage, however, it is expected that on the average Altin:Fund's use of leverage will be between 3:1 to 6:1 leverage. Under the highest level of leverage of 100:1 an investment of $10,000 can control as much as $1,000,000 in a particular currency being bought or sold. Therefore, a small swing in the markets can lead to large losses as well as gains via the use of leverage. For example, a .10% upward swing of the positions held in the account may multiply into $1,000 profit, a .10% downward swing multiplies into a $1,000 loss. It should be noted though that pursuant to the FCM's internal trading controls and the FOREX trading mechanisms, an account is not expected to lose more money than it has in the account as the FCM will begin reducing exposure automatically as the account value drops. For example, if an account starts with $10,000 and is leveraged at 100:1, the notional value of the transactions being traded is $1,000,000. If the account's cash value drops to $9,000 due to trading losses, the notional value of the transactions being traded will be $900,000. Altin:Fund will not be asked or required to deposit more money into its account (i.e., $1,000) to bring the cash level back to $10,000 to maintain the $1,000,000 trading level, although Altin:Fund is free to do so. However, there is no guarantee that these controls will work in Altin:Fund's favor and it is possible Altin:Fund may experience a debit in the trading account. It should be noted that Altin:Fund can lose its entire investment plus any profits it had previously earned and reinvested.

Lack of daily price limits in the off-exchange FOREX markets could result in unusually large spreads, causing Altin:Fund to incur losses.

          Trading in the interbank markets differs from trading in futures or futures options in a number of ways that may create additional risks. For example, there are no limitations on daily price moves in most currency markets. In addition, the principals who deal in interbank markets are not required to continue to make markets. There have been periods during which certain participants in interbank markets have refused to quote prices for interbank trades or have quoted prices with unusually wide spreads between the price at which transactions occur.

FOREX trading is highly volatile and could result in Altin:Fund incurring large losses.

          Currency prices are highly volatile. Price movements for currencies are influenced by, among other things: changing supply-demand relationships; trade, fiscal, monetary, exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and inflation; currency devaluation; and sentiment of the market place. None of these factors can be controlled by Altin:Fund and its trading advisor and no assurance can be given that Altin:Fund's investments in FOREX will result in profitable trades for Altin:Fund or that Altin:Fund will not incur losses from such events. Altin:Fund may sustain a total loss of the initial margin funds and additional funds that Altin:Fund deposits with its broker to establish or maintain its position. If the market moves against Altin:Fund's position, Altin:Fund may be called upon by its broker to deposit additional margin funds, on short notice, in order to maintain positions. If Altin:Fund does not provide the additional required funds within the prescribed time, its positions may be liquidated at a loss, and Altin:Fund would be liable for any resulting deficit in hits account.

Trading Risks

Altin:Fund will be highly leveraged, which means that sharp declines in price could lead to large losses.

          Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the general partner can hold positions in Altin:Fund's account with face values equal to several times Altin:Fund's net assets. The ratio of margin to equity is typically 8% to 15%, but can range from 5% to 25%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. Severe short-term price decreases could, therefore, force the liquidation of open positions with large losses.

There are disadvantages to making trading decisions based on technical analysis.

          Most of the trading advisors base their trading decisions primarily on trading strategies that use mathematical analysis of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interests in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of such starts may generate repeated exit and entry signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable in the future.

There are disadvantages to making trading decisions based on fundamental analysis.

          Occasionally certain of the trading advisors will base their decisions on trading strategies which utilize in whole or in part fundamental analysis of underlying market forces. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular commodity interest in order to predict future prices. Such analysis may not result in profitable trading because certain trading advisors may not have knowledge of all factors affecting supply and demand or may incorrectly interpret the information it does have. Furthermore, prices may often be affected by unrelated or unexpected factors and fundamental analysis may not enable the trader to determine whether its previous decisions were incorrect in sufficient time to avoid substantial losses. In addition, fundamental analysis assumes that commodity markets are inefficient - i.e., that commodity prices do not always reflect all available information - which some market analysts dispute.

The risk management approaches of one or all of the trading advisors may not be fully effective.

          The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of Altin:Fund may not succeed in mitigating all identified risks. For example, even if a trading advisor utilizes predetermined stop-loss levels for a position as part of its risk management approach, such stop-loss orders may not necessarily limit losses, since they become market orders upon execution. As a result, the order may not be executed at the stop-loss price resulting in a loss in excess of the loss that would have been incurred if the order had been executed at the stop-loss price. Even if a trading advisor's risk management approaches are fully effective, it cannot anticipate all risks that it may face. To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading advisors, Altin:Fund may sustain losses.

Increased competition from other systematic and technical trading systems could reduce the trading advisors' profitability.

          There has been a dramatic increase over the past quarter century in the amount of assets managed by systematic and technical trading systems like that of the trading advisors. Assets in managed futures, for example, have grown from approximately $300 million in 1980 to over $190 billion in March 2009. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of Altin:Fund, by preventing Altin:Fund from affecting transactions at its desired price. It may become more difficult for Altin:Fund to implement its trading strategy if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as Altin:Fund.

Discretionary decision-making may result in missed opportunities or losses.

          Each of the trading advisors' strategies involves some discretionary aspects in addition to their technical factors. For example, the trading advisors often use discretion in selecting contracts and markets to be followed. Discretionary decision making may result in a trading advisor's failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so.

Speculative position limits and daily price fluctuation limits may alter trading decisions for Altin:Fund.

          The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long and short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular trading advisor are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor's trading decisions or force liquidation of certain futures or options on futures positions. If one or more of Altin:Fund's trading advisors must take either of these actions, Altin:Fund may be required to forego profitable trades or strategies.

Increases in assets under management of any of the trading advisors may affect trading decisions.

          In general, none of the trading advisors intends to limit the amount of additional equity of Altin:Fund that it may manage and each will continue to seek major new accounts. The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance or of managing risk associated with larger positions. Accordingly, future increases in equity under management may require a trading advisor to modify its trading decisions for Altin:Fund or may cause the general partner to add additional trading advisors either of which could have a detrimental effect on your investment.

The use of multiple trading advisors may result in offsetting or opposing trading positions.

          The use of multiple trading advisors may result in developments or positions that adversely affect Altin:Fund's net asset value. For example, because the trading advisors will be acting independently, Altin:Fund could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The trading advisors may also compete from time to time, for the same trades or other transactions, increasing the cost to Altin:Fund of making trades or transactions, causing some of them to be foregone altogether.

The use of multiple trading advisors may require one trading advisor to fund the margin requirements of another trading advisor or the funding needs of Altin:Fund as a whole.

          Even though each trading advisor's margin requirements ordinarily will be met from that trading advisor's allocated net assets, one trading advisor may incur losses of such magnitude that Altin:Fund is unable to meet margin calls from the allocated net assets of that trading advisor. In this event, AltinFund's FCMs will require liquidations and contributions from the allocated net assets of another trading advisor. Altin:Fund may also have to direct a trading advisor to liquidate positions to generate funds needed to fund limited partner redemptions or to permit the reallocation of funds to another trading advisor.

The trading advisors' trading programs bear some similarities and, therefore, may lessen the benefits of having multiple trading advisors.

          Each trading advisor has, over time, developed and modified the program it will use in trading the units. Nevertheless, the trading advisors' trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple trading advisors. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

Altin:Fund relies on the trading advisors for success.

          The trading advisors for Altin:Fund will make the commodity trading decisions for Altin:Fund. Therefore, the success of each class of units largely depends on the judgment and ability and the trading advisors. We cannot assure you that a trading advisor's trading for any class of units will prove successful under all or any market conditions.

The trading advisors' changes in strategy could adversely affect Altin:Fund.

          Each of the trading advisors has the power to expand, revise or alter its trading strategies without prior approval by, or notice to, Altin:Fund. Any such change could result in exposure of the assets of Altin:Fund for which such trading advisor acts as trading advisor to additional risks which may be substantial.

We cannot assure you that the trading advisors or their trading strategies will continually serve Altin:Fund.

          We cannot assure you that (1) any trading advisor, the general partner or Altin:Fund, will not exercise their rights to terminate an advisory agreement under certain conditions; (2) the advisory agreement with any trading advisor, once it expires, will be renewed on the same terms as the current advisory agreement for that trading advisor; or (3) if Altin:Fund retains a new trading advisor, that the new trading advisor will be retained on terms as favorable to Altin:Fund as those negotiated with the previous trading advisor or that the new trading advisor will be required to recoup losses sustained previously before being entitled to receive incentive fees.

Each trading advisor's past performance record is inconsistent.

          The performance records of each trading advisor reflect significant variations in profitability from period to period.

Each trading advisor advises other clients and may achieve more favorable results for its other accounts.

          Each of the trading advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future. A trading advisor may vary the trading strategies applicable to the units for which it trades from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of Altin:Fund. Consequently, the results any trading advisor achieves for the units for which it trades may not be similar to those achieved for other accounts managed by the trading advisor or its affiliates at the same time. Moreover, it is possible that those other accounts managed by the trading advisor or its affiliates may compete with Altin:Fund for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than Altin:Fund.

          A trading advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing Altin:Fund. Because records with respect to other accounts are not accessible to investors in the units, investors will not be able to determine if any trading advisor is favoring other accounts. However, pursuant to the rules and regulations of the NFA, each trading advisor must follow a consistent rule for allocating trades.

Altin:Fund's positions may be concentrated from time to time, which may render Altin:Fund susceptible to larger losses than if Altin:Fund was more diversified.

          One or more of the trading advisors may from time to time cause Altin:Fund to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to Altin:Fund than if Altin:Fund's assets had been spread among a wider number of instruments.

          In addition, the general partner may adjust Altin:Fund's allocations among the trading advisors in its discretion from time to time. At any given time, Altin:Fund may be invested in more than the initial number of trading advisors and may even be allocated to one trading advisor. Therefore, Altin:Fund may not be diversified as originally intended or desired. The general partner will not inform you when a shift in allocations among the various trading advisors occurs.

The trading advisors may use discretion in making trading decisions.

          Certain of the trading advisors may occasionally use discretion in investing the assets of Altin:Fund. In exercising such discretion, the trading advisors may take positions opposite to those recommended by the trading advisors' trading systems or signals. Any use of such discretion can involve risk.

Markets or positions may be correlated.

          Different markets traded or individual positions held by a class of units may be highly correlated to one another at times. Accordingly, a significant change in one such market or position may affect other such markets or positions. The trading advisors cannot always predict correlation. Correlation may expose such class of units both to significant risk of loss and significant potential for profit.

Active trading by Altin:Fund could result in increased transaction costs to investors.

          Altin:Fund may engage in active and frequent trading to achieve its investment objective. If Altin:Fund does trade this way, Altin:Fund may incur increased transaction costs, which can lower the actual return on your investment. Active trading may also increase short-term gains and losses, which may affect the taxes an investor may have to pay.

Trend following and pattern recognition can be risky.

          Altin:Fund employs several trading advisors, all employing proprietary, systematic trend-following and pattern recognition systems in various forms. Altin:Fund's trading advisors aim to exploit the tendency of markets to either trend or exhibit repeated patterns over time through the use of their proprietary systematic trading systems. These systems are strictly adhered to in all market scenarios. Since trend following is a reactive trading strategy rather than a predictive one, positions are entered into or exited from in reaction to price movement; there is no prediction of future price. Pattern recognition looks to predict price movement based on historic repeatable price patterns. If the trend or patterns are not confirmed, the position will be exited on a stop. However, if the trend or patterns are confirmed, positions may be increased depending on the momentum of the trend. Trends or patterns are not generally discovered until they are well established and are not exited from until they are over. Because we do not know which markets will trend or when the trend will begin or whether the patterns will reoccur, the mechanisms are there to identify and capture the developing trends or patterns as they occur. It is the willingness to allow a trend or pattern to run its course and eventually reverse that can lead to gains in any particular market.

Termination or replacement of a trading advisor could result in losses to Altin:Fund.

          Trading advisors are required to recoup previous trading losses incurred by Altin:Fund while the trading advisor is trading for Altin:Fund before they can earn an incentive fee. However, a trading advisor might terminate its services to Altin:Fund or the general partner might decide to replace a trading advisor when the trading advisor has a carry forward loss. Altin:Fund might have to compensate a new trading advisor with higher advisory fees than are currently being paid to the existing trading advisor. Furthermore, Altin:Fund would lose the potential benefit of not having to pay the trading advisor an incentive fee during the time that the trading advisor was generating profits that made up for the prior losses. In addition, the replacement trading advisor would start with no carry forward losses and therefore, Altin:Fund would have to pay the new trading advisor an incentive fee for each dollar of profits it generated for Altin:Fund regardless of Altin:Fund's previous experience with the trading advisor that was replaced.

Operating Risks

Past performance is not necessarily indicative of future performance.

          You should not rely for predictive purposes on the record to date of the general partner or any of the trading advisors. This is particularly so because Altin:Fund's fee and expense structure was modified from the fee and expense structure of the Altin:Private Fund in certain respects to accommodate the public offering of units, and Altin:Fund's fees and expenses impact Altin:Fund's net performance. Likewise, you should not assume that any trading advisor's or investment platform's future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor's past performance. Trading advisors may alter their strategies from time to time, and the performance results in the future may materially differ from their prior trading records. Moreover, the technical analysis employed by the trading advisors may not take into account the effect of economic or market forces or events that may cause losses to Altin:Fund. Furthermore, the general partner, in its discretion, may terminate any of the trading advisors or change the allocation of assets among the trading advisors, which could cause a substantial change in Altin:Fund's future performance.

          Because you and other investors will acquire and redeem units at different times, you may experience a loss on your units even though the class of units in which you have invested as a whole is profitable and even though other investors in that class of units experience a profit. The past performance of any class of units may not be representative of each investor's investment experience in it.

Altin:Fund and the units have no operating histories.

          Altin:Fund is newly formed and has no operating history upon which investors may evaluate Altin:Fund's performance. The units have not commenced trading and have no performance history. Altin:Fund is therefore subject to all the risks inherent in the creation of a new company. Unforeseen expenses, complications and delays may occur with a new company.

The general partner will need substantial financial and other resources to manage Altin:Fund.

          The ability of the general partner to meet its obligations to Altin:Fund will depend on the future operating performance and financial results of the general partner, which will be subject in part to factors beyond the control of the general partner. There can be no assurance that the general partner will be able to attain and maintain profitability in the future. If the general partner cannot do so, it may have to seek legal protection from creditors or assign all of its assets for the benefit of creditors, at which time Altin:Fund and your investment could incur substantial losses.

          The general partner will also need to hire additional personnel to manage the additional compliance and operating requirements of managing itself and Altin:Fund. If the general partner is unable to locate and retain qualified personnel for such functions, the profitability of the general partner and Altin:Fund could suffer. The additional compliance burden on the general partner if additional personnel is not located and retained could also result in the general partner having significant difficulty in meeting and satisfying all compliance obligations of the general partner and Altin:Fund. Failure to meet these obligations could subject the general partner and/or Altin:Fund to significant liabilities from state and federal regulatory agencies, up to and including termination of Altin:Fund and loss of your entire investment.

Performance of Altin:Fund may not reach levels forecasted by the general partner.

          No assurance can be given that the actual future results of Altin:Fund will meet the financial forecasts made by the general partner, or that the future results will be similar to those results obtained by Altin:Private Fund. Actual results achieved may vary materially. Further, no assurance can be given that present or future conditions will be similar to the assumptions made for purposes of any forecasts made by the general partner. Any forecasts made at any time by the general partner should not be considered a guarantee of the results of Altin:Fund's operations.

Capitalization of the general partner and Altin:Fund.

          Prior to this offering, the general partner was funded primarily by Mr. Sebastian Lucido and the operations of Altin:Private Fund, and no assets have been contributed to Altin:Fund. Independent of the amounts raised in this offering Altin:Fund does not have any other assets available to use to pay any operating expenses or redemptions of limited partners.

Altin:Fund currently has no "principal protection" feature, which could cause investors to lose their entire investment.

          Although in the future Altin:Fund may offer a "principal protection" feature, at present, you are not assured of any minimum return. Therefore, you could lose your entire investment (including any undistributed profits), in addition to losing the use of your subscription funds for the period you maintain an investment in any class of units.

Stop-Loss protection does not mean Altin:Fund could not still sustain significant losses.

          Altin:Fund will suspend trading upon a decrease in the net asset value of any class of units of 50% or more. If trading is suspended, the general partner will notify you and you will have ten (10) calendar days to redeem your ownership interest in Altin:Fund. Although this policy is in place, the general partner can not guarantee that losses can be held to no more than 50%. In volatile markets, trading losses can exceed the 50% stop-loss protection put into place by the general partner. The general partner will monitor Altin:Fund's performance especially during volatile market conditions, however, the general partner can not guarantee that there will not be a complete loss of Altin:Fund's assets. The general partner will not monitor this stop-loss protection on an intra-day basis and will not institute this stop-loss protection mechanism at the trading advisor level. It is quite possible that one trading advisor could lose more than 50% during a particular period and other trading advisors may perform favorably during the same reporting period, causing any class of units to be profitable during the period and not triggering the stop-loss protection.

Altin:Fund pays substantial fees and expenses regardless of profitability.

          Altin:Fund pays brokerage charges, exchange and clearing fees, NFA fees, management fees, organization and offering expenses, ongoing operating expenses and over-the-counter dealer spreads, in all cases regardless of whether Altin:Fund's activities are profitable. In addition, Altin:Fund pays certain trading advisors an incentive fee based on a percentage of Altin:Fund's trading profits earned on Altin:Fund's net assets allocated to that trading advisor. It is possible that Altin:Fund could pay substantial incentive fees to one or more trading advisors in a year in which Altin:Fund has no net trading profits or in which it actually loses money. In addition, new trading profits include unrealized appreciation on open positions. Accordingly, it is possible that Altin:Fund will pay an incentive fee to the trading advisors or the general partner on unrealized trading profits that are not subsequently realized. Accordingly, Altin:Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit. The trading advisors and the general partner will retain all incentive fees, even if the assets of Altin:Fund incur a subsequent loss after the incentive fees are accrued and paid.

Altin:Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

          The clearing arrangements between the FCMs and Altin:Fund generally are terminable by the FCM once the FCM has given Altin:Fund notice. Upon termination, the general partner may be required to renegotiate or make other arrangements for obtaining similar services if Altin:Fund intends to continue trading in commodity interest contracts at its present level of capacity. The services of MF Global, Newedge, or an additional or substitute FCM may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated clearing arrangements.

          Likewise, upon termination of any of the advisory contracts entered into between Altin:Fund and each trading advisor or investment platform, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular trading advisor or investment platform may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified commodity trading advisors or investment platforms, and the general partner may not be able to retain replacement or additional trading advisors or investment platforms on acceptable terms. This could result in losses to Altin:Fund and/or the inability of Altin:Fund to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors or investment platforms are retained by the general partner on behalf of Altin:Fund, the fee structures of the new or additional arrangements may not be as favorable to Altin:Fund as are those currently in place.

The incentive fees could be an incentive to the trading advisors and investment platforms or the general partner to make riskier investments.

          Each trading advisor and investment platform employs a speculative strategy for Altin:Fund and certain trading advisors and investment platforms and the general partner receive incentive fees based on the trading profits earned by it for Altin:Fund. Accordingly, these trading advisors and investment platforms have a financial incentive to make investments that are riskier than might be made if Altin:Fund's assets were managed by a trading advisor or investment platform that did not receive performance-based compensation.

Certain commissions could be an incentive to the selling agents to discourage redemptions.

          The selling agents and their registered representatives' receipt of continued sales commissions from the general partner for units remaining in Altin:Fund may give them an incentive to advise investors to remain in Altin:Fund. These payments will cease to the extent investors withdraw from Altin:Fund.

You will not participate in the management of Altin:Fund.

          You will only have limited voting rights with respect to Altin:Fund's affairs, which rights will not permit you to participate in the management or control of Altin:Fund or the conduct of its business. You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage Altin:Fund's affairs in the best interests of the limited partners.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of Altin:Fund.

          If a substantial number of requests for redemption is received by Altin:Fund during a relatively short period of time, Altin:Fund may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in Altin:Fund's trading positions before the time that the trading advisors' trading strategies would dictate liquidation. If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for non-redeeming limited partners.

Conflicts of interest exist in the structure and operation of Altin:Fund.

          The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Altin:Fund's business, which also presents the potential for numerous conflicts of interest with Altin:Fund. In the case of the trading advisors, for example, it is possible that other accounts managed by the trading advisor or its affiliates may compete with Altin:Fund for the same or similar trading positions, which may cause Altin:Fund to obtain prices that are less favorable than those obtained for the other accounts. The trading advisors may also take positions in their proprietary accounts that are opposite to or ahead of Altin:Fund's account. Trading ahead presents a conflict because the trade executed first may receive a more favorable price than the later trade.

          As a result of these and other relationships, parties involved with Altin:Fund have a financial incentive to act in a manner other than in the best interests of Altin:Fund and its limited partners. The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent contract over how the general partner will resolve these conflicts on which investors can rely in ensuring that Altin:Fund is treated equitably.

The failure or bankruptcy of one of its FCMs could result in a substantial loss of Altin:Fund's assets.

          Under CFTC regulations, an FCM maintains customers' assets in a bulk segregated account. If an FCM fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that FCM's bankruptcy. In that event, the FCM's customers, such as Altin:Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that FCM's customers. Altin:Fund may also be subject to the risk of the failure or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

          From time to time, the FCMs may be subject to legal or regulatory proceedings in the ordinary course of their business. An FCM's involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the FCM's trading operations, which could impair the FCM's ability to successfully execute and clear Altin:Fund's trades. Material legal proceedings involving the FCM's within the last five years are summarized beginning on page 127.

The failure or bankruptcy of one of the investment platforms could result in a substantial loss of Altin:Fund's assets.

          Unlike the trading advisors, the general partner is required to deposit funds of Altin:Fund into separate bank accounts controlled by the manager of the investment platforms in order for Altin:Fund to be able to trade those investment platforms. If the manager or one of those investment funds fails or files bankruptcy, those funds could be lost. The general partner currently anticipates that between 5% and 15% of Altin:Fund's total net assets will be invested in each of the investment platforms.

You will not be able to review Altin:Fund's holdings on a daily basis.

          The trading advisors and investment platforms make Altin:Fund's trading decisions. While the trading advisors and investment platforms receive daily trade confirmations from the FCMs of each transaction entered into by Altin:Fund, Altin:Fund's trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in Altin:Fund does not offer investors the same transparency that a personal trading account offers and you will not be able to monitor the specific investments made by Altin:Fund or to know whether they are consistent with Altin:Fund's investment philosophy or risk levels.

Altin:Fund could terminate before you achieve your investment objectives.

          The general partner may, in its sole discretion, terminate Altin:Fund at any time, regardless of whether Altin:Fund has incurred losses, without giving you prior notice. In particular, unforeseen circumstances, including substantial losses, withdrawal of Altin:Fund's general partner or suspension or revocation of the general partner's or any of the trading advisors' respective registrations with the CFTC or memberships in the NFA could cause Altin:Fund to terminate. However, no level of losses will require the general partner to terminate Altin:Fund. Altin:Fund's termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

Altin:Fund is not a regulated investment company.

          Altin:Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The general partner is leanly staffed and relies heavily on its key personnel to manage Altin:Fund's trading activities.

          Altin:Fund relies on the general partner, who is responsible for making all trading decisions and investment allocations to trading advisors and investment platforms. In managing and directing the day-to-day activities and affairs of Altin:Fund, the general partner relies heavily on Mr. Sebastian Lucido, the general partner's president. In the event of the loss of the services of Mr. Lucido, or if Mr. Lucido is unable to carry out his present responsibilities, it may have an adverse effect on the management of Altin:Fund. In addition, the general partner is leanly staffed, so if any of its key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse affect on the management of Altin:Fund.

The general partner places significant reliance on the trading advisors and investment platforms and their key personnel.

          The general partner relies on the trading advisors and investment platforms to achieve trading gains for Altin:Fund, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of Altin:Fund's assets. The trading advisors and investment platforms in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute Altin:Fund's transactions. The loss of the services of any trading advisor's or investment platform's principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor's or investment platform's ability to manage its trading activities successfully or may cause the trading advisor or investment platform to cease operations entirely, each of which, in turn, could negatively impact Altin:Fund's performance. The individuals listed in this prospectus under each major trading advisor's or investment platform's summary in this prospectus have major roles in developing, refining and implementing each of their trading advisor's or investment platform's trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors' operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in Altin:Fund.

The general partner may terminate, replace and/or add trading advisors or investment platforms in its sole discretion.

          The general partner may terminate, substitute or retain trading advisors or investment platforms on behalf of Altin:Fund in its sole discretion. The addition of a new trading advisor or investment platform and/or the removal of one or more of the current trading advisors or investment platforms may cause disruptions in Altin:Fund's trading as assets are reallocated and new trading advisors or investment platforms transition over to Altin:Fund, which may have an adverse effect on the net asset value of Altin:Fund.

The general partner's allocation of the assets of each class of Altin:Fund among trading advisors and investment platforms may result in less than optimal performance by Altin:Fund.

          The general partner may reallocate assets among the trading advisors and investment platforms upon termination of a trading advisor or investment platform or retention of a new trading advisor or investment platform or at the commencement of any month. Consequently, the net assets of Altin:Fund may be apportioned among the trading advisors or investment platforms in a different manner than the currently contemplated apportionment. The general partner's allocation of assets will directly affect the profitability of Altin:Fund's trading, possibly in an adverse manner. For example, a trading advisor or investment platform may experience a high rate of return but may be managing only a small percentage of Altin:Fund's net assets. In this case, the trading advisor's or investment platform's performance could have a minimal effect on the net asset value of Altin:Fund.

The limited partnership agreement limits your claims against the general partner.

          Altin:Fund has agreed, in the limited partnership agreement, to indemnify the general partner against liability for losses of Altin:Fund (including losses caused by the financial failure of brokers, dealers and custodians used by Altin:Fund) resulting from acts or omissions, whether or not disclosed, unless fraud, bad faith, willful neglect, recklessness or gross negligence by the general partner is involved, and to reimburse it for attorneys' fees and expenses incurred in defending certain actions, which attorneys' fees and expenses are to be reimbursed as incurred. Accordingly, you may be entitled to a more limited right of action against the general partner than you would otherwise have received absent the limitation in the limited partnership agreement.

Third parties may infringe or otherwise violate a trading advisor's intellectual property rights or assert that a trading advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

          Third parties may obtain and use a trading advisor's intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a trading advisor's proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each trading advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a trading advisor or claim that the trading advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a trading advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties' proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties' rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the trading advisor is successful and regardless of the merits, may result in significant costs, divert its resources from Altin:Fund, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of Altin:Fund depends on the ability of each of the trading advisors' personnel to accurately implement their trading systems, and any failure to do so could subject Altin:Fund to losses on such transactions.

          The trading advisors' computerized trading systems rely on the trading advisors' personnel to accurately process the systems' outputs and execute the transactions called for by the systems. In addition, each trading advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor's systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the trading advisors' systems and executing Altin:Fund's transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

Altin:Fund may experience substantial losses on transactions if a trading advisor's computer or communications systems fail.

          Each trading advisor's trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any trading advisor's computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damage to the trading advisor's, general partner's and Altin:Fund's reputations, increased operational expenses and diversion of technical resources.

If a trading advisor, or third parties on which a trading advisor depends, fail to upgrade computer and communications systems, Altin:Fund's financial condition could be harmed.

          The development of complex communications and new technologies may render the existing computer and communications systems supporting the trading advisors' trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, FCMs and the executing brokers used by the trading advisors. As a result, if these third parties upgrade their systems, the trading advisors will need to make corresponding upgrades to continue effectively its trading activities. Altin:Fund's future success will depend on each trading advisor's and third parties' ability to respond to changing technologies on a timely and cost-effective basis.

Each trading advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

          Each trading advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the trading advisor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the trading advisor's ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce Altin:Fund's available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a trading advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the trading advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the trading advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt Altin:Fund's trading activity and materially affect Altin:Fund's profitability.

          The operations of the general partner, the trading advisors, the investment platforms, Altin:Fund, the exchanges, brokers and counterparties with whom the general partner, the trading advisors, the investment platforms and Altin:Fund do business, and the markets in which the general partner, the trading advisors, the investment platforms and Altin:Fund do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. The aftermath of the war and continuing reconstruction process in Iraq, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to fuel this concern.

If any of the trading advisors are unable to attract and retain qualified employees, its ability to conduct trading activities may be adversely affected.

          Altin:Fund's future success and growth depends on each trading advisor's ability to attract and retain employees that fit its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any of the trading advisors are unable to attract and retain qualified personnel, its ability to successfully execute its trading strategies may be diminished.

Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect Altin:Fund.

          The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.

          The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in Altin:Fund or the ability of the trading advisors to continue to implement their respective investment strategies. The effect of future regulatory change on Altin:Fund is impossible to predict, but could be substantial and adverse.

Government regulations may change.

          Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, on "commodity pools" such as Altin:Fund. In addition, tax law revisions could have a materially adverse effect on Altin:Fund. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks' attempts to influence exchange rates. In the current environment, you must recognize the possibility that future changes may alter, perhaps to a material extent, the nature of an investment in Altin:Fund.

No government insurance protection.

          Unlike a deposit with a bank, an investment in Altin:Fund is not insured or guaranteed by the FDIC or any other federal or state government agency. Furthermore, your investment in Altin:Fund will not be afforded the protections provided under SIPC. Also, an investment is Altin:Fund is not guaranteed by any entity or person including the general partner, its principals, or any other firm doing business with Altin:Fund.

Tax Risks

Your tax liability may exceed your cash distributions.

          Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners. Limited partners nevertheless will be subject to federal income tax on their share of Altin:Fund's net income and gain each year, regardless of whether they redeem any units or receive any cash distributions from Altin:Fund.

You could owe taxes on your share of Altin:Fund's ordinary income despite overall losses.

          Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income and other ordinary income earned by Altin:Fund generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of Altin:Fund's ordinary income for a calendar year even if Altin:Fund reports a net trading loss for that year. Also, your ability to deduct particular operating expenses of Altin:Fund, such as trading advisor consulting fees, may be subject to limitations for purposes of calculating your federal and/or state and local income tax liability.

Investment advisory fees could be treated as ordinary expenses.

          The general partner does not intend to treat the ordinary expenses of Altin:Fund as "investment advisory fees" for federal income tax purposes. The general partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, if the ordinary expenses of Altin:Fund were to be characterized as "investment advisory fees," they would be subject to substantial restrictions on deductibility, and you would pay increased taxes in respect of your investment in Altin:Fund and could actually recognize taxable income despite having incurred a financial loss.

Partnership treatment is not assured.

          Altin:Fund has received an opinion of counsel to the effect that, under current U.S. federal income tax law, Altin:Fund will be treated as a partnership for U.S. federal income tax purposes, provided that (a) at least 90% of Altin:Fund's annual gross income has previously consisted of and currently consists of "qualifying income" as defined in the IRC, and (b) Altin:Fund is organized and operated in accordance with its governing agreements and applicable law. The general partner believes it is likely, but not certain, that Altin:Fund will continue to meet the income test. An opinion of counsel is subject to changes in applicable tax laws and is not binding on the IRS or the courts.

          If Altin:Fund were to be treated as an association or publicly traded partnership taxable as a corporation instead of as a partnership for U.S. federal income tax purposes, (1) its net income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses of Altin:Fund, and (3) any distributions to you, other than liquidating distributions, would constitute dividends to the extent of Altin:Fund's current or accumulated earnings and profits, and would be taxable as such.

There is the possibility of a tax audit.

          We cannot assure you that Altin:Fund's tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to Altin:Fund's returns. Any adjustments resulting from an audit may require each limited partner to file an amended tax return and to pay additional taxes plus interest and possibly penalties, which generally is not deductible, and might result in an audit of a limited partner's own return. Any audit of a limited partner's return could result in adjustments of non-Altin:Fund, as well as Altin:Fund, income and deductions.

Taxes and economics may not match during a calendar year.

          The income tax effect of Altin:Fund's transactions on you may differ from the economic consequences of those transactions to you during a calendar year.

Non-U.S. investors may face exchange rate risk and local tax consequences.

          Non-U.S. investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease. Non-U.S. investors may not be required to pay U.S. income tax on capital gains from commodity interest trading. If the law requires Altin:Fund to withhold a portion of the income you earn because you are a non-U.S. investor, Altin:Fund may redeem all or a portion of your units to pay the U.S. Department of Treasury taxes you owe. If you believe amounts were improperly withheld, you must directly deal with the U.S. Department of Treasury. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

Investors should consult their own tax advisors prior to investing in Altin:Fund.

          You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in Altin:Fund. Tax consequences may differ for different investors, and you could be affected by changes in the tax laws.

          The foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options. You should read this entire prospectus before determining to subscribe for units.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus includes forward-looking statements that reflect the general partner's current expectations about the future results, performance, prospects and opportunities of Altin:Fund. The general partner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this prospectus, and unknown, that could cause Altin:Fund's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

          You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

USE OF PROCEEDS

          The proceeds of the offering will be deposited in Altin:Fund's escrow account and then upon each closing, approximately 70% to 90% of those funds will be transferred to Altin:Fund's segregated accounts with the FCM to allow the trading advisors and investment platforms to engage in trading activities in accordance with Altin:Fund's trading policies and the trading advisors' and investment platforms' respective trading strategies. The funds are held by the FCM in a segregated account pursuant to the CEA and CFTC regulations and are generally held in U.S. government securities. Of the 70% to 90% of funds transferred to the FCM, approximately 30% to 50% will be committed as margin for futures, options on futures or security futures contracts and approximately 5% to 8% will be invested in other non-regulated investment vehicles such as hedge funds and private managed futures funds. As the assets in Altin:Fund increase, the general partner expects that the amount of Altin:Fund's assets invested in non-regulated investment vehicles will decrease. Any assets held to initiate and maintain forward, over-the-counter options, swap or spot contracts are not held in segregation or otherwise regulated under the CEA and generally are held either in U.S. government securities or short-term time deposits with U.S.-regulated banks, which may or may not be affiliated with the FCM, its affiliates or other dealers. The percentages set forth above are estimates of ranges expected by the general partner as of the date of this prospectus. The general partner, however, has discretion in allocating Altin:Fund's assets, so the actual percentages may vary significantly from these estimates once actual trading of Altin:Fund has commenced and the general partner implements its trading policies and strategies.

          The general partner anticipates investing the remaining assets held with the FCM in U.S. Treasury securities, including treasury bills and repurchase agreements utilizing investment grade securities, securities issued by U.S. government agencies and other investment grade money market securities. Investors should note that maintenance of Altin:Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts. Altin:Fund receives all interest earned on its assets.

          The general partner anticipates depositing the remainder of the offering proceeds which are not allocated to the FCM, in segregated accounts at a federally insured financial institution and invested in interest bearing accounts or certificates of deposit. The general partner anticipates that proceeds held in a bank will be used to cover redemptions and day-to-day business expenses, and will not be used for distributions to limited partners.

          The percentages described in this section will change from time to time depending on the margin requirements on open positions and the interest rates at the time. Specifically, these percentages may be higher, or substantially lower if investment opportunities or expected returns on investments become more attractive at other acceptable institutions.

ALTIN:FUND

          Altin:Fund is engaged in trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts, by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of Altin:Fund or by investing directly into private funds engaged in similar trading. The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. Altin:Fund's general partner, commodity pool operator and sponsor is Altin Holdings, LLC, a Michigan limited liability company. The president of Altin Holdings, LLC, and the individual who makes all trading decisions for Altin:Fund, is Sebastian Lucido.

          Altin:Fund was organized in April 2009, as a Delaware limited partnership. Altin:Fund's business address is 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307. Altin:Fund's telephone number is (248) 413-6100 and its facsimile number is (248) 413-6110. Altin:Fund's website address is www.altinfund.com. The information on this website is not incorporated into this prospectus.

THE GENERAL PARTNER

Background

          Altin Holdings, LLC is a Michigan limited liability company formed in January 2006 and serves as the general partner of Altin:Fund. The general partner has been registered as a commodity pool operator since March 2006 and has been a member of NFA since March 2006. The general partner organized Altin:Fund as a Delaware limited partnership and commodity pool in April 2009. Altin:Fund has not yet commenced trading operations. The general partner has also organized and serves as the commodity pool operator for a private fund, Altin:Private Fund, Limited Partnership, a Michigan limited partnership. Altin:Private Fund has been operating since January 2007. The general partner has been registered as an investment adviser with the SEC since November 2008.

          The general partner is solely responsible for the general management of Altin:Fund under the limited partnership agreement. The limited partners may not participate in the management or control of Altin:Fund's business or affairs. The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of Altin:Fund, the preparation and mailing of monthly and annual reports, the filing of all required reports with the SEC, CFTC and other regulatory or self-regulatory authorities, the preparation of tax returns for Altin:Fund, the handling of redemption requests, the investment of Altin:Fund's funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners. The general partner utilizes the services of third parties to assist in the provision of some of these services.

          The general partner may engage in other business ventures, including those which may be competitive with the operations and business of Altin:Fund. In particular, the general partner is also the general partner of, and exercises full and complete management and control of, Altin:Private Fund's business and operations, and also serves as the advisor for certain clients' accounts traded in the equity markets.

          The general partner may upon 120 days prior written notice to all limited partners, withdraw from Altin:Fund. Upon the adjudication of bankruptcy or insolvency, or the dissolution or withdrawal of the general partner, the limited partners may, upon the affirmative vote of a majority of the units, continue Altin:Fund and appoint a successor general partner. In the absence of such affirmative vote, Altin:Fund will be dissolved. The limited partners may also remove the general partner upon the affirmative vote of a majority of the units.

          The general partner also serves as Altin:Fund's "tax matters partner." As such, the general partner will receive the IRS's initial notice with respect to any financial partnership administrative adjustment initiated by the IRS. Although each limited partner will be entitled to participate in the administrative proceedings at the Altin:Fund level, the general partner will determine whether Altin:Fund, as such, will challenge any adjustment proposed by the IRS.

          There have been no material administrative, civil or criminal actions against the general partner since its formation, or its principals within in the last 5 years, and no such actions currently are pending.

          The limited partnership agreement requires the general partner to own units in Altin:Fund in an amount at least equal to the greater of 1% of total capital contributions or $25,000 (if the offering is fully subscribed, $440,000).

          ALTIN:FUND HAS NOT COMMENCED TRADING SO IT DOES NOT HAVE ANY PAST PERFORMANCE. The past performance of the general partner with regard to Altin:Private Fund is found on page 74. Altin:Private Fund has been trading continuously since January 2007. As of March 31, 2009, Altin:Private Fund had a net asset value of $5,102,817,17 million and 35 limited partners; as of June 30, 2009, the net asset value was $4,880,594.13 and it had 48 limited partners. Since its inception, Altin:Private Fund offered its limited partnership interests exclusively to qualified investors on a private placement basis.

          Altin:Fund will be invested using the same general strategies of Altin:Private Fund. However, the performance of Altin:Private Fund should not be construed to be an indication of the future performance of Altin:Fund. Past performance is not indicative of future results. The performance of Altin:Private Fund is disclosed for the sole purpose of providing information with respect to the general partner's performance.

Principals of the general partner

          Sebastian Lucido, age 51, the president and a member of the board of managers of the general partner, has been solely responsible for the management of the general partner since its formation. Mr. Lucido has been a registered representative since 1992 and he has been registered with Mid America Financial Services, Inc., a registered broker-dealer based in Joplin, Missouri, since 2006. Prior to that, Mr. Lucido was a registered representative and branch office manager of the Macomb Township, Michigan branch with Crown Capital Securities, L.P., a registered broker-dealer based in Orange, California, from July 1999 to September 2006. As a registered representative of Mid America, Mr. Lucido holds license designations in Series 3, 6, 7, 23, 63, and 65.

          In August, 2009, the general partner entered into two unit purchase agreements with Equity 11, Ltd., pursuant to which Equity 11, Ltd. has the right to acquire up to a 30% interest in the common units of the general partner. The acquisition is contingent upon Equity 11, Ltd. conducting a full due diligence review of the general partner, which it is currently in the process of completing. In addition, the general partner may reject the subscription, in its sole discretion.

          Each member of the board of managers has the right to acquire up to 2 units of the general partner's class A preferred non-voting units. The units have preferred distribution and redemption rights, but no voting rights. Currently, only one board member, John Polizzi, has acquired units. A second board member, Jack Lucido, has expressed his desire to acquire 2 units, but has not executed a subscription agreement as of the date of this Prospectus.

Board of Managers

          The general partner is managed by a board of managers, consisting of 5 members, including Mr. Lucido. A summary of the business experience of 3 of the other members is set forth below. In addition, upon exercise of its right to purchase common units of the general partner, Equity 11, Ltd. will have the right to appoint the final member of the board of managers.

          Vincent J. Brennan, is vice president and general counsel of the Warren, Michigan company Energy Group Management, LLC, a position he has held since 2001. The company manages and operates energy-focused operations in exploration and production, pipeline operations and storage of natural gas and natural gas liquids. Mr. Brennan was president of Seger Financial of Birmingham, Michigan, from 1995 to 2000, an investment banking firm.

          Mr. Brennan received his Bachelor of Arts degree from John Carroll University in 1985 and his Juris Doctor from Detroit College of Law in 1989.

          Jack C. Lucido, is an attorney in his own private practice in Clinton Township, Michigan. Since 2003, he has provided a range of legal and advisory services exclusively to a small group of business clients.

          Mr. Lucido graduated from Wayne State University with a Bachelors degree in Psychology in 1984. He graduated from the University of Detroit School of Law in 1993. He subsequently received Masters degrees in both Finance and Business Administration from Walsh College in 1995.

          John Polizzi, is principal in charge for the Columbus, Ohio, Detroit, Michigan, and Lansing, Michigan offices of Ryan & Company, where he has worked since 2006. Ryan & Company is a tax services firm headquartered in Dallas, Texas. Mr. Polizzi specializes in providing transaction tax services to clients in a variety of industries.

          From 2002 to 2006, Mr. Polizzi was partner and founder of JohnBernard LLC, from 2002 to 2006, a global business tax firm. From 2000 to 2002, he was an Indirect Tax Leader with Ernst & Young, a public accounting firm where Mr. Polizzi principally served Fortune 500 companies in the Detroit, Michigan and Toledo, Ohio areas.

          Mr. Polizzi received a Juris Doctor from Wayne State University School of Law, in 1992. He also received a Bachelor of Arts degree in accounting and economics from Albion College in 1987. Mr. Polizzi received his Certified Public Accountant license in 1989, and has been a member of the Institute for Professionals in Taxation since 2003.

Key Officers

          Robert Nicks joined the general partner in August 2009 as the National Manager of Marketing and Distribution. Prior to joining the general partner, Mr. Nicks worked from 2006 to 2009 as the eastern division sales manager for Mass Mutual Financial Group, from 2006 to 2009, where he was responsible for the sale of annuity products for a 26 state region. Prior to that, Mr. Nicks also worked as an independent consultant from 2004 to 2006, as the regional managing director for Phoenix Wealth Management in 2004, and as the senior vice-president and divisional sales director for Prudential Financial, from 1979 to 2004.

          While employed by Mass Mutual, Mr. Nicks held license designations in Series 6, 7, 24, 26 and 63. Mr. Nicks became a College of Financial Planning Chartered Mutual Fund Consultant in 1999 and received certification from American College as a Chartered Life Underwriter and as a Chartered Financial Consultant both in 1992, and completed the Life Underwriter Training Council Fellowship in 1988. Mr. Nicks obtained a Masters of Science degree from American College in 2001 and his Bachelor of Arts degree from Eureka College in 1979.

          Bruce C. Greig joined the general partner in September and is the Portfolio Manager for the general partner. From 2008 to 2009 Mr. Greig served as the managing partner of Symphony Investment Group, LLC, an investment adviser firm which he co-founded specializing in retirement plan consulting, design and management. Mr. Greig also worked for Flexible Plan Investments, LTD, from 1995 to 2008, as the portfolio manager and then as vice-president.

          Mr. Greig became a Chartered Financial Analyst in 1999, and is a member of the CFA Society of Detroit. He received the Chartered Market Technician designation in 2006, and the Chartered Alternative Investments Analyst designation in 2007. He is a member of the Eastern Michigan chapter of the American Association of Individual Investors and he completed level 1 in the Certificate in Investment Performance Measurement (CFA Institute's GIPS Standards). He received his Bachelor of Science in Math and Statistics from the University of Michigan in 1991, and his Masters of Business Administration from the University of Michigan in 1995.

          Kenneth J. Rathke joined the general partner in August 2009 as the National Manager of Client Relations. Prior to joining the general partner, Mr. Rathke worked from 2000 to 2009 as the national account manager and director of retirement income annuity sales for MassMutual Financial Group, where he was responsible for managing the accounts and relationships with a number of MassMutual's national key accounts.

          Mr. Rathke became a Chartered Retirement Plan Counselor in 2008, became certified as an instructor for Professional Teleselling Skills in 1997 and for Achieving Extraordinary Customer Relations in 1998, and is a state certified continuing education instructor in Connecticut. While employed by Mass Mutual, Mr. Rathke held license designations in Series 7, 26 and 63. Mr. Rathke also holds licenses in Connecticut for Variable Contracts Representation, Life and Health Producer and Property and Casualty Producer. Mr. Rathke obtained a Master of Arts Organizational Management degree from the University of Phoenix in 2007 and his Bachelor of Science in Business Management from Daniel Webster College in 1989.

Administrator

          The general partner expects to engage an administrator who will serve as Altin:Fund's administrator, registrar and paying agent. The general partner intends the administrator to be responsible for maintaining Altin:Fund's accounts, calculating Altin:Fund's net asset value, communicating with limited partners, processing new limited partner subscriptions and processing limited partner redemptions.

Use of a Multi-Advisor Approach

          A multi-advisor approach to portfolio management provides diversification of trading advisors and access to broader global markets. Multiple trading advisors and investment funds can provide diversification across trading methodologies, trading time horizons, and markets traded. Additionally, multi-advisor portfolios tend to provide a greater level of professional management with ongoing risk management and review. The result can be more consistent returns with lower volatility.

          In managing Altin:Fund, the general partner will generally attempt to allocate assets to technical and trend following traders and discretionary traders. Technical and trend following traders are those trading who employ a trading strategy that is completely automated, with no human involvement or discretion determined when trades are made. In contrast, discretionary traders may rely on automated processes and technology to gather trading information, but the final trading decision is always made by one or more individuals. The general partner intends to always utilize at least 2 trading advisors which fall into each of the two categories; meaning, the general partner will always have at least 4 trading advisors conducting trading activities for Altin:Fund.

Selection and Replacement of Trading Advisors

          The general partner is responsible for the selection, retention and termination of the trading advisors on behalf of Altin:Fund. The general partner uses certain quantitative and qualitative analysis in connection with the identification, evaluation and selection of the trading advisors. The general partner utilizes a number of computer tracking systems to review and evaluate the daily, weekly, monthly and rolling 12 month profit and loss of each trading advisor, ownership of Altin:Fund, and activity of the trading advisor. The general partner is also working with a third-party software developer to create one computer system that will integrate all this information and present it in one place for the general partner to review and evaluate. In addition, the general partner has conferences with the trading advisors on a quarterly basis to discuss trading strategy, progress and status. Finally, the general partner has hired a chief financial officer who will have daily responsibility for auditing the information provided from the trading advisors as a further means to evaluate their performance.

          The general partner regularly interacts with trading advisors and the managers of the investment platforms throughout the due-diligence and monitoring process. Only those programs that have met strict quantitative and qualitative review are considered as potential managers of Altin:Fund's assets. Following is a summary of the process of reviewing the trading advisors and investment platforms.

          The general partner applies a variety of statistical measures towards the evaluation of current and historical advisor performance data. Statistical measures include but are not limited to: (1) risk/reward analysis, (2) time window analysis, (3) correlation analysis, (4) statistical overlays and (5) performance cycle analysis. In addition to the quantitative analysis, the general partner obtains the following information with respect to each trading advisor and investment platform: (1) preliminary information and due-diligence, (2) background review, (3) onsite due-diligence, (4) extensive due diligence questionnaires and (5) written review and periodic updates. This information allows a thorough review of each trading advisor's and investment platform's trading philosophy, trading systems and corporate structure.

          Although the selection of trading advisors and investment platforms is made using the quantitative and qualitative analysis described above, the general partner's decision to select, retain or terminate a trading advisor or investment platform is not scientific and is therefore subject to the general partner's discretion.

Fiduciary Responsibility

          The general partner has fiduciary responsibility for the safekeeping and use of all funds and assets of Altin:Fund, whether in its immediate possession or control, and the general partner will not employ, or permit any one else to employ, such funds or assets in any manner except for the exclusive benefit of Altin:Fund.

TRADING POLICIES

          The objective of Altin:Fund is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts and other interests in commodities. The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

Liquidity

          Altin:Fund intends to invest primarily in futures contracts and other commodity interests that are traded insufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.

Spot Commodities

          Although Altin:Fund does not expect to make or take delivery of commodities, it is authorized to do so. In addition, Altin:Fund may from time to time trade in spot, or cash, commodities.

Leverage

          Altin:Fund normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of Altin:Fund.

Borrowings

          Altin:Fund does not intend to trade in cash commodities. Also, Altin:Fund does not intend to take physical delivery. However, in the unlikely event that physical delivery will be required, the general partner believes that it would be able to borrow sufficient funds from U.S. banks at current market rates to provide the funds necessary to accept such delivery.

Spreads and Straddles

          Altin:Fund may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. The purpose of these trades is to earn profits from a widening or narrowing movement of the two prices of the futures contracts.

Pyramiding

          Altin:Fund does not intend to employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

Modifications in Trading Policies

          The advisory contracts will require the trading advisors to notify the general partner of any material modification in trading policies promptly and in any event no less than 10 business days prior to institution of the modification. The general partner will not be notified of non-material changes in the nature or types of commodity interests traded.

DESCRIPTION OF LIMITED PARTNERSHIP AGREEMENT

          The following is a summary of Altin:Fund's Limited Partnership Agreement, a form of which is attached as Appendix B.

Nature of Altin:Fund

          Altin:Fund is organized under the Delaware Uniform Limited Partnership Act. The purpose of Altin:Fund is to engage in trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts, by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of Altin:Fund or by investing directly into private funds engaged in similar trading. The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agriculatural products, energy products or metals.

Nature of Classes and Determination of Net Asset Value

          Effective the initial closing date, Altin:Fund will be organized into five separate classes of limited partnership units, class A units, class B units, class C units, Class D units and class E units, each having the rights and preferences described in this prospectus and in the limited partnership agreement. The general partner has the authority to establish one or more additional classes of units in its discretion.

          Each class shall share in the assets, expenses and liabilities of Altin:Fund on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of Altin:Fund, or any portion of any expense or liability of Altin:Fund, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units. This allocation will be final and binding on all limited partners.

Liability of Limited Partners

          When purchased in this offering, units will be fully paid and nonassessable. A limited partner will be liable for the losses and obligations of Altin:Fund only to the extent of its capital contribution and any share of undistributed profits. The general partner will be liable for all obligations of Altin:Fund to the extent that Altin:Fund's assets are insufficient to discharge those obligations. Although the limited partnership units are separated into distinct classes, the assets and liabilities of Altin:Fund will not be segregated among the classes for legal purposes, except as specified above.

Management of Altin:Fund Affairs

          The general partner is solely responsible for the management of Altin:Fund. With few exceptions, limited partners will take no part in the management and will have no voice in the operations of Altin:Fund. The general partner will delegate to the trading advisors the authority to make commodity interest trading decisions for Altin:Fund. The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, will appoint the general partner their attorney-in-fact for purposes of executing various documents on behalf of Altin:Fund. In general, the general partner will not be liable, responsible or accountable in damages or otherwise to Altin:Fund or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

          The general partner is accountable to Altin:Fund and its limited partners as a fiduciary and consequently must exercise good faith and integrity in handling Altin:Fund's affairs. This is a rapidly developing and changing area of the law, and if you have questions concerning the general partner's duties you should consult with your own legal counsel.

Redemptions, Distributions and Transfers

Optional Redemption

          A limited partner may cause any of units owned by the partner to be redeemed by Altin:Fund for an amount equal to the net asset value per applicable unit as of the last business day of each month by delivering a written request for redemption to the general partner, a form of which is attached as Appendix E indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date. Such written notice must be delivered to the general partner at least 15 days in advance of the requested redemption date, or at an earlier date if required by your selling agent. The general partner will notify a redeeming limited partner in writing within fifteen (15) days after the proposed redemption date regarding whether redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date, as applicable. The general partner will redeem units at the net asset value per unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of Altin:Fund. In such a case, the general partner will select by lot that number of redemptions as will not impair Altin:Fund's tax status. The right to obtain redemption also is contingent upon Altin:Fund's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to Altin:Fund or non-redeeming limited partners.

          The terms of the redemption request, which shall be irrevocable, must include (1) the number or dollar amount worth of units and the date for which redemption is requested, (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion. All redemptions shall be made on a first-in, first-out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed.

          The value of a limited partner's capital account as of the date of the redemption request may differ substantially from the value of the limited partner's units on the date the irrevocable notice of redemption is valued. For example, if a limited partner request's redemption on June 15, the general partner will value such redemption as of June 30 since redemptions can only be made monthly and are valued at the end of the month. Therefore, the value of the limited partner's capital account could decrease significantly between June 15 and June 30.

          In certain cases, depending on the amount and volume of redemptions, Altin:Fund may be forced to liquidate investments to provide for sufficient liquidity. In doing so, this may have an adverse effect on the investment performance of Altin:Fund.

          The timing of making the actual redemption payment may be difficult at times since Altin:Fund will be invested in other investment platforms that either impose a monthly or - quarterly redemption. A portion of Altin:Fund's assets will be invested in unregulated and illiquid investment vehicles that may impose a significant restriction on Altin:Fund's ability to pay a large amount of redemptions. Although the amount of these investments are expected to be no more than 5% to 8% of Altin:Fund's assets, the general partner may elect to liquidate those investments rather than investments in the futures accounts to avoid greater losses or penalties and therefore, the timing of the sale of the illiquid investments may cause the redemptions to be significantly delayed. Therefore, Altin:Fund may need to place a redemption request with the other investment platforms in order to raise the necessary cash to honor a limited partner's redemption request. As a result, the general partner cannot guarantee at all times that redemptions will be paid immediately.

Required Redemption

          The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from Altin:Fund, or to withdraw a portion of the limited partner's units, on not less than 15 days' advance notice in writing to the limited partner. In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner (1) that it determines is an employee benefit plan in order for the assets of Altin:Fund not to be treated as plan assets of the investing plan under ERISA, (2) that made a misrepresentation to the general partner in connection with its purchase of units, or (3) if the limited partner's ownership of units would result in the violation of applicable laws or regulations by Altin:Fund or a partner. A mandatorily redeemed limited partner is treated as withdrawn from Altin:Fund or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

Special Redemption Date

          The general partner will declare a special redemption date whenever Altin:Fund experiences a decline in the net asset value of a unit at the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. Altin:Fund will suspend trading during any special redemption period.

Distributions

          The general partner is not required to make distributions of Altin:Fund assets to any limited partner. While the general partner has the authority to make distributions of Altin:Fund assets, it does not intend to do so. The general partner believes that it is not necessary to make distributions, because you may cause Altin:Fund to redeem any or all of your units on a periodic basis. You should note, however, that, if Altin:Fund realizes profits during any fiscal year, your allocable share of those profits will constitute taxable income to you for federal income tax purposes whether or not the general partner makes distributions to you.

Profits and Losses - Allocations and Distributions

          On a monthly basis, net profits or losses will be allocated to the limited partners' capital accounts. At the beginning of each month, after taking into consideration admission of new limited partners for the month, changes to existing limited partners for the month, and redemptions of limited partners as of the beginning of the month, each limited partners' ownership interest percentage in Altin:Fund will be determined. The ownership interest percentage is calculated by dividing each limited partner's capital account by the total of all limited partners' capital accounts. This ownership interest percentage will be used to pro-rate income and loss items for all limited partners for the current month. The general partner may, at its discretion, distribute all or any portion of Altin:Fund's profits and interest, if any, earned thereon. All distributions shall be in cash and shall be made pro rata to the limited partners and the general partner based on their respective interests in Altin:Fund. The general partner does not generally intend to make any distributions to limited partners, but rather to reinvest profits back into Altin:Fund to pay for, among other things, day-to-day operating expenses of Altin:Fund.

          All redemptions will be accrued as of month end. For example, if a limited partner requests a redemption on the fifteenth of the month, the limited partner's next account statement for that month end will reflect the accrued redemption. Therefore, the ending capital account balance will reflect the balance net of the accrued redemption even though the limited partner may not have received the actual redemption payment.

Taxation

          As of the end of each fiscal year of Altin:Fund, the profit and loss for the year is allocated among the partners, including the general partner, for federal income tax purposes. Such allocation will be a pro rata portion of each income and loss item only during the time period a limited partner is part of Altin:Fund. Each limited partner shall receive a Schedule K-1 for tax reporting purposes.

Transfers and Assignments

          A limited partner may transfer or assign his or her units in Altin:Fund upon 30 days' prior written notice to the general partner and subject to approval by the general partner of the assignee. The general partner will provide approval when it is satisfied that the transfer complies with applicable laws and/or does not endanger Altin:Fund's tax status as a partnership. An assignee not admitted to Altin:Fund as a limited partner will have only limited rights to share in the profits and capital of Altin:Fund and a limited redemption right.

Dissolution of Altin:Fund

          The affairs of Altin:Fund will be wound up and Altin:Fund will be dissolved and liquidated upon the happening of any of the following events (1) a decision by the limited partners to liquidate Altin:Fund, (2) withdrawal or dissolution of the general partner and the failure of the limited partners to elect a substitute general partner to continue Altin:Fund, or (3) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner's interest in Altin:Fund.

Amendments and Meetings

          The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self-regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

          Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of Altin:Fund. In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement, (2) remove the general partner, (3) elect a substitute general partner or general partners upon the removal or withdrawal of the existing general partner, provided that the substitute general partner shall continue the business of Altin:Fund without dissolution, (4) terminate any contract between Altin:Fund and the general partner or any trading advisor, or (5) liquidate Altin:Fund.

          In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

          Any material changes to Altin:Fund's fundamental investment objectives or policies, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of Altin:Fund's outstanding units.

Indemnity

          Altin:Fund will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of Altin:Fund, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Altin:Fund, (2) the general partner or such related person was acting on behalf of, or performing services for, Altin:Fund, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or such related person. Altin:Fund may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Altin:Fund, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Altin:Fund for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner or any related person is recoverable only from the assets of Altin:Fund and not from the limited partners. Nevertheless, Altin:Fund shall not indemnify the general partner or any related person for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

          The limited partnership agreement further provides that the general partner is authorized to cause Altin:Fund to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law. In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

          No indemnity by Altin:Fund will increase the liability of any limited partner beyond the amount of the limited partner's capital contribution and profits, if any, in Altin:Fund.

Reports and Notices to Limited Partners

          Limited partners will receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to Altin:Fund as may be required by CFTC rules. No later than 90 days after the end of each fiscal year, a certified annual report of financial condition of Altin:Fund will be distributed to limited partners, together with tax information necessary for limited partners to prepare their annual income tax returns. This certified annual report will contain financial statements that have been audited by Altin:Fund's independent accountants. If a certified annual report is due to be distributed within 45 days after the end of a calendar year, a monthly statement of account for December may not be distributed.

          Limited partners will have the right to inspect Altin:Fund's books and records at the general partner's offices during reasonable business hours upon reasonable notice to the general partner.

          In addition, notice will be mailed to each limited partner, together with a description of limited partners' redemption and voting rights and a description of any material effect that the applicable following event may have on limited partners, within seven business days of any of the following events:
•	a decrease in the net asset value per applicable unit to 50% or less of the net asset value per unit most recently reported;
•

any material change in any contract with a trading advisor, including any change to trading advisors or any modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and

•	any material change in the amount of the brokerage charge or any other material change affecting the compensation of any party, as determined by the general partner in good faith.

Miscellaneous

          In compliance with the NASAA Guidelines, the limited partnership agreement provides that (1) no loans may be made by Altin:Fund to the general partner or any other person, (2) Altin:Fund's assets will not be commingled with the assets of any other person - assets used to satisfy margin requirements will not be considered commingled for this purpose, (3) no rebates or give ups may be received by the general partner nor may the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines, (4) no trading advisor will receive a fee from Altin:Fund based on Altin:Fund net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by Altin:Fund, (5) the duration of any contract between Altin:Fund and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one-year periods until terminated) and must be terminable without penalty upon no less than 60 days' prior written notice, (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the limited partners, (7) Altin:Fund will not engage in pyramiding, and (8) at no time will a trading advisor be an affiliate of Altin:Fund's clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

General Partner Withdrawal

          The general partner may withdraw from Altin:Fund upon 120 days' prior written notice to all limited partners. In the event of the general partner's removal or withdrawal from Altin:Fund, the general partner will be entitled to redeem any units it owns at the applicable net asset value on the next valuation date following such removal or withdrawal.

FUND'S TRADING ADVISORS

          The general partner plans to retain Clarke Capital Management, Inc., Fall River Capital, LLC, Forecast Trading Group, LLC, and Rosetta Capital Management, LLC as Altin:Fund's trading advisors. Each of the trading advisors will manage between 10% to 15% of Altin:Fund's net assets. Clarke Capital Management follows a strict trend following trading strategy. Fall River Capital follows a technical trading strategy. Forecast Trading Group uses fundamental analysis and discretion in its trading strategy. Rosetta Capital Management generally utilizes a trend following trading strategy, however, its trading program is not fully automated and not completely mechanical.

          Altin:Fund has not commenced trading operations so none of the trading advisors have begun trading on behalf of Altin:Fund. Clarke Capital Management began trading on behalf of Altin:Private Fund on 01/01/2007; Fall River Capital began trading on behalf of Altin:Private Fund on 11/2007, Forecast Trading Group began trading on behalf of Altin:Private Fund on 10/2007, and Rosetta Capital Management began trading on behalf of Altin:Private Fund on 05/2008.

          The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days' prior written notice to the affected trading advisors. The general partner may also reallocate assets away from any trading advisor at any time, if the purpose for the reallocation is to meet a margin call from Altin:Fund's FCM resulting from the trading activities of another trading advisor, but only to the extent that such other trading advisor, whose trading has resulted in the margin call, has no Altin:Fund assets not committed to commodities positions.

          Because the advisory contracts also provide for reallocation upon termination of a trading advisor's advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the current allocations. The advisory contracts are generally for a term of one year and are generally automatically renewable for successive one-year terms until terminated. The advisory contracts generally provide that either party may terminate the advisory contract at any time for any or no reason upon no less than 60 days' written notice. The advisory contracts also generally provide that either party may terminate the advisory contract immediately upon written notice of the occurrence of enumerated events including the withdrawal of the general partner, the suspension, revocation or withdrawal of either party's CFTC registration or NFA membership or a material breach of the advisory contract by a trading advisor.

          The general partner may allocate funds in excess of actual funds, referred to as notional funds, to the trading advisors. Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only. The general partner may pay consulting fees with respect to notional funds allocated to the trading advisors. Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

          The general partner does not require that the trading advisors use any particular introducing brokers. The fees charged by the introducing brokers will be paid by Altin:Fund. These include execution and give-up fees and any other transaction costs. Because different trading advisors may use different introducing brokers, the fees charged to Altin:Fund can differ, and may differ substantially, from one trading advisor to another. The general partner intends to review the brokerage charges incurred on behalf of each trading advisor's trading activities and may reallocate Altin:Fund assets and/or terminate trading advisors if it appears to be in the best interests of Altin:Fund.

          The trading advisors and their principals may trade for their own accounts and/or invest in other commodity pools for which they serve as advisor. In doing so, these trading advisors and/or principals may make trades that are different from, opposite to or similar to, trades entered into by Altin:Fund and they may even be the other party to a trade entered into by Altin:Fund. Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for Altin:Fund, and might or might not obtain more favorable order execution. If the trading advisors or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading or any written policies related to this trading.

          The advisory contracts with each trading advisor generally provide that the general partner and Altin:Fund shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys' and accountants' fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of Altin:Fund, and provided that the trading advisor's or its affiliates' conduct does not constitute gross negligence or a breach of its or their fiduciary obligations.

          The following descriptions include background information on each trading advisor and its principals, as well as information concerning each trading advisor's strategy applicable to Altin:Fund. You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each. Because each trading advisor's strategies and programs are proprietary and confidential, their descriptions here are general in nature. Each of the trading advisors has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending.

ALTIN:FUND'S TRADING ADVISORS

Clarke Capital Management, Inc.

          Clarke Capital Management, Inc., an Illinois corporation, has been a commodity trading advisor since October 1993. CCM has also been a member of NFA since October 1993. CCM was a registered commodity pool operator from October 2004 through October 2007. The business office and telephone number for CCM is 116 W. Second Street, Hinsdale, Illinois 60521, (630) 323-5913, Fax: (630) 323-5919.

Management

          CCM's principals are Michael J. Clarke, James S. Andersen, and David G. Wesolowicz.

          Michael J. Clarke has been a registered associated person and listed principal of CCM since October 1993. Mr. Clarke owns CCM and, along with Messrs. Andersen and Wesolowicz, is responsible for making trading decisions for CCM.

          James Andersen is currently vice president and chief operating officer of CCM with the primary responsibility for its operations. From October 2002 to present, Mr. Andersen has been employed by CCM as director of operations before being named vice president. Mr. Andersen has been registered as an associated person of CCM since August 2003 (temporary license granted in July 2003). In January 2007, Mr. Andersen became a listed principal of CCM.

          David G. Wesolowicz has served as chief financial officer and chief compliance officer for CCM since August 2004. He has been a registered associated person of CCM since September 2004 and became listed as a principal of CCM in January 2007. From May 1990 to August 2004, Mr. Wesolowicz was president of Essex Trading Group, Ltd. and its affiliate, Essex Trading Company, Ltd., a leader in the research and development of trading systems and techniques. Essex Trading Group, Ltd. was registered as an introducing broker and both Essex Trading Group, Ltd. and Essex Trading Company, Ltd. were registered as commodity trading advisors with NFA.

          To review the past performance of CCM, please see pages 75 through 98.

CCM Trading Programs

          CCM currently has ten trading programs; Global Basic, Global Magnum, Worldwide, Millennium, Orion, FXF-plus, Jupiter, the MJC Futures Program, the Omega Program and the Alpha Program. Altin:Fund intends to invest in the Millennium Program.

          On January 25, 1998 CCM began trading the Millennium Program for clients. This program offers maximum diversity with regard to commodity interests followed and utilizes intermediate, long-term, and very long-term models. It is designed for the larger well-capitalized client. The Millennium Program currently trades approximately 46 domestic and international commodity interests. Sixteen of these are either long or short interest rate contracts reflecting interest rates in Europe, the U.S., Canada, Japan and Australia. The balance of the commodity interests followed are currencies, grains, softs, metals, meats and fuels both foreign and domestic. The number of models used in this program is 25. Unlike many of the other programs of CCM, the Millennium Program uses several very long term models among the 25 in its portfolio. These very long term models generally produce larger profits per trade, but lower profits per day than shorter models. When used in a portfolio with shorter time frame models, as is the case here, they can produce smoother overall equity curves even though these models generally give much more room to a position before exiting. It should be noted that there will be times when there is significant correlation between markets within a market sector or between market sectors, possibly in an adverse direction to positions held in the client's account. Investors in Altin:Fund should be aware that this factor alone, although there are others, will lead to periods of extreme volatility and possibly very large drawdowns in an investor's equity.

          Although the ten programs traded by CCM differ in certain respects, they share a number of common elements. Under all ten programs, CCM's trading strategy is strictly technical in nature. No fundamental analysis is used. The strategy was developed from analysis of patterns of actual price movements, and is not based on analysis of supply and demand factors, general economic factors, or world events. CCM has conducted analysis of these price patterns to determine procedures for initiating and liquidating positions in the markets in which it trades.

          In addition to all the markets followed for client accounts in all of its programs, CCM follows several additional markets which consist of illiquid domestic and foreign markets and markets otherwise deemed unsuitable for client programs. The principal of CCM currently trades several personal accounts. These accounts are traded under the same programs offered to clients. Although currently not the case, CCM or its principals may trade other models or commodities than those offered to clients in order to test the viability of incorporating them into programs for clients or for other reasons.

          The millennium program, having an initial base level of trading of one "contract unit" at the $1,000,000 level, is automatically adjusted up or down for every stabilized increase or decrease of $250,000 in the account. This level, however, will not be adjusted below the $750,000 equity level.

          The general trading strategy of all ten CCM programs is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend. All CCM programs employ techniques that utilize a number of trading models acting independently. Each model generates its own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. CCM reserves the right to make adjustments in the exact entry or exit price a model uses for any program or pool, or to delay entry or exit on any order, in order to attempt to reduce the impact of slippage from large block orders being executed at the same or similar prices. The models vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program.

          Analysis and research into improved trading systems and strategies is an ongoing process at CCM. It may be determined that modifications to one or more of the trading models would improve its performance or the performance of one of the programs as a whole. Additionally, new models may be added or existing ones removed from any of the programs. CCM may also decide to add or remove one or more commodities eligible for trading for a program or model. Because CCM's methods are proprietary and confidential, managed account clients will not be informed with respect to such changes in CCM's trading methods.

CCM's Risk Management

          CCM gives a high priority to risk management. If possible, within existing market conditions, CCM's trading systems perform under the constraints of its risk management system. For all programs this system estimates the amount of risk in each market, group of related markets, and for the overall portfolio.

          The risk is calculated daily for each model on all open positions. Each open position has an adverse reaction point at which CCM exits the position immediately or as soon as possible. The distance to this point provides the dollars at risk for each open position. The dollars at risk for a market are then summed for each model in a way to determine the net open dollar risk. This is compared to Altin:Fund's account equity under management by CCM, which is the base equity (any equity Altin:Fund deposits in the account minus any equity Altin:Fund has withdrawn from the account, plus any notional funds agreed to by Altin:Fund), plus realized and unrealized profits, interest received, minus commissions and fees. When this risk percentage approaches risk control limits, no new positions or smaller size position are taken. Within a program similar techniques are used to control risk in related markets and in the portfolio as a whole.

          All models used by all the programs have an overriding filter to prevent initiating positions when the level of risk in the initiated position would be at an abnormally high level.

          If Altin:Fund's account equity should fall around 10% or more below peak account equity, CCM may instate tighter risk control limits. Also, regardless of account equity, tighter risk control limits may also be put into effect for Altin:Fund when the account begins trading with CCM. Under tighter risk control limits, smaller size positions may be initiated for one or more models, if possible, than would otherwise be indicated. If this is not sufficient to reduce risk to an acceptable level, CCM, at its discretion, may suspend some commodities from having positions initiated by one or more models or may suspend one or more models for this account until the account equity returns to an acceptable level. As account equity builds in Altin:Fund over base equity, larger risk control limits may be used for Altin:Fund's account for some or all commodity interests.

CCM's Fee Structure

          CCM will charge Altin:Fund a monthly management fee of 1.8% annually of the "nominal account value" of Altin:Fund's account. For purposes of calculating CCM's management fee, the nominal account value is the total of gross ending equity plus all notional funds plus any withdrawals made during the month. This management fee will be charged whether or not trading has been profitable and are not pro-rated. "Gross ending equity" is defined as the beginning equity plus any additions minus any withdrawals plus the gross trading performance plus interest minus any fees or charges other than those listed under brokerage commission and miscellaneous fees. Such fees would include any wire transfer fees. "Gross trading performance plus interest" is defined as the sum of the realized and unrealized trading profits plus any interest credited to Altin:Fund's account during the period. CCM will trade a portion of Altin:Fund's account pursuant to notional funds. The management fee will be based on the nominal account value of Altin:Fund's account, and therefore, will include notional funds.

          CCM will charge an incentive fee of 25% of "net trading profits" for each quarterly period. Net trading profits is defined as gross trading performance plus interest for the period minus any "carry forward loss" from previous periods. If Altin:Fund's account experiences a net trading loss for the month, such losses will be summed into the "carry forward loss." This "carry forward loss" will be deducted from any positive gross trading performance plus interest of succeeding months for the sole purpose of determining the incentive fee due CCM. This deduction shall take place each succeeding month until the full amount of the "carry forward loss" has been offset by gross trading performance plus interest. If Altin:Fund withdraws funds from its trading account under CCM's management, any loss attributed to those funds will be deducted from the "carry forward loss" on a percentage basis.

          Once paid, management and incentive fees are not refundable unless an accounting error was made. If Altin:Fund begins trading in the middle of the month, Altin:Fund's account will be subject to management fees for the full month, as well as any incentive fee based on net trading profits from the end of the previous period.

Fall River Capital, LLC

          Fall River Capital, LLC, a Wisconsin limited liability company, became registered with the CFTC as a commodity trading advisor in January 2000 and a commodity pool operator in June 2000. Fall River became a member of NFA in January 2000. Fall River's principal office is located at 11740 North Port Washington Road, Mequon, Wisconsin 53092, and its telephone number is (262) 241-8020.

Management

          The listed principals of Fall River are Robert Friedl, Charles Wright and Frank Pusateri. Both Mr. Friedl and Mr. Wright own and operate Fall River and, together with Mr. Pusateri, are also responsible for the day-to-day trading decisions for Fall River. Neither Mr. Friedl, Mr. Wright, Mr. Pusateri nor Fall River will be invested in Altin:Fund.

          Robert Friedl has worked in the futures industry since 1987 and brings more than twelve years of experience in the areas of trading-room operations, systems research, and trading advisor back-office management. He is a registered Associated Person and principal of the Advisor, effective January 5, 2000.

          From September 1988 to September 1989, he was employed by Limitless Options Partners (a proprietary trading and floor brokerage group) and supervised its back-office operations. Mr. Friedl's responsibilities included daily option valuations and risk management for Limitless Options Partners' options, futures and cash/currency positions in addition to account reconciliation and internal trade accounting.

          Mr. Friedl worked with the Fall River Group, Inc., a group of foundries in Wisconsin as an in-house trader for the company's proprietary commodity account (October 1989 to September 1991). He has been involved in the back-office operations of several brokerage and trading firms including: B.L. Rice, Inc., a proprietary trading firm in Chicago, Illinois (May 1987 to September 1987) and KTZ Trading, a proprietary trading firm in Chicago, Illinois (September 1987 to August 1988).

          Mr. Friedl was a founding principal of the Webster Management Group, a Commodity Trading Advisor, which was started in September 1991. He co-designed the initial trading strategies and remained a member of the research team through 1996. Mr. Friedl was the principal in charge of Webster's trading desk from 1993 through 1995. During that time he coordinated the design and implementation of Webster's back office software and account management systems.

          In 1996, Mr. Friedl began a transition from Webster's trading desk into full-time research. In January 1997, he moved into full time research and product development for Webster. He left Webster in January 2000 and started the Advisor thereafter.

          Mr. Friedl holds a Bachelor of Science degree in Small Business Management from the University of Wyoming (1986).

          Charles Wright has been the chairman of the Fall River Group, Inc., a manufacturing company in Wisconsin, since September 1979, and has been associated with the group since October 1973.

          In addition, Mr. Wright is a founding member, principal and registered Associated Person Fall River, effective January 5, 2000, and became a branch office manager of Fall River on October 10, 2007. Since October 2001, he has also been the chairman and co-owner of Quaestus & Co., Inc. a venture capital firm located in Palm Beach, Florida.

          Mr. Wright has also been involved with three other commodity pool operators: Kilbourn Capital Management LLC, Hamilton Management LLC and StoneTree Group, LLP. He served as a principal, chairman and co-owner of Kilbourn Capital Management LLC from February 2003 through October 2005. He was an associated person of the firm from March 2003 through October 2005. Mr. Wright was a principal of Hamilton Management LLC from March 2007 to July 2008, as well as its associated person from April 2007 to July 2008. He was a principal of StoneTree Group, LLLP, from February 2006 to April 2007, and an Associated Person from February 2006 to March 2007.

          Mr. Wright serves on the board of directors of several firms in Wisconsin, including, in the non-profit sector, Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago (October 1979 to present) and the Second Harvest Food Bank Foundation (November 1989 to present). He is a former commissioner of the Milwaukee Social Development Commission, and a former member of the Greater Milwaukee Committee. In the private sector, he has served as a director of U-Line Corporation (June 1980 to June 2004), a manufacturer of refrigeration devices. Since June 2001, he has sat on the board of TradeStation Group, Inc., a principal of a futures commission merchant headquartered in Florida.

          Mr. Wright served as president of the Private Industry Council of Milwaukee County from June 1996 through September 1997. The Private Industry Council was responsible for implementing and overseeing "Wisconsin Works" or "W2", Wisconsin's innovative welfare reform program, in Milwaukee County, Wisconsin during his tenure as President.

          From July 1992 to March 1997, he served as chairman of Caribbean Communications Company Ltd. During this time Caribbean Communications Company Ltd. continued building and operated a radio network throughout the English-speaking Caribbean Islands. In 1997, Cumulus Media, Inc. acquired Caribbean Communications Company Ltd.

          Mr. Wright was an IOM member of the Chicago Mercantile Exchange from September 1983 to December 1989 and actively day-traded S&P futures. From March 1989 to May 1991 he served as editor of the System Trading and Development Newsletter, published by Omega Research, Inc. He has taught several different trading seminars over the years, including System Trading and Development, and Trading as a Business.

          Mr. Wright is the author of the book, Trading as a Business, published by Omega Research, Inc. (1998). Mr. Wright holds a Bachelor of Arts degree from the University of South Florida (1973) and a Masters Degree in Business Administration from the Harvard University Graduate School of Business (1977).

          Frank Pusateri has worked in the futures industry since 1977 in diverse management capacities including portfolio evaluation, operations and marketing.

          From May 1977 to November 1987, Mr. Pusateri worked for E.F. Hutton & Company, Inc., a CFTC-registered futures commission merchant, where he was in charge of performance analysis including the evaluation and selection of the CTAs used in E.F. Hutton's Managed Futures Program and the development of the statistical and analytical techniques employed in the selection process. He was registered as an associated person from April 1981 to April 1984 and from June 1986 to October 1987 of EFHutton, as well as its Director of Managed Commodity Accounts from 1986 to 1987. From December 1981 to May 1986, Mr. Pusateri founded and was President of a consulting firm, Pusateri Associates that specialized in providing CTA evaluation and section expertise, while offering a wide spectrum of administrative and operational support services to CTAs, brokerage firms and institutional investors. He was a principal (April 1984 to May 1986) and an associated person (January 1985 to May 1986) of Futures Asset Management Group, Inc., an IB, as well as a principal (April 1984 to July 1986) and an associated person (July 1985 to July 1986) of Montclair Futures Inc., a CPO and CTA. From November 1987 to November 1992, he was Vice President (later Senior Vice President) of Investments for Prudential Securities Futures Management Inc., a CPO and CTA, where he specialized in the selection of trading advisors for multi-manager-futures portfolios for large sophisticated clients. He was registered as its associated person from August 1992 to December 1992, as well as registered as an associated person of Prudential Equity Group LLC, an FCM, from November 1987 to December 1992. He was also a principal of his own sole proprietor CTA from February 1982 to August 1985 and May 1992 to June 1994, as well as an associated person in August 1985 and May 1992 to June 1994. Mr. Pusateri was Managing Director and associated person of Cotswold Management, Inc., a CTA and a provider of multi-advisor managed futures programs, from March 1993 to January 1994 and a Managing Director and associated person of LaSalle Portfolio Management Inc., a CFTC-registered CTA and CPO, where he also helped establish and register an affiliate, Sheridan Investments Inc. as an Investment Advisor and CTA to offer yield enhancement programs from January 1994 to August 1995 and Marketing Director of Sheridan from May through November 2000. He also had the following NFA designations with Sheridan: principal (May 2000 to November 2000), associated person (August 2000 to November 2000) and branch manager (September 2000 to November 2000). He also was an associated person and Senior Vice President with Index Futures Group, an FCM, from September 1995 through June 1996, then an associated person and principal of Index Management Services, Inc., a CPO and CTA, from January through July 1996. From July 1996 until August 2002, Mr. Pusateri provided consulting services on managed futures through The Price Futures Group Inc., a firm registered pursuant to CFTC regulations as a guaranteed Introducing Broker. He was also a registered associated person (August 1996 to August 2002) and branch manager (April 1999 to March 2000) of The Price Futures Group Inc., as well as an associated person of Price Asset Management Inc., a CPA and CTA, from May 1999 to August 2000.

          Mr. Pusateri has been an associated person of Fall River since October 19, 2006, and has been listed as a branch manager of the firm since October 10, 2007, and as a principal since January 9, 2009. He also is the associated person, principal and President of Adirondack Portfolio Management, Inc., a CTA and consulting firm that specializes in managed Futures, positions he has held since April 30, 1999.

          Mr. Pusateri was Publisher of Managed Futures Today, an industry newsletter from December 1992 to March 1994. His written contributions to the industry include articles in Managed Futures Today and the Managed Account Report Yearbook and two chapters from the Commodity Futures Handbook. He has been a guest speaker on the topic of managed futures on numerous occasions. He is the past president of the Managed Futures Trade Association, the past treasurer of the Managed Futures Association, and a past director of the Rose-Baratz Literary Foundation and the Foundation for Managed Derivatives Research. He is actively involved in raising funds from the investment industry for charity and in 1996 was chairman of the Brazilian Dollar Bash and co-chairman of the CTA/CPO Advisory Committee for CARE'S World Trading Day. In January 1991, he received the Donchian Award in recognition of his contributions to the managed futures industry. Mr. Pusateri holds an MBA degree in accounting and finance from the Amos Tuck School of Business Administration, Dartmouth College, and BA in Mathematics from Colgate University.

          To review the past performance of Fall River, please see pages 99 through 106.

Fall River's Trading Program

          The general partner intends a portion of Altin:Fund's assets to be managed by Fall River pursuant to Fall River's Global Strategies HL Program. The goal of the Global Strategies HL Program is to provide superior risk-adjusted investment returns for each respective time frame.

          The Global Strategies HL Program trades at twice the leverage of Fall River's Global Strategies Program, i.e., for every one commodity contract bought or sold for a Global Strategies Program account, Fall River will buy or sell 2 equivalent contracts for a Global Strategies HL Program account, although there may be situations where such account is traded with more or less leverage. This one difference will have a profound affect on the performance and volatility of the Global Strategies HL Program. In particular, the Global Strategies HL Program can expect to have more rapid drawdowns and greater volatility than the Global Strategies Program and the equity invested in the Global Strategies HL Program may erode much quicker than the equity in the Global Strategies Program; however, the Global Strategies HL Program also has the potential of greater trading profits than the Global Strategies Program.

          Fall River's program trades in easily accessible and liquid U.S. and non-U.S. futures and forward contracts that are practicable. Futures contracts may include, among other things, interest rates, currencies, stock indices, metals, agriculture and energies. Forward markets may include major currencies and metals, which are currently being traded on the London Metal Exchange. In addition, Fall River continually monitors numerous markets, both U.S. and non-U.S., and will initiate trades at any point it determines that a market is sufficiently liquid and tradable.

          The Global Strategies HL Program trades a global portfolio of 60+ futures markets. Fall River may also trade an account in physical commodities, including exchange of futures for physicals transactions. An exchange of futures for physicals transaction is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

          Fall River estimates that generally, between 5% and 30% of Altin:Fund's trading account managed by Fall River will be committed as original margin. However, according to Fall River, these ratios are difficult to predict and may vary substantially from this range and be materially higher.

          Trading decisions require the exercise of judgment by Fall River. Therefore, the success of trading depends on Fall River's trading ability, knowledge and judgment. Fall River will exercise its judgment and discretion in interpreting the data generated by its trading methodology, and will make all decisions regarding the trading in Altin:Fund's account, including selecting the markets which will be followed and actively traded. In addition, Fall River will determine the method by which orders are placed, the types of orders that are to be placed, the overall leverage for the portfolio, and, when applicable, the time at which orders are placed with, and executed by, a broker.

          The Global Strategies HL Program does not assure successful trading. Investment decisions made in accordance with Fall River's Global Strategies HL Program will be based on an assessment of available facts. However, because of the large quantity of facts at hand, the number of available facts that may be overlooked and the variables that may shift, any investment decision must, in the final analysis, be based on the judgment of Fall River.

          Fall River's business plan includes continued refinement and testing of its program. Therefore, Fall River retains the right to revise any methods or strategy, including the technical trading factors used, the commodity interests traded and/or the money management principles applied. It will do this without the general partner's approval if Fall River determines that the changes are in the best interest of Altin:Fund. Fall River's program is proprietary and confidential, and the descriptions herein are, of necessity, general and are not intended to be exhaustive. Consequently, Altin:Fund will not be able to determine the full details of the program, or whether the program is being followed. There can be no assurance that any trading strategy of Fall River will produce profitable results or will not result in losses.

Fall River's Fee Structure

          Fall River will charge Altin:Fund a quarterly incentive fee and monthly management fee that is billed quarterly. Once the fees are earned, Fall River will retain the fees regardless of Altin:Fund's performance subsequent to the period for which the fees are earned.

          With respect to the management fee, Fall River will charge Altin:Fund a monthly management fee of 2% of net asset value per annum. This fee is accrued monthly as a percentage of the net asset value of Altin:Fund's account. For purposes of this management fee, net asset value shall mean Altin:Fund's total assets (including notional funds, if any) less total liabilities under management by Fall River. Net asset value will include the sum of all cash and any unrealized profit or loss on securities and open commodity positions. All securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price determined by the exchanges on which such positions are maintained and, with respect to U.S. treasury bills, their cost plus accrued interest. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to closing of the exchange on which positions are maintained, the contract will be valued at the settlement price as determined by the exchange on the first subsequent day on which the position could be liquidated. The management fee will be calculated prior to any incentive fee being subtracted from the account. If Altin:Fund withdraws from Fall River's trading program on a date other than at the end of a quarter, management fees will be calculated and billed as if such termination were the end of the month and pro rated to the number of months actually traded in that quarter. For purposes of this management fee, the net asset value will be the ending account value, plus any notional funds, minus accrued commissions. This value will also include any securities on deposit at market value plus accrued interest, if any.

          With respect to the incentive fee, Fall River will charge Altin:Fund a quarterly incentive fee of 20% of net trading profits. For purposes of calculating the incentive fee, net trading profits is equal to the excess, if any, of the net asset value at the end of the calendar quarter over the net asset value at the end of the highest previous quarter or the net asset value at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on the net asset value resulting from new capital contributions or capital withdrawals, if any, made during the period, whether the assets are held separately or in a margin account. Losses attributable to capital withdrawals shall not be carried forward. Net trading profits shall include interest or other income not directly related to trading activity. The incentive fee calculation also includes, in part, unrealized appreciation on open positions. Such appreciation may never be realized by Altin:Fund. For example, if at the end of a quarter Altin:Fund's account had unrealized profits on open positions, Fall River may receive an incentive fee based on such unrealized profits. Following such payments, those open positions might, due to adverse market conditions, be closed out at no profit or even at a loss; nevertheless Fall River would retain the entire fee.

Forecast Trading Group, LLC

          Forecast Trading Group, LLC was established under the laws of the State of New Jersey in June 2001. Forecast is registered as a commodity trading advisor with the CFTC since November 2001 and was a registered commodity pool operator from July 2004 through January 2008. Forecast is also a member of NFA effective July 2001. Forecast's principal office, and the site where its books and records are maintained, is located at 926 Haverstraw Road, Suffern, New York 10901-2202. Its telephone number is (845) 362-3820, its fax number is (845) 362-3873 and its electronic e-mail address is info@forecasttrading.com.

Management

          Forecast is owned and operated by James R. Brunn. Neither Mr. Brunn nor Forecast will be invested in Altin:Fund. The exact nature of Forecast's trading strategy is proprietary and confidential.

          James R. Brunn, is the managing director of Forecast. Mr. Brunn is responsible for all trading decisions for Forecast. In addition, he is a registered principal and associated person of James Brunn Associates, Inc. since November 1996. His career has spanned over 20 years in senior management and trading positions with international banking institutions. In the positions he held, Mr. Brunn was responsible for the supervision and risk management oversight of other traders employed at the banks.

          At Banque Francaise du Commerce Exterieur (October 1994 to December 1996), Mr. Brunn functioned as a market maker in the major currencies in addition to strategic trading. As chief dealer for Credit Industriel et

Commercial, a French banking corp. (April 1992 to May 1993) and as a proprietary trader at Standard Chartered Bank (June 1993 to August 1994), he worked on an exotic currency desk and he helped to establish a European Monetary System trading desk. He also developed the guidelines used by the bank for strategic position taking.

          Mr. Brunn was the chief dealer at Royal Bank of Scotland from April 1989 to April 1992. His responsibilities included strategic positioning for the bank and the development of risk management oversight and credit policies. Products traded included major currency and cross currency pairs as well as all OTC treasury interest rate and currency products and derivatives. He also served as chief dealer of foreign exchange from May 1985 to April 1989 at Banque Arab International Investments. He was responsible for strategic trading decisions for the banks proprietary account and the spot trading of major U.S. dollar positions. His responsibilities included the development and implementation of programs to hedge currency risk assumed by the bank's money market operations.

          Mr. Brunn began his trading career at Lloyds Bank Plc (October 1978 to May 1985) where he served as senior foreign exchange dealer and established the European Monetary System trading desk. In that position, he was also responsible for the spot and forward books of numerous European and commonwealth currencies. While at Lloyds, he spent time on the floor of the New York Futures Exchange as a registered floor broker.

          To review the past performance of Forecast, please see page 107.

Forecast's Trading Program

          Forecast relies primarily on fundamental analysis with the support of technical analysis. Mr. Brunn and his staff are not professional meteorologists; however Forecast's trading methodologies employ proprietary meteorological models of a number of research providers. Mr. Brunn applies significant market experience and discretion as a fundamental trader in interpreting the potential impact of weather reports, especially in circumstances where the conclusions of major analysts conflict. It should be noted that commodity trading strategies based merely upon seasonality or other generally anticipated cyclical effects have not been shown to provide consistent profits, and are as likely to lead to random losses over time. Forecast therefore does not advise its clients to invest in energy and agricultural commodities based upon seasonal weather patterns. However, it is a widely-held and traditionally supported belief of the commodity industry that unanticipated changes in weather patterns, such as exceptionally hot, cold or dry regional weather conditions often expressed in governmental or private forecasts, can be an important factor in determining the price of such commodities as crude oil, heating oil, corn, soybeans, wheat, orange juice, coffee, cotton, and others. Additionally, during the past 7-10 years, such weather changes have become extremely important in the price of natural gas. Forecast believes that access to the most accurate weather forecasts available, combined with timely analysis and experienced interpretation of that information, provides key competitive advantages relative to other market participants.

          Forecast's process of generating trade signals begins with the fundamental analysis of global meteorological data, with consideration given to market conditions, in an attempt to identify conditions in which short-term reward potential is likely to be in excess of risk. A compilation of weather related fundamental indicators are applied and considered before entering or exiting each position. Forecast utilizes meteorological and crop research put out by major analysts. Research of this kind constitutes a key component of the program's trading analysis and the cost of such research constitutes a substantial portion of Forecast's overall operating expense.

          Next, Forecast overlays its fundamental analysis with a systematic technical methodology that combines money management principals with non-linear modeling techniques. This technical approach to the markets does not depend on the occurrence of major price trends in order to be profitable. Instead, trades are made under various market conditions and are typically of short duration, which average (but are not restricted to) two (2) days in length.

          Finally, in applying its fundamental research and technical analysis to commodities trading for its clients, Forecast also employs liquidity and risk management techniques with the objectives of limiting losses, controlling market exposure and capturing profits. Forecast's trading approach also includes periodic "neutral modes" which may indicate that no position is appropriate in a particular contract or contract group in an attempt to preserve capital. Position size is a dynamic function of the volatility and price trend of each market and may vary significantly from one trade to the next within each market.

          Thus, positions are established when Forecast's analytical methods, taken together, indicate a high probability of substantial reward relative to anticipated risk. Positions may be initiated in either trending or cyclical markets. Although positions are established at frequent intervals, there may be no position established from time to time. The trading philosophy assumes that there are many significant short-term moves, but that not all offer the desired risk/reward ratio.

Fundamental Analysis of Weather Related Factors

          One of Forecast's distinctive base advantages is its use of scientific and quantitative analysis of weather forecasting to implement trading decisions. Forecast's subscriber relationship with key research analysts frequently extends to a daily or minute-by-minute communication of research and analysis of changing climate and crop factors. When Forecast's analysts agree on a major weather forecast event that might impact a commodity such as natural gas, for example, a more aggressive stance may be taken. If however, there is some disparity in forecasts, and the technical charts are pointing in a different direction, a much more conservative approach might be taken, or Forecast may decide that no position will be entered into until there is more certainty. Forecast uses short to intermediate term positions to benefit from price movements in markets such as natural gas, coffee, soybeans, sugar and many other weather sensitive commodities.

          While Forecast does not trade commodities based solely on seasonal factors, Forecast has identified two primary trading seasons, each encompassing specific markets for which weather is a key factor and in which sufficient liquidity exists to permit Forecast's fundamental analysis of unanticipated weather changes to be expressed in commodities positions. Generally, grain, coffee and cotton markets are traded May through August. Energy complex and tangible commodities, such as orange juice, are traded between November and March. This does not however, preclude trading these markets during other months. Forecast believes that its ability to access energy and agricultural commodities markets outside of the U.S. provides another advantage to its clients, since overseas markets are often relatively lacking in the sophistication and timeliness of their price response to changing weather effects. In addition, global weather maps are updated on a 24-hour basis, and when there is a change in the forecast, Forecast can "get a jump" on other participants by positioning before the opening of U.S. commodities markets.

Implementation of Trading Approaches

          Forecast, from time to time, may change or refine the trading systems employed to manage its clients' accounts as a result of ongoing research and development. Altin:Fund is not expected to be informed of these changes as they may occur. Mr. Brunn reviews and maintains discretion over all trading parameters. Mr. Brunn will select the contracts and markets which will be followed, the contracts and markets which will be actively traded and the contract months in which positions will be maintained. Mr. Brunn will also determine when to roll over a position (i.e., liquidate a position which is about to expire and initiate a new position in a more distant contract month). These types of decisions require consideration of, among other things, the volatility of a particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between various contracts and overall portfolio balance and risk exposure. With respect to the timing and execution of trades, Mr. Brunn may also rely to some extent on the judgment of others, such as floor brokers. No assurance can be made that consideration will be given to any or all of the foregoing factors by Mr. Brunn with regard to every trade for an account managed by Forecast or that consideration of any of such factors in a particular situation will lessen the account's risk of loss. Clients should be aware that such decisions may involve a substantial element of judgment and the unavailability of Mr. Brunn to make such decisions could materially impair the operation of the trading approach.

Leverage and Risk Management

          Along with the subjective decision-making authority reserved for Mr. Brunn, Forecast also maintains certain risk management procedures for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. Forecast may continually adjust its trading portfolios and the position size of an order immediately prior to placement, and/or after the initial position is established, based on such factors as past market volatility, prices of commodities, amount of risk, potential return and margin requirements. The decision not to trade a certain commodity interest at certain times or to reduce the numbers of contracts traded in a particular market may result in missing significant profit opportunities. Forecast generally attempts to limit any particular trade position to a loss of no more than: a) 1% for medium confidence trades; b) 2-3% for high confidence trades; c)

3-4% for the highest confidence "A" trades. Forecast defines "A" trades as situations when Forecast believes that the prices of a particular contract are exceptionally vulnerable and highly correlated to unanticipated weather changes, often seen when every new weather map update seems to sharply affect price direction.

Forecast's Fee Structure

          Forecast will charge Altin:Fund a monthly management fee equal to 1/12th of 1.70% of the account's nominal trading level. Management fees will be accrued monthly, but paid quarterly. The term "nominal trading level" shall mean the agreed upon trading level that Forecast will manage Altin:Fund's assets. Altin:Fund has authorized Forecast to trade a portion of Altin:Fund's assets at a $1-$2 million level, regardless of actual assets, if any, allocated to Forecast. The management fee payable to Forecast for the month in which Altin:Fund's account commences or terminates trading operations will be pro-rated based on the ratio that the number of trading days in the month in which the account receives trading advice from Forecast bears to the total number days in the month.

          Because Forecast trades "notional" equity for Altin:Fund (i.e., to trade Altin:Fund's account as if more equity were committed to the accounts than is, in fact, the case) and because Forecast's management fee is based upon notational account size, the management fee may be a greater percentage of the "actual." This is determined by multiplying the management fee of 1.70% by the ratio of nominal trading value to actual funds. For example, if the nominal trading value (including "notional" equity) were twice the size of the "actual" funds (a 50% funded account), the 1.70% annual management fee charged to Altin:Fund's account based on notational account size would be approximately a 3.4% annual management fee to Altin:Fund's account based on "actual" funds. Likewise, if Altin:Fund funded at a 25% level funded account (4 to 1 ratio) would have an approximately 6.8% management fee based on "actual" funds. A fully funded account (i.e., no notational equity) would be subject to a 1.70% fee on actual funds.

          Forecast receives a quarterly incentive fee equal to 20% of the trading profits earned by in Altin:Fund's account as of the end of each quarterly incentive fee period. The term "trading profits" is defined to mean the net commodity interest trading profits (realized and unrealized) earned by Altin:Fund's account as of the end of each incentive fee period after deduction of brokerage commissions paid and accrued management fees and accrued and unpaid incentive costs, and expenses directly related to Altin:Fund's trading activities (but prior to reduction for any accrued and paid incentive fees). Such trading profits shall be determined from the end of the last incentive fee period for which an incentive fee was earned by Forecast or, if no incentive fee has been earned previously by Forecast, from the date that Altin:Fund's account began to receive trading advice from Forecast to the end of the incentive fee period as of which such incentive fee calculation is being made. In the calculation of trading profits, Forecast is not required to earn back previously paid incentive fees.

          If trading profits in Forecast's trading program for a calendar quarter are negative, it shall constitute a "carry forward loss" for the beginning of the next quarter. No incentive fee shall be payable until and only to the extent that future trading profits for the ensuing calendar quarters exceeds the carry forward loss. Therefore, Forecast will not receive an incentive fee from Altin:Fund unless Altin:Fund's account experiences new profits. If trading profits are negative at the time of a withdrawal, any loss apportioned to those withdrawn funds shall be deducted from the carry forward loss. If trading profits are positive at the time of withdrawal, the incentive fees accrued on that portion of the trading profits apportioned to the withdrawn funds shall be deemed due and payable at the time. Since incentive fees are payable quarterly, substantial incentive fees may be paid to Forecast by Altin:Fund during the year even though Altin:Fund's account may sustain a net trading loss for that year.

Rosetta Capital Management, LLC

          Rosetta Capital Management, LLC, an Illinois limited liability company, became registered with the CFTC as a commodity trading advisor in May 1997. Rosetta also is a member of NFA since May 1997. Rosetta is located at 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603. Its telephone number is (312) 676-1050.

Management

          Rosetta's principals, James Green and Michael Swinford, are founding members of Rosetta and share 62 years of combined trading experience.

          James Green, managing member, is a founding principal of Rosetta. Along with his partner Michael Swinford, Mr. Green is responsible to manage all aspects of Rosetta's operations and trading decisions. Mr. Green's agricultural experience began during his childhood on a grain and livestock farm in Henderson County in Western Illinois. He attended Western Illinois University in Macomb, Illinois, where he earned a bachelor's degree in finance with a minor in economics. Mr. Green supported himself through college by working for DeKalb Ag Research. Upon graduation, he entered the management training program and was quickly promoted to district sales manager. Mr. Green has been a registered associated person and listed principal of Rosetta since May 1997. In addition to being employed by Rosetta, Mr. Green is also a registered associated person and branch office manager of Rosenthal Collins Group, LLC since February 1991. RCG has been a registered FCM since January 1979 and is a member of NFA since July 1982.

          Michael Swinford, managing member, is a co-founder of Rosetta and, together with Mr. Green, is jointly responsible to manage all aspects of its operations and trading decisions. He has been a registered associated person and listed principal of Rosetta since May 1997. In addition to his association with Rosetta, Mr. Swinford has been an associated person of RCG since April 1991 and a registered associated person of Kottke Associates, LLC since June 2003. RCG is registered with the CFTC as a commodity pool operator, commodity trading advisor and FCM. Kottke is registered as an FCM.

          To review the past performance of Rosetta, please see page 109.

Rosetta Trading Program

          The general partner intends a portion of Altin:Fund's assets to be traded pursuant to the Rosetta trading program which was developed by Rosetta's principals using their extensive futures and related backgrounds.

          Since certain aspects of the Rosetta trading program are proprietary and confidential, the following discussion is general by necessity and is not intended to be exhaustive. The Rosetta trading program's objective is to generate profits with relatively low volatility. There is no assurance this objective will be achieved or that Altin:Fund will avoid substantial losses. The Rosetta trading program is very aggressive.

          As a trend-follower, the Rosetta trading program seeks to identify directional price movement of a minimum length or longer and then takes a position to capture this movement. While early identification of trends allows for greater profits, it also incurs a greater possibility of identifying false signals that are often generated in sideways or choppy markets. For this reason, trend followers typically enter the market after a trend has been clearly discerned and exit when the conclusion of the trend has been clearly established. With this objective in mind, Rosetta has equipped its system with proprietary filters to lessen the likelihood of such false signals. In addition, a risk management system that evaluates market volatility and other factors to help set maximum loss parameters is an integral part of the Rosetta trading program. However, there is no assurance the Rosetta trading program's entry, exit and risk control mechanisms will be successful or that clients will avoid substantial losses.

          The Rosetta trading program primarily relies on fundamental analysis, which considers the various factors that affect the supply and demand of a particular commodity interest in order to predict future prices. Fundamental analysis assumes that markets are imperfect and that information is not instantaneously assimilated or disseminated in the marketplace. By monitoring relevant supply and demand factors, a state of disequilibrium of conditions may be identified that has yet to be reflected in the price of that commodity interest. Such factors may include weather, the economics of a particular business or commodity, government policies, domestic and foreign political and economic events and changing trade prospects. However, the Rosetta trading program also utilizes certain technical overlays. Technical analysis is based on the theory that the study of the past price action in a given market, rather than factors that affect the supply and demand of a particular commodity interest, provides a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given time reflect all known factors affecting supply and demand for a particular commodity interest. Consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest are of predictive value when determining the future course of price movements.

          The Rosetta trading program's technical overlays focus on short- and medium-term price data in search of repetitive patterns that reflect trending markets. In addition to price data, the Rosetta trading program also evaluates volatility, breadth and volume using analytical tools such as oscillators, moving averages and support and resistance levels.

          The Rosetta trading program utilizes a number of trading rules, some of which are applied via computer. The computerized rules generally assist in the assessment of when to enter and exit designated markets and the optimum position size for a participating customer's account. However, the Rosetta trading program is not fully automated and is not totally mechanical. Rosetta's trading decisions are aided by computer-generated technical analysis but primarily are discretionary based on its assessment of fundamental factors. The Rosetta trading program currently trades a varied portfolio of futures contracts on U.S. commodity exchanges and generally follows approximately 40 futures markets within the following general categories: financial instruments, stock indices, currencies, precious metals, grains and energy products. Typically, at any one time, Altin:Fund's account may be diversified among approximately 10 to 20 markets. However, there are no diversification parameters imposed on the Rosetta trading program. At any time and from time to time, Altin:Fund's account may be diversified among a larger number of markets, concentrated to one or a few positions or held entirely in cash. The selection of markets is totally within Rosetta's discretion and may change without notice to clients. Accordingly, Rosetta may add or delete markets at any time and from time to time as it deems appropriate. In addition, Rosetta may elect to invest cash in a client's account in interest-bearing obligations, such as U.S. treasury bills. The value of such obligations will be applied to margin requirements to the extent allowable by various exchanges.

          The development of any trading strategy is a continuous process and Rosetta may modify the Rosetta trading program at any time and from time to time without notice to clients unless Rosetta, in its sole discretion, deems such changes material. The foregoing description is general by necessity and in no way restricts or limits Rosetta's actions on behalf Altin:Fund. In other words, no restrictions apply to the Rosetta trading program, including that there are no restrictions on its use of domestic, exchange-traded futures instruments. Rosetta may trade Altin:Fund's account in futures and options on futures in any and all U.S. exchanges. Rosetta, in its sole discretion, may make changes to the positions held on behalf of Altin:Fund, narrow or otherwise modify exposure to any market or markets and may exit all markets and hold no open positions at any time and from time to time.

          Therefore, at any time, Altin:Fund's account may be committed to a single market or contract, diversified among many markets and positions or held in cash or interest-bearing securities.

Rosetta's Fee Structure

          In consideration for its services, Rosetta will charge Altin:Fund a quarterly incentive fee of up to 20% of new net profits generated in excess of any carry forward loss and a monthly management fee of up to 1/12 of 2.0% (2.0% per annum) of Altin:Fund's account time-weighted nominal value. The management fee and incentive fee will be accrued monthly for reporting and valuation purposes and invoiced shortly after the end of each quarter in which a fee is due.

          If Altin:Fund closes its account at any time during a calendar quarter, the management fee and incentive fee are due and payable as if such closure occurred on the last day of the month or quarter, as applicable.

          For purposes of computing the incentive fees, Rosetta calculates "new net profits" in accordance with generally accepted accounting principles and includes, with respect to any calendar period: 1) all realized gains and losses; plus 2) the change in the amount of unrealized gains and losses on open positions as of the end of the period compared to the amount of such unrealized profits or losses on open positions as of the end of the preceding period; plus 3) interest earned in the account during such period; minus 4) all transaction expenses incurred during the period and other expenses other than the management fee, if applicable. If new net profits for a quarter are negative, the negative amount shall constitute a "carry forward loss" for the beginning of the next quarter and shall be added to any carry forward loss from previous quarters since the last incentive fee was earned. Rosetta shall not earn additional fees until future new net profits exceed the aggregate carry forward loss from previous quarters. The carry forward loss provision creates a high-water mark effect that prevents Rosetta from earning incentive fees on profits that represent recoupment of prior losses resulting from trading and transaction-based fees and charges.

          "Nominal value" is the value that governs the trading level of the account and is initially set in writing by Altin:Fund. As of the first of each month, nominal value shall adjust to reflect accruals for the prior month's management fee, incentive fee and new net profits, as well as any adjustments made to nominal value by Altin:Fund or Rosetta. "Time-weighted nominal value" means the nominal value of Altin:Fund's account as of the last day of the month, before consideration of that month's management fee or incentive fee, adjusted for any increases or increases in nominal value made by the client (or decreases made by Rosetta) during the month, but shall not include adjustment for the effect of new net profits earned or lost during that month.

ALTIN:FUND'S INVESTMENT IN OUTSIDE FUNDS

AlphaMosaic (US), LLC

          AlphaMosaic (US) LLC is a Delaware series limited liability company. The sponsor or commodity pool operator of AlphaMosaic is AlphaMetrix. AlphaMosaic offers a means of making available to qualified high-net-worth individuals and institutional investors (including funds of funds) a variety of third-party professional managed futures and foreign exchange advisors in an investment architecture which facilitates access to multiple trading advisors without having to negotiate individually with any trading advisor, meet their account minimums or establish futures or forward dealing accounts. Investing in AlphaMosaic provides investors like Altin:Fund with the experience of indirectly owning managed accounts with the trading advisors without the corresponding administrative burden of opening such accounts, while also offering the protection of limited liability, which would not be available in the case of managed accounts.

          AlphaMosaic issues limited liability company interests. There are two components to each investment in AlphaMosaic: (i) an interest in a cash account; and (ii) an interest or interests in the trading components formed by AlphaMosaic. AlphaMosaic itself holds the cash account on behalf of the trading components which it then bookkeeps to investors. AlphaMetrix operates AlphaMosaic, the cash account, the various trading components (herein referred to generally as "cells"), and the master funds (as defined below).

          AlphaMetrix acts only in an administrative, not an advisory, capacity with respect to AlphaMosaic. AlphaMetrix selects the trading advisors, monitors their performance and may terminate their corresponding master fund if AlphaMetrix deems it appropriate to do so. However, AlphaMetrix does not recommend any trading advisor to any investor, including Altin:Fund. AlphaMosaic has been designed to make the trading advisors available to investors in an administratively convenient architecture in which investors can select their own trading advisor(s).

          Each trading component invests in a segregated portfolio of AM Trading SPC, a segregated portfolio company or in a separately incorporated offshore investment vehicle (collectively with the segregated portfolios of AM Trading SPC, the "master funds"). Each master fund is managed by a different trading advisor. Collectively, the trading advisors implement a wide range of trading strategies and trade entirely independently from each other.

          AlphaMosaic is established as a series limited liability company under Section 18-215 of the Delaware Limited Liability Company Act. As a matter of Delaware law only, the assets of a particular cell are not available to meet the liabilities of another. However, the platform is a single legal entity which may operate or have assets held on its behalf or be subject to claims in other jurisdictions which may not necessarily recognize such segregation and, in such circumstances, there is a risk that the assets of a particular cell may be applied to meet liabilities in respect of another cell where the assets in such cell have been exhausted. No opinion is available, for example, under the Bankruptcy Code to the effect that the assets of one cell might not be subject to the liabilities of another cell.

          Typically, each applicable cell of AlphaMosaic will invest in a master fund that will generally be managed by a single, independent trading advisor which is selected by AlphaMetrix. Each trading advisor will have discretion in trading the assets allocated to its master fund, subject to AlphaMetrix's discretion, among other things, to terminate the relationship with the respective trading advisor or the imposition of certain risk limitations.

          To facilitate an investment with one or more trading advisors, a master-feeder structure is used. Typically, there is a trading vehicle at the master level corresponding to each cell in AlphaMosaic. The trading component is a feeder fund that feeds into a corresponding master fund. All trading will take place at the master fund level.

          AlphaMetrix Alternative Investment Advisors, LLC ("AAIA"), an independent research affiliate of AlphaMetrix, was formed in August 2007.  AAIA is a registered commodity trading advisor and member of the National Futures Association.

          AAIA is responsible for the initial due diligence of the trading advisors that are being considered for AlphaMosaic. AAIA is registered with the CFTC as a CTA. While AAIA conducts due diligence and recommends trading advisors for AlphaMosaic, AlphaMetrix is ultimately responsible for the selection of all trading advisors to be added to AlphaMosaic.

          AlphaMetrix is the sponsor and registered commodity pool operator for the platform and the master funds. AlphaMetrix was formed in May 2005, and its principal office is located at 181 W. Madison St., 34th Floor, Chicago, Illinois 60602. AlphaMetrix is registered as a CPO and CTA with the CFTC and is a member of the National Futures Association. AlphaMetrix Group, LLC is the sole managing member of AlphaMetrix.

          Also, it is not expected that AlphaMetrix or its principals will have any ownership interests in Altin:Fund, however, there are no restrictions on any investment in Altin:Fund by AlphaMetrix or its principals.

          The principals of AlphaMetrix who are responsible for AlphaMosaic are:
Aleks Kins	President and Chief Executive Officer

Dennis R. Zarr	Chief Operations Officer

George Brown	Chief Financial Officer

Heidi M. Rauh	General Counsel and Chief Compliance Officer

Karen Kregor	Chief Fund Accountant

          Mr. Kins founded AlphaMetrix in April 2005, was approved as a principal and associated person on July 6, 2005, and is currently its President and Chief Executive Officer. In such capacity, Mr. Kins has overseen the development of AlphaMetrix's proprietary software and electronic managed account platforms that provide transparency, advanced risk monitoring and efficient access to professional futures and derivatives traders. Mr. Kins is also the founder of AAIA, an independent research affiliate of AlphaMetrix. Mr. Kins was approved as a principal and associated person of AAIA in November 2007. AAIA is a registered commodity trading advisor that performs research, trading advisor due diligence and certain investment management and portfolio services.

          Prior to founding AlphaMetrix and its affiliates, Mr. Kins was the President and co-founder of Access Asset Management, a registered CPO and CTA, from its formation in November 2000 through the founding of AlphaMetrix in April 2005. Access Asset Management became RQSI/Access, a Chicago-based division of Ramsey Quantitative Systems, in August 2002. Initially, Mr. Kins' primary focus at RQSI/Access was the creation and development of the Emerging CTA Index. The Emerging CTA Index allocated several hundred million dollars to over 100 CTAs and developed a reputation as a major incubator for commodity traders. In addition, Mr. Kins was instrumental in the development of customized alternative investment cells for several institutional investors as well as providing research and analysis to several fund of funds' investment committees regarding the allocation of capital among commodity trading advisors. Mr. Kins is frequently cited in industry publications as an authority in the realm of alternative investments and is regularly invited to speak at conferences on the subject of alternative investments. Mr. Kins received a B.A. in Economics from Brown University in 1993.

          Mr. Zarr joined AlphaMetrix in February 2008, was approved as a principal and associated person on February 28, 2008, and is its Chief Operations Officer. He has extensive marketing, operations and systems experience in the futures, securities, options and banking industries, as well as in dealing with international and domestic money center banks, brokerage firms, investment advisors, pension funds, international government agencies and other financial institutions. From March 1993 until joining AlphaMetrix, Mr. Zarr served as Senior Vice President and Director of Business Development for Rand Financial Services, Inc. ("Rand"), a registered futures commission merchant. While at Rand, Mr. Zarr was responsible for expanding the firm's institutional presence in the international and domestic marketplace. Mr. Zarr was a member of the Chicago Board of Trade from May 1984 until February 1985, the Chicago Mercantile Exchange from April 1982 until May 1984 and again from July 1992 until January 1993, the Chicago Board of Options Exchange from December 1982 to April 1985 and the Philadelphia Stock Exchange from 1975 until 1977. He was president of the Chicago Operations Division of the Futures Industry Association during the groups' 1984 session. Mr. Zarr received his B.S. in Finance from DePaul University in 1970.

          Mr. Brown joined AlphaMetrix in March 2008, was approved as a principal on July 14, 2008, and is its Chief Financial Officer. Mr. Brown served as a consultant for Nature's Best, a sports nutrition and protein beverages producer, from December 2007 to February 2008, as Chief Financial Officer of Ultraguard Corporation, a manufacturer of dual smoke/carbon monoxide detectors and wireless monitor systems, from September 2005 to

August 2007 and as Chief Financial Officer for Old London Foods, Inc., a producer of branded crackers and co-packed private label bread crumbs, from July 1997 until August 2007. From September 2007 to December 2007, Mr. Brown was self-employed as a financial consultant. He possesses a broad range of expertise in financial areas including control, planning, treasury, tax and audit and is a seasoned, entrepreneurial senior financial executive with experience including private equity, leveraged buy-outs and start-ups. Mr. Brown received an M.B.A. in Finance from the University of Chicago in 1979 and a B.A. in Economics (Morehead Scholarship) from the University of North Carolina in 1977.

          Ms. Rauh joined AlphaMetrix in December 2007, was approved as a principal on June 8, 2009 and is its General Counsel and Chief Compliance Officer. Ms. Rauh has extensive legal and compliance experience in the financial services industry handling corporate, regulatory and transactional matters involving: futures and securities regulation; registration and compliance; financial markets and clearing organizations, in connection with exchange-traded and over-the-counter derivatives; and alternative investment vehicles, including both private and publicly offered investment funds and commodity pools. From September 2005 until joining AlphaMetrix, Ms. Rauh served as Executive Director and Senior Counsel, responsible for the Exchange Traded Derivatives Legal Department within UBS AG. From July 2001 to September 2005, Ms. Rauh was Special Counsel at the law firm Katten Muchin Rosenman, where she was in the firm's Financial Services Practice Group. From April 1996 to July 2001, Ms. Rauh was at the Board of Trade Clearing Corporation where she served as Associate General Counsel and Assistant Secretary. From May 1991 to April 1996, Ms. Rauh served as an associate in the Futures and Derivatives group at the law firm of Sidley & Austin in Chicago.

          Ms. Rauh received her BBA from the University of Michigan in May 1986 and Juris Doctor from Northwestern University School of Law in May 1991. She maintains memberships with the Chicago Bar Association - Futures & Derivatives Committee and the American Bar Association - Committee on Regulation of Futures and Derivative Instruments. She is also a past member of the Futures Industry Association - Law & Compliance Division, Executive Committee.

          Ms. Kregor joined AlphaMetrix in April 2007, was approved as a principal on June 8, 2009, and is currently its Chief Fund Accountant. In such capacity, Ms. Kregor oversees the accounting for AlphaMetrix's fund structures, including semi-monthly net asset value for the funds, audited annual financial statements, any required financial filings with the Securities and Exchange Commission, and K-1s for all U.S. clients.

          Prior to AlphaMetrix, Ms. Kregor was a settlement analyst with British Petroleum from August 2005 to April 2007. Ms. Kregor's primary focus at British Petroleum was accounting for the intercompany domestic pipeline crude movements. From December 2002 to August 2005, Ms Kregor was at Cargill Investor Services, Inc, a registered futures commission merchant. Ms. Kregor worked for Cargill Investor Services in various capacities including Corporate Accounting, Treasury, and Fund Accounting. As part of her responsibilities in Fund Accounting, Ms. Kregor prepared monthly, quarterly and year-end financial statements under U.S. GAAP. Ms. Kregor's Treasury responsibilities included the settlement of approximately $750 million worth of foreign currency trades on a daily basis. Ms. Kregor was registered as an associated person and registered representative of Cargill Investor Services, Inc from May, 2003 through August, 2005. Ms. Kregor received a B.A. in Accounting from the University of Iowa in 2001. Ms. Kregor received her MBA from DePaul University and is a registered CPA in the state of Illinois.

          Altin:Fund expects to allocate assets to five cells: the Sandridge Cell; the Transtrend Cell; the Winton Cell; the Krom River Cell and the QuantMetrics Cell.

SandRidge Cell: AlphaMosaic (US) LLC - Cell No. 14

          The sole advisor appointed by the sponsor for the corresponding master fund is SandRidge Capital, LP, located in Houston, Texas.

          SandRidge Capital engages in the management of commodity trading accounts for qualified investors. SandRidge Capital's core investment strategy was developed by its president, Andrew M. Rowe, specifically for energy futures and related options. The strategy consists of an approach that utilizes fundamental analysis, supply and demand analysis, proprietary research models and market structure research, as well as several technical tools to determine entry points.

          SandRidge Capital believes that its trading strategy, properly optimized and conservatively leveraged, will generate substantially above average returns over time, creating an attractive opportunity for investors looking for enhancement and diversification. Commodity trading, however, involves substantial risks due in part to the highly speculative nature of such trading.

          SandRidge Capital became registered as a commodity trading advisor and commodity pool operator with the CFTC in July 2004. SandRidge Capital is also a member of NFA. Originally organized as a Texas corporation, SandRidge Capital was reorganized as a Texas limited partnership in April 2006. Its general partner is SandRidge Capital Management GP, LLC, of which Mr. Rowe is the managing member.

          The Sandridge Capital has three trading principals, Andrew M. Rowe, Matthew Titus, and Blake A. Hill and two non-trading principals, Kimberly Carranza and SandRidge Capital Management Group. All three trading principals are involved in the Sandridge Capital's trading decision making process.

          Andrew M. Rowe graduated from Boston University in 1980 and moved to Houston shortly thereafter. Mr. Rowe has worked in various facets energy trading since 1981, including providing management services to oil and gas corporations and devising hedging programs for producers and end users throughout the energy complex. The focus of Mr. Rowe's entire 20+ year career has been in the energy markets.

          For the last several years, Mr. Rowe has focused on managing client accounts. He has been an associated person of Citigroup Global Markets Inc. (formerly known as Smith Barney Inc. and Salomon Smith Barney Inc.) from July 1993 to May 2006, where he managed a multi-million dollar portfolio of individual accounts in the energy markets. Such trading forms the basis for the Sandridge Capital's investment program.

          Matthew Titus graduated from the University of Oklahoma in 1999 with a BBA in Finance. He started his career at Koch Industries as an Energy Analyst across the hydrocarbon complex from January 1999 to October 2000. Mr. Titus also worked at Enron - North America as a Natural Gas Market Analyst from October 2000 to December 2001. He joined Smith Barney Inc. (which later became known as Citigroup Global Markets, Inc.) in January 2002 and began working with Mr. Rowe in the energy markets. He became an associated person of the Sandridge Capital in July 2004 and a principal in February 2006

          Blake A. Hill, CFA graduated from Texas A&M University in 1998 Magna Cum Laude with a BS in Biochemistry. Mr. Hill started his career in the energy field at Koch Energy Trading as a Financial Gas Analyst in 1998 and then became a Financial Gas Trader from June 1998 to January 2001. Mr. Hill has also worked at Entergy-Koch Trading, LP and at Merrill Lynch Commodities, Inc as a Financial Natural Gas Trader. He received the designation of Chartered Financial Analyst (CFA) in 2002. Mr. Hill joined SandRidge Capital in 2005 and became an associated person. In February 2006, he became a principal of the Sandridge Capital.

          SandRidge Capital and its principals may trade, or will continue to trade, commodity interests for their own personal accounts. Clients of the SandRidge Capital will not be permitted to inspect the records of any such trading by the SandRidge Capital and its principals.

          To review the past performance of the SandRidge Cell, please see page 111.

Investment Strategy

          SandRidge Capital will manage the commodity trading account in accordance with its proprietary investment strategy. SandRidge Capital's objective in providing trading management services is to effect appreciation of the commodity trading account through the speculative trading of commodity interests.

          SandRidge Capital will primarily attempt to achieve its objective through the speculative trading of energy-related commodity interests, including, but not limited to, heating oil, crude oil, gasoline and natural gas. There will, however, be no restrictions on which commodity interests SandRidge Capital will trade. SandRidge Capital may trade in any commodity interest that is now traded, or may be traded in the future, on exchanges and markets located within the U.S. and abroad. The preference of a trade will depend upon which commodity interest SandRidge Capital determines will provide the best opportunities for profit.

          SandRidge Capital is a discretionary trader that uses fundamental analysis. Fundamental indicators attempt to examine factors external to the trading market that affect the supply and demand for a particular commodity interest in order to predict future prices.

          While SandRidge Capital relies heavily on fundamental research to compile its overall point of view, it also employs several technical tools to determine entry points, such as moving averages, index rolls and stochastic/RSI's. Technical tools are based on the theory that the study of the markets themselves provides a means of anticipating price movements.

          Through fundamental and technical analysis, SandRidge Capital attempts to identify trades in which it believes the risk/reward lies generally at least four (4) times in its favor.

          Effective risk management is a crucial aspect of SandRidge Capital's trading. An account's size, expectation, volatility of market traded and the nature of other positions taken are all factors in deciding whether to take a position and determining the amount of equity committed to that position. The trading strategy to be followed by SandRidge Capital does not assure successful trading.

          SandRidge Capital may employ various strategies for phasing an account in and out of the markets. The entries are really on a number of breakout and retracement indicators. Position exits use multiple strategies including trailing stops, target prices and technical reversals. Occasionally, when the markets traded are unstable SandRidge Capital may order a temporary reduction of positions and may exit the markets entirely and therefore hold no open positions.

          Generally 10% to 20% of the assets in the commodity trading account will be committed to margin at any one time, although the actual amount committed as such may be substantially more.

          Trading decisions will require the exercise of judgment by SandRidge Capital. Therefore, the success of trading depends largely on the trading ability, knowledge and judgment of SandRidge Capital. SandRidge Capital will exercise its judgment and discretion in interpreting and applying its trading program and will make all decisions regarding the trading of commodity interests, including selecting the markets which will be followed and the commodities and markets which will be actively traded. In addition, SandRidge Capital will determine the time at which orders are to be placed with and executed by a broker, the method by which orders are to be placed, the types of orders that are to be placed and the overall leverage for the portfolio.

          Decisions made by SandRidge Capital will be based on an assessment of available facts. However, because of the large quantity of facts at hand, the number of available facts that may be overlooked and the variables that may shift, any investment decision must, in the final analysis, be based on the judgment of SandRidge Capital.

          The decision by SandRidge Capital not to trade certain markets or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading managers who are willing to trade these commodities may be able to capture. SandRidge Capital's approach is dependent in part on the existence of certain technical or fundamental indicators. There have been periods in the past when there were no such market indicators, and those periods may recur. In such a situation, SandRidge Capital may exit the markets completely.

          SandRidge Capital believes that the development of an investment program is a continual process. As a result of further analysis and research, changes have been made from time to time in the specific manner in which SandRidge Capital's trading program evaluates price movements in various markets, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading method that may be used by SandRidge Capital in the future will differ from that used by SandRidge Capital in the past and might differ from that presently being used.

          SandRidge Capital's trading program is a proprietary and confidential trading methodology. The foregoing description is of necessity general and is not intended to be exhaustive. Consequently, you will not be able to determine the full details of this method, or whether this method is being followed. There can be no assurance that any trading strategy of SandRidge Capital will produce profitable results or will not result in losses.

SandRidge Capital's Fees

          On behalf of each capital account, the SandRidge Cell will pay the sponsor a monthly management fee equal to 2% per annum on the month-end trading level of Altin:Fund's capital account. The SandRidge Cell will pay the sponsor an incentive fee equal to 20% of new net profits.

          New net profit generally means, with respect to each capital account of a cell, the amount by which the net asset value of such capital account as of the date of determination exceeds the high water mark then attributable to such capital account. Net asset value, for purposes of calculating the incentive fee, is calculated prior to reduction for the incentive allocation being calculated.

          It is not expected that SandRidge or its principals will have an investment in Altin:Fund.

          Furthermore, during the five years preceding the date of this prospectus, there have been no material criminal, civil or administrative proceedings, either pending or on appeal or concluded, against SandRidge or its principals.

          The sponsor is not responsible for the preparation of this prospectus or the activities of Altin:Fund and therefore accepts no responsibility for any information contained in this prospectus other than the above description. The sponsor does not participate in the investment decisions of Altin:Fund and does not have any obligation to provide advice in relation to the management of Altin:Fund's investments.

Transtrend Cell: AlphaMosaic (US) LLC - Cell No. 31

          The sole advisor appointed by the sponsor for the corresponding master fund is Transtrend B.V., a registered commodity trading advisor and commodity pool operator since September 1994 and member of NFA since September 1994. Transtrend has its principal office and maintains all books and records at Weena 723, Unit C5.070, Rotterdam 3013AM, The Netherlands.

          Transtrend is also licensed as a portfolio manager and subject to regulation by the AFM in the Netherlands. Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robecom Groep, N.V., which in its turn is 100% owned by Cooperative Centrale Raiffesissen-Boerenleenbank, B.A. (Rabbonbank Nederland). Robeco Nederland B.V. has been listed as a principal of Transtrend since July 2002.

          Transtrend has five principals, Johannes "Joep" P.A. van den Broek; Harold M. de Boer; Andre Honig; Robeco Nederland B.V.; and Mark H.A. Van Dongen.

          Johannes "Joep" P.A. van den Broek graduated in August 1995 with a Master Degree in Business Economics from Erasmus University Rotterdam. He joined Transtrend as a trader in December of 1995. In October 1997, he was appointed Deputy Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of January 1, 1999, Mr. Van den Broek was appointed as a Managing Director of Transtrend. Mr. Van den Broek has been registered as an Associated Person of Transtrend since October 2, 1998, and listed as a Principal of Transtrend since January 22, 1999, and has been a member of the NFA since July 30, 1998.

          Harold M. de Boer graduated in 1990 with a Master Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with the predecessor of Transtrend for his thesis titled "Cointegration in Commodity Futures Markets." In April of 1990, he joined the predecessor of Transtrend as a Research Analyst. In 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Deputy Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr. De Boer's primary responsibility remains research and product development. Mr. De Boer has been listed as a principal of Transtrend since November 15, 1999.

          Mark H. A. van Dongen graduated in 1991 with a Master Degree in Econometrics from the Catholic University of Brabant. He joined Transtrend as a research analyst in 1992 and was appointed Deputy Director (Research and Operations) in 1997. Effective as of March 1, 2007, Mr. Van Dongen was appointed an Executive Director of Transtrend. Mr. Van Dongen has been registered as an Associated Person of Transtrend since August 21, 1998, and has been a member of the NFA since July 30, 1998. In addition, Mr. Van Dongen has been listed as a principal of Transtrend since March 12, 2007.

          André P. Honig graduated in 1991 with a Master Degree in Business Econometrics from Erasmus University Rotterdam. He obtained the Certified European Financial Analyst degree in 2000. After having worked as a consultant for the business consultancy firm Ortec Consultants from 1992 to 1996 and for the business consultancy firm KPMG Consulting from 1996 to 2000, he joined Robeco in January 2000 where he was responsible for Consultant Relations until October 2002 and where he was General Manager of Robeco Gestions, the Paris asset management branch of Robeco from November 2002 until April 2004. In May 2004, Mr. Honig joined Transtrend as Deputy Director Investor Relations. Effective as of March 1, 2007, Mr. Honig was appointed an Executive Director of Transtrend. Mr. Honig has been registered as an Associated Person of Transtrend since October 12, 2004, and has been a member of the NFA since October 1, 2004. In addition, Mr. Honig has been listed as a principal of Transtrend since March 21, 2007.

          To review the past performance of the Transtrend Cell, please see page 112.

Transtrend's Methodology

          Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. Current investment portfolios managed pursuant to Transtrend's Diversified Trend Program cover a multitude of futures contracts, options, forward contracts, swaps, and other derivative instrument (collectively, "futures"), including, but not limited to, short-term and long-term interest rates, currencies, cross rates and stock indices and single stocks and a variety of commodities, including agricultural products, energy products and metals. Transtrend's market approach attempts to benefit from directional price moves in outright prices and in spreads and ratios.

          The programs are systematic in nature and require a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the programs. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program selected. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances it may use discretion in an attempt to limit risk to a position or account. The use of discretion by Transtrend may have a positive or negative impact on performance of an account.

          The applied principles of risk management play a dominant role. Transtrend's programs are designed to pursue capital growth within the limits of a defined risk tolerance.

          Transtrend defines the portfolio composition and the relative weightings of products or markets within each portfolio irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

          Transtrend's programs are designed to pursue capital growth within the limits of a defined risk tolerance. The strategy is entirely based on quantitative analysis of signaled price behavior of outright prices and of intra-market and/or inter-market spreads and ratios in the markets concerned and therefore not on fundamental analysis. The programs may enter into both long and short positions in any of the markets involved, or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered.

          Specific risk provisions are computed for each market exposure and are designed to have a pre-defined reliability. In certain trading (sub) systems risk assessment can be determined on the basis of a regular or continuous evaluation of daily price behavior, leading to regular adjustments during the lifetime of exposures, while in other (sub) systems the risk assessment can be based on risk factors at the time of entry or individual trades. In all systems the assessment or price volatility plays a prominent role.

Transtrend's Fees

          On behalf of each capital account, the Transtrend Cell will pay the sponsor a monthly management fee equal to 2% per annum on the month-end trading level of Altin:Fund's capital account. The Transtrend Cell will pay the sponsor an incentive fee equal to 20% of new net profits.

          New net profit generally means, with respect to each capital account of a cell, the amount by which the net asset value of such capital account as of the date of determination exceeds the high water mark then attributable to such capital account. Net asset value, for purposes of calculating the incentive fee, is calculated prior to reduction for the incentive allocation being calculated.

          It is not expected that Transtrend or its principals will have an investment in Altin:Fund.

          Furthermore, during the five years preceding the date of this prospectus, there have been no material criminal, civil or administrative proceedings, either pending or on appeal or concluded, against Transtrend or its principals.

          The sponsor is not responsible for the preparation of this prospectus or the activities of Altin:Fund and therefore accepts no responsibility for any information contained in this prospectus other than the above description. The sponsor does not participate in the investment decisions of Altin:Fund and does not have any obligation to provide advice in relation to the management of Altin:Fund's investments.

Winton Cell: AlphaMosaic (US) LLC - Cell No. 41

          The sole advisor appointed by the sponsor for the corresponding master fund is Winton Capital Management, Limited, a registered commodity trading advisor since January 1998 and commodity pool operator since December 1998 and member of NFA since January 1998. Winton Capital has its principal office and maintains all books and records at 1-5 St. Mary Abbot's Place, London W8 6LS, United Kingdom. Winton Capital is also regulated by the United Kingdom's Financial Services Authority.

Winton Capital

          David Harding, Osman Murgion, Martin J. Hunt, and Anthony Daniell are involved in the day to day operations for Winton Capital.

          David Harding is the founder and majority owner of Winton Capital. Mr. Harding graduated from Cambridge in 1982 with an Honours degree in Natural Sciences specializing in Theoretical Physics, before developing his career in the City as a market analyst. In 1987 he co-founded Adam, Harding and Lueck (AHL), which developed over a period of a few years into one of the world's leading futures trading firms. From 1989 - 1993 when AHL's funds under management grew from US$50 million to US$300 million, Mr. Harding was responsible for the expansion of AHL's research team, and the direction of the trading model development and research process. Between 1991 and 1994 Mr. Harding sold his holding in AHL to ED&F Man (Man) but remained at Man until 1996 leading a business unit, Man Quantitative Research, which was devoted to the development of statistical trading systems. In 1997 Mr. Harding left Man to found the Trading Advisor.

          Osman Murgian, an international businessman, is essentially a silent financial partner. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. His interest in it is held by Saminvest (Jersey) Ltd and Amalco Investments Ltd, both of which are investment companies ultimately owned by Mr. Murgian's family foundation.

          Martin John Hunt is the Chief Operating Officer of Winton Capital. He first became involved in managed futures in 1986, when he managed the trading operations of Sabre Fund Management, a UK-based CTA. He then joined AHL and between 1988 and 1991 he was responsible for managing their trading operations and establishing a trading facility in Switzerland. Between 1991 and 1994 he ran the operations and marketing at Royston Investments, a London-based CTA. He then operated as an independent marketing and compliance consultant to firms in the European managed futures industry, and was recruited in 1997 by David Harding to help establish the Trading Advisor. In his role as Chief Operating Officer, Mr. Hunt is responsible for its trading and middle office operations as well as having responsibility for finance and compliance.

          Anthony Daniell leads Winton Capital's sales and marketing team. Mr. Daniell joined in January 2004 from UBS Warburg, where he was the Managing Director responsible for Latin American Equities and prior to that co-head of Emerging Market Equities. In these roles he was responsible for both cash and derivative sales, trading and research.

          To review the past performance of the Winton Capital Cell, please see page 113.

Winton Capital's Methodology

          Winton Capital's investment philosophy aims to achieve long term capital appreciation through compound growth. This is achieved by pursuing a diversified trading scheme without reliance on favorable conditions in any particular market, nor does it depend on general appreciation of asset values. Winton Capital's investment technique consists of trading a portfolio of more than 100 commodity interests on major commodity exchanges and forward markets worldwide, employing a totally computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall.

          Winton Capital will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible for each account. This takes the form of an optimization process where the objective is to minimize the variation in the average traded price for each account. No positions are allocated at the end of the trading day. Positions are allocated either prior to order entry or on trade completion. On complex trades where multiple prices are received in the execution, the allocation is carried out once the order is complete so as to achieve an average price as close to the mean as possible across all accounts.

Foreign Exchange Trading

          Beginning in March 2008, Winton Capital commenced trading over the counter foreign currency exchange forwards (the "OTC Forwards"), including some non-deliverable forwards, on behalf of the WC Diversified Master Fund. Winton Capital believes including trades in OTC Forwards in its strategies will enhance the flexibility and efficiency of Winton Capital's trading system. Winton Capital generally intends to trade OTC Forwards on the following currencies, although others may be added: USD, EUR, JPY, GBP, CAD, AUD, NZD, DKK, CHF, NOK, SEK, CNY, HKD, INR, IDR, MYR, PHP, SGD, KRW, TWD, IHB, CZK, HUF, ISK, PLN, RUB, SKK, TRY, ILS, ZAR, ARS, BRL, CLP, COP, MXN, PEN and VEF.

Risk Management

          Winton Capital uses proprietary methods for determining the risk for both individual markets and portfolios. The system does not rely on stop-loss orders to close positions. Instead, risk is controlled by a daily systematic forecasting of volatility and portfolio rebalancing. Each day, markets are assigned new risk budgets, and this results in the dynamic rebalancing of the portfolio. Because the portfolio invests in over 100 markets, high diversification prevents any single market from growing too large as a percentage of the portfolio. Correlations within the portfolio are tested rigorously to prevent an over-concentration of assets. Additional models are tested and added as they are proven to be uncorrelated to existing models yet able to add value.

Winton Capital's Fees

          On behalf of each capital account, the Winton Capital Cell will pay the sponsor a monthly management fee equal to 2% per annum on the month-end trading level of Altin:Fund's capital account. The Winton Capital Cell will pay the sponsor an incentive fee equal to 20% of New Net Profits.

          New net profit generally means, with respect to each capital account of a cell, the amount by which the net asset value of such capital account as of the date of determination exceeds the high water mark then attributable to such capital account. Net asset value, for purposes of calculating the incentive fee, is calculated prior to reduction for the incentive allocation being calculated.

          It is not expected that Winton Capital or its principals will have an investment in Altin:Fund.

          Furthermore, during the five years preceding the date of this prospectus, there have been no material criminal, civil or administrative proceedings, either pending or on appeal or concluded, against Winton Capital or its principals.

          The sponsor is not responsible for the preparation of this prospectus or the activities of Altin:Fund and therefore accepts no responsibility for any information contained in this prospectus other than the above description. The sponsor does not participate in the investment decisions of Altin:Fund and does not have any obligation to provide advice in relation to the management of Altin:Fund's investments.

Krom River Cell: AlphaMosaic (US) LLC - Cell No. 42

          The sole advisor appointed by the sponsor for the corresponding master fund is Krom River Partners LLP, located in the United Kingdom. Krom River is a limited liability partnership and is authorized and regulated by the FSA.

          Krom River has two principals, Christopher Brodie and Philip Turner.

          Christopher Brodie holds a Bachelor of Arts degree from the University of Ulster in Northern Ireland. Prior to establishing Krom River in March 2006 he worked at Armajaro Asset Management LLP from March 2004 to December 2005 where he was a senior portfolio manager and partner. Prior to March 2004 he worked with John Tilney at Double Eight Limited where he was a discretionary trader from November 2003 to March 2004. Before that he worked with Carlton Asset Management from May 2003 to November 2003 where he was responsible for designing a trading system. He had previously worked at Scottish Power PLC from December 2001 to January 2003 developing trading strategies, implementing option trading, and assessing origination deals. Prior to joining Scottish Power PLC he traded his own capital on a discretionary basis from 1996 to 2001. Prior to this he worked with a trading team as a clerk at DLT Limited from 1989 to 1990 and at Memaco Limited, the copper marketing arm of the Zambian mining industry.

          Philip Turner has a military background; he served under the Royal Green Jackets in the period 1988-1999 where he received intensive training on event based analysis and strategy concept development for military operations at all levels. Phillip exited military service and completed an MBA in Business Strategy at the University of Cape Town; following this achievement he became an employee of Mitiska Venture Capital, where he was appointed director.

          After Mitiska, Philip was employed by Standard Bank London as a Strategic Analyst and Energy Derivatives Trader. This role involved traded options on numerous markets and concentrated on crack spread trading and volatility based option strategies. Philip moved to Refco-Carlton Commodities as a Derivatives trader and Option Market Maker, where he helped to develop a volatility trading system. Philips most recent role was at RAB Capital as a fund manager. Philip has a sophisticated knowledge of strategy, risk management, and discretionary commodity trading.

          To review the past performance of the Krom River Cell, please see page 114.

Investment Strategy

          Krom River originates trades by combining fundamental insights together with both technical analysis and experience. The analysis reflects the realities of macro economic conditions, micro economic supply and demand issues together with the reality of price momentum and investment flows. The Krom River developed a technical tool to assist in identifying price signals used by technically based funds in order to pre-empt such signals and to be aware of trading opportunities created by fund activity. There will typically be positions in most commodities to reduce volatility and to enable Krom River to obtain a better feel for each market. There will be a bias to a particular market or type of market at any one time and the exposure will reflect this.

          Krom River usually makes decisions regarding trades by looking at the fundamentals of the commodity, spotting a factor that impacts or conflicts with the fundamental, and then looking at the technical indicators to see if it is safe to take the position desired.

          The size of the trade will depend not only on the conviction of the manager but will also be dependent on the nature of the market looked at any one time. However when market are moving higher in an aggressive manner having outstripped their fundamentals due to investment flow pressure any position would have a much lower conviction level and the trade style would be more cautious due to the volatility in the market.

          Risk policies are determined by the manager in conjunction with the Krom River's Risk Committee. The risk committee has independent oversight on the investment management group. The board is comprised of members each with experience in financial and commodity markets from an asset management and trading perspective. Open positions are controlled through multiple stop losses per position. Stop losses may vary according to market conditions and volatility, which also leads to a reduction in position size

Krom River's Fees

          On behalf of each capital account, the Krom River Cell will pay the sponsor a monthly management fee equal to 2% per annum on the month-end trading level of Altin:Fund's capital account. The Krom River Cell will pay the sponsor an incentive fee equal to 20% of new net profits.

          New net profit generally means, with respect to each capital account of a cell, the amount by which the net asset value of such capital account as of the date of determination exceeds the high water mark then attributable to such capital account. Net asset value, for purposes of calculating the incentive fee, is calculated prior to reduction for the incentive allocation being calculated.

          It is not expected that Krom River or its principals will have an investment in Altin:Fund.

          Furthermore, during the five years preceding the date of this prospectus, there have been no material criminal, civil or administrative proceedings, either pending or on appeal or concluded, against Krom River or its principals.

          The sponsor is not responsible for the preparation of this prospectus or the activities of Altin:Fund and therefore accepts no responsibility for any information contained in this prospectus other than the above description. The sponsor does not participate in the investment decisions of Altin:Fund and does not have any obligation to provide advice in relation to the management of Altin:Fund's investments.

Quantmetrics Cell: AlphaMosaic (US) LLC - Cell No. 17

          The sole advisor appointed by the sponsor for the corresponding master fund is QuantMetrics Capital Management LLP. QuantMetrics is a limited liability partnership incorporated in England and is authorized and regulated by the FSA.

          QuantMetrics has two principals, James Fowler and Dr. Mushtaq Shahand.

          James Fowler, Co-Founder, is the Chief Investment Officer for QuantMetrics. He has worked within the hedge fund management industry since 1997, prior to that he graduated from Oxford University with a Masters Degree in Engineering Science. Mr. Fowler joined Credit Suisse First Boston in 1997 where he traded the proprietary books for the convertible bonds and quantitative arbitrage desk. In 1999 he left to trade similar products with Och-Ziff Capital Management in New York. He subsequently joined Equinox Capital Management as an investment manager, assisting in their start-up process later in 1999. Mr. Fowler left Equinox Capital Management in April 2003 to form QuantMetrics.

          Dr. Mushtaq Shah is a portfolio manager and the head of research with QuantMetrics. He graduated from the London School of Economics and Cambridge University with a 1st class degree in Econometrics and a Masters Degree in Economics, respectively. He holds a PhD in Financial Econometrics from the London School of Economics. In 1986 he joined UBS Securities as a European economist. He left in 1989 and joined Goldman Sachs International as an Executive Director with responsibilities covering quantitative analysis and equity market strategy. In 1995 he joined Nations Bank as the senior quantitative equity analyst on the proprietary desk. From 1996 to 1999, Dr. Shah was a Director and Head of Convertible Trading at Credit Suisse First Boston. His responsibility covered statistical equity trading, quantitative analysis, the risk management for proprietary and franchise trading. Subsequently in 1999 he joined Equinox Capital Management as Head of Research. Dr. Shah left Equinox Capital Management in April 2003 to form QuantMetrics.

          To review the past performance of the Quantmetrics Cell, please see page 115.

Investment Objective

          QuantMetrics will employ a quantitative market neutral futures strategy. The investment approach identifies and captures short term supply/demand imbalances in futures markets using statistical and econometric models. The program aims to provide investors with long-term capital appreciation by realizing short-term gains. The strategy employs a collection of high frequency futures trading strategies with holding periods ranging from 10 minutes to 1 day. As the strategy selectively chooses the timing of trades, it is ideally positioned to benefit from price shocks.

Investment Philosophy

          Large capital inflows into hedge funds, their aggressive position cutting and a lack of liquidity from non-hedge players has led to a number of excess movements in certain assets' prices (reflecting available liquidity and existing position sizes). The strategy being rarely invested means it is unlikely to be affected by an initial shock, but receives an attractive premium for ex-post provision of liquidity. When hedge funds in general perform poorly, the strategy should perform well.

Strategy Concepts
•	In general, trades are either based on information or on exogenous factors ("liquidity trades": e.g. portfolio rebalancing, forced liquidation, etc.).
•	Liquidity trades induce short term, reverting price movements.
•	The strategy provides the liquidity demanded by the market, i.e. sells the index futures in demand and buys another, highly correlated, index future.
•

Although it is impossible to separate information-based trades from liquidity-motivated ones, by choosing the times of day and market situations where the odds are highest, the strategy achieves a win ratio of 65-70%.

•	Liquidity shocks are short-lived hence trades are put on and liquidated quickly.
•	Risk is limited because the fund has no position most of the time and the strategy benefits from crises.
•

As hedge funds are now large players, they move markets, hence the strategy is negatively correlated with hedge fund returns. Returns increase sharply with volatility: "long volatility strategy without paying the option premium."

•	Trades are conceptually and empirically serially uncorrelated, hence have very good statistical properties for research and performance analysis.

Strategy Profile
•	Aggressive investment approach that exploits small and temporary pricing discrepancies between futures by ex-post provision of liquidity.
•	Trades equity index futures in European and US markets.
•	4 counter-trend dollar neutral sub-strategies.
•	Short holding period (2 hours average, positions held overnight are liquidated within hours of open).
•	Strategy running "live" since October 2002.

Each strategy looks for a specific effect with different driving factors:
•	Event (eg. Index expiry, economic data, bond auctions).
•	Fair Value: uses Index arbitrage spreads to trade pairs of futures.
•	Intra-Day: distinguishes liquidity vs. information moves.
•	Overnight: looks at windows of time and volume.

QuantMetrics' Fees

          On behalf of each capital account, the QuantMetrics Cell will pay the sponsor a monthly management fee equal to 1.5% per annum on the month-end trading level of Altin:Fund's capital account. The QuantMetrics Cell will pay the sponsor an incentive fee equal to 25% of new net profits.

          New net profit generally means, with respect to each capital account of a cell, the amount by which the net asset value of such capital account as of the date of determination exceeds the high water mark then attributable to such capital account. Net asset value, for purposes of calculating the incentive fee, is calculated prior to reduction for the incentive allocation being calculated.

          It is not expected that QuantMetrics or its principals will have an investment in Altin:Fund.

          Furthermore, during the five years preceding the date of this prospectus, there have been no material criminal, civil or administrative proceedings, either pending or on appeal or concluded, against QuantMetrics or its principals.

          The manager is not responsible for the preparation of this prospectus or the activities of Altin:Fund and therefore accepts no responsibility for any information contained in this prospectus other than the above description. The manager does not participate in the investment decisions of Altin:Fund and does not have any obligation to provide advice in relation to the management of Altin:Fund's investments.

          NEITHER THE TRADING ADVISORS, THE GENERAL PARTNER OF THE INVESTMENT PLATFORMS IN WHICH ALTIN:FUND WILL INVEST IN, NOR AND OF THEIR PRINCIPALS HAVE PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. FURTHERMORE, THESE THIRD PARTY ENTITIES AND PRINCIPALS WILL NOT ACT IN ANY SUPERVISORY CAPACITY WITH RESPECT TO ALTIN:FUND OR THE GENERAL PARTNER AND WILL NOT PARTICIPATE IN THE MANAGEMENT OF ALTIN:FUND OR THE GENERAL PARTNER. THEREFORE, PROSPECTIVE LIMITED PARTNERS SHOULD NOT RELY ON THE TRADING ADVISORS, THE INVESTMENT PARTNERSHIPS, THEIR GENERAL PARTNERS AND/OR MANAGERS OR ANY OF THESE ENTITIES' PRINCIPALS IN DECIDING ON WHETHER OR NOT TO INVEST IN ALTIN:FUND.

PERFORMANCE OF ALTIN:PRIVATE FUND

(Unaudited)

          This capsule presents the past performance of Altin: Private Fund from January 2007 through July 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Altin: Private Fund on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the investment program	Altin: Private Fund
Date began trading this program	January 2007
Type of pool	Private, multi-advisor pool
Aggregate gross capital subscriptions	$6.535 million
Net asset value as of July 31, 2009	$4.980 million
Largest monthly percentage draw-down(1)	(9.87%), 07/08
Largest peak-to-valley draw-down(2)	(17.00%), 12/08 - 07/09

	Rate of Return (Computed on a Compounded Monthly Basis through July 2009)
Month	2009	2008	2007	2006	2005	2004
January	(0.42%)	4.58%	0.33%	-	-	-
February	(1.98%)	12.18%	(1.31%)	-	-	-
March	(7.11%)	2.55%	(5.11%)	-	-	-
April	(3.28%)	(1.29%)	0.46%	-	-	-
May	2.70%	(1.13%)	0.09%	-	-	-
June	(3.75%)	4.46%	3.16%	-	-	-
July	(4.24%)	(9.87%)	(2.71%)	-	-	-
August	-	(3.71%)	(7.22%)	-	-	-
September	-	3.36%	13.60%	-	-	-
October	-	2.94%	1.64%	-	-	-
November	-	4.23%	4.21%	-	-	-
December	-	3.71%	3.20%	-	-	-
Year	(17.00%)	22.42%	9.23%	-	-	-

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by the fund over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Millenium Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Millennium Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown. Altin:Fund intends to invest in the Millennium Program.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Millennium Program
Date began trading this program	January 1998
Number of accounts traded pursuant to the program as of June 30, 2009	39
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$49.330 million
Largest monthly percentage draw-down (since January 2004)(1)	(21.15%), 03/09
Largest peak-to-valley draw-down (since January 2004)(2)	(33.32%), 12/08 - 4/09
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	42, 5.16% to 74.38%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	26, (1.96%) to (58.87%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(5.20%)	5.94%	2.45%	(3.71%)	(6.53%)	(4.74%)
February	(1.99%)	27.36%	(8.62%)	(3.54%)	(4.64%)	6.96%
March	(21.15%)	12.76%	(3.14%)	0.64%	3.24%	1.96%
April	(8.99%)	6.76%	(0.78%)	20.25%	(1.83%)	(7.36%)
May	11.67%	11.93%	(2.96%)	2.15%	10.75%	8.06%
June	(10.41%)	(0.81%)	3.94%	(3.62%)	0.32%	(7.55%)
July	-	(16.44%)	1.42%	(10.47%)	(10.71%)	6.80%
August	-	3.90%	(7.16%)	(2.38%)	12.22%	(8.91%)
September	-	5.01%	19.36%	8.92%	(13.50%)	11.60%
October	-	10.82%	7.95%	(1.37%)	(4.02%)	1.97%
November	-	4.98%	2.97%	4.46%	5.76%	9.39%
December	-	2.23%	1.28%	1.06%	(2.02%)	(5.11%)
Year	(33.29%)	95.51%	14.81%	9.69%	(13.49%)	10.49%

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rate of return in this capsule is calculated using the fully funded subset method through April 2004. Ongoing from May 1, 2004, percentage rates of return are calculated using the "Nominal Account Size basis" method. In this method, the rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Worldwide Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Worldwide Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Worldwide Program
Date began trading this program	January 1996
Number of accounts traded pursuant to the program as of June 30, 2009	46
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$23.257 million
Largest monthly percentage draw-down (since January 2004)(1)	(12.34%), 07/08
Largest peak-to-valley draw-down (since January 2004)(2)	(26.05%), 03/04 - 03/07
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	19, 0.33% to 58.59%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	62, (0.36%) to (28.27%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007		2006	2005	2004
January	(4.22%)	4.88%	(0.46%)		(3.72%)	(1.83%)	0.03%
February	0.81%	12.24%	(1.77%)		(1.99%)	(0.18%)	6.82%
March	(6.02%)	5.85%	(2.33%)		3.64%	(4.26%)	4.88%
April	(4.84%)	(7.57%)	3.69%		18.95%	(1.06%)	(9.11%)
May	19.16%	5.46%	1.40%		2.62%	7.40%	1.31%
June	(4.46%)	3.21%	3.61%		(5.39%)	0.13%	(3.48%)
July	-	(12.34%)	6.48%		(6.76%)	(5.47%)	0.12%
August	-	3.95%	(3.57%)		(3.03%)	(1.80%)	(2.37%)
September	-	9.15%	30.57%		(3.76%)	(3.32%)	4.73%
October	-	11.53%	0.59%		(3.75%)	(1.48%)	0.89%
November	-	9.46%	2.61%		6.56%	1.40%	6.15%
December	-	7.04%	(0.12%	)	(8.05%)	0.09%	(4.29%)
Year	(1.70%)	62.92%	43.77%		(7.31%)	(10.43%)	4.53%

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rate of return in this capsule is calculated using the fully funded subset method through April 2004. Ongoing from May 1, 2004, percentage rates of return are calculated using the "Nominal Account Size basis" method. In this method, the rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Global Basic Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Global Basic Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Global Basic Program
Date began trading this program	February 1996
Number of accounts traded pursuant to the program as of June 30, 2009	279
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$28.283 million
Largest monthly percentage draw-down (since January 2004)(1)	(13.01%), 12/06
Largest peak-to-valley draw-down (since January 2004)(2)	(24.77%), 11/05 - 10/07
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	19, 0.23% to 85.32%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	31, (0.10%) to (99.95%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	1.11%	8.02%	1.51%	(1.91%)	(5.14%)	(9.25)%
February	(2.09%)	12.54%	1.17%	(0.97%)	0.65%	20.42%
March	(0.57%)	12.05%	(0.66%)	(7.06%)	(1.55%)	2.41%
April	0.03%	(3.46%)	(2.11%)	2.66%	4.15%	1.13%
May	(7.92%)	(0.71%)	(0.76%)	0.36%	20.95%	6.71%
June	(0.59%)	(2.37%)	(1.51%)	(2.80%)	4.14%	(7.63%)
July	-	(1.19%)	(0.59%)	(1.58%)	1.23%	(0.93%)
August	-	30.08%	(0.27%)	(1.08%)	0.29%	2.35%
September	-	4.26%	13.64%	(8.91%)	(0.88%)	(3.01%)
October	-	(0.26%)	(12.26%)	(2.85%)	(0.28%)	0.60%
November	-	4.02%	17.81%	17.25%	1.61%	2.66%
December	-	1.51%	18.96%	(13.01%)	(1.87%)	1.32%
Year	(10.62%)	79.90%	35.24%	(20.55%)	23.36%	14.83%

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rate of return in this capsule is calculated using the fully funded subset method for April 2004. Otherwise, percentage rates of return are calculated using the "Nominal Account Size basis" method. In this method, the rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Global Magnum Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Global Magnum Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Global Magnum Program
Date began trading this program	August 1997
Number of accounts traded pursuant to the program as of June 30, 2009	141
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$36.585 million
Largest monthly percentage draw-down (since January 2004)(1)	(11.06%), 10/07
Largest peak-to-valley draw-down (since January 2004)(2)	(23.84%), 06/05 - 06/07
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	86, 7.01% to 98.36%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	96, (0.27%) to (26.42%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	0.42%	5.77%	4.66%	(6.18%)	(5.20%)	(4.99)%
February	(1.40%)	8.46%	(0.46%)	(4.64%)	5.14%	9.40%
March	(1.55%)	8.43%	(1.24%)	(0.75%)	1.66%	6.86%
April	(0.56%)	(1.84%)	(6.06%)	10.19%	0.49%	3.20%
May	(3.56%)	(0.47%)	(0.33%)	6.69%	13.95%	1.40%
June	(0.35%)	(0.61%)	(0.94%)	(4.02%)	0.52%	(7.05%)
July	-	0.61%	0.52%	(3.46%)	(1.17%)	(0.80%)
August	-	13.99%	(0.14%)	(1.85%)	(4.59%)	(0.86%)
September	-	1.53%	24.46%	(6.05%)	(2.44%)	(0.07%)
October	-	0.00%	(11.06%)	(2.68%)	(0.21%)	6.53%
November	-	2.67%	7.86%	5.84%	3.76%	0.48%
December	-	1.36%	9.50%	(7.82%)	(1.08%)	(5.20%)
Year	(6.85%)	46.38%	25.22%	(15.30%)	9.91%	7.75%

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rate of return in this capsule is calculated using the fully funded subset method through April 2004. Ongoing from May 1, 2004, percentage rates of return are calculated using the "Nominal Account Size basis" method. In this method, the rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Orion Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Orion Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Orion Program
Date began trading this program	July 1999
Number of accounts traded pursuant to the program as of June 30, 2009	26
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$7.739 million
Largest monthly percentage draw-down (since January 2004)(1)	(5.93%), 12/04
Largest peak-to-valley draw-down (since January 2004)(2)	(9.80%), 12/08 - 04/09
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	18, 0.00% to 61.67%
Number of accounts open and closed with negative lifetime ROR (since January 2004)	8, (5.05%) to (10.50%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(1.66%)	7.01%	1.57%	0.24%	(1.18%)	(1.64)%
February	(1.69%)	8.48%	0.68%	(0.87%)	3.18%	3.59%
March	(3.14%)	8.27%	0.73%	1.88%	(2.32%)	1.65%
April	(3.67%)	(0.64%)	0.60%	2.24%	(1.15%)	(2.40%)
May	4.23%	(1.93%)	1.06%	(1.11%)	2.08%	3.46%
June	(1.58%)	3.53%	0.57%	(5.74%)	1.18%	(2.59%)
July	-	(2.85%)	(0.40%)	(1.48%)	2.47%	(0.38%)
August	-	3.58%	(1.29%)	4.19%	1.72%	(0.93%)
September	-	(0.41%)	8.89%	3.25%	(1.80%)	(1.44%)
October	-	2.50%	0.67%	1.20%	1.02%	0.77%
November	-	6.08%	0.79%	1.77%	2.83%	2.25%
December	-	5.18%	6.47%	(2.48%)	(0.96%)	(5.93%)
Year	(7.47%)	45.31%	21.81%	2.71%	7.09%	(3.94%)

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rate of return in this capsule is calculated using the fully funded subset method through April 2004. Ongoing from May 1, 2004, percentage rates of return are calculated using the "Nominal Account Size basis" method. In this method, the rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
FXF-Plus Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the FXF-Plus Program from May 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	FXF-Plus Program
Date began trading this program	May 2004
Number of accounts traded pursuant to the program as of June 30, 2009	3
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$3.850 million
Largest monthly percentage draw-down (1)	(19.15%), 04/08
Largest peak-to-valley draw-down (2)	(30.81%), 03/08 - 07/08
Number of accounts open and closed with positive net lifetime ROR	1, 32.28% to 32.28%
Number of accounts open and closed with negative net lifetime ROR	5, (0.47%) to (24.39%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(8.03%)	12.65%	5.96%	(2.08%)	(12.35%)	-
February	6.50%	2.00%	(7.00%)	(2.13%)	2.57%	-
March	(18.96%)	13.38%	(2.68%)	3.78%	(2.10%)	-
April	(8.77%)	(19.15%)	7.89%	6.72%	4.08%	-
May	14.47%	(4.47%)	6.76%	(1.55%)	10.18%	(10.32%)
June	(5.63%)	3.72%	0.13%	(6.47%)	12.80%	(5.44%)
July	-	(13.64%)	(9.69%)	(6.74%)	(1.60%)	(15.98%)
August	-	9.49%	(0.71%)	4.24%	(5.14%)	3.91%
September	-	(0.02%)	11.27%	(0.62%)	15.98%	(0.48%)
October	-	26.30%	8.67%	3.64%	(8.76%)	3.99%
November	-	13.24%	(5.33%)	5.71%	7.40%	33.10%
December	-	13.34%	(8.11%)	(7.34%)	6.23%	1.56%
Year	(21.78%)	59.95%	4.32%	(4.14%)	28.30%	3.57%

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rates of return are calculated using the "Nominal Account Size basis" method. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Jupiter Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Jupiter Program from May 2005 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Jupiter Program
Date began trading this program	May 2005
Number of accounts traded pursuant to the program as of June 30, 2009	3
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$10.964 million
Largest monthly percentage draw-down(1)	(21.44%), 03/09
Largest peak-to-valley draw-down(2)	(28.96%), 02/09 - 04/09
Number of accounts open and closed with positive net lifetime ROR	4, 4.35% to 18.70%
Number of accounts open and closed with negative net lifetime ROR	3, (1.51%) to (18.52)%

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(3.77%)	8.24%	8.98%	(2.43%)	-	-
February	4.37%	16.32%	(2.88%)	(4.89%)	-	-
March	(21.44%)	5.90%	(1.98%)	0.91%	-	-
April	(9.57%)	(4.03%)	5.75%	11.38%	-	-
May	12.91%	7.67%	4.65%	0.89%	8.08%	-
June	(9.53%)	2.12%	(3.07%)	(6.85%)	5.33%	-
July	-	(14.44%)	(0.66%)	(10.59%)	(3.09%)	-
August	-	2.90%	(5.12%)	(0.16%)	5.37%	-
September	-	5.53%	13.57%	4.74%	3.70%	-
October	-	22.09%	12.58%	5.43%	(6.11%)	-
November	-	6.98%	(4.81%)	4.70%	10.75%	-
December	-	5.44%	0.61%	0.04%	(1.25%)	-
Year	(27.11%)	80.00%	28.46%	1.21%	23.78%	-

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rates of return are calculated using the "Nominal Account Size basis" method. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

          Liquidation and Restart reporting practices - "liquidation and restart" privileges are available to all Clarke Capital clients. Clients issuing "liquidation and restart" orders have historically been excluded from the calculation of composite monthly performance for that month in Clarke Capital programs. This is done in order to best reflect the performance of the majority of clients who do not use this feature. The results shown for the Jupiter program for these months therefore include the effects of "liquidation and restart" order since to not include them may result in the Jupiter program having no reportable performance for those months.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Omega Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Omega Program from January 2007 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Omega Program
Date began trading this program	January 2007
Number of accounts traded pursuant to the program as of June 30, 2009	6
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$3.971 million
Largest monthly percentage draw-down (1)	(13.36%), 07/08
Largest peak-to-valley draw-down (2)	(13.36%), 06/08 - 07/08
Number of accounts open and closed with positive net lifetime ROR	0
Number of accounts open and closed with negative net lifetime ROR	5, (2.48%) to (30.64%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(2.36%)	(7.46%)	(7.33%)	-	-	-
February	1.30%	(40.25%)	(3.58%)	-	-	-
March	(4.11%)	(6.38%)	(0.82%)	-	-	-
April	2.23%	22.05%	2.29%	-	-	-
May	5.07%	(1.20%)	0.64%	-	-	-
June	(5.62%)	7.00%	3.97%	-	-	-
July	-	(13.36%)	(2.19%)	-	-	-
August	-	4.96%	(1.62%)	-	-	-
September	-	(2.05%)	(0.06%)	-	-	-
October	-	13.25%	8.84%	-	-	-
November	-	2.81%	5.44%	-	-	-
December	-	(3.10%)	(1.00%)	-	-	-
Year	(3.68%)	57.55%	14.81%	-	-	-

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          The Omega program began trading in January 2007. The Omega program's trading models and the markets traded are the same as the Alpha program's trading models and markets traded. However, the sole difference between the two programs is that the discretionary "liquidate and restart" decisions in the Omega program are made solely by Clarke Capital, whereas the "liquidate and restart" decisions in the Alpha program are made in consultation with the Alpha program's sole client. The Omega program (4 units or $900,000 minimum account size) is available as a managed account, whereas the Alpha program is offered as part of a fund with a lower minimum account size.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Alpha Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Alpha Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Alpha Program
Date began trading this program	October 1999
Number of accounts traded pursuant to the program as of June 30, 2009	3
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$27.000 million
Largest monthly percentage draw-down (since January 2004)(1)	(10.14%), 02/06
Largest peak-to-valley draw-down (since January 2004)(2)	(13.08%), 01/06 - 03/06
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	1, 68.42%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	0

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(2.05%)	(7.67%)	8.17%	1.81%	(4.02%)	(5.08)%
February	1.22%	26.01%	(3.64%)	(10.14%)	4.56%	11.26%
March	(3.77%)	(2.08%)	(0.38%)	(4.07%)	17.98%	3.09%
April	1.12%	16.28%	2.39%	15.85%	(3.24%)	(0.90%)
May	3.57%	(1.62%)	(2.17%)	1.67%	7.57%	15.08%
June	(4.43%)	9.42%	6.12%	(5.11%)	(4.01%)	(2.42%)
July	-	(7.18%)	(2.34%)	(7.60%)	(2.14%)	4.15%
August	-	5.26%	(0.77%)	1.39%	8.03%	7.18%
September	-	(4.96%)	19.31%	11.03%	0.67%	4.12%
October	-	6.69%	4.05%	0.23%	(2.98%)	10.75%
November	-	4.52%	7.39%	(0.52%)	6.49%	7.09%
December	-	(4.66%)	(0.50%)	2.27%	(1.45%)	(6.56%)
Year	(4.51%)	41.14%	41.89%	4.04%	28.19%	56.06%

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          The Omega program began trading in January 2007. The Omega program's trading models and the markets traded are the same as the Alpha program's trading models and markets traded. However, the sole difference between the two programs is that the discretionary "liquidate and restart" decisions in the Omega program are made solely by Clarke Capital, whereas the "liquidate and restart" decisions in the Alpha program are made in consultation with the Alpha program's sole client. The Omega program (4 units or $900,000 minimum account size) is available as a managed account, whereas the Alpha program is offered as part of a fund with a lower minimum account size.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
MJC Aggressive Multi-Sector Fund
(Unaudited)

          This capsule presents the past performance of CCM's MJC Aggressive Multi-Sector Fund, L.P pool from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Clarke Capital Management, Inc.
Name of the pool	MJC Aggressive Multi-Sector Fund, L.P
Type of pool	Private
Date began trading this program	July 1995
Number of accounts traded pursuant to the program as of June 30, 2009	1
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$17.700 million
Largest monthly percentage draw-down (since January 2004)(1)	(20.53%), 03/09
Largest peak-to-valley draw-down (since January 2004)(2)	(32.70%), 12/08 - 04/09

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(4.70%)	11.20%	4.07%	(1.56%)	(4.70%)	(5.40)%
February	(0.53%)	33.14%	(9.65%)	(2.22%)	(5.60%)	10.10%
March	(20.53%)	6.53%	(3.85%)	0.17%	0.30%	0.40%
April	(10.67%)	6.45%	1.10%	9.52%	(0.80%)	(4.70%)
May	12.50%	10.84%	(2.36%)	2.76%	7.60%	6.20%
June	(10.12%)	(0.39%)	5.89%	(4.74%)	1.10%	(6.70%)
July	-	(18.36%)	2.30%	(12.00%)	(6.50%)	7.80%
August	-	2.58%	(8.86%)	(2.52%)	5.80%	(8.50%)
September	-	8.42%	19.87%	8.80%	(7.90%)	8.50%
October	-	13.52%	11.66%	(0.44%)	(1.90%)	1.80%
November	-	4.49%	1.73%	4.64%	3.40%	8.00%
December	-	2.52%	2.07%	1.46%	(1.20%)	(3.40%)
Year	(31.95%)	104.67%	22.46%	1.97%	(11.09%)	12.24%

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rate of return in this capsule is calculated using only those accounts that are paying fees. The General Partner and Mr. Clarke both have accounts in this fund, and do not pay fees.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
Energy Only Program
(Unaudited)

          This capsule presents the past performance of CCM's client accounts managed pursuant to the Energy Only Program from April 2005 through March 2006. The Energy Only Program is closed. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts.

Name of the CTA	Clarke Capital Management, Inc.
Name of the investment program	Energy Only Program
Date began trading this program	April 2005
Number of accounts traded pursuant to the program as of June 30, 2009	0
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$0
Largest monthly percentage draw-down (1)	(5.66%), 12/05
Largest peak-to-valley draw-down (2)	(14.26%), 09/05 - 03/06
Number of accounts open and closed with positive net lifetime ROR	1, 2.19%
Number of accounts open and closed with negative net lifetime ROR	0

	Rate of Return (Computed on a Compounded Monthly Basis through March 2006)
Month	2009	2008	2007	2006	2005	2004
January	-	-	-	(0.62%)	-	-
February	-	-	-	(3.94%)	-	-
March	-	-	-	(4.44%)	-	-
April	-	-	-	-	(3.33%)	-
May	-	-	-	-	(1.22%)	-
June	-	-	-	-	(5.36%)	-
July	-	-	-	-	(3.70%)	-
August	-	-	-	-	30.06%	-
September	-	-	-	-	0.93%	-
October	-	-	-	-	(3.05%)	-
November	-	-	-	-	2.85%	-
December	-	-	-	-	(5.66%)	-
Year	-	-	-	(8.84%)	7.48%	-

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Percentage rates of return are calculated using the "Nominal Account Size basis" method. The rate is calculated for any period by dividing the net performance for the period by the beginning equity plus any time-weighted additions minus any time-weighted withdrawals made during this period.

          Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this program in this document have been included in thee calculations, i.e., rates of return and other presentations have been calculated after all fees have been subtracted from gross trading terformance.

          Accounts closed since inception include those accounts that switched to other programs of Clarke Capital Management, Inc.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
CCM Performance Fund - Millennium Class
(Unaudited)

          This capsule presents the past performance of Clarke Capital's CCM Performance Fund - Millennium Class pool from May 2005 through July 2006. The CCM Performance Fund - Millennium Class pool is closed. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts.

Name of the CTA	Clarke Capital Management, Inc.
Name of the pool	CCM Performance Fund - Millennium Class pool
Type of pool	Private
Date began trading this program	May 2005
Number of accounts traded pursuant to the program as of June 30, 2009	0
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$0 million
Largest monthly percentage draw-down (1)	(10.64%), 07/06
Largest peak-to-valley draw-down (2)	(13.76%), 05/06 - 07/06

	Rate of Return (Computed on a Compounded Monthly Basis through July 2006)
Month	2009	2008	2007	2006	2005	2004
January	-	-	-	(1.56%)	-	-
February	-	-	-	(1.94%)	-	-
March	-	-	-	0.67%	-	-
April	-	-	-	9.63%	-	-
May	-	-	-	2.79%	2.67%	-
June	-	-	-	(3.48%)	(0.27%)	-
July	-	-	-	(10.64%)	(3.60%)	-
August	-	-	-	-	4.97%	-
September	-	-	-	-	(5.73%)	-
October	-	-	-	-	(1.70%)	-
November	-	-	-	-	2.92%	-
December	-	-	-	-	(1.30%)	-
Year	-	-	-	(5.56%)	(2.38%)	-

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF CLARKE CAPITAL MANAGEMENT, INC.
CCM Performance Fund - Millennium Aggressive Class
(Unaudited)

          This capsule presents the past performance of Clarke Capital's CCM Performance Fund - Millennium Aggressive Class pool from May 2005 through September 2006. The CCM Performance Fund - Millennium Aggressive Class pool is closed. The results shown in this capsule does not necessarily reflect the exact approach that will be used by CCM on behalf of future accounts.

Name of the CTA	Clarke Capital Management, Inc.
Name of the pool	CCM Performance Fund - Millennium Aggressive Class pool
Type of pool	Private
Date began trading this program	May 2005
Total assets under management (including notional funds) as of June 30, 2009	All programs-$208.678 million This program-$0
Largest monthly percentage draw-down (1)	(17.22%), 07/06
Largest peak-to-valley draw-down (2)	(25.29%), 05/06 - 08/06

	Rate of Return (Computed on a Compounded Monthly Basis through September 2006)
Month	2009	2008	2007	2006	2005	2004
January	-	-	-	(2.77%)	-	-
February	-	-	-	(2.72%)	-	-
March	-	-	-	0.79%	-	-
April	-	-	-	15.50%	-	-
May	-	-	-	3.81%	4.65%	-
June	-	-	-	(6.28%)	(0.84%)	-
July	-	-	-	(17.22%)	(4.97%)	-
August	-	-	-	(3.76%)	8.55%	-
September	-	-	-	12.76%	(8.54%)	-
October	-	-	-	-	(2.69%)	-
November	-	-	-	-	4.41%	-
December	-	-	-	-	(2.31%)	-
Year	-	-	-	(3.77%)	(2.74%)	-

Notes to Capsule Performance Tables

          (1) Draw-Down means losses experienced by a pool or trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF FALL RIVER CAPITAL, LLC
Global Strategies HL Program
(Unaudited)

          This capsule presents the past performance of Fall River Capital's client accounts managed pursuant to the Global Strategies HL Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Fall River Capital on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown. Altin:Fund intends to invest in the Global Strategies HL Program.

Name of the CTA	Fall River Capital LLC
Name of the investment program	Global Strategies HL Program
Date began trading this program	April 2002
Number of accounts traded pursuant to the program as of June 30, 2009	20
Total assets under management (including notional funds) as of June 30, 2009	All programs-$172.781 million This program-$78.500 million
Largest monthly percentage draw-down (since January 2004)(1)	(11.96%), 03/03
Largest peak-to-valley draw-down (since January 2004)(2)	(33.41%), 03/04-05/05
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	18, 0.39% to 80.64%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	16, (0.40%) to (33.86%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(1.29%)	7.69%	2.02%	8.23%	(10.23%)	(0.20)%
February	(3.73%)	16.28%	1.54%	0.33%	(5.13%)	13.80%
March	8.81%	(7.90%)	(0.92%)	11.84%	(4.77%)	(0.30%)
April	(2.94%)	(4.50%)	7.96%	2.54%	(6.73%)	(8.70%)
May	(5.13%)	0.86%	0.16%	(4.54%)	(4.82%)	(4.50%)
June	3.50%	6.28%	1.87%	(3.39%)	3.17%	(1.40%)
July	-	(1.08%)	(3.48%)	(4.41%)	(2.27%)	2.10%
August	-	2.90%	0.54%	0.73%	9.01%	(6.80%)
September	-	(1.33%)	11.70%	(3.22%)	(1.36%)	7.00%
October	-	9.03%	9.67%	1.16%	3.89%	(1.10%)
November	-	(2.53%)	(3.53%)	8.90%	8.45%	7.50%
December	-	1.11%	(0.39%)	0.27%	1.10%	(0.30%)
Year	(1.45%)	27.40%	29.15%	18.21%	(11.10%)	5.10%

Notes to Capsule Performance Tables

          (1) "Draw-Down" means losses experienced by the program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          The monthly rate of return is computed by using the "fully funded accounts method." The monthly rates are then computed to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF FALL RIVER CAPITAL, LLC
Global Opportunities Program
(Unaudited)

          This capsule presents the past performance of Fall River Capital's client accounts managed pursuant to the Global Opportunities Program from September 2007 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Fall River Capital on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Fall River Capital LLC
Name of the investment program	Global Opportunities Program
Date began trading this program	September 2007
Number of accounts traded pursuant to the program as of June 30, 2009	20
Total assets under management (including notional funds) as of June 30, 2009	All programs-$172.781 million This program-$23.732 million
Largest monthly percentage draw-down (1)	(4.95%), 05/09
Largest peak-to-valley draw-down (2)	(13.43%), 07/08-06/09
Number of accounts open and closed with positive net lifetime ROR	1, 3.80% to 4.88%
Number of accounts open and closed with negative net lifetime ROR	21, (0.64%) to (7.05%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	2.90%	4.00%	-	-	-	-
February	(0.92%)	4.45%	-	-	-	-
March	(0.63%)	(0.82%)	-	-	-	-
April	(4.16%)	(1.04%)	-	-	-	-
May	(4.95%)	3.56%	-	-	-	-
June	(0.51%)	1.84%	-	-	-	-
July	-	(2.48%)	-	-	-	-
August	-	(1.42%)	-	-	-	-
September	-	(3.08%)	2.67%	-	-	-
October	-	(0.55%)	0.87%	-	-	-
November	-	1.35%	(1.10%)	-	-	-
December	-	0.37%	3.91%	-	-	-
Year	(8.17%)	6.00%	6.42%	-	-	-

Notes to Capsule Performance Tables

          (1) "Draw-Down" means losses experienced by the program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          The monthly rate of return is computed by dividing the net income by the beginning nominal equity. Accounts that have middle of the month additions or withdrawals are excluded from the computation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF FALL RIVER CAPITAL, LLC
Global Strategies Program
(Unaudited)

          This capsule presents the past performance of Fall River Capital's client accounts managed pursuant to the Global Strategies Program from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Fall River Capital on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Fall River Capital LLC
Name of the investment program	Global Strategies Program
Number of accounts traded pursuant to the program as of June 30, 2009	8
Total assets under management (including notional funds) as of June 30, 2009	All programs-$172.781 million This program-$30.544 million
Date began trading this program	April 2002
Largest monthly percentage draw-down (since January 2004)(1)	(5.24%), 01/05
Largest peak-to-valley draw-down (since January 2004)(2)	(18.22%), 04/04-05/05
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	9, 0.41% to 45.03%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	8, (3.90%) to (13.52%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(0.82%)	3.45%	0.73%	3.64%	(5.24%)	(0.10%)
February	(1.68%)	7.77%	0.07%	0.17%	(2.80%)	6.70%
March	4.78%	(3.88%)	(1.17%)	5.25%	(1.95%)	0.10%
April	(1.29%)	(2.60%)	4.27%	1.18%	(3.17%)	(5.00%)
May	(2.20%)	0.48%	0.16%	(2.26%)	(2.34%)	(2.70%)
June	2.01%	3.47%	1.89%	(1.25%)	1.65%	(0.50%)
July	-	(0.88%)	(1.69%)	(2.38%)	(1.16%)	1.00%
August	-	1.49%	(0.05%)	0.14%	4.58%	(3.40%)
September	-	(0.57%)	6.14%	(1.45%)	(0.60%)	3.60%
October	-	4.61%	4.85%	(1.18%)	(1.88%)	(0.40%)
November	-	(1.09%)	(2.00%)	3.38%	4.23%	3.60%
December	-	0.79%	(0.22%)	0.56%	0.74%	(0.20%)
Year	0.62%	13.20%	13.37%	8.12%	(4.60%)	2.20%

Notes to Capsule Performance Tables

          (1) "Draw-Down" means losses experienced by the program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          The monthly rate of return is computed by using the "fully funded accounts method." The monthly rates are then computed to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF FALL RIVER CAPITAL, LLC
Volex Program
(Unaudited)

          This capsule presents the past performance of Fall River Capital's client accounts managed pursuant to the Volex Program from December 2005 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Fall River Capital on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Fall River Capital LLC
Name of the investment program	Volex Program
Date began trading this program	December 2005
Number of accounts traded pursuant to the program as of June 30, 2009	16
Total assets under management (including notional funds) as of June 30, 2009	All programs-$172.781 million This program-$40.031 million
Largest monthly percentage draw-down (1)	(3.84%), 02/06
Largest peak-to-valley draw-down (2)	(10.89%), 03/08-05/09
Number of accounts open and closed with positive net lifetime ROR	14, 0.15% to 17.57%
Number of accounts open and closed with negative net lifetime ROR	12, (7.75%) to (8.48%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	2.86%	2.78%	0.90%	3.44%	-	-
February	(1.09%)	7.46%	(2.14%)	(3.84%)	-	-
March	(0.47%)	(0.50%)	(0.74%)	(1.24%)	-	-
April	(3.49%)	(3.39%)	3.99%	1.86%	-	-
May	(3.64%)	(1.30%)	1.38%	(2.77%)	-	-
June	1.31%	1.96%	2.30%	2.14%	-	-
July	-	(0.62%)	0.21%	(2.17%)	-	-
August	-	(0.78%)	(0.28%)	(0.81%)	-	-
September	-	(2.99%)	4.86%	(0.85%)	-	-
October	-	1.83%	2.55%	0.95%	-	-
November	-	(0.20%)	(0.62%)	5.05%	-	-
December	-	0.64%	2.09%	1.23%	1.09%	-
Year	(4.59%)	4.51%	15.23%	2.64%	1.10%	-

Notes to Capsule Performance Tables

          (1) "Draw-Down" means losses experienced by the Program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          The monthly rate of return is computed by dividing the net income by the beginning nominal equity. Accounts that have middle of the month additions or withdrawals are excluded from the computation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF FORECAST TRADING GROUP, LLC

(Unaudited)

          This capsule presents the past performance of Forecast Trading Group's client accounts managed pursuant to the Forecast Portfolio from January 2004 through June 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Forecast Trading Group on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Forecast Trading Group, LLC
Name of the investment program	The Forecast Portfolio
Date began trading this program	December 1999
Number of accounts traded pursuant to the program as of June 30, 2009	6
Total assets under management (including notional funds) as of June 30, 2009	All programs-$55.000 million This program-$55.000 million
Largest monthly percentage draw-down (since January 2004)(1)	(10.11%), 06/07
Largest peak-to-valley draw-down (since January 2004)(2)	(21.78%), 01/07-08/07
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	26, 0.01% to 640.39%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	17, (1.06%) to (14.52%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2009)
Month	2009	2008	2007	2006	2005	2004
January	(2.06%)	9.80%	0.48%	3.48%	(3.75%)	3.53%
February	(1.46%)	10.20%	(0.20%)	0.11%	(4.41%)	4.49%
March	(1.04%)	(6.91%)	(8.77%)	0.17%	0.72%	5.12%
April	(0.91%)	0.63%	0.95%	(0.90%)	(4.20%)	1.52%
May	4.73%	(5.81%)	3.58%	0.25%	2.95%	(4.08%)
June	(1.99%)	13.02%	(10.11%)	(2.36%)	2.55%	(0.75%)
July	-	(3.15%)	(6.82%)	(3.41%)	10.27%	5.52%
August	-	(5.07%)	(0.89%)	4.37%	6.49%	0.81%
September	-	(2.61%)	9.07%	(0.13%)	(0.35%)	1.11%
October	-	(4.84%)	(6.97%)	6.91%	0.24%	(1.18%)
November	-	(1.38%)	1.72%	0.97%	1.70%	(1.21%)
December	-	0.44%	14.23%	0.71%	(2.80%)	3.03%
Year	(2.74%)	4.34%	(3.73%)	10.17%	8.66%	18.90%

Notes to Capsule Performance Tables

          (1) Draw-Down is defined as losses experienced by a pool or an account over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          Monthly rates of return are calculated pursuant to the only accounts traded. Under this method, rate of return are computed by dividing the aggregate net performance by the aggregate beginning equity for only those accounts which traded during the entire month and which had no material additions or withdrawals. It excludes new accounts, accounts that were open for part of the month, and accounts which had material (i.e., 10% or more at beginning equity) additions or withdrawals, and other factors that may possibly distort rate of return. For the period 1999 through 2006, the annual rates of return were computed on a compounded basis. Commencing in 2007, the annual rates of return were computed by adding the monthly rates of return since monthly rates of returns were computed on a nominal trading level.

          Monthly performance was compounded for the year-to-date and annual return through December 2006. Since Forecast Trading Group is managing assets based on a fixed nominal trading level (i.e., the trading level is not adjusted for profits and losses), Forecast Trading Group's methodology was changed effective January 1, 2007 whereby the year-to-date annual return is computed by adding the monthly rates of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF ROSETTA CAPITAL MANAGEMENT, LLC

(Unaudited)

          This capsule presents the past performance of Rosetta's Capital Management's client accounts managed pursuant to the Rosetta Trading Program from January 2004 through April 30, 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Rosetta Capital Management on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Rosetta Capital Management, L.L.C.
Name of the investment program	Rosetta Trading Program
Number of accounts traded pursuant to the program as of April 30, 2009	249
Total assets under management (including notional funds) as of April 30, 2009	All programs-$96.208 million This program-$96.208 million
Date began trading this program	February 1998
Largest monthly percentage draw-down (since January 2004)(1)	(17.38%), 07/07
Largest peak-to-valley draw-down (since January 2004)(2)	(19.25%), 12/06 - 07/07
Number of accounts open and closed with positive net lifetime ROR (since January 2004)	61, 0.07% to 3678.70%
Number of accounts open and closed with negative net lifetime ROR (since January 2004)	93, (0.30%) to (47.60%)

	Rate of Return (Computed on a Compounded Monthly Basis through April 30, 2009)
Month	2009	2008	2007	2006	2005	2004
January	(0.57%)	13.85%	(5.22%)	10.48%	(0.82%)	5.07%
February	0.58%	7.22%	3.09%	1.17%	0.86%	(2.04%)
March	(2.59%)	3.14%	(7.75%)	10.97%	3.18%	22.77%
April	3.28%	(2.92%)	(3.41%)	(0.13%)	1.06%	12.05%
May	-	(7.12%)	(0.09%)	0.32%	6.47%	0.38%
June	-	0.45%	12.37%	(5.89%)	1.57%	(3.28%)
July	-	3.51%	(17.38%)	(2.26%)	2.25%	(2.73%)
August	-	(2.30%)	1.41%	(7.28%)	(9.34%)	11.26%
September	-	7.07%	8.57%	(1.39%)	5.27%	5.30%
October	-	(2.83%)	10.48%	3.35%	7.25%	4.61%
November	-	(2.27%)	(1.20%)	14.81%	2.85%	13.80%
December	-	(1.52%)	7.45%	3.40%	0.42%	3.68%
Year	0.61%	15.48%	4.29%	28.24%	21.93%	93.34%

Notes to Capsule Performance Tables

          (1) Draw-Down is defined as losses experienced by a pool or an account over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

          The monthly rate of return is computed by dividing net performance by beginning equity plus or minus the weighted average of additions and withdrawls.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF SANDRIDGE CELL

(Unaudited)

          This capsule presents the past performance of all of the accounts of the SandRidge Cell from July 2006 through July 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by SandRidge Capital, LP on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the Advisor	SandRidge Capital, LP
Name of the pool	AlphaMosaic (US) LLC - Cell No. 14
Type of pool	Private
Date series commenced	July 2006
Aggregate gross capital subscriptions (in cash, not trading level)	$24.885 million
Net asset value as of July 31, 2009 (in cash, not trading level)	$23.138 million
Largest monthly percentage draw-down (1)	(17.44%), 07/06
Largest peak-to-valley draw-down (2)	(17.53%), 07/06 to 10/06

	Rate of Return (Computed on a Compounded Monthly Basis through July 2009)
Month	2009	2008	2007	2006	2005	2004
January	10.08%	(5.21%)	(5.86%)	-	-	-
February	(3.29%)	25.04%	8.65%	-	-	-
March	10.05%	6.74%	12.72%	-	-	-
April	2.72%	11.52%	3.83%	-	-	-
May	2.31%	5.91%	1.26%	-	-	-
June	3.03%	3.80%	7.37%	-	-	-
July	5.03%	(9.85%)	7.20%	(17.44%)	-	-
August	-	(3.96%)	4.22%	11.60%	-	-
September	-	(1.73%)	(12.34%)	(4.69%)	-	-
October	-	2.54%	(2.16%)	(6.08%)	-	-
November	-	1.07%	3.63%	3.23%	-	-
December	-	0.62%	4.83%	11.72%	-	-
Year	33.24%	37.60%	35.48%	4.89%	-	-

Notes to Capsule Performance Tables

          (1) Draw-Downs: Losses experienced by an account or a subset of the trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF TRANSTREND CELL

(Unaudited)

          This capsule presents the past performance of all of the accounts of the Transtrend Cell from October 2007 through July 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Transtrend on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the Advisor	Transtrend B.V.
Name of the pool	AlphaMosaic (US) LLC - Cell No. 31
Type of pool	Private
Date series commenced	October 2007
Aggregate gross capital subscriptions (in cash, not trading level)	$6.863 million
Net asset value as of July 31, 2009 (in cash, not trading level)	$6.792 million
Largest monthly percentage draw (1)	(8.28%), 07/08
Largest peak-to-valley draw (2)	(14.28%), 03/09 to 07/09

Rate of Return (Computed on a Compounded Monthly Basis through July 2009)
Month	2009	2008	2007	2006	2005	2004
January	(0.73%)	(3.13%)	-	-	-	-
February	1.52%	12.82%	-	-	-	-
March	(7.50%)	2.36%	-	-	-	-
April	(0.03%)	1.05%	-	-	-	-
May	2.90%	7.16%	-	-	-	-
June	(2.77%)	5.48%	-	-	-	-
July	(7.35%)	(8.28%)	-	-	-	-
August	-	(3.98%)	-	-	-	-
September	-	12.75%	-	-	-	-
October	-	15.42%	9.76%	-	-	-
November	-	4.99%	(4.80%)	-	-	-
December	-	5.92%	3.02%	-	-	-
Year	(13.61%)	62.85%	7.65%	-	-	-

          (1) Draw-Downs: Losses experienced by an account or a subset of the trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF WINTON CELL

(Unaudited)

          This capsule presents the past performance of the accounts of the Winton Cell from October 2007 through July 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Winton on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the Advisor	Winton Capital Management, Limited
Name of pool	AlphaMosaic (US) LLC - Cell No. 41
Type of pool	Private
Date series commenced	November 2007
Aggregate gross capital subscriptions (in cash, not trading level)	$5.838 million
Net asset value as of July 31, 2009 (in cash, not trading level)	$3.601 million
Largest monthly percentage draw-down(1)	(9.69%), 07/08
Largest peak-to-valley draw-down(2)	(21.11%), 02/09 to 06/04

	Rate of Return (Computed on a Compounded Monthly Basis through July 2009)
Month	2009	2008	2007	2006	2005	2004
January	1.83%	3.81%	-	-	-	-
February	(0.95%)	11.31%	-	-	-	-
March	(3.62%)	(2.41%)	-	-	-	-
April	(6.90%)	(2.25%)	-	-	-	-
May	(4.82%)	3.85%	-	-	-	-
June	(3.21%)	8.71%	-	-	-	-
July	(3.65%)	(9.69%)	-	-	-	-
August	-	(6.39%)	-	-	-	-
September	-	(1.49%)	-	-	-	-
October	-	5.21%	-	-	-	-
November	-	8.90%	3.42%	-	-	-
December	-	4.33%	1.01%	-	-	-
Year	(19.67%)	23.89%	4.46%	-	-	-

Notes:

          (1) Draw-Downs: Losses experienced by an account or a subset of the trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF KROM RIVER CELL

(Unaudited)

          This capsule presents the past performance of all of the accounts of the Krom River Cell from June 2007 through July 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Krom River on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the Advisor	Krom River Partners LLP
Name of the pool	AlphaMosaic (US) LLC - Cell No. 42
Type of pool	Private
Date series commenced	June 2007
Aggregate gross capital subscriptions (in cash, not trading level)	$12.092 million
Net asset value as of July 31, 2009 (in cash, not trading level)	$9.275 million
Largest monthly percentage draw-down(1)	(5.25%), 03/09
Largest peak-to-valley draw-down(2)	(16.60%), 11/08 to 06/09

	Rate of Return (Computed on a Compounded Monthly Basis through July 2009)
Month	2009	2008	2007	2006	2005	2004
January	(2.08%)	8.21%	-	-	-	-
February	(2.76%)	30.86%	-	-	-	-
March	(5.25%)	2.45%	-	-	-	-
April	(3.03%)	0.40%	-	-	-	-
May	1.63%	(0.18%)	-	-	-	-
June	(3.70%)	6.76%	2.44%	-	-	-
July	2.18%	(0.18%)	1.18%	-	-	-
August	-	2.06%	(0.92%)	-	-	-
September	-	(0.46%)	4.16%	-	-	-
October	-	5.52%	1.53%	-	-	-
November	-	(3.12%)	(1.61%)	-	-	-
December	-	0.54%	3.84%	-	-	-
Year	(12.51%)	61.78%	10.96%	-	-	-

Notes to Capsule Performance Tables

          (1) Draw-Downs: Losses experienced by an account or a subset of the trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF QUANTMETRICS CELL

(Unaudited)

          This capsule presents the past performance of the accounts of the Quantmetrics Cell from July 2006 through July 2009. The results shown in this capsule does not necessarily reflect the exact approach that will be used by Quantmetrics on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the Advisor	Quantmetrics Capital Management LLP
Name of the pool	AlphaMosaic (US) LLC - Cell No. 17
Type of pool	Private
Date series commenced	July 2006
Aggregate gross capital subscriptions (in cash, not trading level)	$6.596 million
Net asset value as of July 31, 2009 (in cash, not trading level)	$5.575 million
Largest monthly percentage draw-down(1)	(3.41%), 03/07
Largest peak-to-valley draw-down (2)	(3.41%), 03/07

	Rate of Return (Computed on a Compounded Monthly Basis through July 2009)
Month	2009	2008	2007	2006	2005	2004
January	0.00%	4.00%	(2.22%)	-	-	-
February	0.20%	1.99%	9.30%	-	-	-
March	1.60%	(2.16%)	(3.41%)	-	-	-
April	(1.44%)	(0.61%)	0.25%	-	-	-
May	0.44%	0.72%	2.88%	-	-	-
June	0.79%	3.50%	7.19%	-	-	-
July	1.89%	1.72%	4.32%	1.62%	-	-
August	-	(0.90%)	6.31%	(0.06%)	-	-
September	-	5.32%	0.34%	(1.30%)	-	-
October	-	11.20%	0.90%	0.55%	-	-
November	-	2.82%	(1.83%)	3.71%	-	-
December	-	0.33%	2.05%	(0.83%)	-	-
Year	3.49%	30.94%	28.35%	3.66%	-	-

Notes to Capsule Performance Tables

          (1) Draw-Downs: Losses experienced by an account or a subset of the trading program over a specified period.

          (2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CLEARING BROKERS

          For investments made by Altin:Fund that are not in other investment platforms, Altin:Fund expects to execute and clear trades in futures and commodity options initially through several registered futures commission merchants. As of the date of this prospectus, Altin:Fund intends to clear its commodity futures and options on futures transactions through MF Global, Inc., a registered futures commission merchant and member of NFA.

MF Global Inc.

          MF Global is registered under the CEA, as amended, as a FCM and a commodity pool operator, and is a member of NFA in such capacities. In addition, MF Global is registered with FINRA as a broker-dealer. MF Global was formerly known as Man Financial Inc. until the change of name to MF Global was effected on July 19, 2007. MF Global is a member of all major U.S. futures exchanges and most major U.S. securities exchanges. MF Global's main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MF Global's telephone number at such location is (212) 589-6200.

Newedge USA, LLC

          Newedge USA, LLC ("NUSA") and Newedge Alternative Strategies Inc. ("NAST") are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities. NUSA is a futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of NFA and FINRA. NUSA is a clearing member of all principal equity, option, and futures exchanges located in the United States as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange. NUSA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, NY; Kansas City, Missouri; Houston, Texas; and Montreal, Canada. Prior to January 2, 2008 NUSA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, NUSA merged with future commission merchant and broker dealer Newedge Financial Inc. ("NFI") - formerly known as Calyon Financial Inc. NUSA was the surviving entity.

          Altin:Fund does not currently have a written agreement with Newedge. Part of the general partner's trading strategy for Altin:Fund, however, includes moving off the various investment platforms in which it intends to invest to investing directly with the trading advisors that manage the various cells for the investment platforms. Direct investment with those trading advisors requires a minimum dollar investment which Altin:Fund will not immediately be able to satisfy. Once it is able to meet the investment minimums, it will transition off the platform and into direct investing. Several of those entities utilize Newedge as their FCM. Therefore, when the transition off the platforms occurs, the general partner intends to have Altin:Fund execute an agreement with, and utilize, Newedge.

          Newedge and MF Global are not affiliated with Altin:Fund or the general partner. Newedge and MF Global will only act as clearing brokers for Altin:Fund and, as such, are paid commissions for executing and clearing trades on behalf of Altin:Fund. Commissions charged by Newedge and MF Global are expected to set by the general partner. The commissions will be approximately between $2.50 and $8.50 per round turn transaction inclusive of exchange fees, clearing fees, brokerage fees and regulatory fees. The general partner does not expect to share in the commissions charged to Altin:Fund, although the general partner reserves the right to do so in the future. In situations where the general partner will share in the commissions charged to Altin:Fund, the commissions may be greater. Commissions charged by the FCM(s) may be more or less favorable as compared to commissions charged by other clearing brokers, however the general partner has selected Altin:Fund's FCM(s) because of service, attractive commission rates and the capital structure of the FCM(s).

          Altin:Fund's clearing brokers have not passed upon the adequacy or accuracy of this prospectus. Furthermore, neither the clearing brokers nor any other FCM will act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or Altin:Fund. Therefore, prospective limited partners should not rely on any of the clearing brokers in deciding whether or not to participate in Altin:Fund. The general partner reserves the right to use other FCMs for Altin:Fund.

          The general partner or the trading advisors reserve the right to direct all trades to any FCM it chooses for execution with instructions to "give-up" the trades to Altin:Fund's clearing FCM. The clearing broker will then pay floor brokerage and additional administrative or "give-up" fees to the executing FCM from Altin:Fund's account. The amount of such "give-up" fees varies depending upon certain factors, including but not limited to, the executing broker, the exchange utilized and the product traded. Although no such agreements are currently in place, the general partner expects give-up fees not to exceed $1.50 per round turn transaction.

CONFLICTS OF INTERESTS

          Some of the parties involved with the operation and/or management of Altin:Fund, including the general partner, have other relationships that may create disincentives to act in the best interests of Altin:Fund and its limited partners. The general partner has not established, and has no plans to establish, any procedures or controls to prevent, address or resolve these conflicts. As a result, these conflicts may inhibit or interfere with the sound and profitable operation of Altin:Fund.

          In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting Altin:Fund. The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.

Relationship of the General Partner and Mid America Financial Services Inc.

          Mr. Lucido, who is the president and a member of the board of managers of the general partner, receives, as a registered representative, compensation from Mid America Financial Services Inc., one of Altin:Fund's anticipated selling agents. Mr. Lucido does not intend to share in any commissions paid by Altin:Fund to Mid America Financial Services Inc.

Other Activities of the General Partner

          Because the general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships and acting as commodity pool operator and investment manager of Altin:Private Fund, the general partner's full efforts will not be devoted to the activities of Altin:Fund. This may create a conflict of interest with respect to the general partner's commitment to Altin:Fund of its resources. The general partner, however, intends to devote sufficient time Altin:Fund activities to properly manage Altin:Fund consistent with its fiduciary duties.

          Since the general partner may trade for its own individual account in the future and the general partner's principal trades commodity interests for his own account(s) with the trading advisors used by Altin:Fund, it is possible that orders for these proprietary accounts may be entered in advance of or opposite to orders for Altin:Fund pursuant to, for instance, a neutral allocation system, a different trading strategy, or a different risk level trading. However, any such proprietary trading is subject to the duty of the general partner to exercise good faith and fairness in all matters affecting Altin:Fund. The records and the results of the proprietary trading by the general partner and its principal will be made available for inspection to the limited partners upon written request and during normal business hours.

          Sebastian Lucido, the president and member of the board of managers of the general partner, currently maintains a personal account with MF Global. The account value is less than $12.00 and the account has not been actively traded since 2006.

          Sebastian Lucido and Jack Lucido, both members of the board of managers of the general partner are brothers.

Other Trading Activities of the Trading Advisors

          Each of the trading advisors and some of their principals currently manage other trading accounts including their own accounts, and each will remain free to manage additional accounts in the future. These other trading activities present various conflicts of interest, some of which are described below.

          The trading advisors or their principals may sometimes take positions in their proprietary accounts that are opposite to or ahead of Altin:Fund's account. Trading ahead of Altin:Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for Altin:Fund. In addition, the trading advisors may have financial incentives to favor other accounts over Altin:Fund's account. The trading advisors may trade other customer accounts that pay higher advisory fees than does Altin:Fund, which may cause the trading advisors to devote more attention to these other accounts or trade these other accounts in a different manner. Finally, accounts traded by the trading advisors will compete with Altin:Fund and the trading advisors may compete with each other, in buying and selling commodity interest contracts for Altin:Fund's account. When similar orders are entered at the same time, the prices at which Altin:Fund's trades are filled may be less favorable than the prices allocated to other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. However, each trading advisor is required to use an allocation methodology that is fair to all of its customers. Because records with respect to other accounts are not accessible to investors in Altin:Fund, investors will not be able to determine if any other accounts are being favored over Altin:Fund's account.

          A trading advisor may receive soft dollars from a broker. Such services or products may include research reports or analysis, publications, database software and services, quotation equipment and other products or services that may enhance the trading advisor's investment making. As a result, a trading advisor may have a conflict of interest in allocating brokerage business to certain brokers. In addition, a trading advisor could have an incentive to engage in more transactions that would otherwise be optimal in order to generate more brokerage compensation for a broker that pays with soft dollars.

General Partner and Trading Advisor Ownership Interest in Altin:Fund

          The general partner is required to maintain a cash general partnership investment in Altin:Fund equal to greater of 1% of capital contributions or $25,000 (if the offering is fully subscribed, $440,000) from time to time. The general partner may make withdrawals of any investment in excess of this amount. Currently, none of the trading advisors has an ownership interest in Altin:Fund. The trading advisors or other principals of or persons affiliated with the general partner or the trading advisors may, from time to time, own interests in Altin:Fund.

Other Activities of FCMs

          Each of the FCMs is presently acting as an FCM for other commodity pools, providing services similar to those provided Altin:Fund, and expects to continue to serve in this capacity for commodity pools in the future. Each of the FCMs also serves a number of other non-commodity pool customers. Each FCM's responsibilities to Altin:Fund and the responsibilities that each has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by each FCM. In addition, each FCM may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Altin:Fund.

          Although the general partner is not affiliated with any FCM, the general partner may have a conflict of interest in selecting FCMs because of continuing business dealings with certain FCMs. The general partner and its principal may have commodity accounts at the same brokerage firms as Altin:Fund, and, because of the amount traded through the FCM, may pay lower commissions than Altin:Fund. The general partner intends to review brokerage arrangements on a periodic basis to assure that Altin:Fund secures favorable execution of brokerage transactions and to assure that the commissions paid are reasonable in relation to the value of the brokerage and other services provided. Investors should note that commission rates change from time to time and the rate in the future may be higher or lower depending on the FCM used by Altin:Fund, volume of trading, or other matters.

          Each FCM and its principals, employees and agents may trade commodity interest contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by Altin:Fund, and these persons may even be the other party to a trade entered into by Altin:Fund. The records of any of these trades will not be available to limited partners.

Incentive Compensation of General Partner and Trading Advisors

          The incentive allocations and incentive fee arrangement entered into between the general partner, the trading advisors, and Altin:Fund could create an incentive for the general partner and/or the trading advisors to make investments that are risky or speculative, because the general partner's and the trading advisors' incentive fee will be based on the net performance of Altin:Fund.

          The general partner has elected to keep its incentive allocation structure as low as possible compared to industry standards. Specifically, the general partner's incentive allocation is currently at 10% while generally speaking, incentive allocations have traditionally ranged between 20% and 30%.

          The general partner is subject to these and other potential conflicts of interest. The general partner, however, intends to treat Altin:Fund fairly, acting in accordance with its fiduciary duty.

FUND EXPENSES

Fees and Expenses Paid by Altin:Fund

          Altin:Fund pays the following fees and expenses in connection with the offering of units, trading activities and operation of Altin:Fund:
Recipient	Nature of Payment	Amount of Payment

General partner	Management Fee	class A unit: 0.08333% (1% annually) class B unit: 0.08333% (1% annually) class C unit: 0.08333% (1% annually) class D unit: 0.041667% (0.5% annually) class E unit: 0% (0% annually)

General partner	Incentive Allocation

The general partner will receive from Altin:Fund a monthly incentive allocation (paid quarterly) of 10% of the new trading profits, if any, achieved on the net assets of Altin:Fund as of the end of each calendar month

General partner	Wholesaling and Marketing Fee

Altin:Fund pays the general partner a monthly fee for wholesaling and marketing services as follows: Class A unit, class B unit, class C units and class E units - 0.08333% (1% annually) of the purchase price for the units; class D units - 0.041667% (0.5% annually) of the purchase price for the units

FCM	Brokerage Charge	Altin:Fund pays the FCMs all introducing broker charges associated with trading activities

Counterparties	Dealer Spreads	Altin:Fund pays its counterparties bid-ask spreads on Altin:Fund's non-exchange traded commodity interest contracts

Trading advisors and Investment Platform Managers	Consulting Fees and Incentive Fees

Altin:Fund pays each trading advisor and manager of the investment platforms a monthly consulting fee of 2% (except the manager of the Quantmetrics cell, which is 1.5%) of each trading advisor's or investment platform's allocated net assets; and a quarterly incentive fee ranging from 20% to 25% of the new trading profits, if any, achieved on the trading advisor's or investment platform's allocated net assets as of the end of each calendar quarter

General partner	Organization and Offering expense reimbursement

Beginning in the month following the month Altin:Fund has a net asset value of $50,000,000, Altin:Fund reimburses the general partner on a monthly basis for its advancement of Altin:Fund's organization and offering expenses, up to an amount not to exceed 1.0% per annum of the average month-end net assets of Altin:Fund; currently contemplated to only be payable for 1 to 2 years

Recipient	Nature of Payment	Amount of Payment

Third parties	Operating Expenses, Extra- ordinary Expense

Altin:Fund pays its ongoing operating expenses up to a maximum of 1.4% of Altin:Fund's average net assets per year. This includes expenses associated with Altin:Fund's SEC reporting obligations, which for 2009 are estimated to be approximately $351,000. Altin:Fund also pays any extraordinary expenses it incurs

A more complete description of these fees and expenses follows below. Please see appendix A for a definition of "net asset value" and "net assets."

General Partner Management Fee

          The general partner will charge a monthly management fee equal to 0.08333% (1% annually) to each of the class A units, class B units and class C units on each class of units' respective net assets at the end of the month. The monthly management fee for the class D units will be 0.041667% (0.5% annually) of the class D units' net assets at the end of the month. The class E units will not pay the general partner a management fee. The monthly management fee is calculated before the monthly accrual for the general partner quarterly incentive allocation and is calculated before any withdrawals are accrued for the month, and after calculating and deducting fees owed to selling agents or wholesalers. The management fees charged by the general partner are charged regardless of Altin:Fund's profitability and whether Altin:Fund has any carry forward losses.

General Partner Incentive Allocation

          The general partner, in its capacity as the general partner to Altin:Fund, will receive an incentive allocation equal to 10% of Altin:Fund's new net trading profits each calendar month. Although the incentive allocation is calculated monthly, it is paid quarterly. If a limited partner enters Altin:Fund at the point Altin:Fund is experiencing a draw-down and if Altin:Fund is profitable during the month the new limited partner is admitted, the general partner will not take the incentive allocation on the individual limited partner's income allocation until Altin:Fund as a whole comes out of the draw-down. The general partner may elect to be paid the incentive allocation immediately after it is accrued as a fee instead of having the amounts allocated to the general partner's capital account.

          If Altin:Fund makes an incentive allocation payment to the general partner and Altin:Fund fails to earn new net trading profits for any subsequent period or experiences a loss, the general partner will retain the incentive allocation. However, Altin:Fund will not make any subsequent incentive allocation payments to the general partner if Altin:Fund has any prior unrecouped net losses. If the net assets of Altin:Fund are reduced as a result of a limited partner's redemption that occurs at the end of or after a calendar month in which Altin:Fund experienced a loss, then the loss which must be recovered will be adjusted pro rata. The carry forward loss is reduced by dividing Altin:Fund's net asset value after the withdrawal by Altin:Fund's net asset value before the withdrawal and multiplying that fraction by the unrecovered carry forward loss.

Wholesaling and Marketing Fees

          The general partner will perform certain marketing and wholesaling services for Altin:Fund. The general partner will also compensate certain third-parties who perform wholesaling services for Altin:Fund. The general partner will receive a monthly fee from Altin:Fund at a rate of 0.08333% (1% annually) of the purchase price for sales of class A units, class B units, class C units or class E units, and at a rate of 0.041667% (0.5% annually) of the purchase price for sales of class D units. If a third-party wholesaler is involved in any sale of units, the general partner will pay the wholesaling and marketing fee (or a portion of the fee) applicable to those units to the wholesaler. Any additional wholesaling and marketing fees paid to the general partner will be retained by the general partner and used to pay for marketing services, such as road shows and events, to increase the visibility of Altin:Fund.

Brokerage Charge

          Altin:Fund will pay the FCM for all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs associated with Altin:Fund's trading activities. The payments to the FCM are based upon a specified amount per round-turn for each commodity interest transaction executed on behalf of Altin:Fund. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract.

          The FCM is paid an average of between approximately $2.50 and $8.50 per round turn transaction entered into by Altin:Fund and between $0.50 and $1.50 in give-up fees per round turn transaction. This round turn commission includes all clearing, exchange and NFA fees.

          The Guidelines for the Registration of Commodity Pool Programs developed by the North American Securities Administrators Association, Inc., or NASAA Guidelines, require that the brokerage charge payable by Altin:Fund will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees, or (2) 14% annually of Altin:Fund's average net assets, including pit brokerage fees. Net assets for purposes of this limitation exclude assets not directly related to trading activity, if any. The general partner intends to operate Altin:Fund so as to comply with these limitations.

Dealer Spreads

          Altin:Fund trades foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers that act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Altin:Fund cannot be determined. However, the general partner believes the bid-ask spreads paid by Altin:Fund are competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Altin:Fund in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, are paid by the general partner out of the brokerage charge.

Trading Advisor and Investment Platform Management Fees and Incentive Fees

Trading Advisors

          Altin:Fund intends to pay the trading advisors a monthly managment fee. Altin:Fund currently pays the trading advisors a quarterly incentive fee based on any new or net trading profits achieved on the trading advisor's allocated net assets at the end of each calendar quarter. With respect to the offered units, Altin:Fund will pay the trading advisors that are allocated 10% or more of Altin:Fund's assets as follows: 25% of net trading profits to Clarke Capital Management, between 20% of net trading profits to Fall River Capital, 20% of new net trading profits to Rosetta Capital Management and 20% of trading profits to Forecast Trading Group.

          Calculation of New or Net Trading Profits. New or net trading profits are calculated with respect to each trading advisor's allocated net assets. Allocated net assets means that portion of the net assets of each class of Altin:Fund allocated to the trading advisor by the general partner and subject to the trading advisor's discretion (including any notational funds), together with any appreciation or depreciation in such allocated net assets. New trading profits are calculated on a high water mark basis, as described in the paragraph below. For a definition of net assets, please see "Limited Partnership Agreement - Nature of Classes and Determination of Net Asset Value."

          New or net trading profits on the allocated net assets of each trading advisor are generally calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(A) the net of any unrealized net profits or losses on open positions as of the end of any preceding period on such allocated net assets, (B) all expenses (except the incentive fees payable to the trading advisors, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period, including, without limitation, the brokerage charge and Altin:Fund's ongoing expenses, and (C) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor. The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor's incentive fee.

          The general partner generally intends to reallocate assets to or from a trading advisor as of the first trading day of a calendar month. However, the advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days' prior written notice to the affected trading advisor. If a trading advisor's advisory contract with Altin:Fund is terminated other than as of the end of a calendar quarter or assets are allocated away from the trading advisor on other than a quarter-end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter. With respect to any allocated assets, in determining the trading advisor's quarterly incentive fee, reallocated assets are transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor is paid its quarterly incentive fee on the new trading profits on the reallocated assets.

Investment Platforms

          Altin:Fund also intends to pay the sponsor of each of the investment platforms an annual management fee, calculated and accrued monthly and payable in arrears as of the last business day of each month, equal to the percentage of the month-end trading level of Altin: Fund's capital account in such cell. Altin:Fund also intends, through its investment in the respective cells of AlphaMosaic, to effectively pay the sponsor an incentive allocation equal to the percentage of the new net profit attributable to Altin: Fund's capital account of each cell. Any incentive fee, if accrued, will also be made in respect of capital account balances withdrawn, at the time of such withdrawal, as if the withdrawal date were the end of the incentive allocation period. Altin:Fund will pay the sponsor of the following investment platforms as follows: 20% of new net profit for the Sandridge Cell, 20% of new net profit for the Transtrend Cell, 20% of new net profits for the Winton Capital Cell, 20% of new net profit for the Krom River Cell and 25% of new net profit for the Quantmetrics Cell.

          Calculation of New Net Profits. New net profit generally means, with respect to each capital account of a cell, the amount by which the net asset value of such capital account as of the date of determination exceeds the high water mark then attributable to such capital account. Net asset value, for purposes of calculating the incentive fee, is calculated prior to reduction for the incentive allocation being calculated.

          Incentive allocations payable at the end of a quarter will be retained by each sponsor and will not be repaid to Altin:Fund if the net assets of Altin:Fund or of any class subsequently decline. This could result in substantial incentive allocations being paid to a sponsor despite the fact that an overall decline in the net assets of Altin:Fund or of any class has occurred. Because each sponsor's incentive allocation will be determined independently based on new trading profits experienced on the net assets allocated to the sponsor, it is also possible that one of the sponors could be paid incentive allocations for a quarter even though, because of losses suffered by another sponsor the net asset value per unit of a limited partner's units declined during the quarter. Incentive allocations will be payable on realized and unrealized profits and, therefore, without regard to cash available for distribution.

          Calculation of New Trading Profits and New Net Profits and Allocation of Incentive Fees Among Limited Partners. New trading or net profits will be calculated on the performance of each trading advisor's or sponsor's allocated net assets of Altin:Fund as a whole, and not on a capital account-by-capital account basis. In particular, because incentive allocations are calculated on the basis of any new trading or net profits attributable to a trading advisor's or sponsor's allocated net assets, the incentive allocations are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times. Furthermore, because incentive allocations are calculated on the trading advisor's or sponsor's allocated net assets and not on new trading or net profits experienced by a class of units, and each class of units bears differing proportions of Altin:Fund's organization and offering expenses, for purposes of calculating new trading profits these expenses are deemed to be shared proportionately among each unit.

          The distortions described above are the product of calculating and allocating incentive compensation among multi-advisor, multi-class, open-end funds among persons investing at different times while still maintaining a uniform net asset value per unit of each class. This method is the most common method used in publicly-offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

Miscellaneous

          The NASAA Guidelines impose the following restrictions on the amount of advisory fees paid by Altin:Fund: any management fees, any advisory fees, and all other fees paid by Altin:Fund, excluding incentive fees and brokerage commissions, when added to the customary and routine administrative expenses of Altin:Fund may not exceed ½ of 1% of net assets per month, or 6% annually. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the fees and expenses described above are reduced below 6% annually. The general partner intends to operate Altin:Fund so as to comply with these limitations.

Organization and Offering Expenses

          All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Altin:Fund. The limited partnership agreement provides that, beginning in the month following the month Altin:Fund has a net asset value of $50,000,000, Altin:Fund shall be entitled to reimbursement for organization and offering expenses at a rate of up to 1% per annum, computed monthly. In no event, however, will the reimbursement from Altin:Fund to the general partner exceed 1% per annum of the average month-end net assets of Altin:Fund; currently contemplated to only be payable for 1 to 2 years. The general partner has the discretion to change the amounts assessed to each class for organization and offering expenses, provided the amounts do not exceed the limits set forth in the limited partnership agreement. In its discretion, the general partner may require Altin:Fund to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Altin:Fund in any calendar year will not exceed the overall limits set forth above.

          The NASAA Guidelines require that the organization and offering expenses of Altin:Fund do not exceed 15% of the total subscriptions accepted. The general partner, and not Altin:Fund, is responsible for any expenses in excess of that limitation. Since the general partner has agreed to limit Altin:Fund's responsibility for these expenses to a total of 1% of Altin:Fund's net assets per year, the general partner does not expect the NASAA Guidelines limit of 15% of total subscriptions to be reached.

Operating Expenses

          Altin:Fund has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 1.4% of the average net assets of Altin:Fund per year, including legal, audit, internal control attestation, administration, transfer agent, printing and postage expenses and the costs and expenses of preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 1.4% of Altin:Fund's average net assets during the year, the difference may be reimbursed pro rata to recordholders as of December 31 of each year. If the actual operating expenses are higher than 1.4% of Altin:Fund's average net assets during any year, the general partner, not Altin:Fund, will bear the excess amount. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Altin:Fund during 2009 will be approximately $351,000. The general partner does not anticipate that Altin:Fund will be liable for any income or other business taxes.

          The general partner will not cause Altin:Fund to pay any of the general partner's indirect expenses, other than organization and offering expenses as described above, incurred in connection with its administration of Altin:Fund, including salaries, rent, travel expenses or other items generally considered overhead.

Extraordinary Expenses

          Altin:Fund is required to pay all of its extraordinary expenses, if any. These expenses include any litigation expenses and IRS audit expenses, among others.

Fees and Expenses Paid by the General Partner

          The general partner pays the following fees and expenses in connection with the offering of units, trading activities and operation of Altin:Fund.

Selling Agent Compensation

          The general partner pays all upfront sales commissions and other ongoing compensation to the selling agents for the sales of any units. You will not directly pay sales compensation to the selling agents.

          Class A units. Selling agents who sell class A units will receive for each unit sold sales compensation as follows: The general partner pays that selling agent an upfront sales commission of 3% of the purchase price per class A unit at the time that each class A unit is sold. Then, beginning with the thirteenth month after the subscription proceeds of a class A unit are invested in Altin:Fund, in return for ongoing services provided to the limited partners, the selling agent who sold the unit will receive ongoing compensation, calculated and payable monthly at an annual rate of 2% of the month-end net asset value of the unit, provided that the total underwriting compensation per class A unit does not exceed 10% of the subscription proceeds of the unit (plus bona fide due diligence expenses). Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

          Class B units. Selling agents who sell class B units will receive for each unit sold sales compensation as follows: The general partner pays that selling agent an upfront sales commission of 1% of the purchase price per class B unit at the time that each class B unit is sold. Then, in return for ongoing services provided to limited partners, the selling agent who sold the unit will receive ongoing compensation, calculated and payable monthly, (1) beginning with the first month after the subscription proceeds of a class B unit are invested in Altin:Fund, at an annual rate of 1% of the month-end net asset value of the unit, and (2) beginning with the thirteenth month after the subscription proceeds of a class B unit are invested in Altin:Fund, at an annual rate of 2% of the month-end net asset value of the unit, provided in either case, that the total underwriting compensation per class B unit does not exceed 10% of the subscription proceeds of the unit (plus bona fide due diligence expenses). Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

          Class C units. Selling agents who sell the class C units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses.

          Class D units. Selling agents who sell the class D units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses.

          Class E units. Selling agents who sell the class E units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses.

          The general partner may engage third parties, including affiliates of the selling agents, to provide administrative services to certain investors in Altin:Fund. The general partner will be responsible for the payment of any fees or expenses incurred in connection with such arrangements.

LITIGATION

The general partner

          There is no material administrative, civil, or criminal action, whether pending or concluded, within the five years preceding the date of this prospectus against the general partner, any member of the general partner or Altin:Fund.

MF Global, Inc.

          At any given time, MF Global, Inc. is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to Altin:Fund. There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against MF Global or its principals within the five years preceding the date of this prospectus that MF Global would deem material for purposes of part 4 of the regulations of the CFTC, except as follows:

          In May 2006, Man Financial, Inc. (n/k/a MF Global, Inc.) was sued by the receiver for Philadelphia Alternate Asset Fund and associated entities for common law negligence, common law fraud, violations of the CEA and RICO violations. In December 2007, without admitting any liability of any party to the litigation to any other party to the litigation, the litigation was settled with Man Financial agreeing to pay $69 million, plus $6 million of legal expenses, to the receiver, in exchange for releases from all applicable parties and the dismissal of the litigation with prejudice. In a related action, Man Financial settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against Man Financial and one of its employees for failure to supervise and recordkeeping violations. Without admitting or denying the allegations, Man Financial agreed to pay a civil monetary penalty of $2 million and accepted a cease and desist order. Man Financial has informed the general partner and the trading advisors that the settlements referenced above will not materially affect MF Global or its ability to perform as a clearing broker.

          On February 20, 2007, Man Financial also settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which Man Financial was alleged to have failed to supervise one of its former associated persons who was charged with fraudulently soliciting customers to open accounts at Man Financial. The CFTC alleged that the former associated person misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, Man Financial agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. Man Financial also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

          On March 6, 2008, and thereafter, 5 virtually identical proposed class action securities suits were filed against MF Global's parent, MF Global Ltd., certain of its officers and directors, and Man Group plc. These suits have now been consolidated into a single action. The complaints seek to hold defendants liable under sections 11, 12 and 15 of the Securities Act by alleging that the registration statement and prospectus issued in connection with MF Global Ltd.'s initial public offering in July 2007, were materially false and misleading to the extent that representations were made regarding MF Global Ltd.'s risk management policies, procedures and systems. The allegations are based upon the MF Global Ltd.'s disclosure of $141.5 million in trading losses incurred in a single day by an associated person in his personal trading account, which losses MF Global was responsible to pay as an exchange clearing member.

          In connection with the incident involving the trading losses referenced above, the CFTC issued a formal order of investigation naming MF Global and the associated person. The CFTC, in coordination with the Chicago Mercantile Exchange, has been collecting documentation and taking depositions of MF Global employees. This investigation is ongoing and it is not yet certain what actions the CFTC and/or the exchange might take. MF Global Ltd. has established an accrual of $10.0 million to cover potential CFTC civil monetary penalties in this matter and the two CFTC matters referred to below. This is MF Global's best estimate at this time and there is no assurance that the $10.0 million accrual will be sufficient for these purposes or that the CFTC will not require remedial measures. No accrual has been made for the exchange matter.

          In May 2007, MF Global and two of its employees received what is commonly referred to as a "Wells notice" from the staff of the Division of Enforcement of the CFTC. The notice relates to two trades MF Global executed in 2004 for a customer and reported to NYMEX. The notice indicates that the Division of Enforcement is considering recommending to the CFTC that a civil proceeding be commenced against MF Global and the two employees, in which the CFTC would assert that MF Global and the two employees violated Section 9(a)(4) of the CEA, which generally prohibits any person from willfully making any false, fictitious, or fraudulent statements or representations, or making or using any false writing or document knowing the same to contain any false, fictitious, or fraudulent statement to a board of trade. The Division of Enforcement staff contends that MF Global and the individuals presented or participated in the submission of information to NYMEX that falsely represented the dates on which the trades in question occurred. MF Global and the individuals dispute these contentions. It is not yet certain what action the CFTC will take, but see the reference to a $10.0 million accrual above.

          Additionally, MF Global is currently cooperating in an investigation conducted by a New York County Grand Jury in conjunction with the U.S. Attorneys Office in the Southern District of New York, with which the CFTC and the SEC are also involved. The investigation centers around trading by a market making energy trader at Bank of Montreal who allegedly mismarked his book. An MF Global broker did business with the BMO trader, and used bid and offer prices for forward OTC trades the BMO trader sent to him as a basis for prices which the MF Global broker disseminated to MF Global's customers, including BMO, as price indications that reflected a consensus. MF Global has been told that neither MF Global nor the broker is targets of the grand jury investigation. In connection with this investigation, MF Global has been served by the CFTC with a Wells notice in anticipation of civil charges against the broker under the anti-fraud provisions of CFTC regulation 33.10 and MF Global with derivative liability for the broker's actions. It is not yet certain what action the CFTC may take against MF Global or the broker, but see the reference to a $10.0 million accrual above.

          On December 12, 2008, MF Global settled three Chicago Mercantile Exchange group disciplinary actions involving allegations that on a number of occasions in 2006 and 2007, MF Global employees engaged in impermissible, pre-execution communications in connection with trades executed on the e-cbot electronic trading platform, withheld customer orders that were executable in the market for the purpose of soliciting, and brokering contra-orders and crossed orders on the e-cbot trading platform without allowing for the minimum required exposure period between the entry of the orders. MF Global was also charged with failing to properly supervise its employees in connection with these trades. Without admitting or denying any wrongdoing, MF Global consented to an order of an exchange business conduct committee panel which found that MF Global violated legacy CBOT rule 504.00 and regulations 480.10 and 9B.13 and 9B.13(c) and ordered MF Global to pay a $400,000 fine, cease and desist from similar conduct and, in consultation with exchange market regulation staff, enhance its training practices and supervisory procedures regarding electronic trading practices.

          MF Global acts only as clearing broker for the futures accounts to be traded pursuant to this prospectus and as such is paid commissions for executing and clearing trades. MF Global has not passed upon the adequacy or accuracy of this prospectus and will not act in any supervisory capacity with respect to the general partner of Altin:Fund or to any of the trading advisors, as the case may be, nor participate in the management of the general partner, Altin:Fund or any of the trading advisors. Therefore, prospective investors should not rely on MF Global in deciding whether or not to participate in Altin:Fund or the trading programs of the trading advisors.

Newedge

          Prior to January 2, 2008, Newedge was known as Fimat USA, LLC. On September 1, 2008, Newedge merged with FCM and broker dealer Newedge Financial Inc. - formerly known as Calyon Financial Inc. Newedge was the surviving entity .

          In March 2008 NFI settled, without admitting or denying the allegations, a disciplinary action brought by NYMEX alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

          Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of NUSA, there have been no material administrative, civil or criminal actions brought, pending or concluded against NUSA, NAST, or its principals in the past five years.

          Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge or its principals in the past five years.

THE OFFERING

          The units will be offered for sale, pursuant to Rule 415 of Regulation C under the Securities Act, through the selling agents, on a continuous basis. The general partner, the trading advisors and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for units as limited partners.

          If the maximum number of units in each class of units is sold, the net proceeds to each class of units will be:
Class A units - $100,000,000
Class B units - $100,000,000
Class C units - $100,000,000
Class D units - $100,000,000
Class E units - $40,000,000

          Because the general partner or an affiliate will be responsible for payment of Altin:Fund's organization and offering expenses (subject to reimbursement in future years), 100% of the proceeds of the offering will be available for each class of units' trading activities.

Minimum Subscription Amount

          Class A units and class C units are being offered for a minimum initial subscription of $10,000 and are available to all subscribers otherwise meeting the investor suitability requirements set forth in the subscription agreement. Class B units are being offered for a minimum initial subscription of $100,000 and are available to all subscribers otherwise meeting the investor suitability requirements set forth in the subscription agreement. Class D units are being offered for a minimum initial subscription of $5,000,000 and are available to all subscribers otherwise meeting the investor suitability requirements set forth in the subscription agreement. Class E units are being offered for a minimum initial subscription of $10,000, are available to all subscribers otherwise meeting the investor suitability requirements set forth in the subscription agreement, and are only being offered during the initial offering period. The number of units to be received by any investor will be determined (1) during the initial offering period, by dividing the subscription amount for each investor by $1,000; and (2) during the continuous offering period, by dividing the subscription amount for each investor by the net asset value of the class of units being subscribed for on the effective date of the subscription (see below for discussion of effective dates). All units will be held in book-entry form and will not be certificated.

Initial Offering Period

          Subscriptions for the offered units may be submitted to Altin:Fund during an initial offering period for up to ninety (90) days, and for up to an additional ninety (90) days at the general partner's sole discretion. Subscriptions may be accepted or rejected by the general partner in its sole discretion. We refer to this period as the initial offering period. Redemptions of the offered units will not be permitted during the initial offering period. A minimum of $25,000,000 aggregate amount of subscriptions must be received and accepted by Altin:Fund in order to end the initial offering period. If the minimum subscription amount is not received and accepted, the offering will be terminated and all subscription funds will be returned to investors within thirty (30) days after the termination of the offering, without interest.

Continuous Offering

          After the initial offering period, the class A units, class B units, class C units and class D units will be offered on a daily basis at the class of units' net asset value per unit as of the start of business on the first day of the month following the month in which the subscription is accepted. Subscribers will be admitted as limited partners on the first business day of the month immediately following the month in which the subscriber's subscription is accepted by the general partner. A subscriber's subscription agreement must be received by the general partner at its principal office on a timely basis - at least two (2) business days before the day on which the subscription is to become effective, and sufficient funds must be received in cash or via wire transfer on a timely basis. In the event that sufficient funds are not received, the general partner may, in its sole discretion, reject the subscription. Funds from accepted subscriptions will be deposited in Altin:Fund's escrow account at [J.P. Morgan Chase Bank]. On each closing date, the escrowed funds will be transferred to the general partner's custodial account and will be immediately available for trading activities. Once the net asset value per unit is determined, a confirmation of each accepted subscription and the number of units acquired, will be sent to subscribers.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

          The following summary represents certain U.S. federal income tax considerations applicable to an investment in Altin:Fund. This summary is based upon the IRC, income tax regulations promulgated thereunder, IRS rulings and decisions and judicial decisions, all of which are subject to change, and any such change could be effective either prospectively or retroactively and affect the continued validity of this discussion.

          This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular limited partner in light of its personal circumstances or to certain types of limited partners subject to special treatment under the IRC (for example, insurance companies, banks, dealers in securities, foreign persons and, except as specifically discussed under "Investment by Tax Exempt Entities" below, tax-exempt organizations) and does not discuss any aspects of state, local, or foreign tax laws which may be applicable to a limited partner. Accordingly, a prospective limited partner is urged to consult his/her or her own tax advisor regarding an investment in Altin:Fund.

Fund Status

          Under present U.S. federal income tax laws and regulations, Altin:Fund should be classified as a partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation.

          IRC section 7704(b) provides that certain "publicly traded partnerships" are to be treated as corporations for U.S. federal income tax purposes. The term "publicly traded partnerships" is defined as partnerships whose interests are (1) traded on an established securities market, or (2) readily tradable on a secondary market or the substantial equivalent thereof. An exception is provided for certain publicly traded partnerships where 90% or more of its gross income is derived from passive type income such as interest, dividends, rent from real property, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from commodities transactions.

          The units are not traded on an established securities market, and, although the matter is not free from doubt, Altin:Fund will take the position that the limited partners' rights to withdraw from Altin:Fund do not cause the units to be treated as readily tradable on a secondary market or the substantial equivalent thereof. However, even if the IRS successfully argues that the right to withdraw is "substantially equivalent" to a secondary market, the general partner expects that, based on Altin:Fund's objectives and trading policies at least 90% of Altin:Fund's gross income will be passive-type income. Accordingly, Altin:Fund should not be treated as a corporation for U.S. federal income tax purposes.

Taxation of Limited Partners

          Altin:Fund, as an entity, will not be subject to U.S. federal income tax and each limited partner, in computing its own U.S. federal income tax liability for a taxable year, will be required to take into account its allocable share of all items of Altin:Fund income, gain, loss, deduction or credit for Altin:Fund's taxable year ending within or with such taxable year of the limited partner, regardless of whether such limited partner has received any distributions from Altin:Fund. Altin:Fund currently does not plan to make cash distributions. Therefore, a limited partner may have taxable income from Altin:Fund without receiving any cash from Altin:Fund with which to pay the tax liability. The character of an item of income or loss (e.g., as capital gain or ordinary income) usually will be the same for the limited partner as for Altin:Fund.

Partner's Allocable Share of Income and Loss

          For U.S. federal income tax purposes, a limited partner's distributive share of items of Altin:Fund income, gain, loss, deduction and credit will be determined on a pro rata basis only during the time period a limited partner is part of Altin:Fund.

Distributions of Cash and Redemptions of Units

          Distributions by Altin:Fund and amounts received upon the partial or complete redemption of a limited partner's units generally will not be taxable to the limited partner since the pro-rata income and expense items are already included in the annual Schedule K-1 tax reportable items. However, if cash received by a limited partner exceeds such limited partner's adjusted tax basis in its units, the excess will be taxable to such limited partner as though it were a gain from a sale of such units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, such limited partner has any remaining tax basis in its interest after the property distribution. In that case, the limited partner will recognize loss to the extent of such remaining basis. Generally, if a limited partner is not a "dealer" with respect to its units, such gain or loss will be capital gain or loss, although some gain or loss may be characterized as ordinary.

Limitations on Deductibility of Altin:Fund Losses

          The amount of Altin:Fund loss, including capital loss, which a limited partner will be entitled to take into account for U.S. federal income tax purposes is generally limited to the adjusted tax basis of its units as of the end of Altin:Fund's taxable year during which such loss occurred.

          Generally, a limited partner's adjusted tax basis of its units will be the amount paid for such interest, reduced (but not below zero) by the limited partner's allocable share of Altin:Fund's distributions, losses and expenses, and increased by such limited partner's allocable share of Altin:Fund's income and gains.

          A limited partner may not deduct Altin:Fund's losses for tax purposes to the extent these losses exceed the amount it has "at risk" with respect to its units. A limited partner generally is "at risk" for an amount equal to its tax basis for its units, less: (a) any amounts it has borrowed in connection with its purchase of the units for which it is not personally liable and for which it has pledged no property other than its units; (b) any amounts it has borrowed from persons who have a proprietary interest in Altin:Fund; and (c) any amounts it has borrowed for which it is protected against loss through guarantees or similar arrangements.

          IRC section 469 significantly restricts the deductibility of losses incurred from business activities in which a taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely held corporations) does not materially participate, so-called passive activities. Such losses generally will be deductible only to the extent of income from other passive activities. Income and losses derived by a limited partner from a limited partnership are typically regarded as income and losses from a passive activity. However, portfolio income (such as dividends, interest, royalties and gains from the sale of property producing such income or held for investment) is not treated as income from a passive activity. Further, under temporary treasury regulation section 1.469-1T(e)(6), an activity of trading personal property for the account of owners of an interest in the activity is not to be considered a passive activity. Therefore, a limited partner's allocable share of Altin:Fund's income or gain should be treated as income not derived from a passive activity and may not be offset by passive losses which the limited partner may have from other investments.

Taxation of Altin:Fund's Activities

          The general partner anticipates that substantially all contracts traded by Altin:Fund will qualify as section 1256 contracts. Under the marked-to-market system of taxation of section 1256 contracts, gain or loss on a section 1256 contract is deemed to consist of 60% long-term capital gain or loss, and 40% short-term capital gain or loss regardless of the time period the section 1256 contract is held and regardless of whether the section 1256 contract is a long or short term position.

          Under the "marked-to-market" system of taxing section 1256 contracts, any unrealized gains or losses on open positions in section 1256 contracts held by Altin:Fund at year-end must be taken into account in determining each partner's distributive share of taxable gain and loss. Foreign currency gain or loss attributable to contracts not qualifying as section 1256 foreign currency contracts generally will be treated as capital gains or losses.

Deductibility of Altin:Fund Expenses

          If Altin:Fund is considered to be engaged in a trade or business, an individual limited partner may deduct his/her or her allocable share of Altin:Fund's expenses from his/her or her ordinary income. If Altin:Fund is not considered to be in a trade or business, then all or a portion of Altin:Fund's expenses, including the incentive allocation and management fee paid to the general partner, would be characterized as investment expenses and a limited partner's allocable share of such expenses would be subject to the "2% floor" rule under IRC section 67 governing miscellaneous itemized deductions. Miscellaneous itemized deductions are deductions and expenses that are not deductible "above-the-line" by a taxpayer in carrying on a trade or business under IRC section 162, but rather are expenses incurred for the production of income that are deductible under IRC section 212. If the expenses are characterized as investment expenses, each limited partner's share of such expenses plus all of the limited partner's other miscellaneous itemized deductions (such as personal investment advisory, legal and accounting fees) would be deductible only to the extent the aggregate of such miscellaneous itemized deductions exceeds 2% of the limited partner's adjusted gross income. Altin:Fund intends to take the position that it is engaged in a trade or business and that its expenses are therefore not subject to IRC section 67, but there can be no assurance that this position will be sustained.

Sale or Transfer of Units

          Upon the sale or exchange of units, the selling limited partner generally will recognize capital gain or loss measured by the difference between the consideration received and its adjusted tax basis in the units. However, the portion of the selling limited partner's gain or loss attributable to ordinary income items of Altin:Fund (unrealized receivables and inventory) will be characterized as ordinary gain or loss.

Capital Gain and Loss Provisions

          Capital gains of individual taxpayers are currently taxed at maximum rates that are less than the ordinary income tax rates if the capital asset was held by the taxpayer for the required number of months necessary to attain long term capital gain treatment. Capital gains recognized upon the sale or exchange of capital assets held for less than the number of months required to attain long term capital gain treatment would be treated as short-term capital gains and are generally taxed at ordinary income rates.

          Under IRC section 1211, an individual taxpayer can deduct up to $3,000 ($1,500 for married taxpayers filing separately) of net capital losses against ordinary income in any year. Excess capital losses (other than net capital losses on IRC section 1256 and IRC section 988 contracts) which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years. An individual taxpayer may elect to carry back net capital losses on IRC section 1256 contracts for three years and apply them against gains from IRC section 1256 contracts. To the extent an individual taxpayer cannot use these losses to offset past IRC section 1256 gains, he or she may carry these losses forward indefinitely.

          A corporate taxpayer can deduct capital losses only against capital gains, and any net capital loss can generally be carried back three years and carried forward five years. Net capital gains of corporate taxpayers are taxed at the same rate as ordinary income.

Alternative Minimum Tax

          The IRC currently imposes an alternative minimum tax for individual taxpayers and for corporate taxpayers on the alternative minimum taxable income of a taxpayer in excess of an exemption amount. A taxpayer is liable for the alternative minimum tax in addition to, but only to the extent it exceeds, the taxpayer's regular tax. A taxpayer's alternative minimum taxable income is essentially its taxable income, adjusted for certain items and increased for certain items of tax preference.

          The alternative minimum tax is not imposed on Altin:Fund. Instead, each limited partner takes into account its share of Altin:Fund's tax preference and other items for the purpose of computing its liability for the alternative minimum tax. Therefore, prospective limited partners are urged to consult their own tax advisors with respect to the effect of an investment in Altin:Fund on their own alternative minimum tax situation.

Limitations on Deductions of Interest

          The deduction by an individual limited partner of his/her or her allocable share of interest expenses of Altin:Fund, or of any interest expense of the limited partner paid or accrued on indebtedness properly allocable to the limited partner's units, may be subject to the investment interest limitation rules of IRC section 163(d). IRC section 163(d) limits an individual's deduction of investment interest expense in any year to his/her or her net investment income, (i.e., the excess of income from interest), dividends and certain gain from the disposition of investment property (reduced by net capital gains, unless the limited partner elects otherwise) over expenses incurred in earning such income for such year. The amount disallowed may be carried over to and deducted in subsequent years to the extent it would be deductible if incurred in that year. This limitation, if applicable, will be computed separately by each limited partner and not by Altin:Fund.

Tax Elections

          The IRC provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (IRC section 734) and transfers of units, including transfers by reason of death (IRC section 743), provided that the partnership has made an election under section 754 of the IRC. As a result of the complexities and added expense of the tax accounting required to implement this election, the general partner may not make this election for Altin:Fund. Therefore, the limited partners may lose any benefits which might otherwise be available to the limited partners from that election.

Tax Audits

          All limited partners are required under the IRC to report all Altin:Fund items on their own returns consistently with the treatment by Altin:Fund, unless they file a statement with the IRS disclosing the inconsistencies. An audit of Altin:Fund's U.S. federal informational tax return may precipitate an audit of the limited partners' U.S. federal income tax returns. Further, any such audit might result in adjustments by the IRS to items of non-Altin:Fund income or loss. Any additional U.S. federal income tax due as a result of any such adjustment will bear interest.

          The general partner will represent Altin:Fund during any audit and in any dispute with the IRS. The general partner will inform each limited partner of any audit of Altin:Fund. In general, the general partner may enter into a settlement agreement with the IRS on behalf of, and binding upon, limited partners who own less than a 1% profits interest if Altin:Fund has more than 100 partners. However, before any settlement, such a limited partner may file a statement with the IRS stating that the general partner does not have the authority to settle on his behalf. The IRS generally may assess a deficiency against a limited partner with respect to an Altin:Fund tax item for three years after Altin:Fund files its return. However, the general partner may consent on behalf of Altin:Fund to the extension of the period for assessing a deficiency. As a result, a limited partner's U.S. federal income tax return may be subject to examination and adjustment by the IRS for an Altin:Fund item more than three years after Altin:Fund's tax return has been filed.

Investment By Tax-Exempt Entities

          Before investing in Altin:Fund, a tax-exempt investor should consider the special income tax rules applicable to it. The following discussion relates solely to the U.S. federal income tax consequences to an investor that is tax-exempt and does not address state or local income tax matters.

          Qualified Plans and certain other tax-exempt entities are subject to U.S. federal income tax with respect to any "unrelated business taxable income" and are required to file U.S. federal income tax returns if they have gross unrelated business income in excess of $1,000, whether or not any tax is actually due. A tax-exempt entity is entitled to a $1,000 deduction and to other specified deductions so long as these expenses are directly connected with the unrelated business income. A net operating loss deduction is also available under certain circumstances.

          "Unrelated business taxable income" includes income derived from a trade or business carried on by a tax-exempt entity or by a partnership of which the entity is a member. Certain specified investment income (e.g., interest, dividends, rents from rental property, and gains on sale of assets held for investment) is generally not included in unrelated business income. Furthermore, under IRC section 512(b)(5), the term "unrelated business taxable income" does not include gains realized on the lapse or termination of options (assuming such options are not considered property includible in inventory or are held primarily for sale to third parties) to buy or sell securities when the options have been written in connection with the tax-exempt entity's investment activities. Under the IRC, any gain or income earned from "debt financed" property is treated as income from an unrelated business, even if the income otherwise would have been excluded. Altin:Fund may incur debt to purchase securities. In addition, there is some uncertainty as to whether short sales result in income derived from "debt financed" property, but Altin:Fund will take the position that most of its short sales do not result in income derived from "debt financed" property.

          If an exempt investor incurs a debt to acquire its units, all income such exempt investor derives from Altin:Fund will be unrelated business income. Accordingly, an investment in Altin:Fund may result in some unrelated business taxable income for an exempt investor and any exempt investors are urged to consult their own tax advisor.

          The foregoing statements are not intended as a substitute for professional tax planning, particularly since certain of the income tax consequences of an investment in Altin:Fund may not be the same for all taxpayers. In addition, the foregoing does not discuss state and local tax, estate tax, gift tax or other estate planning aspects of the investment, nor does it discuss the special income tax rules that would apply to foreign investors. There can be no assurance that Altin:Fund's or a limited partner's tax returns will not be audited by the IRS, or that no adjustments to the returns will be made as a result of such an audit. Accordingly, prospective limited partners in Altin:Fund are urged to consult their tax advisors with specific reference to their own tax situations under U.S. federal law and the provisions of applicable state laws before subscribing for units.

INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS

Prudence, Diversification and Prohibited Transactions

          To the extent applicable, each prospective investor which is an employee benefit plan, within the meaning of section 3(3) of ERISA, should consider whether an investment in units (i) satisfies the diversification requirements of section 404(a)(1)(C) of ERISA, (ii) is for the exclusive purpose of providing benefits to plan participants and beneficiaries and defraying reasonable plan expenses, (iii) is in accordance with plan provisions and the plan's investment policy, if any (to the extent consistent with ERISA), (iv) is made solely in the best interests of plan participants and beneficiaries and (v) is prudent in accordance with the requirement of section 404(a)(1)(B) of ERISA and the regulations promulgated thereunder, known as the "prudent expert rule," keeping in mind, among other factors, the long-term and illiquid nature of the proposed investment. Employee benefit plans, along with IRAs under IRC section 408(a) and retirement plans qualified under IRC section 401(a), should consider whether (i) the investment is a prohibited transaction under section 406 of ERISA and/or IRC section 4975, and (ii) the investment generates unrelated business taxable income. See "Certain U.S. Federal Income Tax Consequences - Investment By Tax-Exempt Entities" on page 132.

          Acceptance of subscriptions on behalf of plans is not to be construed as representation by Altin:Fund, its general partner, any trading advisor, any clearing broker, the selling agents or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan's attorney and financial advisors as to the propriety of an investment in Altin:Fund in light of the circumstances of the particular plan, current tax law and ERISA or state law (for government or church plans), as applicable.

Annual Evaluation

          To enable fiduciaries of plans subject to annual reporting requirements under ERISA to file annual reports as they relate to an investment in units and to enable an IRA trustee or custodian to report annually the value of IRA investments in the units, such fiduciaries, trustees and custodians are furnished with statements of the fair market value of their units within 90 days after the close of each year. There can be no assurance (1) that such value could or will actually be realized upon liquidation (in part because statements of value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of such units) nor (2) that such investors could realize the estimated value if they were to attempt to sell their units because no public market will exist for such units.

Plan Assets

          ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustees or a duly authorized fiduciary (often an investment manager within the meaning of section 3(38) of ERISA) have exclusive authority and discretion to manage and control assets of such plans. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans and prohibits certain transactions between employee benefit plans and the fiduciaries of such plans or other persons who are parties in interest (within the meaning of section 3(14) of ERISA) to such plan. Under the IRC, similar prohibitions apply to IRAs, medical and health savings accounts, education savings accounts and certain Keogh plans, including plans which may not be subject to ERISA.

          If the assets of Altin:Fund were deemed to be "plan assets" under ERISA (i) the prudence and other fiduciary requirements of Title I of ERISA would apply to investments made by Altin:Fund, (ii) the general partner and any additional general partners would be plan "fiduciaries" under ERISA with respect to such units, and (iii) certain transactions of Altin:Fund, or into which Altin:Fund may seek to enter, might constitute "prohibited transactions" under ERISA or the IRC. It is the intention of the general partner and Altin:Fund not to permit Altin:Fund assets to be deemed "plan assets" under ERISA.

Plan Asset Regulations

          Under the United States Department of Labor regulations defining the term "plan assets," generally, when an employee benefit plan makes an equity investment in another entity, the underlying assets of that entity will not be considered assets of the investing employee benefit plan if: (1) the equity interest is a "publicly-offered security"

or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; (2) the entity in which the investment is made is an "operating company"; or (3) equity participation in such entity by "benefit plan investors" (including for this purpose (i) employee benefit plans, (ii) any plan described in section 4975(e)(1) of the IRC, or (iii) any other entity whose underlying assets include plan assets by reason of any plan's investment in such entity) is "not significant." The labor regulations define a profit interest in a partnership as an equity interest.

          Exception for "Publicly Offered Securities." For the units to be considered publicly offered, they must be "widely held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Under the labor regulations, a class of securities is considered "widely held" if it is owned by 100 or more investors who are independent of the issuer and of one another. To assure satisfaction of this condition, investments by benefit plan investors will be limited to meet the not significant participation exception (described below), until such time as more than 150 investors acquire units. Whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. However, the labor regulations set forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the labor regulations provide that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. It is Altin:Fund's view that the assets of an investing benefit plan investor will include its investment in the units; those assets will not, however, solely by reason of such investment, include any of the other underlying assets of Altin:Fund. This view is based on the assumption that the 100-investor rule discussed above will be satisfied, that the units will be registered under the Securities Act within 120 days after the end of Altin:Fund's fiscal year during which the offering of units occurred (or such later time as may be allowed by the SEC) and that the general partner will not impose transfer restrictions that would violate the "freely transferable" requirement.

          Exception for Insignificant Participation by Benefit Plan Investors. Until the "widely held" requirement for the publicly-offered securities exception is met, investments by benefit plan investors will be limited as necessary to meet the exception for insignificant participation by benefit plan investors. The labor regulations generally provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if, in the aggregate, less than 25% of each class of equity interests in the corporation or partnership is held by benefit plan investors. For purposes of this 25% rule, the interest of any person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the partnership or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliates of such a person, is disregarded. (These persons are not prohibited from purchasing units in Altin:Fund, but any units so purchased is disregarded in determining whether this exemption is satisfied.) The general partner may require a benefit plan investor to withdraw in the event equity participation by employee benefit plan investors is 25% or greater. Assuming that all the equity participation by benefit plan investors in Altin:Fund is maintained at less than the 25% level, the assets of Altin:Fund will not be deemed plan assets under the labor regulations.

          As long as either the exception for publicly-offered securities or the exception for insignificant benefit plan investors applies, the general partner will not be regarded as a "fiduciary" (within the meaning of ERISA) with respect to employee benefit plans and transactions involving Altin:Fund, in general, will not be subject to the various fiduciary obligations or prohibitions imposed by ERISA. Altin:Fund will accordingly invest its assets solely in accordance with the investment objectives expressed in this prospectus and without regard to the obligations or prohibitions that may apply to a benefit plan investor. None of Altin:Fund, the general partner or any of their affiliates, agents, officers or employees, has any responsibility for advising any plan as to the advisability or prudence of an investment in Altin:Fund.

PLAN OF DISTRIBUTION

The Selling Agents

          The selling agents, the broker-dealers who are offering the units, are offering the units on a best efforts basis without any firm underwriting commitment. The general partner plans to enter into agreements with one or more broker-dealers to act as selling agents. The general partner may retain selling agents or may replace then existing selling agents in its sole discretion. From time to time, the general partner may also sell units directly. The general partner will not receive any sales compensation for its direct sales.

          Altin:Fund plans to enter into a selling agreement with each of the selling agents. In the selling agreements, the general partner will agree to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act. However, in accordance with the NASAA Guidelines, Altin:Fund is not permitted to indemnify the selling agents for any loss, expense or other liability arising from or out of an alleged violation of federal or state securities laws unless the following conditions have been met:
•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnitee; or
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
•

a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement amount and any related costs should be made; provided that the court considering the request for indemnification has been advised of the position of the SEC and any state securities regulatory authority where Altin:Fund's units were offered and sold with respect to such indemnification.

Selling Agent Compensation

          The general partner, not Altin:Fund, pays all upfront sales commissions, trailing commissions and other ongoing compensation to the selling agents for the sales of any units, as described below. You will not directly pay sales compensation to the selling agents.

          Selling agents who sell class A units receive from the general partner an upfront sales commission of up to 3.0% of the purchase price per class A unit at the time that each such unit is sold. Beginning with the thirteenth month after the subscription proceeds of a class A unit are invested in Altin:Fund, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month-end net asset value of the unit, provided that the total underwriting compensation per class A unit does not exceed 10% of the subscription proceeds of the unit (plus bona fide due diligence expenses).

          Selling agents who sell class B units receive from the general partner an upfront sales commission of up to 1.0% of the purchase price per class B unit at the time that each such unit is sold. Beginning with the first month after the subscription proceeds of a class B unit are invested in Altin:Fund, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 1.0% of the month-end net asset value of the unit. Beginning with the thirteenth month after the subscription proceeds of a class B unit are invested in Altin:Fund, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month-end net asset value of the unit, provided that the total underwriting compensation per class B unit does not exceed 10% of the subscription proceeds of the unit (plus bona fide due diligence expenses).

          Selling agents who sell class C units, class D units or class E units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses.

          The ongoing compensation referenced above, once begun, will continue for as long as the units remain outstanding. Selling agents pay a portion of this compensation to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent's standard compensation arrangements. No selling agent will receive up front sales commissions or ongoing compensation that exceeds the amounts described above.

          This offering will be made in compliance with NASD Rule 2810. Underwriting compensation to participating FINRA members will not exceed 10% of the initial sale price of the class A units, class B units, class C units, class D units and class E units, plus 0.5% for due diligence fees excluding the ongoing trailing commissions to be paid to each selling agent as detailed above, provided that the conditions for payment of such trailing commissions, as described above, are satisfied. The selling agents have advised Altin:Fund that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

Investor Suitability

          The general partner cannot assure you that Altin:Fund will achieve its objectives or avoid substantial losses. An investment in Altin:Fund is suitable only for a limited segment of the risk portion of an investor's portfolio, and no one should invest more in Altin:Fund than he or she could afford to lose.

          To invest in Altin:Fund, you must meet certain regulatory requirements. Generally, you must have:
•	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
•	an annual gross income of at least $70,000 and a net worth of at least $70,000, exclusive of home, furnishings and automobiles.

          Certain jurisdictions in which the units are offered impose more stringent minimum suitability requirements on their residents, which are described in the subscription agreement attached as Appendix C to this prospectus. Please see the subscription agreement for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. You should review the subscription requirements described in the subscription agreement carefully before deciding whether to invest. An investment in Altin:Fund may not be suitable for you even if you meet the regulatory requirements described above and in the subscription agreement. These suitability requirements are, in each case, regulatory minimums only, and merely because you meet the requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Altin:Fund. Employee benefit plans and investment retirement accounts are subject to special suitability requirements. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Altin:Fund than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Altin:Fund. If an investment in Altin:Fund is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose. You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in Altin:Fund in determining whether an investment in Altin:Fund is consistent with your overall portfolio objectives.

Minimum Investment

          The minimum investment required to invest in the class A units, the class C units and the class E units is $10,000. The minimum investment required to invest in the class B units is $100,000. The minimum investment required to invest in the class D units is $5,000,000. During the initial offering period, the selling agents will offer the class A units, class B units, class C units, class D units and class E units at a price of $1,000 per unit. Thereafter, during the continuous offering period, the selling agents will offer the class A units, class B units, class C units and class D units at a price equal to the net asset value per unit of each of the units at the start of business on each closing date, which is the first business day of each month.

          Any of these minimum investment requirements, including the requirement to invest in certain classes of units through registered investment advisors, may be waived by the general partner in its sole discretion. From and after the initial closing date, units will be sold in fractions calculated to three decimal places.

Subscription Procedures

          During the initial offering period, subscriptions for units may be submitted to Altin:Fund for up to ninety (90) days. Subscriptions may be accepted or rejected by the general partner in its sole discretion. During the initial offering period, subscriptions for units will be accepted at $1,000 per unit. Thereafter, during the continuous offering period, the selling agents will offer the units at a price equal to the net asset value per unit of each of the units at the start of business on each closing date, which is the first business day of each month.

          After the initial offering period, you may buy units as of any closing date, which is the last business day of each month, by submitting your subscription at least 2 business days before such closing date or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date. Units will be sold in fractions calculated to three decimal places. There is no minimum aggregate subscription amount that must be received before new investors' funds may be invested.

          The general partner will accept or reject your subscription, in whole or in part, in its sole discretion. You subscription funds will be held in Altin:Fund's escrow account at [J.P. Morgan Chase Bank] until your closing date. If the general partner accepts your subscription, your subscription funds will be invested in Altin:Fund on the applicable closing date and the general partner will deposit your subscription funds in Altin:Fund's interest bearing custodial account until invested. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

          The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. You will not directly pay any sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets. Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

          The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor's financial condition and investment objectives. No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

          Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about Altin:Fund. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Altin:Fund, Limited Partnership - Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

          Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least two business days prior to the applicable closing date.

Fundamental Knowledge

          Each subscriber should make sure that he/she/it understands, among other things: (i) the fundamental risks and possible financial hazards of the investment; (ii) the trading strategies to be followed in the class of units in which it will invest; (iii) that transferability of the units is restricted; (iv) that the general partner will manage and control each class of units' and Altin:Fund's business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a limited partner; (vii) the redemption rights that apply; and (viii) Altin:Fund's structure, including each class of units' fees. In addition, the general partner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

          Units may not be purchased with the assets of an ERISA Plan if the general partner, the trading advisor or any of their respective affiliates (a) is an employer maintaining or contributing to such ERISA Plan, or (b) has investment discretion over the investment of the assets of the ERISA Plan. An investment in any class of units of Altin:Fund is not suitable for charitable remainder annuity trusts or charitable remainder unit trusts.

Compliance With Anti-Money Laundering Laws

          To satisfy Altin:Fund's, the general partner's and the selling agents' obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require to satisfy applicable anti-money laundering obligations. By subscribing for units in Altin:Fund, each subscriber agrees to provide this information upon request.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

          To invest in Altin:Fund, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the general partner to determine whether you are qualified to invest in Altin:Fund. The representations and warranties relate to:
•	your eligibility to invest in Altin:Fund, including legal age, net worth, annual income, investment objectives and investment experience;
•	your representative capacity;
•	information provided by you;
•	information received by you;
•	investments made on behalf of employee benefit plans; and
•	your compliance with applicable anti-money laundering laws.

PRIVACY POLICY

          Altin:Fund and the general partner collect certain nonpublic personal information about investors from the information provided by them in their subscription agreement, power of attorney and related subscription documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering Altin:Fund - and then only subject to customary undertakings of confidentiality. Altin:Fund and its general partner do not disclose nonpublic personal information about investors to anyone, except as permitted by law. Altin:Fund and the general partner restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide products and services to investors. Altin:Fund and the general partner each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors' records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors' records and information, and (3) protect against unauthorized access to or use of investors' records or information that could result in substantial harm or inconvenience to any investor.

LEGAL MATTERS

          Legal matters in connection with this offering have been passed upon for Altin:Fund and the general partner by Warner Norcross & Judd LLP, 2000 Town Center, Suite 2700, Southfield, Michigan 48075. Warner Norcross & Judd LLP acts as counsel generally for the general partner and advises the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, Altin:Fund. Warner Norcross & Judd LLP also represents certain affiliates of the general partner from time to time in various matters, and it is expected they will continue to represent such entities in the future.

ADDITIONAL INFORMATION

          Altin:Fund has filed with the SEC in Washington, DC a registration statement covering all classes of units on Form S-1, as amended, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits attached to the statement of additional information. A copy of the registration statement has also been provided to the NFA, Chicago, Illinois. The descriptions contained herein of agreements included as exhibits in the statement of additional information are necessarily summaries. Reference is made to the registration statement, including the exhibits attached to the statement of additional information thereto, for further information with respect to Altin:Fund and each class of units. You may read and copy the registration statement and the exhibits to the registration statement at the SEC public reference room located at 100 F Street, NE, Washington, DC 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC's website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. You may also find certain information about the general partner and Altin:Fund at Altin:Fund's website, http://www.altinfund.com.

EXPERTS

          The statements of financial condition of Altin:Fund included in this prospectus have been audited by ____________________, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given on the authority of such firm as experts in auditing and accounting.

          The statements referred to under "Federal Income Tax Consequences" have been reviewed by Warner Norcross & Judd LLP and are included in reliance upon their authority as experts in tax law in the United States.

STATEMENT OF ADDITIONAL INFORMATION

Table of Contents
HISTORY	SAI-2

MANAGED FUTURES AND TRADITIONAL ASSETS (1989 - 2008)	SAI-3

TECHNICAL AND FUNDAMENTAL ANALYSIS	SAI-4

REGULATION OF MANAGED FUTURES	SAI-5

MANAGED FUTURES: A SUMMARY	SAI-6

INFORMATION NOT REQUIRED IN PROSPECTUS	SAI-19

SIGNATURES	SAI-22

SAI-1

HISTORY

          The managed futures industry has a rich history, blending necessity with the evolution of financial markets. The NFA and CFTC serve as the regulatory body ensuring sound business practices within the managed futures industry. Traditionally, agricultural commodities, including corn, wheat, oats, and soybeans dominated trading volume. As more complex financial strategies evolved, financial futures became the most actively traded sector including currencies, interest rates, and stock indices.

          Commodity Trading Advisors, or CTAs, have been actively trading futures for over thirty years, potentially profiting from price shifts in commodities and financial futures. As professional money managers, they may rely on sophisticated, quantitative based algorithms to identify potentially profitable trading opportunities. Due to the complexity and research dedicated to developing quantitative models, CTAs are very protective of their proprietary models, as they serve to be a form of competitive advantage amongst CTAs.

          Institutional investors were the first participants in the managed futures space, due to their significant capital resources and ability to understand and integrate complex financial strategies. As futures became frequently used within the institutional arena, successful investors began to develop an interest for managed futures. Various offering became readily available, including private and public commodity pools, along with individual managed accounts, generally through the guidance of a financial professional. Today, managed futures are easily accessible through a multitude of offerings designed to suit investor preferences.

SAI-2

MANAGED FUTURES AND TRADITIONAL ASSETS (1989 - 2008)

          The Callan chart below showcases six various investment indices from 1989 to 2008 ranked by performance. Please reference the glossary section for additional information regarding the specific indices.

          Barclay CTA (Commodity Trading Advisor) Index consists of 488 unweighted trading programs that are rebalanced at the beginning of each year. CTAs must have a four year track record to be included in the database. (Barclay Hedge) The Barclay CTA Index is not the same as an investment in Altin:Fund, as it is more broadly diversified across a much greater number of trading programs. Furthermore, Altin:Fund may perform quite differently than the CTA Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

ALTIN : PRIVATE FUND
ALTERNATIVE INVESTMENT PARTNERSHIP

Managed Futures and Traditional Assets (1989-2008)

1989	1990	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
S&P 500 31.7	Managed Futures 21.0	NASDAQ 56.9	NASDAQ 15.5	EAFE 32.9	EAFE 8.1	NASDAQ 39.9	S&P 500 23.0	S&P 500 33.4	NASDAQ 39.6	NASDAQ 85.6	Bonds 11.6	Bonds 8.4	Managed Futures 12.4	NASDAQ 50.0	EAFE 20.7	EAFE 14.0	EAFE 26.4	EAFE 11.6	Managed Futures 14.1
NASDAQ 19.2	Bonds 8.9	S&P 500 30.5	S&P 500 7.6	NASDAQ 14.7	T-Bills 4.2	S&P 500 37.6	NASDAQ 22.7	NASDAQ 21.6	S&P 500 28.6	EAFE 27.3	Managed Futures 7.8	T-Bills 4.4	Bonds 10.3	EAFE 39.2	S&P 500 10.9	S&P 500 4.9	S&P 500 15.8	NASDAQ 9.8	Bonds 5.2
Bonds 14.5	T-Bills 8.4	Bonds 16.0	Bonds 7.4	Managed Futures 10.3	S&P 500 1.3	Bonds 18.5	Managed Futures 9.1	Managed Futures 10.8	EAFE 20.3	S&P 500 21.0	T-Bills 6.2	Managed Futures 0.8	T-Bills 1.8	S&P 500 28.7	NASDAQ 8.6	T-Bills 3.1	NASDAQ 9.5	Managed Futures 7.6	T-Bills 1.3
EAFE 10.8	S&P 500 -3.1	EAFE 12.5	T-Bills 3.9	S&P 500 10.1	Managed Futures -0.6	Managed Futures 13.6	EAFE 6.4	Bonds 9.7	Bonds 8.7	T-Bills 4.9	S&P 500 -9.1	S&P 500 -11.9	EAFE -15.7	Managed Futures 8.7	Bonds 4.3	Bonds 2.4	T-Bills 4.9	Bonds 7.0	S&P 500 -37.0
T-Bills 9.0	NASDAQ -17.8	T-Bills 6.4	Managed Futures -0.9	Bonds 9.8	Bonds -2.9	EAFE 11.6	T-Bills 5.3	T-Bills 5.3	Managed Futures 7.0	Bonds -0.8	EAFE -14.0	NASDAQ -21.1	S&P 500 -22.1	Bonds 4.1	Managed Futures 3.3	Managed Futures 1.71	Managed Futures 3.5	S&P 500 5.5	NASDAQ -40.5
Managed Futures 1.8	EAFE -23.2	Managed Futures 3.7	EAFE -11.8	T-Bills 3.2	NASDAQ -3.2	T-Bills 6.0	Bonds 3.6	EAFE 2.1	T-Bills 5.2	Managed Futures -1.2	NASDAQ -39.3	EAFE -21.2	NASDAQ -31.5	T-Bills 1.2	T-Bills 1.3	NASDAQ 1.4	Bonds 3.4	T-Bills 4.5	EAFE -43.1

Managed Futures Barclay CTA Index

T-Bills 90 Day US T-Bills

S&P 500 S&P 500 Index

Bonds Lehman Aggregate Bond Index

EAFE MSCI-EAFE Index

NASDAQ NASDAQ Composite Index

Past performance is not necessarily indicative of future performance.

Source: Barclay Trading Group, Ltd., Managed Futures: Barclay CTA Index, Lehman Aggregate Bond Index, Treasury Bills (90 Day US T-Bills), Standard and Poor's, S&P 500 Index, MSCI EAFE Index, NASDAQ Composite Index. Return figures for indexes are designed to show the historical non-correlation between various asset classes and not as a prediction of the future performance of the Altin: Private Fund, Limited Partnership.

© Altin Holdings
ppt/080309

SAI-3

TECHNICAL AND FUNDAMENTAL ANALYSIS

          Managed futures strategies are often classified as either (i) technical or fundamental or (ii) systematic or discretionary.

          Technical analysis is a method of evaluating investments by analyzing various statistics generated by market activity, such as past prices and volume. Technical analysts do not attempt to measure an investment's intrinsic value, but instead may use charts and other quantitative methods to identify patterns or systems that may assist in predicting the future direction of the investment.

          Fundamental analysis is a method of evaluating an investment which entails attempting to measure its intrinsic value by examining related economic, financial and other qualitative and quantitative factors. Fundamental analysts attempt to study anything that may affect the investment's value. These may include factors such as: economic statistics, political policies, global relations and weather conditions.

          Systematic traders base their decisions from objective models, often computer-based, and may include one or several variables depending on the complexity of the model.

          Discretionary traders do not rely on predefined systems, or models, but rather trade using the basis of their own judgment and past experiences.

SAI-4

REGULATION OF MANAGED FUTURES

          Managed futures, unlike hedge funds, are regulated by two separate entities: the CFTC, and the NFA. The CFTC is an agency of the US government. The mission of the CFTC is to protect market users and the public from fraud, manipulation, and abusive practices related to the sale of commodity and financial futures and options, and to foster open, competitive, and financially sound futures and option markets.1

          The NFA is the industrywide, self-regulatory organization for the U.S. futures industry. The NFA develops rules, programs and services that safeguard market integrity, protect investors and help members meet their regulatory responsibilities. Membership in NFA is mandatory, assuring that everyone conducting business with the public on the U.S. futures exchanges ... must adhere to the same high standards of professional conduct.

Managed Futures Contrasted with Hedge Funds

In addition to regulation, managed futures differ from hedge funds in a number of ways:

•   Investment minimums: For hedge funds, minimum investments vary. Some funds charge as low as US$50,000, but these are the exception. The more typical range would be between US$250,000-$500,000. Established funds may have much higher minimums; $10,000,000 or more, depending on the fund and the discretion of the manager. Managed futures, on the other hand can have minimums as low as US$1,000, with the usual range between US$10,000 and US$100,000.

•   Regulation: Hedge funds continue to be unregulated investments, while managed futures are strictly regulated by the CFTC and the NFA as noted above.

•   Liquidity: Hedge funds may impose a "lock-up" period (during which you cannot redeem your shares) for 1 year up to 5 years. Managed futures may have no "lock-up", whatsoever, allowing for daily redemptions. Generally, for programs that do have "lock-up" periods they do not exceed 30 days.

•   Transparency: Since hedge funds are not regulated, they do not have to report their holdings, or even results, on a regular basis. Managed futures, since they are regulated must disclose significant information to the regulators and investors.

•   Benchmarks: Managed futures have many well-defined indexes, and benchmarks, one of which goes back to 1980. Hedge funds also have indexes and benchmarks, but due to their lack of transparency are often not as well-defined, and do not extend back beyond 1994.

•   Tax Treatment: Managed futures, from a tax standpoint, are calculated as if they are 60% long-term, and 40% short-term. Many hedge fund strategies, which may trade very frequently, will have 100% of any gains taxed at the higher short-term rate.

SAI-5

MANAGED FUTURES: A SUMMARY

          The following information with respect to the managed futures industry has been provided by, and included in this registration statement with the consent of, the CME Group. Altin: Fund has not independently verified the information provided by the CME Goup.

WHAT ARE MANAGED FUTURES?

The term managed futures describes an

industry comprised of professional money

managers known as commodity trading

advisors (CTAs). These trading advisors

manage client assets on a discretionary

basis using global futures markets as an

investment medium. Trading advisors

take positions based on expected profit

potential.

In the last 10 years, assets under management for the managed futures industry have grown an unprecedented 700%.

Managed futures have been used successfully by investment management professionals for more than 30 years. Institutional investors looking to maximize portfolio exposure continue to increase their use of managed futures as an integral component of a well-
diversified portfolio. With the ability to go both long and short, managed futures are highly flexible financial instruments with the potential to profit from rising and falling markets. Moreover, managed future funds have virtually no correlation to traditional asset classes, enabling them to enhance returns as well as lower overall volatility.

Recent growth in managed futures has been substantial. In 2002, it was estimated that more than $45 billion was under management by managed futures trading advisors. By the end of 2007, that number had grown to more than $200 billion.

For the purposes of this booklet, managed futures do not include futures accounts where futures are used in risk-management
programs or hedge funds. Those funds may be used to dynamically adjust the duration of a bond portfolio or to hedge the currency exposure of a foreign equity portfolio.

SAI-6

BENEFITS OF MANAGED FUTURES

By their very nature, managed futures

provide a diversified investment

opportunity. Trading advisors can

participate in more than 150 global

markets; from grains and gold to

currencies and stock indices. Many funds

further diversify by using several trading

advisors with different trading approaches.

In this example, the overall risk is reduced

by almost 82 percent from -41.0 percent

to -7.5 percent and the return also

increases almost 20 percent from +7.4

percent to +8.9 percent. This is mainly

due to the lack of correlation and, in

some cases, negative correlation between

some of the portfolio components in

the diversified portfolio. There is even

negative correlation between stocks and

managed futures as the two markets move

independently from each other.

The benefits of managed futures within a well-balanced portfolio include:

1. Potential to lower overall portfolio risk

2. Opportunity to enhance overall portfolio returns

3. Broad diversification opportunities

4. Opportunity to profit in a variety of economic environments

5. Limited losses due to a combination of flexibility and discipline

SAI-7

1. POTENTIAL TO LOWER OVERALL PORTFOLIO RISK

The main benefit of adding managed futures to a balanced portfolio is the potential to decrease portfolio volatility. Risk reduction is possible because managed futures can trade across a wide range of global markets that have virtually no long-term correlation to most traditional asset classes. Moreover, managed futures funds generally perform well during adverse economic or market conditions for stocks and bonds, thereby providing excellent downside protection in most portfolios.

2. OPPORTUNITY TO ENHANCE OVERALL PORTFOLIO RETURNS

While managed futures can decrease portfolio risk, they can also simultaneously enhance overall portfolio performance. The following chart illustrates that adding managed futures to a traditional portfolio improves overall investment quality while also potentially reducing risk.

This has been substantiated by an extensive bank of academic research,

beginning with the landmark study by Dr. John Lintner of Harvard

University in which he wrote: "... the combined portfolios of stocks

(or stocks and bonds) after including judicious investments ... in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks

(or stocks and bonds) alone." [1]

1 Lintner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and
   Bonds," Annual Conference of Financial Analysts Federation, May 1983.

SAI-8

3. BROAD DIVERSIFICATION OPPORTUNITIES

MANY DIFFERENT FUTURES MARKETS

Managed futures are highly flexible financial instruments traded on many regulated financial and commodity markets around the world. By broadly diversifying across global markets, managed futures can simultaneously profit from price changes in stock,

bond, currency and money markets, as well as from diverse commodity markets having virtually no correlation to traditional asset classes.

SAI-9

EASE OF GLOBAL
DIVERSIFICATION

The substantial growth of futures

exchanges across the globe afford trading

advisors countless opportunities to

diversify their portfolios by geographic

markets, as well as by product. Trading

advisors thus have ample opportunity for

profit potential and risk reduction among

a broad array of non-correlated markets.

Investing in managed futures on a global

scale provides protection against geo-

specific variables such as poor weather or

political unrest, which could affect some

commodities or financial futures more

than others.

SAI-10

4. OPPORTUNITY TO PROFIT IN A VARIETY OF ECONOMIC ENVIRONMENTS

Managed futures trading advisors can

generate profit in both increasing or

decreasing markets due to the their ability

to go long (buy) futures positions in

anticipation of rising markets or go short

(sell) futures positions in anticipation

of falling markets. Moreover, trading

advisors are able to go long or short with

equal ease. This ability, coupled with

their virtual non-correlation with most

traditional asset classes, have resulted in

managed futures funds performing well

relative to traditional asset classes during

adverse conditions for stocks and bonds.

For example, during periods of

hyperinflation, hard commodities such

as gold, silver, oil, grains and livestock

tend to do well, as do the major world

currencies. Conversely, during deflationary

times, futures provide an opportunity to

profit by selling into a declining market

with the expectation of buying, or closing

out the position, at a lower price. Trading

advisors can even use strategies employing

options on futures contracts that allow for

profit potential in flat or neutral markets.

This ability to accommodate and

protect against unpredictable events

can be invaluable in today's volatile

global markets.

MANAGED FUTURES VS. A TRADITIONAL PORTFOLIO DURING STOCK MARKET DECLINES

8%
6%
4%
2%
0%
−2%
−4%
−6%
−8%
Managed futures
Traditional portfolio of 50% stocks and 50% bonds
OCT 87
AUG 88
MAR 90
AUG 90
SEP 90
AUG 97
JAN 00
FEB 01
MAR 01
SEP 01

Managed futures: CASAM CISDM CTA Equal Weighted; Stocks: MSCI World; Bonds: JP Morgan Government Bond Global; *Time scale: 01/1987 – 02/2008*

WHEN CRITICAL EVENTS OCCUR (01/1984 – 02/2008)

Long-Term Capital Management lost $4.6 billion (1998)
MANAGED FUTURES
Black Monday
September 11, 2001
U.S. STOCKS
Persian Gulf War (1990)
+1600%
+1200%
+1000%
+800%
+600%
+400%
+200%
0%
1984
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

Managed futures: CASAM CISDM CTA Equal Weighted; Stocks: Dow Jones Index; Logarithmic scale; Source: Bloomberg

As the above chart shows, during the stock market crash in 1987, panic hit the stock markets following the largest one-day loss in history. Managed futures reported above 20 percent returns. Similarly after the terrorist attacks of 9/11, the stock market plummeted 16.3 percent. In contrast, managed futures gained 8.3 percent in the same period.

SAI-11

5. LIMITED LOSSES DUE TO A COMBINATION OF FLEXIBILITY AND DISCIPLINE

POTENTIAL TO LIMIT
DRAWDOWNS

Drawdowns, or the reduction a fund might

experience during a market retrenchment,

are an inevitable part of any investment.

However, because managed futures

trading advisors can go long or short - and

typically adhere to strict stop-loss limits -

managed futures funds have limited their

drawdowns more effectively than many

other investments. As the following chart

shows, drawdowns for managed futures

have been less steep than those for major

global equity indices.

ABILITY TO RECOVER QUICKLY

Additionally, managed futures generally

have shorter recovery times from

drawdown periods. This is due in part

to the ability to use short trading to take

advantage of falling markets, as well as the

fact that managed futures often have lower

losses to recover.

Unable to use short trading to take

advantage of falling markets, traditional

stock indices may experience extreme

drawdowns in bear markets. With

reference to the previous chart, the

maximum drawdown for stocks was

-44.7 percent during the period of

09/2000 through 09/2002. It takes

much longer to make up for such large

drawdowns. To simply recover, the stock

index needed to regain almost 80 percent

of its new low level.

SAI-12

THE EFFICIENCIES AND PERFORMANCE
OF FUTURES MARKETS

While managed futures are new to some,

banks, corporations and mutual fund

managers have used futures markets to

manage their exposure to price change for

decades. Futures markets make it possible

for these companies "to hedge" or transfer

their risk to other market participants,

including speculators, who assume this

risk in anticipation of making a profit.

Without speculators, price discovery

would only occur when both a producer

and an end user want to execute a

transaction at the same time. When

speculators enter the marketplace, the

number of ready buyers and sellers

increases and hedgers are able to execute

larger orders at their convenience without

effecting a dramatic change in price -

providing additional liquidity, which helps

ensure market integrity. By selling futures

when prices are rising and purchasing

as prices fall, their activity can have a

stabilizing effect in volatile markets.

Looking back over the past few decades, managed futures have consistently outperformed other asset classes such as stocks and bonds. Consider an initial investment of $10,000 invested in 1980. If placed in a U.S. stock fund mirroring the

S&P 500, the investment would have been worth approximately $288,000 as of early

2008. Allocating the same amount to a basket of international equities reflecting the

Morgan Stanley Capital International Index of world stocks, the initial investment would have grown to nearly $120,000. But the same investment in managed futures, based on the Center for International Securities and Derivatives Markets weighting, would now be worth more than $513,000.

SAI-13

MANAGED FUTURES TRADING STRATEGIES

Fund managers' investment strategies tend to fall into one of two primary categories: the major group is known as trend followers, while the other is comprised of market-neutral traders.

Many trend followers use proprietary technical or fundamental trading systems which provide signals of when to go long or short in anticipation of upward or downward market moves (trends). While some trend followers employ discretionary systems based on fundamental data and the discretion of the fund manager, the majority use fully automated technical trading systems based on a highly objective, disciplined set of rules predefined by the fund management. By removing human emotion, such as fear and greed, from trading decisions, fully automated trading systems rely on predetermined stop-loss orders to limit losses and let profits run. Market-neutral traders tend to seek profit from spreading between different financial and commodity markets (or different futures contracts in the same market). Also in the market-neutral category are option-premium sellers who use delta-neutral programs. Both spreaders and premium sellers aim to profit from non-directional trading strategies.

SAI-14

TYPES OF INVESTMENT OPPORTUNITIES

A) Retail or public pools

The recent introduction of low minimum-

investment levels for retail funds or public

pools provides a way for small investors

to participate in an investment vehicle

formerly exclusive to large investors.

In the United States, fund managers'

business conduct and trading activities

are supervised by the Commodity Futures

Trading Commission (CFTC) and the

National Futures Association (NFA). In

addition, offerings of managed futures

funds to the general public are regulated

by the CFTC, NFA, the Securities and

Exchange Commission (SEC), the

Financial Industry Regulatory Authority

(FINRA) and individual state regulatory

agencies. Public managed futures

funds must be audited by independent

account firms and follow strict

disclosure requirements.

B) Individual accounts

Individual accounts are customized

accounts for institutional investors or high

net-worth individuals. These funds usually

require a substantial capital investment so

the advisors can diversify trading among

a variety of market positions according to

the investors' specifications. For example,

certain markets may be emphasized or

excluded. Contract terms may include

specific termination language and

financial management requirements.

C) Private pools

Private pools combine money from several

investors and usually take the form of a

limited partnership. Most of these pools

have minimum investments that can be

as high as $250,000. These accounts

usually allow for admission and

redemption on a monthly or quarterly

basis. The main advantage of private

pools is the economy of scale that can be

achieved for mid-sized investors.

Each of these alternatives may be

structured with multiple trading advisors

with different trading approaches,

providing the investor with maximum

diversification.

SAI-15

PARTICIPANTS IN THE
MANAGED FUTURES INDUSTRY

There are several types of industry participants qualified to assist interested investors. Keep in mind that any of these participants may,

and often do, act in more than one capacity.

Commodity Trading Advisors

(CTAs) are responsible for the actual

trading of managed accounts. There are

approximately 1,750 CTAs registered with

the NFA, which is the self-regulatory

organization for futures and options

markets. The two major types of advisors

are technical traders and fundamental

traders. Technical traders may use

computer software programs to follow

pricing trends and perform quantitative

analyses. Fundamental traders forecast

prices by analysis of supply and demand

factors and other market information.

Either trading style can be successful and

many advisors incorporate elements of

both approaches.

Futures Commission Merchants

(FCMs) are the brokerage firms that

execute, clear and carry CTA-directed

trades on the various exchanges. Many

of these firms also act as commodity pool

operators and trading managers, providing

administrative reports on investment

performance. Additionally, they may offer

customers managed futures funds to help

diversify their portfolios.

Commodity Pool Operators (CPOs)

assemble public funds or private pools. In

the United States, these are usually in the

form of limited partnerships. There are

approximately 1,250 CPOs registered with

the NFA. Most CPOs hire independent

CTAs to make trading decisions. CPOs

may distribute their funds directly or

act as wholesalers to the broker-dealer

community.

Investment Consultants can be

a valuable resource for institutional

investors interested in learning about

managed futures alternatives and in

helping implement a managed fund

program. They can assist in selecting the

type of fund program and management

team that would be best suited for the

specific needs of the institution. Some

consultants also monitor day-to-day

trading operations (e.g., margins and daily

mark-to-market positions) on behalf of

their institutional clients.

Trading Managers are available

to assist institutional investors in

selecting CTAs. These managers have

developed sophisticated methods of

analyzing CTA performance records

so they can recommend and structure

a portfolio of trading advisors whose

historic performance records have a low

correlation with each other. These trading

managers may develop and market their

own proprietary products or they may

administer funds raised by other entities,

such as brokerage firms.

SAI-16

EVALUATING RISK FROM
AN INVESTOR 'S PERSPECTIVE

As with any investment, there are risks associated with trading futures and options on futures. The CFTC requires that prospective customers be provided with risk-

disclosure statements, which should be carefully reviewed. Past performance is not necessarily an indicator of future results.

When choosing a managed futures fund, it is important to ensure the fund manager has a proven track record. Before investing, it is also advisable to check the magnitude and duration of the fund's worst drawdown, or cumulative loss in value from any peak in performance to the subsequent low. In addition, there are several indices that measure managed futures performance. Investors may wish to consult each index to determine which provides the most appropriate performance criteria for their needs. At right is alist of some of the more familiar indexes.

HOW FEES ARE STRUCTURED
FOR MANAGED FUTURES

Total management fees in the managed

futures industry tend to be higher than

those in the equity markets. While

management fees do vary according to

the type of managed futures account and

may be negotiable, a general fee structure

exists. Investors should fully understand

that performance information for a

managed futures account or fund is almost

always expressed net of all such fees.

Typically, the trading advisor or trading

manager is compensated by receiving

a flat management fee based on assets

under management, in addition to a

performance "incentive" fee based on

profits in the account. The performance

fee is almost always calculated net of all

costs to the account, such as management

fees and commissions. The performance

fee is thus based on net trading profits,

which are usually paid only if the account

or fund exceeds previously established net

asset values.

A few trading managers assume the

"netting risk," whereby the performance

results of all trading advisors in the

account are netted before the investor is

charged a performance fee. The trading

manager assumes the netting risk by

paying each CTA according to his or her

individual performance.

In addition to management and

performance fees, an account or fund

pays transaction costs or brokerage

commissions. These expenses reflect the

cost of executing and clearing futures

trades and generally are calculated on a

per-round-turn basis.

SAI-17

INVESTOR SAFETY IS PARAMOUNT
IN THE FUTURES MARKET

Protecting the interests of all participants in the futures market is the responsibility of exchange and industry members as well as federal regulators. Working together, they ensure the financial and market integrity required by investors. A brief overview of

CME Clearing will illustrate why the credit risk of exchange-traded products is minimal for futures investors.

The market integrity of
CME Group ...

CME Group rules and regulations are

designed to support competitive, efficient

and liquid markets. These rules and

regulations are reviewed continuously

and are periodically amended to reflect

the needs of market users. Making sure

that trading practices and regulations

are followed is the responsibility of the

exchange's Market Regulation and Audit

Departments, which work to prevent

trading irregularities and investigate

possible violations of exchange and

industry regulations. The departments

provide daily on-site surveillance of

trading activity, continuous monitoring

of member firms' trading practices with

state-of-the-art technology and prompt,

thorough investigations of any customer

complaints.

... Combined with the financial
integrity of CME Clearing

Clearing operations are another

mechanism used by exchanges to uphold

the integrity of the futures markets.

CME Clearing 1) acts as a guarantor

to clearing member firms for trades it

maintains; 2) reconciles all clearing

member firm accounts each day to ensure

that all gains have been credited and all

losses have been collected; and, 3) sets and

adjusts clearing member firm margins for

changing market conditions.

CME Clearing settles the account of each

member firm at the end of the trading

day, balancing quantities of contracts

bought with those sold. In clearing trades,

the clearinghouse substitutes itself as

the opposite party in each transaction,

essentially eliminating counterparty

credit risk. It interposes itself as the buyer

to every seller and the seller to every

buyer and becomes, in effect, a party

to every clearing member transaction.

Because of this substitution, it is no

longer necessary for a buyer (or seller) to

find the original seller (or buyer) when

offsetting a position. A market participant

merely executes an equal and opposite

transaction, usually with an entirely

different party, and ends up with a net

zero position.

One of the most important financial

safeguards in ensuring performance on

futures contracts is the performance bond,

which is a deposit clearing member firms

must post and maintain against their

open positions. These performance bonds,

also referred to as margins, are set by

CME Clearing based on each product.

Your broker may require a larger deposit

for your account.

CME Clearing settles its accounts daily.

As closing or settlement prices change

the value of outstanding futures positions,

the clearinghouse collects from those

who have lost money as a result of

price changes and credits those funds

immediately to the accounts of those

who have gained. Thus, before each

trading day begins, all of the previous day's

losses have been collected and all gains

have been paid or credited. In this way,

CME Clearing maintains very tight

control over performance bonds as prices

fluctuate, ensuring that sufficient money is

on deposit at all times.

SAI-18

APPENDIX A
GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

Adjusted Net Assets. Month-end net assets of the particular class before accrual of fees and expenses and redemptions.

Administrator. An official or agency administering the securities laws of a state.

Affiliate. An affiliate of a person is (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, dire ctly or indirectly, controlling, controlled by or under common control of such person, (d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

Allocated Net Assets. The portion of Altin:Fund's net assets allocated to a trading advisor and subject to that trading advisor's investment discretion (including any notional funds), together with any appreciation or depreciation in such assets adjusted proportionally for new capital contributions, redemptions or capital distributions, if any.

CEA. Commodity Exchange Act, as amended.

CFTC. Commodity Futures Trading Commission. An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

Clearing Broker. Any person who engages in the business of effecting commodity interest transactions for the accounts of others or for its own account and who has been appointed by the general partner to act as a clearing broker on behalf of Altin:Fund. Currently, Altin:Fund's clearing brokers are MF Global Inc. and Rosenthal Collins Group, L.L.C. Altin:Fund intends to enter into an agreement with Newedge USA, LLC to serve as a clearing broker in the future.

Commodity. Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

Commodity Interest. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

Daily Price Fluctuation Limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed outside the U.S.

Delivery. The process of satisfying a futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Dow Jones Industrial Average. An index of 30 "blue chip" stocks of U.S. "industrial" companies.

Draw-down. Losses experienced by the composite record over a specified period. Draw-downs are measured on the basis of month-end net asset values only.

ERISA. Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan. Employee benefit plan governed by ERISA.

FCM. Futures commission merchant.

FDIC. Federal Deposit Insurance Corporation.

FINRA. Financial Industry Regulatory Authority.

FOREX. Foreign exchange market.

Forward Contract. A contract relating to the purchase and sale of a commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

Futures Contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

IRA. Individual Retirement Account.

IRC. Internal Revenue Code of 1986, as amended.

IRS. Internal Revenue Service.

Margin. Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before the trader must deliver additional margin.

Margin Call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular exchange or a clearing broker.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index). A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASAA. North American Securities Administrators Association, Inc.

NASAA Guidelines. The Guidelines for the Registration of Commodity Pool Programs imposed by NASAA.

NASDAQ 100 Index. An index that is a "modified capitalization-weighted" index designed to track the performance of a market consisting of the 100 largest and most actively traded non-financial domestic and international securities listed on The NASDAQ Stock Market, based on market capitalization.

Net Assets. The total assets attributable to any class of units or of Altin:Fund, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Altin:Fund, less all liabilities attributable to such class or of Altin:Fund, determined in accordance with generally accepted accounting principles (GAAP). Net assets include any unrealized profits or losses attributable to the net assets and any accrued fees or expenses, including fees and expenses based on a percentage of net assets, attributable to the net assets. The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

Net Asset Value or NAV. Net asset value as of a specified time with respect to any class of units or of Altin:Fund as a whole equals the value of the net assets attributable to such class or of Altin:Fund, as applicable, as of that time.

NFA. National Futures Association. A self-regulatory organization for commodity interest professionals.

Net Asset Value per Unit. Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

Net Worth. The excess of total assets over total liabilities as determined in accordance with GAAP. Net worth is determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of the value of the trading advisor's allocated net assets as of the end of a quarter over the value of the trading advisor's allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor.

Notional Funds. The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client's account at the clearing broker. Notional funds has the same meaning as notional equity.

NYMEX. New York Mercantile Exchange.

Open Position. A contractual commitment arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

Organization and Offering Expenses. All expenses incurred by Altin:Fund in connection with and in preparing any class of units for registration and subsequently offering and distributing the units to the public, including, but not limited to, total selling agent, underwriting and brokerage discounts and commissions (including fees of the selling agent's or underwriter's attorneys), expenses for printing, engraving, mailing, salaries of the general partner's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the units under federal and state law, including taxes and fees, accountants' and attorneys' fees, to the extent applicable.

Person. Any natural person, partnership, corporation, association or other legal entity.

Pit Brokerage Fees. Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Round-turn Transaction. The process of opening an investment in a commodity interest by taking a position together with the process of closing out that investment by undertaking an offsetting transaction.

SEC. Securities and Exchange Commission.

Securities Act. Securities Act of 1933, as amended.

Selling Agent. Any broker-dealer that is engaged by the general partner to offer and sell the units to prospective investors. Currently, Altin:Fund's lead selling agents are MidAmerica Financial Services Inc. and Enterprise Securities Co. The general partner may engage additional selling agents.

Settlement Price. The closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day's trading.

Short Contract. A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

SIPC. Securities Investor Protection Corporation.

Speculative Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Sponsor. Any person directly or indirectly instrumental in organizing Altin:Fund or any person who will manage or participate in the management of Altin:Fund, including any clearing broker who pays any portion of the organization and offering expenses of Altin:Fund, and the general partner and any other person who regularly performs or selects the persons who performs service for Altin:Fund. The term "sponsor" does not include wholly independent third parties such as any attorneys, accountants, selling agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "sponsor" shall be deemed to include its affiliates. Altin:Fund's sole sponsor is the general partner.

Spot Contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Spot contracts are not uniform and are not exchange traded.

Spread or Straddle. A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Swap Contract. A transaction that generally involves contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts generally are not uniform and not exchange traded.

Time Horizon. Refers to the average trading length of a market position held in the trading advisor's system.

Trading Advisor. Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Altin:Fund. Currently, Altin:Fund's trading advisors are Clarke Capital Management, Inc., Fall River Capital, LLC, Rosetta Capital Management, LLC and Forecast Trading Group, LLC.

Unrealized Profit or Loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

APPENDIX B

LIMITED PARTNERSHIP AGREEMENT

OF ALTIN:FUND, LIMITED PARTNERSHIP

Effective as of August 1, 2009

B-i

B-ii

B-iii

B-iv

B-v

B-vi

LIMITED PARTNERSHIP AGREEMENT OF
ALTIN: FUND, LIMITED PARTNERSHIP

          This LIMITED PARTNERSHIP AGREEMENT (this "Agreement") of ALTIN:FUND, LIMITED PARTNERSHIP (the "Partnership") is effective as of the 1st day of August, 2009, by and among ALTIN HOLDINGS, LLC, a limited liability company formed under the laws of the State of Michigan, as general partner, and the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future.

WITNESSETH:

          WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time (the "Act"), by the filing of a Certificate of Limited Partnership (the "Certificate") with the Office of the Secretary of State of the State of Delaware on April 13, 2009; and

          WHEREAS, the parties hereto desire to enter into this Limited Partnership Agreement of the Partnership and permit the admission of the Limited Partners to the Partnership.

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to enter into this Agreement as follows:

ARTICLE I
DEFINITIONS

          SECTION 1.01.  Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Act" has the meaning set forth in the preamble of this Agreement.

          "Adjusted Capital Account Balance" means, with respect to each Partner, the balance in such Partner's Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in U.S. Treasury Regulations Sections 1.704-1(b)(2)(ii)(c)(4), (5) and (6); and (ii) by adding to such balance such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5) any amounts such Partner is obligated to restore pursuant to any provision of this Agreement or by applicable law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Administrator" means an official or agency administering securities laws.

          "Affiliate" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

          "Advisory Contract" means a contract between the Partnership and a Trading Advisor.

          "Agreement" has the meaning set forth in the preamble of this Agreement.

          "Allocated Net Assets" means Partnership assets subject to trading discretion of a particular Trading Advisor.

          "Assignee" means the assignee of a Partnership interest pursuant to Section 10.01.

          "Capital Account" means the separate capital account maintained for each Partner in accordance with Section 6.06 hereof.

          "Capital Contribution" means, with respect to any Partner, the aggregate amount of money contributed to the Partnership pursuant to Article VI.

          "Carrying Value" means, with respect to any asset of the Partnership, the asset's adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all such assets shall be adjusted to equal their respective fair market values (as reasonably determined by the General Partner) in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Interest by any new or existing Partner in exchange for more than a de minimis capital contribution to the Partnership, (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner or (c) the date of a grant of any additional Interest to any new or existing Partner as consideration for the provision of services to or for the benefit of the partnership; provided, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner in good faith determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners or required by regulations. The Carrying Value of any asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its gross fair market value. The Carrying Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of the asset as of the date of its contribution thereto. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of "Profits and Losses" rather than the amount of depreciation determined for U.S. federal income tax purposes.

          "Certificate" has the meaning set forth in the preamble of this Agreement.

          "Class" means the classes of Units into which the interests in the Partnership may be classified or divided from time to time pursuant to the provisions of this Agreement.

          "Class A Units" means the Class A Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

          "Class B Units" means the Class B Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

          "Class C Units" means the Class C Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

          "Class D Units" means the Class D Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

          "Class E Units" means the Class E Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

          "Clearing Broker" means any Person who engages in the business of effecting transactions in Commodity Interests for the accounts of others or for its own accounts and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commodity Interests" means U.S. and foreign futures contracts, forward contracts and all other interests in commodities whether traded on an exchange or over- the-counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts, and options contracts on futures contracts, forward contracts and physical commodities).

          "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Creditable Foreign Tax" means a foreign tax paid or accrued for United States federal income tax purposes by the Partnership, in either case to the extent that such tax is eligible for credit under Section 901(a) of the Code. A foreign tax is a creditable foreign tax for these purposes without regard to whether a partner receiving an allocation of such foreign tax elects to claim a credit for such amount. This definition is intended to be consistent with the definition of "creditable foreign tax" in Temporary Treasury Regulations Section 1.704-1T(b)(4)(xi)(b), and shall be interpreted consistently therewith.

          "Encumbrance" means any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fiscal Year" means (i) the period commencing upon the formation of the Partnership and ending on December 31, 2009 or (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31.

          "GAAP" means accounting principles generally accepted in the United States of America as in effect from time to time.

          "General Partner" means ALTIN HOLDINGS, LLC or any successor general partner admitted to the Partnership in accordance with the terms of this Agreement.

          "Interest" means an interest in the Partnership.

          "Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Partnership or any Partner, as the case may be.

          "Limited Partner" means each of the Persons from time to time listed as a limited partner in the books and records of the Partnership.

          "Liquidation Agent" means the General Partner, or any other Person designated by the General partner, to wind up the affairs of the Partnership upon a dissolution of the Partnership.

          "NASAA Guidelines" means the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

          "Net Asset Value" or "Net Assets" as of any date with respect to any Class means: (i) the total assets of the Partnership constituting such Class as of such date including all cash and cash equivalents, plus the market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Partnership (or which would be payable directly by the Partnership) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Partnership as of such date attributable to such Class determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner. Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes (including, without limitation, expenses incurred in connection with the organization and offering of Units of a Class or Classes). Any such determination shall be final and binding as to all Limited Partners. The terms "Net Asset Value" or "Net Assets" as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date. Without limitation to the foregoing, Net Assets shall include any unrealized profits or losses on open positions attributable to such Net Assets and any accrued fees or expenses (including fees based on a percentage of Net Assets) attributable to such Net Assets.

          "Net Asset Value per Unit" means, with respect to Units of any Class, the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

          "Nonrecourse Deductions" has the meaning as set forth in Treasury Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions of the Partnership for a fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

          "Organization and Offering Expenses" means all expenses incurred by the Partnership in connection with and in preparing any Class of Units for registration and subsequently offering and distributing such Units to the public, including but not limited to, total Selling Agent, underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of the General Partner's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of such Units under federal and state law, including taxes and fees, accountants' and attorneys' fees, to the extent applicable.

          "Partners" means, at any time, each person listed as a Partner (including the General Partner) on the books and records of the Partnership, in each case for so long as he, she or it remains a Partner as provided hereunder.

          "Partnership" has the meaning set forth in the preamble of this Agreement.

          "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          Partner Nonrecourse Debt Minimum Gain" means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

          "Partner Nonrecourse Deductions" has the meaning ascribed to the term "partner nonrecourse deductions" set forth in Treasury Regulations Section 1.704-2(i)(2).

          "Person" means any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

          "Pit Brokerage Fees" means floor brokerage, clearing fees, National Futures Association fees and exchange fees.

          "Profits" and "Losses" means, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 7.03 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

          "Prospectus" means either the Confidential Private Placement Memorandum adopted by the General Partner in connection with the private offering of Units, or in the event of a public offering of Units, the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the Securities and Exchange Commission ("SEC") and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

          "Pyramiding" means a method of using all or a part of an unrealized profit in a Commodity Interest contract position to provide margin for any additional Commodity Interest contracts of the same or related commodities.

          "Registration Statement" means a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

          "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Selling Agent" means any broker-dealer that is engaged by the General Partner from time to time to offer and sell the Units to prospective Limited Partners.

          "Tax Advance" has the meaning set forth in Section 7.05.

          "Tax Matters Partner" has the meaning set forth in Section 7.06.

          "Total Percentage Interest" means, with respect to any Partner, the quotient obtained by dividing the number of Units then owned by such Partner by the number of Units then owned by all Partners.

          "Trading Advisor" means any Person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of Commodity Interests and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time.

          "Transfer" means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof, whether voluntarily or by operation of Law, including, without limitation, the exchange of any Unit for any other security.

          "Transferee" means any Person that is a transferee of a Partner's interest in the Partnership, or part thereof.

          "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Unit Ownership Percentage" means, with respect to each Partner holding Units of a Class as of any date, the number of Units owned by such Partner of such Class, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

          "Units" means the Class A Units, the Class B Units, the Class C Units, the Class D Units, the Class E Units, and any other class of units authorized in accordance with this Agreement, which shall constitute interests in the Partnership as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Partnership at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Partner as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement.

          "Valuation Date" means the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations or such other day as determined by the General Partner in its sole discretion and on which day the Net Asset Value of each Class is determined. The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

ARTICLE II
FORMATION, TERM, PURPOSE AND POWERS SECTION

          SECTION 2.01.  Formation. The Partnership was formed as a limited partnership under the provisions of the Act by the filing on April 13, 2009 of the Certificate with the Secretary of State of the State of Delaware. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

          SECTION 2.02.  Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, ALTIN:FUND, LIMITED PARTNERSHIP.

          SECTION 2.03.  Term. The term of the Partnership commenced on the date of the filing of the Certificate, and the term shall continue under the provisions of the Act. The rights and liabilities of the Partners shall be as provided in the Act, subject to the provisions set forth in Article IX and applicable Law. The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

          SECTION 2.04.  Offices. The Partnership may have offices at such places within or without the State of Delaware as the General Partner from time to time may select.

          SECTION 2.05.  Agent for Service of Process. The Partnership's registered agent for service of process in the State of Delaware shall be as set forth in the Certificate, as the same may be amended by the General Partner from time to time.

          SECTION 2.06.  Business Purpose. The Partnership was formed for the object and purpose of, and the nature of the business to be conducted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act. Without limiting the generality of the foregoing, the purpose of the Partnership includes the operation of a multi-advisor commodity pool that will invest in partnerships and funds that invest in futures, options on futures as well as commodities.

          SECTION 2.07.  Powers of the Partnership. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.06.

          SECTION 2.08.  Partners; Admission of New Partners. Each of the Persons listed on Schedule 6.01 attached hereto, as the same may be amended from time to time in accordance with this Agreement, by virtue of the execution of this Agreement, are Partners of the Partnership. The rights and liabilities of the Partners shall be as provided in the Act, except as is otherwise expressly provided herein. The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. A person shall become a Limited Partner upon execution and delivery by (or pursuant to a power of attorney on behalf of) such person and the General Partner of counterparts of this Agreement.

          SECTION 2.09.  Withdrawal. A Partner shall have the right to withdraw as a Partner of the Partnership only in accordance with the provisions of this Agreement.

ARTICLE III
MANAGEMENT

          SECTION 3.01.  General Partner.

          (a)  The business, property and affairs of the Partnership shall be managed under the sole, absolute and exclusive direction of the General Partner, which may from time to time delegate authority to officers or to others to act on behalf of the Partnership. The Limited Partners may not participate in the management or control of the Partnership.

          (b)  Without limiting the foregoing provisions of this Section 3.01, the General Partner shall have the general power to manage or cause the management of the Partnership, which may be delegated to officers of the Partnership, including, without limitation, the following powers:
(i)

to manage the ongoing operations of the Partnership, including the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Partnership;

(ii)	to select, monitor and replace Trading Advisors;
(iii)	to admit additional Limited Partners;
(iv)	to handle redemption requests;
(v)	to employ, retain, consult with and dismiss personnel;
(vi)	to file all reports with the SEC, CFTC and other regulatory or self-regulatory authorities;
(vii)	to manage the investment of the Partnership's funds not committed to trading in U.S. government obligations or bank depositories;
(viii)	to prepare and mail monthly and annual reports;
(ix)	to engage attorneys, consultants and accountants for the Partnership;

(x)	to develop or cause to be developed accounting procedures for the maintenance of the Partnership's books of account;
(xi)

to effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

(xii)	to do all such other acts as shall be authorized in this Agreement or by the Partners in writing from time to time.

          (c)  If the General Partner is an entity, it shall be organized under the laws of the United States or any political subdivision thereof. If the General Partner is an individual, it shall be a citizen of the United States.

          SECTION 3.02.  Compensation. The General Partner shall be entitled to Management Fees, Incentive Fees and Brokerage Charges as described on the attached Schedule 3.02.

          SECTION 3.03.  Reimbursement of Organization and Offering Expenses to General Partner. Upon the Partnership obtaining a Net Asset Value of $50,000,000.00, the Partnership shall reimburse the General Partner on a monthly basis for the General Partner's advancement of the Partnership's organization and operating expenses, up to an amount not to exceed 1% per annum of the average month-end Net Assets of the Partnership.

          SECTION 3.04.  Expenses. The Partnership shall pay its ongoing operating expanses, and shall reimburse the General Partner for any expenses incurred by the General Partner on behalf of the Partnership.

          SECTION 3.05.  Authority of Partners. No Limited Partner, in its capacity as such, shall participate in or have any control over the business of the Partnership. Except as expressly provided herein, the Units do not confer any rights upon the Limited Partners to participate in the conduct, control or management of the business of the Partnership described in this Agreement, which conduct, control and management shall be vested exclusively in the General Partner. In all matters relating to or arising out of the conduct of the operation of the Partnership, the decision of the General Partner shall be the decision of the Partnership. Except as required or permitted by Law, or expressly provided in the ultimate sentence of this Section 3.05 or by separate agreement with the Partnership, no Partner who is not also a General Partner (and acting in such capacity) shall take any part in the management or control of the operation or business of the Partnership in its capacity as a Partner, nor shall any Partner who is not also a General Partner (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Partnership in his or its capacity as a Partner in any respect or assume any obligation or responsibility of the Partnership or of any other Partner. Notwithstanding the foregoing, the Partnership may employ one or more Partners from time to time, and such Partners, in their capacity as employees of the Partnership, may take part in the control and management of the business of the Partnership to the extent such authority and power to act for or on behalf of the Partnership has been delegated to them by the General Partner.

          SECTION 3.06.  General Partner Obligations. The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership's total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

          SECTION 3.07.  Devotion of Time. The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire time to Partnership business.

          SECTION 3.08.  Standard of Care. In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners. Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

          SECTION 3.09.  Third Party Dealings. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

          SECTION 3.10.  Retention of Clearing Brokers. The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker. The General Partner is further authorized to retain different or additional Clearing Brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership's Commodity Interest transactions. The General Partner further is authorized to cause the Partnership to pay to the Clearing Brokers brokerage commissions at the rates and on the terms provided for in the Clearing Agreements. In addition, the General Partner is authorized to assess against the Net Assets of the Partnership (or any Class therein) a brokerage fee or other fee, either expressed as a percentage of the Net Asset Value of the Partnership (or any Class therein), as a specified dollar amount per transaction undertaken on behalf of the Partnership, or in any other manner as determined by the General Partner in its sole discretion, as may be described in the Prospectus and on Schedule 3.02. The General Partner is authorized to pay all or a portion of any such fees collected from the Partnership to the Clearing Brokers, the Trading Advisors, the Selling Agents, custodians, consultants or such other Persons, firms or corporations as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of any such fees as remuneration for its services undertaken on behalf of the Partnership, as may be described in the Prospectus and on Schedule 3.02. The foregoing brokerage commissions and fees may be increased in the future, provided, however, that during such time as the Units are registered for sale to the public, written notice thereof is given to the Limited Partners pursuant to Section 14.02.

          SECTION 3.11.  Retention of Trading Advisors; Direct Investment in other Investment Platforms. The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership or may invest directly in other investment platforms that have their own Trading Advisors and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to require the modification and/or liquidation of the positions of the Partnership, including if, in the opinion of the General Partner, such positions in violation of the trading policies of the Partnership as described in the Prospectus. The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership. The General Partner may from time to time, in its sole discretion, appoint additional or substitute Trading Advisors, dismiss the Trading Advisors (or any of them), or invest directly in different or additional investment platforms, and in each case reallocate Partnership assets among the remaining Trading Advisors or investment platforms. There is no assurance that new or additional advisors may be engaged on the same terms as are currently in place and such engagement may occur without prior notice to the Limited Partners. The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors. For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership's Net Assets as a whole.

          SECTION 3.12.  Advisory Contracts. The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership and each Trading Advisor, and to enter into agreements to directly invest in one or more investment platforms. The General Partner further is authorized to either cause the Partnership to pay each Trading Advisor or manager of the investment platform, in connection with the trading advice rendered to the Partnership, a management or consulting fee as may be described in the Prospectus. Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor or manager of the investment platform an incentive fee calculated as a percentage of new trading profits on the Allocated Net Assets allocated to such Trading Advisor or investment platform, as may be described in the Prospectus. The method of calculating the applicable fees or other compensation payable to any Trading Advisor or investment platform shall be set forth in the Advisory Contract or other applicable agreement and further described in the Prospectus.

          SECTION 3.13.  NASAA Guidelines.

          (a)  Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Partnership to any party, including without limitation the General Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination. In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess. As of the date hereof, the NASAA Guidelines impose the following limitations on fees: (i) management fees, advisory fees and all other fees, except for fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool's net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the fees and expenses set forth in (i) above is reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus Pit Brokerage Fees or 14% annually of average net assets (excluding assets not directly related to trading activity, if any), including Pit Brokerage Fees.

          (b)  During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines: (i) no loans may be made by the Partnership to the General Partner or any other Person; (ii) the Partnership's assets shall not be commingled with the assets of any other Person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one (1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days' prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of an Administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in Pyramiding; and (viii) at no time will a Trading Advisor be an Affiliate of a Clearing Broker nor at any time will a Trading Advisor be an Affiliate of the General Partner.

          SECTION 3.14.  General Partner Withdrawal. The General Partner shall not withdraw from the Partnership without giving Limited Partners no less than one hundred twenty (120) days' prior written notice. In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner shall be entitled to redemption of its Units at the applicable Net Asset Value per Unit on the next Valuation Date following such removal or withdrawal.

ARTICLE IV
LIMITED PARTNERS

          SECTION 4.01.  No Role in Partnership Business. No Limited Partner, as such, shall take any part in the conduct or control of the Partnership's business nor have any right or authority to act for or on behalf of the Partnership.

          SECTION 4.02.  Limitation of Liability. No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of his Capital Contributions to the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon. No Limited Partner shall be permitted or required to contract away the fiduciary obligation owed to the Limited Partners by the General Partner.

          SECTION 4.03.  Voting Rights.

          (a)  Limited Partners shall have no voting rights except as set forth in this Agreement.

          (b)  Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

          (c)  At any meeting called pursuant to Section 4.03(b), upon the affirmative vote (which may be in person or proxy or otherwise deemed received pursuant to Section 4.06) of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the following actions may be taken without the consent of the General Partner: (i) the amendment of this Agreement to the extent permitted by Section 14.12; (ii) the removal of the General Partner; (iii) the election of a substitute General Partner or General Partners upon the removal or withdrawal of the existing General Partner, provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; and (iv) the termination of any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor upon no less than sixty (60) days' notice without penalty; and (v) the liquidation of the Partnership.

          (d)  In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class (excluding Units owned by the General Partner and its Affiliates).

          (e)  Any material changes to the Partnership's fundamental investment objectives or policies, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership's outstanding Units (excluding Units owned by the General Partner and its Affiliates).

          (f)  Without the consent of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the General Partner may not: (i)

amend this Agreement except as provided for in Section 14.12; (ii) appoint a new General Partner or General Partners; or (iii) liquidate the Partnership. Notwithstanding anything else in this Agreement to the contrary, any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall be conditioned upon the consent of the General Partner.

          SECTION 4.04. Dissolution. The Partnership shall not be dissolved by the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner's relative capital interest in the Partnership, whether by assignment or otherwise. If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

          SECTION 4.05.  Consent to Further Action. Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

          SECTION 4.06.  Action by Written Consent. Any action required or permitted to be taken by the Partners pursuant to this Agreement shall be taken if all Partners whose consent is required consent thereto in writing.

ARTICLE V
DISTRIBUTIONS

          SECTION 5.01.  Distributions Generally. The General Partner, in its sole and absolute discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made pro rata among each Class of Limited Partnership Units and in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each such class. In accordance with the investment purpose of the Partnership, it is anticipated that the General Partner will elect not to distribute any Partnership income from trading activity or investments to the Limited Partners, but will instead reinvest these profits.

          SECTION 5.02.  Timing of Distributions. Distributions pursuant to this Article IV shall be charged against the respective capital accounts of the Limited Partners as of the date of the distribution.

          SECTION 5.03.  Return of Distributions. If any amounts have been distributed to the Limited Partners (whether pursuant to this Article IV or in accordance with redemptions by the Limited Partners pursuant to Article XI below) attributable to the repayment, in whole or in part, of Capital Contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the Partnership such distributed amounts, with interest, as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

          SECTION 5.04.  No Guarantee of Return of Capital Contribution. No provision in the Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the Capital Contributions made to the Partnership by any of the Limited Partners.

          SECTION 5.05.  Tax Withholding. All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Code, or any provision of any state or local tax law, shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

          SECTION 5.06.  Liquidation Distribution. Distributions made upon liquidation of the Partnership shall be made as provided in Section 12.02.

          SECTION 5.07.  Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the General Partner shall not make a Partnership distribution to any Partner if such distribution would violate Section 17-607 of the Act or other applicable Law.

ARTICLE VI
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;

          SECTION 6.01.  Establishment of Initial Classes; Nature of Classes. The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.02, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum Capital Contributions, payment of expenses and rights of redemption. Without limiting the authority of the General Partner set forth in this Section 6.01 to establish and designate any further Classes, the General Partner hereby establishes and designates five (5) initial Classes of Limited Partnership Units, Class A Limited Partnership Units, Class B Limited Partnership Units, Class C Limited Partnership Units, Class D Limited Partnership Units, and Class E Limited Partnership Units having the relative rights and preferences set forth in the Prospectus and this Agreement. For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate "class" of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses and expenses of the Partnership on a pro rata basis, excluding any management fees, incentive fees and certain other expenses (or a portion thereof as determined by the General Partner in its sole discretion). The Partners have made, on or prior to the date hereof, Capital Contributions and have acquired the number of Class A Units, Class B Units, Class C Units, Class D Units, and Class E Units as specified opposite their respective names on Schedule 6.01.

          SECTION 6.02.  Establishment of Additional Classes. The establishment and designation of any Classes of Units other than those specifically named in Section 6.01 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may by an instrument executed by it abolish that Class and the establishment and designation thereof. Each instrument referred to in this Section 6.02 shall have the status of an amendment to this Agreement.

          SECTION 6.03.  Division or Combination of Units. From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners. The General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership. The Units may be divided into fractional Units. Notwithstanding the foregoing, the Units of any Class will be offered at such times as are set forth in the Prospectus at the then applicable Net Asset Value per Unit of such Class.

          SECTION 6.04.  Procedures for Becoming Limited Partner. A party shall become a Limited Partner at such time as:

          (a)  It has made a Capital Contribution of the Partnership for deposit in the Partnership's account established for that purpose, and such Capital Contribution has been accepted by the General Partner;

          (b)  It has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

          (c)  The General Partner has designated such Person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

          SECTION 6.05.  No Additional Capital Contributions. Except as otherwise provided in this Agreement, no Partner shall be required to make additional Capital Contributions to the Partnership without the consent of such Partner or permitted to make additional capital contributions to the Partnership without the consent of the General Partner.

          SECTION 6.06.  Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Partner shall be credited with such Partner's Capital Contributions, if any, all Profits allocated to such Partner pursuant to Section 7.02 and any items of income or gain which are specially allocated pursuant to Section 7.03; and shall be debited with all Losses allocated to such Partner pursuant to Section 7.02, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 7.03, all distributions made to the Partner pursuant to Article V, and all redemptions or withdrawals made by such Partner. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          SECTION 6.07.  Admission of Additional Limited Partners. The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

          SECTON 6.08.  No Right to Demand Return of Contribution. Except as specifically provided in Article XI of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

ARTICLE VII
ALLOCATION OF NET PROFITS AND NET LOSSES; TAX ALLOCATIONS; TAX
MATTERS

          SECTION 7.01.  Determination of Net Asset Value. The Net Asset Value of any Class shall be determined for each Valuation Date before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees as of the end of such period shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner's capital account. The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

          SECTION 7.02.  Allocations of Profits and Losses. Net profits and losses will be determined and allocated to the Limited Partners' Capital Accounts on a monthly basis. At the beginning of each month, after taking into consideration admission of new Limited Partners for the month, changes to existing Limited Partners for the month, and redemptions of Limited Partners as of the beginning of the month, each Limited Partners' Total Percentage Interest will be determined. The Total Percentage Interest is calculated by dividing each Limited Partner's Capital Account by the total of all Limited Partners' Capital Accounts. This Total Percentage Interest will be used to pro-rate income and loss items for all Limited Partners for the current month. The General Partner may, in its sole discretion, distribute all or any portion of the Fund's profits and interest, if any, earned thereon. All distributions shall be in cash and shall be made pro rata to the Limited Partners and the General Partner based on their respective Interests in the Partnership.

          SECTION 7.03.  Special Allocations. Notwithstanding any other provision in this Article VII:

          (a)  Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 7.03(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

          (b)  Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner's Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 7.03(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.03(b) were not in this Agreement. This Section 7.03(b) is intended to comply with the "qualified income offset" requirement of the Code and shall be interpreted consistently therewith.

          (c)  Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 7.03(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VII have been tentatively made as if Section 7.03(b) and this Section 7.03(c) were not in this Agreement.

          (d)  Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Total Percentage Interests.

          (e)  Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

          (f)  Creditable Foreign Taxes. Creditable Foreign Taxes for any taxable period attributable to the Partnership, or an entity owned directly or indirectly by the Partnership, shall be allocated to the Partners in proportion to the partners' distributive shares of income (including income allocated pursuant to Section 704(c) of the Code) to which the Creditable Foreign Tax relates (under principles of Treasury Regulations Section 1.904-6). The provisions of this Section 7.03(f) are intended to comply with the provisions of Temporary Treasury Regulations Section 1.704-1T(b)(4)(xi), and shall be interpreted consistently therewith.

          (g)  Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 7.03(b) or 7.03(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 7.02 and this Section 7.03(g), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 7.03(b) or 7.03(c) had not occurred.

          SECTION 7.04.  Tax Allocations. For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner and permitted by the Code and Treasury Regulations) so as to take account of the difference between Carrying Value and adjusted basis of such asset; provided, further, that the Partnership shall use the traditional method (as such term is defined in Treas. Reg. section 1.704-3(b)(1)) for all Section 704(c) allocations and "reverse Section 704(c) allocations".

          SECTION 7.05.  Tax Advances. To the extent the Partnership reasonably believes that it is required by law to withhold or to make tax payments on behalf of or with respect to any Partner or the Partnership is subjected to tax itself by reason of the status of any Partner ("Tax Advances"), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. For all purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is equal to the Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest other than any penalties, additions to tax or interest imposed as a result of the Partnership's failure to withhold or make a tax payment on behalf of such Partner which withholding or payment is required pursuant to applicable law but only to the extent amounts sufficient to pay such taxes were not timely distributed to the Partner) with respect to income attributable to or distributions or other payments to such Partner.

          SECTION 7.06.  Tax Matters. The General Partner shall be the initial "tax matters partner" within the meaning of Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Partnership shall file as a partnership for federal, state and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Partnership, and all other tax decisions and determinations relating to federal, state or local tax matters of the Partnership, shall be made by the Tax Matters Partner, in consultation with the Partnership's attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner. The Tax Matters Partner shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership. As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1, and any comparable statements required by applicable state or local income tax Law, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own tax returns. The General Partner shall file (or cause to be filed) an election pursuant to Section 754 for the Partnership and each of the other entities treated as a partnership for U.S. federal income tax purposes in which it is the General Partner for the year in which a qualifying transfer or disposition occurs.

          SECTION 7.07.  Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 7.02, 7.03 and 7.04 may be amended at any time by the General Partner if necessary, in the opinion of tax counsel to the Partnership, to comply with such regulations, so long as any such amendment does not materially change the relative economic interests of the Partners.

ARTICLE VIII
FISCAL YEAR, BOOKS OF ACCOUNT, ACCOUNTING AND OTHER REPORTS,
TAX RETURNS AND BANKING.

          SECTION 8.01.  Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

          SECTION 8.02.  Books and Records. At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership in accordance with GAAP. The Partnership shall keep at its principal office the following: (a) a current list of the full name and the last known street address of each Partner; (b) a copy of the Certificate and this Agreement and all amendments thereto; (c) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years; and (d) copies of any financial statements, if any, of the Partnership for the six most recent Fiscal Years. Any Limited Partner may inspect the Partnership's books and records at the General Partner's offices during reasonable business hours upon reasonable notice to the General Partner.

          SECTION 8.03.  Independent Auditor. The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

          SECTION 8.04.  Partnership Tax Returns. The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

          SECTION 8.05.  Annual Report. As soon as reasonably practicable after the end of each fiscal year, but in no event later than ninety (90) days after such period, the General Partner shall furnish each Limited Partner with a certified "Annual Report," as required by CFTC Reg. §4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.

          SECTION 8.06.  Monthly Account Statement. The General Partner also shall furnish each Limited Partner with a monthly "Account Statement," as required by CFTC Reg. §4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership's fiscal year need not be distributed in the event an annual report required by Section 8.05 is to be distributed to each Limited Partner within forty-five (45) calendar days after the end of the Partnership's fiscal year. The General Partner will comply with the reporting requirements of CFTC Reg. §4.22 with respect to the Partnership.

          SECTION 8.07.  Fund Depositories. All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

          SECTION 8.08.  Notice to Limited Partners. During such time as the Units are registered for sale to the public, notice will be mailed to each Limited Partner, together with a description of Limited Partners' redemption and voting rights and a description of any material effect the applicable following event may have on Limited Partners, within seven (7) business days of any of the following events:

          (a)  a decrease in the Net Asset Value per Unit of such Limited Partners' Units to 50% or less of the Net Asset Value per Unit most recently reported;

          (b)  any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

          (c)  any material change in the amount of any brokerage commissions or brokerage fees paid by the Partnership, or any other material change affecting the compensation of any party, as determined by the General Partner in good faith.

ARTICLE IX
PARTNERSHIP UNITS

          SECTION 9.01.  Units. Interests in the Partnership shall be represented by Units. The Units initially are divided into five (5) Classes: Class A Units, Class B Units, Class C Units, Class D Units, and Class E Units. The General Partner may establish other Classes from time to time in accordance with such procedures and subject to such conditions and restrictions as the General Partner shall determine from time to time. Except as expressly provided in this Agreement to the contrary, any reference to "Units" shall include the Class A Units, the Class B Units, the Class C Units, the Class D Units, the Class E Units and any other Classes that may be established in accordance with this Agreement. All Units of a particular Class shall have identical rights in all respects as all other Units of such Class, except in each case as otherwise specified in this Agreement.

          SECTION 9.02.  Register. The register of the Partnership shall be the definitive record of ownership of each Unit and all relevant information with respect to each Partner. Unless the General Partner shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Partnership.

          SECTION 9.03.  Registered Partners. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

ARTICLE X
TRANSFER RESTRICTIONS, SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS

          SECTION 10.01.  Admission, Transfer and Assignment.

          (a)  Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without given written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transferor disposition. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until; (i) the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion; (ii) the proposed assignee completes any required subscription documentation or other documentation; and (iii) the General Partner consents to such proposed assignments, transfer or disposition. No such assignee, except with the consent of the General Partner, which consent may be withheld under the circumstances provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XI hereof. The General Partner may withhold consent only to prevent or minimize potential adverse legal or tax consequences to the Partnership or in the event the proposed assignee does not independently satisfy the standards for admission as a Limited Partner set forth in the subscription documentation, as determined by the General Partner in its reasonable discretion. Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

          (b)  Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

          SECTION 10.02.  Withdrawal from Partnership. No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XI below. If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner's legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner. The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner's interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

          SECTION 10.03.  Encumbrances. No Limited Partner or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner's sole discretion. Any purported Encumbrance that is not in accordance with this Agreement shall be null and void.

          SECTION 10.04.  Further Restrictions. Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Limited Partner or Assignee if:

          (a)  such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

          (b)  such Transfer would require the registration of such transferred Unit or of any class of Unit pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other foreign securities laws or would constitute a non-exempt distribution pursuant to applicable state securities laws;

          (c)  such Transfer would cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations;

          (d)  such Transfer would cause any portion of the assets of the Partnership to become "plan assets" of any benefit plan investor within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations, or to be regulated under the Employee Retirement Income Security Act of 1974, as amended from time to time; or

          (e)  to the extent requested by the General Partner, the Partnership does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee's consent to be bound by this

Agreement as an Assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner's sole discretion.

          SECTION 10.05.  Withdrawal of Certain Partners. If a Partner ceases to hold any Units, then such Partner shall withdraw from the Partnership and shall cease to be a Partner and to have the power to exercise any rights or powers of a Partner when all of such Partner's Assignees have been admitted as Partners in accordance with Section 10.01.

ARTICLE XI
REDEMPTION OF UNITS

          SECTION 11.01.  Monthly Redemptions. Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least fifteen (15) days prior to the last business day of the month-end as of which the redemption is to occur, or as may otherwise be provided for in the Prospectus. The General Partner will notify a redeeming Limited Partner in writing within fifteen (15) days after the proposed redemption date regarding whether the redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The General Partner will redeem Units at the Net Asset Value per Unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of the Partnership, in which case, the General Partner shall select by lot that number of redemptions as will, in its judgment, not impair the Partnership's tax status. The right to obtain redemption is also contingent upon the Partnership's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners. Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines. Redemptions from investors purchasing Units will be made on a first-in-first-out basis. The General Partner may cause the Partnership to redeem its capital at any time.

          SECTION 11.02.  Redemption Requests. In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption. The terms of the request for redemption must include: (i) the Units or dollar amount and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

          SECTION 11.03.  Required Redemption. The General Partner may, at anytime, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days' advance written notice to the Unit holder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations §2510.3-101(0(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner's ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 10.01 shall apply.

          SECTION 11.04.  Special Redemption. During such time as the Units are registered for sale to the public, the General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit as of the close of business on any business day to less than 50% of the Net Asset Value per Unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

ARTICLE XII
DISSOLUTION, LIQUIDATION AND TERMINATION

          SECTION 12.01.  Dissolution.

          (a)  The Partnership shall be dissolved upon the happening of any of the following events;

          (b)  A decision of Limited Partners holding more than 50% of the Partnership's outstanding Units (excluding Units owned by the General Partner and its Affiliates) to liquidate the Partnership;

          (c)  The withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership;

          (d)  The assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner's interest in the Partnership; or

          (e)  The entry of a decree of judicial dissolution under Section 17-802 of the Act.

          SECTION 12.02.  Liquidation. There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 12.01. In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the Capital Account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments. The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

          (a)  To the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

          (b)  To the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

          (c)  To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

          (d)  Amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class. Solely for purposes of this Section 12.02, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such Person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding (excluding Units owned by the General Partner and its Affiliates) shall carry out such duties in accordance with the provisions of this Article XII.

          SECTION 12.03.  Sale of Assets. The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership. Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable. Any Partner may purchase the assets of the Partnership at any such sale.

          SECTION 12.04.  Return of Capital Contributions. The General Partner shall not be personally responsible or liable for the return of all or any part of the Capital Contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

          SECTION 12.05.  Liquidation Statement. Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the completion of distributions pursuant to the preceding subsections of this Article XII, the Limited Partners shall cease to be such; and the General Partner shall cause the Certificate to be cancelled.

          SECTION 12.06.  Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

          SECTION 12.07.  Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Units in the manner provided for in this Article XII, and the Certificate shall have been cancelled in the manner required by the Act.

          SECTION 12.08.  Claims of the Partners. The Partners shall look solely to the Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any other Partner or any other Person. No Partner with a negative balance in such Partner's Capital Account shall have any obligation to the Partnership or to the other Partners or to any creditor or other Person to restore such negative balance during the existence of the Partnership, upon dissolution or termination of the Partnership or otherwise.

ARTICLE XIII
LIABILITY AND INDEMNIFICATION

          SECTION 13.01.  Liability of Partners.

          (a)  No Limited Partner shall be liable for any debt obligation or liability of the Partnership or of any other Partner or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Partner of the Partnership.

          (b)  This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Partners hereto or on their respective Affiliates. Further, the Partners hereby waive any and all fiduciary duties that, absent such waiver, may be implied by Law, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Partnership are only as expressly set forth in this Agreement.

          (c)  To the extent that, at law or in equity, any Partner (including without limitation, the General Partner) has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the Partners (including without limitation, the General Partner) acting under this Agreement will not be liable to the Partnership or to any such other Partner for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of any Partner (including without limitation, the General Partner) otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the Partners (including without limitation, the General Partner).

          (d)  The General Partner may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the General Partner on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the General Partner will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

          SECTION 13.02.  Indemnification.

          (a)  Indemnification. The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a "General Partner Party") from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership, provided that; (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and (iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party. Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners. Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification to such General Partner Party of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant Administrator with respect to such indemnification. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner against any liability the indemnification of which is herein prohibited. The advancement of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action shall be permissible, but only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds of the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Person is not entitled to indemnification in this Section 13.02.

          (b)  Indemnification of Third Parties. In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with such Persons' performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such Persons. In no event, however, shall any undertaking by the Partnership to indemnify any Selling Agent or other third party be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

          (c)  Effect on Limited Partners. No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his Capital Contribution and profits, if any, in the Partnership.

          (d)  Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 13.02 is not paid in full within thirty (30) days after a written claim therefor by any person described in Section 13.02(a) has been received by the Partnership, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Partnership shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

          (e)  Insurance. To the fullest extent permitted by law, the Partnership may purchase and maintain insurance on behalf of any person described in Section 13.02(a) or (b) against any liability asserted against such person, whether or not the Partnership would have the power to indemnify such person against such liability under the provisions of this Section 13.02 or otherwise.

ARTICLE XIV
MISCELLANEOUS

          SECTION 14.01.  Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          SECTION 14.02.  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specification notice given in accordance with this Section 14.02):

          (a)  If to the Partnership or the General Partner, to: ALTIN:FUND, LIMITED PARTNERSHIP c/o Mr. Sebastian Lucido, 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307;

          (b)  If to any Limited Partner, to: the address listed for that Limited Partner on the books and records of the Partnership.

          SECTION 14.03.  Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

          SECTION 14.04.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

          SECTION 14.05.  Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

          SECTION 14.06.  Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 14.06.

          SECTION 14.07.  Further Assurances. Each Limited Partner shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

          SECTION 14.08.  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          SECTION 14.09.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          SECTION 14.10.  Submission to Jurisdiction; Waiver of Jury Trial.

          (a)  Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in Oakland County in accordance with the then-existing Rules of Arbitration of the American Arbitration Association If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the American Arbitration Association shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

          (b)  Notwithstanding the provisions of paragraph (a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Partner (i) expressly consents to the application of paragraph (c) of this Section 14.10 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Partner's agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

          (c)  EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN OAKLAND COUNTY, MICHIGAN FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (c) OF THIS SECTION 14.10, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties' relationship with one another. (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)  of this Section 14.10 and such parties agree not to plead or claim the same.

          SECTION 14.11.  Expenses. Except as otherwise specified in this Agreement, the Partnership shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with its operation.

          SECTION 14.12.  Amendments and Waivers.

          (a)  This Agreement (including the Annexes hereto) may be amended, supplemented, waived or modified by the written consent of the General Partner; provided that no such amendment, supplement, waiver or modification shall adversely affect a Limited Partner's Units in any material respect without the written consent of the Limited Partner so affected; provided further, that Schedule 6.01 to this Agreement shall be deemed amended from time to time to reflect the admission of a new Partner, the withdrawal or resignation of a Partner, and the adjustment of the Units resulting from any Transfer or other disposition of a Unit, in each case that is made in accordance with the provisions hereof.

          (b)  No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

          (c)  The General Partner may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulation Section 1.83-3(l) (or any similar provision) under which the fair market value of a partnership interest that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Partnership and each of its Partners to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all partnership interests transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(b) and (c), and (iv) any other related amendments.

          (d)  Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Partnership's property.

          (e)  In the event of a property settlement or separation agreement between a Limited Partner and his or her spouse, such Limited Partner agrees that he or she shall use reasonable efforts to retain all of his or her Units and shall reimburse his or her spouse for any interest he or she may have in the Partnership out of funds, assets or proceeds separate and distinct from his or her interest in the Partnership. To the extent that such Limited Partner is unable, despite his or her exercise of reasonable efforts, to retain all of his or her Units, such Limited Partner shall use reasonable efforts to transfer to his or her spouse only the economic interests of such Limited Partner's Units, retaining for himself or herself all voting rights relating to his or her Units.

Notwithstanding the foregoing, if a spouse or former spouse of a Limited Partner acquires any Units as a registered owner as a result of any such proposed settlement or separation agreement, such spouse or former spouse shall be entitled only to allocation and distributions with respect to his or her Units and shall have no right to vote his or her Units, to participate in the management of the Partnership or to any accounting or information concerning the affairs of the Partnership and shall not have any other rights of a Partner under this Agreement.

          SECTION 14.13.  No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, any obligation of the Partners to make Capital Contributions to the Partnership under this Agreement is an agreement only between the Partners and no other person or entity, including the Partnership, shall have any rights to enforce such obligations.

          SECTION 14.14.  Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          SECTION 14.15.  Power of Attorney. Each Limited Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) the Certificate and all amendments thereto required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Limited Partners have agreed to provide upon a matter receiving the agreed support of Limited Partners) deemed advisable by the General Partner to carry out the provisions of this Agreement and law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (d) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or substituted Limited Partners pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the General Partner to effect the liquidation and termination of the Partnership; and (f) all fictitious or assumed name certificates required or permitted (in light of the Partnership's activities) to be filed on behalf of the Partnership.

          SECTION 14.16.  Partnership Status. The parties intend to treat the Partnership as a partnership for U.S. federal income tax purposes.

          IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

General Partner

ALTIN HOLDINGS, LLC

By:	/s/ Sebastian Lucido
Sebastian Lucido, President

Schedule 3.02

Fees Payable to General Partner

          The Partnership pays the following fees and expenses to the General Partner in connection with the offering of units, trading activities and operation of Partnership:

Nature of Payment	Amount of Payment

Management Fee	Class A unit: 0.08333% (1% annually) Class B unit: 0.08333% (1% annually) Class C unit: 0.08333% (1% annually) Class D unit: 0.041667% (0.5% annually) Class E unit: 0% annually

Incentive Fee

The General Partner receives from the Partnership a monthly incentive allocation (paid quarterly) of 10% of the new trading profits, if any, achieved on the net assets of the Partnership as of the end of each calendar month

A more complete description of these fees and expenses follows below:

General Partner Management Fee

          The General Partner will charge a monthly management fee equal to 0.08333% (1% annually) to each of the Class A units, Class B units and Class C units on each class of units' respective net assets at the end of the month. The monthly management fee for the Class D units will be 0.041667% (0.5% annually) of the Class D units' net assets at the end of the month. The Class E Units will not be charged, and will not pay a management fee to the General Partner. The monthly management fee is calculated before the monthly accrual for the General Partner quarterly incentive allocation and is calculated before any withdrawals are accrued for the month, and after calculating and deducting fees owed to selling agents or wholesalers. The management fees charged by the General Partner are charged regardless of the Partnership's profitability and whether the Partnership has any carry forward losses.

General Partner Incentive Fee

          The General Partner, in its capacity as the General Partner to the Partnership, will receive an incentive allocation equal to 10% of the Partnership's new net trading profits each calendar month. Although the incentive allocation is calculated monthly, it is paid quarterly. If a Limited Partner enters the Partnership at the point the Partnership is experiencing a draw-down and if the Partnership is profitable during the month the new Limited Partner is admitted, the General Partner will not take the incentive allocation on the individual Limited Partner's income allocation until the Partnership as a whole comes out of the draw-down. The General Partner may elect to receive the incentive allocation immediately after it is accrued instead of having the amounts allocated to the General Partner's capital account.

          If the Partnership makes an incentive allocation payment to the General Partner and the Partnership fails to earn new net trading profits for any subsequent period or experiences a loss, the General Partner will retain the incentive allocation. However, the Partnership will not make any subsequent incentive allocation payments to the General Partner if the Partnership has any prior unrecouped net losses. If the net assets of the Partnership are reduced as a result of a Limited Partner's redemption that occurs at the end of or after a calendar month in which the Partnership experienced a loss, then the loss which must be recovered will be adjusted pro rata. The carry forward loss is reduced by dividing the Partnership's net trading profits after the withdrawal by the Partnership's net trading profits before the withdrawal and multiplying that fraction by the unrecovered carry forward loss.

Schedule 6.01

Limited Partners

APPENDIX C

The top of this Subscription Agreement and the front of the prospectus are dated [____], 2009. This material will expire no later than 12 months following that date. It may expire prior to the end of that 12-month period. Before using these documents you should confirm with your home office or Altin:Fund that the document date is current
[insert phone number and email contact information]. Subscriptions using expired documents CANNOT be accepted.

Altin:Fund, Limited Partnership
Instructions to Subscription Agreement

Dated: [______], 2009

Any person considering subscribing for the units should carefully read and review a current prospectus. The prospectus should be accompanied by the most recent monthly report of Altin:Fund.

          1.          Check box indicating which class of units AND enter the investment amount AND (b) check the box if this is an addition to an existing account and provide the existing Investor ID Number (Investor ID Number is located in the upper right corner of your most recent Investor Statement).

          2.          Enter the Investor's Selling Firm Account Number.

          3.          Enter the Social Security Number OR Taxpayer ID Number of the investor, as applicable. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered in addition to the Social Security Number of the investor. If the investor qualifies as a non-US citizen this form must be accompanied by Form W-8BEN.

          4.          (a) Indicate the type of account AND (b) if applicable, read and initial for all account types in bold types noted in bold and marked with an "*". For any of these account types, Section 4(b) must be initialed by each investor listed in Section 6 or Section 7.

          5.          Based on the definition included below, please indicate the most appropriate choice applicable to the investor if investing as account type: LLC, LTD, Partnership, Foreign Corporation, or Other.

          A Commodity Pool Operator ("CPO") is an individual or organization which operates or solicits, accepts or receives funds from others for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or commodity options or to invest in another commodity pool. (Note that futures trading does not need to be the primary purpose of the enterprise for it to be considered a commodity pool.)

          Registration is required unless the CPO qualifies for one of the exemptions from registration outlined in Commodity Futures Trading Commission ("CFTC") Regulations 4.5 or 4.13. If a CPO is qualified for an exemption from registration, the pool operator must electronically file a notice of exemption from CPO registration through National Futures Association ("NFA") Electronic Exemption Filing System. This system can be accessed at http://www.nfa.futures.org/compliance/ExemptLoginSelection.asp.

          6.          Enter the Investor name or account title. The Account Title should be exactly the same as the account held with the Selling Firm.
•	For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the entity name.

•	For UGMA/UTMA (Minor), enter the Minor name, followed by "Minor".

          7.          Enter the name of individual(s) authorized to act on behalf of the account; anyone listed must sign the Subscription Agreement.

•	For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the entity name(s) of the authorized individual(s) or trustee(s).

•	For UGMA/UTMA (Minor), enter the name(s) of the trustee(s).

          8.          Enter the legal address; which is the residence or domicile address used for tax purposes, of the investor named on line 6 (no post office boxes). Line 8 must be completed.

          9.          Enter the mailing address if it is different from the legal address in line 8.

          10.          Enter the Investor Email address. Altin:Fund Investor Statements are available online; please check the box only if you do not wish to access the statement online and wish to receive a mailed paper statement.

          11.          Each investor must sign and date. If the account has multiple owners, all owners must sign. In the case of an IRA, the Custodian's signature, as well as the investor's signature, is required.

          12.          For account type IRA, IRA Rollover, Roth or SEP, enter Custodian's name and Custodian must sign.

          13.          Enter the legal address associated with the Custodian for the account.

          14.          The Financial Advisor must sign and date. Some broker/dealers may also require the signature of an office manager.

          15.          Sections 15 through 21 must be completed as follows: 15. Enter the name of the Selling Firm, 16. Selling Firm's Branch Code, 17. Selling Firm's Financial Advisor Code, 18. Financial Advisor or Group Name, 19. Financial Advisor Phone Number, 20. Financial Advisor's Email address, 21. Selling Firm's Branch address.

          Investor should return this Subscription Agreement and payment to their Financial Advisor's office address.

          Subscription agreements, payment, and any other required documents should be sent by the Financial Advisor to either:

1.	The Fund Administration Office of the named Selling Firm, if firm procedures require, or

2.	The custodial firm if one is required (sending document early in the month is best if it is to reach the general partner before month end), or

3.

Altin:Fund, Limited Partnership, c/o Altin Holdings, LLC, 805 Oakwood Drive, Suite 125, Rochester, MI 48307. Please check with Selling Firm's Fund Administration Office before sending paperwork directly to Altin:Fund.

          If payment is being made by wire transfer, the Financial Advisor should contact either his or her firm's Fund Administration Department or Altin:Fund's Operations Department for instructions. Payments and Subscription documents must be received by the general partner at least two (2) business days prior to the end of the month. However, the Selling Firm's Fund Administration Department may have an earlier cut-off for subscriptions.

If Financial Advisors have specific questions about the subscription process, please call the Financial Advisor Support Team at [INSERT PHONE NUMBER] or your Fund Administration Department.

Dated: [_____], 2009

ALTIN:FUND LIMITED PARTNERSHIP
LIMITED PARTNERSHIP UNITS
SUBSCRIPTION AGREEMENT &
POWER OF ATTORNEY
ALTIN:FUND
c/o Altin Holdings, LLC
805 Oakwood Drive, Suite 125
Rochester, MI   48307

Dear Sir or Madam:

          1.          Subscription for Units. I hereby subscribe for the dollar amount of Limited Partnership Units ("units") in Altin:Fund Limited Partnership ("Altin:Fund") as set forth in this Subscription Agreement and Power of Attorney, at the net asset value per unit as set forth in the prospectus of Altin:Fund dated [_____], 2009 (the "Prospectus"). I have (i) enclosed a check payable to "Altin:Fund, Limited Partnership - Subscription Account," in the full amount of my subscription, (ii) authorized a wire transfer to Altin:Fund's account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription. Altin Holdings, LLC (the "General Partner"), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. Once submitted, all subscriptions are irrevocable.

          2.          Representations and Warranties of Subscriber. I have received the prospectus, the Limited Partnership Agreement (each as supplemented by supplements, if any) and the most recent monthly report of Altin:Fund for the class of units in which I am investing. I acknowledge that I am making the representations and warranties set forth in Appendix [__] to the Prospectus, including the applicable requirements relating to net worth and annual income. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page. By signing the Subscription Agreement and Power of Attorney, I am not waiving any rights under the federal or state securities laws.

          3.          Power of Attorney. In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Altin:Fund, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Altin:Fund's Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

          4.          Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Altin:Fund. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Michigan's securities laws).

PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

Dated: [_____], 2009

ALTIN:FUND SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to "Altin:Fund, Limited Partnership - Subscription Account," (ii) authorizing a wire transfer in the investor's name to "Altin:Fund, Limited Partnership - Subscription Account" at [INSERT BANK NAME] (INSERT BANK ADDRESS), Account No. _____________, ABA #_____________ or (iii) authorizing the Selling Agent to debit investor's securities brokerage account in the amount set forth below, hereby subscribes for the purchase of units in Altin:Fund, Limited Partnership at the net asset value per unit as set forth in the Prospectus. The named investor further acknowledges receipt of the Altin:Fund prospectus dated [______], 2009 (and any supplements), including Altin:Fund's Limited Partnership Agreement, the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the units being subscribed for hereby. By signature on this document, I (i) acknowledge the representations and warranties set forth in Appendix ___ to the prospectus, including the suitability requirements and (ii) authorize the named Financial Advisor to make changes, or correct any clerical errors, on this document with regards to the class of units of Altin:Fund specified in Section 1(a), the Selling Firm Account Number in Section 2, or the Account Type in Section 4(a) below. Notwithstanding this authorization, the Financial Advisor is not being provided investment discretion over the account.

1)	(a) Indicate Investment(s):

☐	Altin:Fund Class A	Investment Amount: $____________
($10,000 minimum investment)
☐	Altin:Fund Class B	Investment Amount: $____________
($100,000 minimum investment)
☐	Altin:Fund Class C	Investment Amount: $____________
($10,000 minimum investment)
☐	Altin:Fund Class D	Investment Amount: $____________
($5,000,000 minimum investment)
☐	Altin:Fund Class E	Investment Amount: $____________
($10,000 minimum investment)

(b) ☐ Addition to an existing account?	Investor ID Number:__________________
(ID# appears on your monthly statement)

2)	Selling Firm Account Number:___________________________

3)	Social Security Number or Tax ID: ______________________

4)	(a) Account Type (Choose One):

o Individual Ownership	o IRA	o Trust*	o Profit Sharing*

o Joint Tenants With Rights of Survivorship	o IRA Rollover	o Corporation*	o Pension*

o Tenants In Common	o Roth IRA	o Partnership*	o Defined Benefit*

o Community Property	o SEP	o Estate*	o Other*

o UGMA/UTM (Minor)		o Foreign*

(b) For each account type indicated with "*" above, each account owner should read and initial the following paragraph

____________ Initials

The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in Altin:Fund has the power, under its applicable charter or organizational documents, to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a limited partnership; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap and security futures contracts). Additionally, the undersigned investor(s) acknowledges that Altin:Fund's general partner, Altin Holdings, LLC, has not been provided the investor's charter or organizational documents as part of the Subscription documents, and that, accordingly, neither Altin:Fund nor the general partner will make a review or interpretation of such documents.

5)	For Account Type LLC, LTD, Partnership, Foreign and Other read and complete the following:

The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in Altin:Fund has read the definition of a Commodity Pool Operator as stated in the Subscription Instructions and attests to the following (choose one):

☐	Is a registered Commodity Pool Operator with the CFTC and is a member of the NFA

☐	Has an exemption from registration as a Commodity Pool Operator with CFTC (Exemption Type: )

☐	Does not fall within the definition of Commodity Pool Operator as defined by the CFTC and membership in the NFA is not required.

6)	Account Title:

7)	Authorized Individuals:
(List individual(s) authorized to act on behalf of the account for UGMA, Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other.)

8)	Legal Address:
		Street (No PO Boxes)	City	State	Zip

9)	Mailing Address:
	(If Different)	Street	City	State	Zip

10)	Investor Email Address:
☐ Check box to opt out of accessing your monthly statement online.

INVESTOR(S) INFORMATION AND SIGNATURE REQUIRED
UNITED STATES INVESTORS ONLY
☐

I am subject to backup withholding under the provisions of Sections 3406(a)(1)(c) of the Internal Revenue Code. Under penalties of perjury, I attest by signature, that the Social Security Number or Taxpayer ID, and all information in this document is true, correct and complete.

NON-UNITED STATES INVESTORS
☐

Under penalties of perjury, I hereby certify by signature, that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust. If either (a) or (b) are true I have included Form W-8 BEN with this Subscription Agreement.

11)	x			x
		Signature of Investor	Date		Signature of Joint Investor (if applicable)	Date

CUSTODIAN INFORMATION AND SIGNATURE REQUIRED
12)	Custodian Name:	x
	(For Account Types: IRA, IRA Rollover, Roth, SEP)		Signature of Custodian (if applicable)	Date

13)	Custodian Legal Address:
		Street (No PO Boxes)	City	State	Zip

FINANCIAL ADVISOR INFORMATION AND SIGNATURE REQUIRED

The undersigned Financial Advisor ("F.A.") hereby certifies that: (1) he/she holds the appropriate securities licenses required by his/her firm in order to offer and sell units in Altin:Fund; (2) the F.A. has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the units as set forth in the prospectus; (3) the F.A. has delivered to the person(s) named above a copy of the current prospectus on or before the date of this certification; and (4) the F.A. has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person's(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the F.A.) that: (a) the purchase of units of Altin:Fund is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth requirements; (c) such person(s) can reasonably benefit from an investment in Altin:Fund based on such person's(s') overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment in Altin:Fund; and (e) such person(s) appears(s) to have an understanding of the fundamental risks of investment in Altin:Fund (including that an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner and the trading advisors. The F.A. must sign below in order to substantiate compliance with NASD Conduct Rule 2810 (FINRA Rule 2310 after August 17, 2009) (please visit www.finra.org for more information regarding Rule 2810/2310).

14)	x		x
	Financial Advisor Signature	Date	Office Manager (if required by Selling Firm procedures)	Date

15)	Selling Firm Name:	16)	Branch Code:	17)	F.A. Code:

18)	F.A./ Group Name:	19)	F.A. Phone:

20)	F.A. Email:	Additional Email:

21)	Branch Address:
		Street (No PO Boxes)	City	State	Zip

APPENDIX D

SUBSCRIPTION REQUIREMENTS

Notice: An investment in Altin:Fund is speculative and involves a high degree of risk. Please refer to the section of the prospectus entitled "Risk Factors" for a complete description of the material risks of an investment in Altin:Fund.

I.	Subscription Procedures
To subscribe for limited partnership units in Altin:Fund, Limited Partnership ("Altin:Fund"), you must:

•

execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and

•

unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to "Altin:Fund, Limited Partnership - Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

          The minimum investment required to invest in the Class A units, Class C units, and Class E units is $10,000, Class B units is $100,000, and Class D units is $5,000,000.

          Any of these minimums may be waived by the general partner in its sole discretion. You will be required to reimburse Altin:Fund and Altin Holdings, LLC, the general partner of Altin:Fund, for any expense or loss incurred as a result of the cancellation of your subscription for units due to your failure to deliver good funds in the amount of the subscription price.

          By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Class A units, Class B units, Class C units, Class D units or Class E units, as specified, at $1,000 per unit during the initial offering period, and thereafter as determined at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least five (5) business days prior to the month end. The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to Altin:Fund and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix B to Altin:Fund's prospectus). By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

II.	Representations and Warranties

As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Altin:Fund, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows, as applicable:

          1.          You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus, including the limited partnership agreement contained therein (as supplemented or amended by supplements, if any).

          2.          All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information before acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

          3.          Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

          4.          The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds. If the subscription is not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

          5.          If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

          6.          You either are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

          7.          If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the "Plan Fiduciary") that:

a.	the Plan Fiduciary has considered an investment in Altin:Fund for such plan in light of the risks relating thereto;

b.	the Plan Fiduciary has determined that, in view of such considerations, the investment in Altin:Fund is consistent with the Plan Fiduciary's responsibilities under ERISA;

c.	the plan's investment in Altin:Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

d.	the plan's investment in Altin:Fund has been duly authorized and approved by all necessary parties;

e.

none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

f.

the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Altin:Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

          You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

          8.          If you are acting on behalf of a trust (the "Subscriber Trust"), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

          9.          You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state. Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Altin:Fund. Net worth in all cases is exclusive of home, furnishings and automobiles.

Alabama

Net worth of at least $250,000 or an annual gross income of at least $70,000 and a net worth of at least $70,000. This investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times their investment in Altin:Fund and other similar programs.

California

Net worth of at least $250,000 or an annual gross income of at least $75,000 and a net worth of $100,000. In no event may a resident of California invest more than 10% of their total net worth in units of Altin:Fund.

Iowa

Generally Iowa investors must have a net worth of at least $250,000 or an annual gross income of at least $70,000 and a net worth of at least $70,000. For certain high risk investments, Iowa will impose a higher suitability standard on a case by case basis. In no event may a resident of Iowa invest more than 10% of such resident's net worth in units of Altin:Fund and similar managed futures programs.

Kansas

Kansas investors should limit their aggregate investment in units of Altin:Fund and other similar investments to not more than 10% of their liquid net worth. Liquid net worth is that portion of an investor's total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities.

Kentucky	Net worth of at least $300,000 or a minimum annual gross income of $85,000 and a minimum net worth of $85,000. Total investment in CPO may not exceed 10% of investor's total net worth.

Nebraska

Net worth of at least $150,000 or an annual gross income of at least $45,000 and a net worth of at least $45,000. A purchaser of limited partnership interests may not invest more than 10% of his/her net worth in any one limited partnership.

          10.          You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

          11.          You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Altin:Fund's own internal anti-money laundering policies, Altin:Fund, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Altin:Fund, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Altin:Fund must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Altin:Fund, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

          12.          You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in supplemental writings and identify with specificity each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

          13.          You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

          14.          If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force ("FATF") Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the "Beneficial Owners"), you represent and warrant that:

(A)	You understand and acknowledge the representations, warranties and agreements made in this paragraph 14 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

(B)	You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

(C)

You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(D)

You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(E)

You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Altin:Fund on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph 14.

For purposes of this paragraph 14, the following terms shall have the following meanings:

•

Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

•	FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations. *

•	FATF means the Financial Action Task Force on Money Laundering.

•

Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

•

Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•	Immediate Family of a Senior Foreign Political Figure typically includes such person's parents, siblings, spouse, children and in-laws.

•

Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. **

•

Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•

Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control ("OFAC"), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; *** (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

•

Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•

Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. ****

•

Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

* For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www.oecd.org/pages/0,3417,en_32250379_32235720_1_1_1_1_1,00.html

** The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www.oecd.org/pages/0,3417,en_32250379_32235720_1_1_1_1_1,00.html
*** The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac
**** As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma (Myanmar), Cote d'Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Sierra Leone, Sudan, Syria and Zimbabwe.

APPENDIX E

ALTIN:FUND, LIMITED PARTNERSHIP
REQUEST FOR REDEMPTION
1.	Investor ID:__________________________________________ (Located on Monthly Investor Statement)	2.	Selling Firm Brokerage Account No.:__________________

3.	Social Security Number or Tax ID Number:_________________

4.

Redemption Month:_____________
(Altin:Fund offers redemptions on the last day of each month (except for Class E Units as described below). If no date is specified, it will be assumed that the limited partner wishes that the redemption occur on the next available redemption date. Redemption forms must be received 10 days prior to the redemption date to be processed for that date; if your form is not received prior to the cut off date it will be processed the next available redemption date.)

5.	Indicate the Class of Units you wish to Redeem (Choose One): Note, a separate request for redemption must be completed for each class of units.

☐	Class A Units	☐	Class B Units	☐	Class C Units	☐	Class D Units	☐	Class E Units

6.	Redemption Type (Chose One):

☐	Full Redemption	OR	☐	Partial Redemption:_____________________ (Specify in "dollars" or "Units")

7.	Account Title:_____________________________	8.	Contact Phone:__________________________________

9.	Financial Advisor Name:____________________	10.	Financial Advisor Phone:__________________________

ALL REDEMPTION PROCEEDS WILL BE REMITTED TO THE INVESTOR'S SELLING FIRM BROKERAGE ACCOUNT ON RECORD, IN THE NAME OF THE INVESTOR, UNLESS OTHERWISE INDICATED BELOW. IF PROCEEDS ARE TO BE WIRED TO A FIRM OTHER THAN THE FIRM ON RECORD PLEASE ATTACH SIGNED WIRE INSTRUCTIONS. ALL REDEMPTION PROCEEDS FOR CUSTODY ACCOUNTS WILL BE REMITTED TO THE CUSTODIAN ON RECORD

11.	Method of Payment (Choose One):

☐	Please remit proceeds to my brokerage account on record, or I have attached signed wire instructions
☐	Please return the proceeds of this redemption to the following address*:

Street (No P.O. Boxes)_______________________________   City:_______________________   State:______   Zip:________
*By signature on this Redemption Form, I authorize Altin:Fund to update the investor address of record to match the address provided above.

I understand that a limited partner may cause any of its units to be redeemed by Altin:Fund for an amount equal to the net asset value per applicable unit as of the valuation date of any calendar month (the "Redemption Date") if at least 10 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Altin Holdings, LLC (the "General Partner") receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem. I have read the prospectus, understand and agree to the terms outlined therein. I understand that Class E Units are not permitted to be redeemed prior to _______________. I understand that the units will be redeemed on a "first-in, first-out" basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only:
Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

Non-United States Limited Partners Only:
Under penalties of perjury, by signature below, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.

INVESTOR(S) MUST SIGN SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Signature Date	Additional Signature (if applicable) Date

Additional Signature (if applicable) Date	Additional Signature (if applicable) Date

Please return completed original no later than 10 days prior to the redemption date (or at an earlier date if required by your selling agent) to:

Altin:Fund, Limited Partnership c/o Altin Holdings, LLC 805 Oakwood, Ste. 125 Rochester, MI 48307

E-1

ALTIN:FUND, LIMITED PARTNERSHIP
The date of this Part II is ___________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          The expenses to be incurred in connection with the offering are as follows:
Description	Amount

Securities and Exchange Commission filing fee	$24,552

FINRA filing fee	$44,500

Printing	$50,000*

Legal fees and expenses	$250,000*

Accounting fees	$100,000*

Blue Sky registration fees and expenses	$53,750

Miscellaneous	$10,000*

TOTAL	$532,802

* Estimated for purposes of this Item 13. Definitive numbers will be provided prior to the effectiveness of this Registration Statement.

Item 14. Indemnification of Directors and Officers.

          Reference is made to Section 13.02 of Article XIII of the Registrant's Limited Partnership Agreement effective August 1, 2009, annexed to the Prospectus as Appendix B, which provides for indemnification of the general partner and affiliates of the general partner under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

          The Registrant has not made any sales of unregistered securities since its formation in April, 2009.

Item 16. Exhibits and Financial Statement Schedules.

          (a)          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:
1.1	Form of Selling Agent Agreement

3.1	Certificate of Limited Partnership of Registrant

3.2	Limited Partnership Agreement of the Registrant (annexed to the Prospectus as Appendix B)

5.1	Opinion of Warner Norcross & Judd LLP

8.1	Opinion of Warner Norcross & Judd LLP as to income tax matters

10.1	Form of Subscription Agreement (annexed to the Prospectus as Appendix C)

10.2	Form of Request for Redemption (annexed to the Prospectus as Appendix E)

10.3	Form of Escrow Agreement

10.4	Form of Advisory Agreement between Registrant and Trading Advisor

10.8	Form of Agreement between Registrant and AlphaMosaic US, LLC (Sandridge Cell)

10.9	Form of Agreement between Registrant and AlphaMosaic US, LLC (Transtrend Cell)

10.10	Form of Agreement between Registrant and AlphaMosaic US, LLC (Winton Cell)

10.11	Form of Agreement between Registrant and AlphaMosaic US, LLC (Quantmetrics Cell)

SAI-19

10.12	Form of Agreement between Registrant and AlphaMosaic US, LLC (Krom River Cell)

23.1	The consent of _______________ is included as part of the Registration Statement

23.2	The consent of Warner Norcross & Judd LLP is included as part of the Registration Statement.

(b)	The following financial statements are included in the Prospectus with respect to the Registrant**

	(i)	Report of Independent Accountants.

	(ii)	Form of Audited Statements of Financial Condition as of ___________, 2009.

	(iii)	Form of Notes to Audited Statements of Financial Condition.

(c)	The following financial statements are included in this Prospectus with respect to Altin Holdings, LLC**

	(i)	Report of Independent Accountants.

	(ii)	Form of Audited Statements of Financial Condition as of ___________, 2009.

	(iii)	Form of Notes to Audited Statements of Financial Condition.

** To be filed with the First Amendment to this Registration Statement on Form S-1.

          All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

Item 17.          Undertakings.
(a)	The Registrant hereunder undertakes:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"),

(ii) to reflect in the prospectus any facts or events arising after the date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

that, for the purposes of determining any liability under the Act, each such post-effective amendment be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Act to any purchaser:

          If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statements as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SAI-20

(5)	That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities:

          The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

		(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

		(iv)	any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

(b)

Insofar as indemnification for liabilities arising under the Act may be permitted to the General Partner of Registrant, including its directors, officers and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the general partner under the Limited Partnership Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          In addition, pursuant to Section 20 of Industry Guide 5 - "Undertakings," the Registrant hereby undertakes:
(1)

that all post-effective amendments to the Registration Statement will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(2)

to send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

SAI-21

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of Michigan, on September 9, 2009.
ALTIN:FUND, LIMITED PARTNERSHIP

By: Altin Holdings, LLC, general partner

By:	/s/ Sebastian Lucido
Sebastian Lucido, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as directors or officers of Altin Holdings, LLC, the general partner of the Registrant, on the dates indicated below.
Signature	Title	Date

/s/ Vincent Brennan	Vincent Brennan, Manager	9/10/09

/s/ Jack C. Lucido	Jack C. Lucido, Manager	9/9/09

/s/ John Polizzi	John Polizzi, Manager	9-9-09

/s/ Sebastian Lucido	Sebastian Lucido, President and Manager	9-9-09

          (Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Board of Managers of Altin Holdings, LLC)

SAI-22